As filed with the Securities and Exchange Commission on April 15, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROADZEN INC.

(Exact Name of Registrant as Specified in Its Memorandum and Articles of Association)

British Virgin Islands	6411	98-1600102
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

111 Anza Boulevard, Suite 109

Burlingame, California 94010

(650) 414-3530

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rohan Malhotra

CEO and Director

111 Anza Boulevard, Suite 109

Burlingame, California 94010

(650) 414-3530

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason Simon Greenberg Traurig, LLP 1750 Tysons Boulevard Suite 1000 McLean, Virginia 22102 Telephone: (703) 749-1300	Faith L. Charles Todd Mason Thompson Hine LLP 300 Madison Avenue, 27th Floor New York, New York 10017 Telephone: (212) 344-5680

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 15, 2024

Preliminary Prospectus

Up to Ordinary Shares

ROADZEN INC.

We are offering in a best-efforts offering up to ordinary shares, par value $0.0001 per share, of Roadzen Inc., a British Virgin Islands business company. Our ordinary shares are listed on The Nasdaq Global Market under the ticker symbol “RDZN.” The last reported sale price of our ordinary shares on The Nasdaq Global Market on April 12, 2024 was $5.86 per share. The final public offering price of the ordinary shares in this offering will be determined through negotiation between us and the investors in the offering and the recent market price of our ordinary shares used throughout this prospectus may not be indicative of the final offering price.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

We have engaged Maxim Group LLC, or the placement agent, to act as our exclusive placement agent in connection with the ordinary shares offered by this prospectus. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the ordinary shares offered by this prospectus. The placement agent is not purchasing or selling any of the ordinary shares we are offering, and the placement agent is not required to arrange the purchase or sale of any specific number of ordinary shares or dollar amount.

We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the ordinary shares offered by this prospectus. See “Plan of Distribution” on page 114 of this prospectus for more information regarding these arrangements. There is no minimum number of ordinary shares or minimum aggregate amount of proceeds that is a condition for this offering to close. We may sell fewer than all of the ordinary shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the ordinary shares offered hereby. In addition, we have not established an escrow account in connection with this offering. Because there is no escrow account and no minimum number of ordinary shares or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus.

The public offering price for the securities offered by this prospectus will be determined between us and the investors in this offering at the time of pricing, and may be at a discount to the current market price. Therefore, the recent market price used throughout this prospectus may not be indicative of the actual public offering price for our common stock, as applicable.

This offering will terminate on , 2024, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The public offering price per share of common stock will be fixed for the duration of this offering.

	Per Share	Total
Public offering price	$	$
Placement agent fees (1)	$	$
Proceeds, before estimated expenses, to us (2)	$	$

(1)
We have agreed to pay the placement agent a cash fee equal to 6.25% of the aggregate gross proceeds raised at the closing of this offering. We have also agreed to reimburse the placement agent for certain expenses and closing costs. See “Plan of Distribution” beginning on page 114 of this prospectus for additional information regarding the compensation payable to the placement agent.

(2)
Because there is no minimum number of ordinary shares or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of the material risks of investing in our ordinary shares under the heading “Risk Factors” beginning on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Delivery of the ordinary shares is expected to be made on or about    , 2024, subject to satisfaction of certain customary closing conditions.

Maxim Group LLC

The date of this prospectus is    , 2024.

i

Neither we nor the placement agent has authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus and any free writing prospectus, any amendment or supplement to this prospectus and any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the placement agent take no responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus or in any free writing prospectus is only accurate as of its date, regardless of its time of delivery or the time of any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since that date.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

For investors outside the United States: Neither we nor the placement agent has done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our ordinary shares and the distribution of this prospectus and any such free writing prospectus outside of the United States.

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, governmental publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all disclosures contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” and elsewhere in this prospectus. Some data are also based on our good faith estimates.

ii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our ordinary shares, you should carefully read this prospectus in its entirety, including the “Risk Factors,” “Special Note Regarding Forward Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes to those financial statements in each case included in this prospectus.

As used in this prospectus, unless the context otherwise requires, references to “Roadzen,” the “company,” the “Company,” “we,” “us” and “our” refer to Roadzen Inc. after the Business Combination (as defined below), Roadzen (DE) before the Business Combination (as defined below), their wholly owned subsidiaries, and combined entities under common control, or either or all of them as the context may require.

Overview

Roadzen is a leading Insurtech company on a mission to transform global auto insurance powered by advanced AI. At the heart of our mission is our commitment to create transparency, efficiency, and a seamless experience for the millions of end customers who use our products through our insurer, OEM, and fleet (such as trucking, delivery, and commercial fleets) partners. We seek to accomplish this by combining computer vision, telematics and AI with continually updated data sources to provide a more efficient, effective and informed way of building auto insurance products, assessing damages, processing claims and improving driver safety. Insurers and other partners of Roadzen across the world use Roadzen’s technology to launch new auto insurance products, manage risk better and resolve claims faster. These products are built with dynamic underwriting capabilities, API-led distribution and real-time claims processing.

Roadzen has built a pioneering technology platform that uses telematics, computer vision and data science to spearhead innovation across the insurance value chain, namely underwriting, distribution, claims and road safety. We call it the Roadzen “Insurance as a Service” (“IaaS”) platform. Our business generates commission-based revenue as an insurance broker focused on embedded and B2B2C (Business-to-Business-to-Customer) insurance distribution, and fee-based revenue as a provider of innovative cloud, telematics, and AI-based applications for the auto insurance ecosystem.

Roadzen has four major client types:

•
Insurance — including insurance companies, reinsurers, agents, brokers;
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Automotive — including carmakers, dealerships, online-to-offline car sales platforms;
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Fleets — including small and medium fleets, taxi fleets, ridesharing platforms, commercial and corporate fleets; and
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Other distribution channels such as financial services companies providing auto loans, and telematics companies.

Our operations are global, and our partners consist of market-leading insurance companies, fleets and automotive original equipment manufacturers ("OEMs" or "carmakers"), including AXA, SCOR, Arch, Société Générale, Jaguar Land Rover, Audi, Mercedes, Volvo and several others. In June of 2023, we made two acquisitions as part of our market entry strategy into the important U.S. and U.K. markets. Our subsidiary in the U.K., Global Insurance Management Ltd. (“GIM”), is a leading specialist Managing General Agent (“MGA”) providing auto insurance, extended warranties, and claims management to insurers, car dealers, car companies, and fleets. GIM delivers services globally, leveraging its MGA license in the U.K. market and using third-party licenses elsewhere. GIM provides brokerage services to insurance companies, where it acts as a delegated authority of the insurance company to sell the insurer’s policies using its brokerage platform, as well as to adjudicate and pay claims. GIM collects a commission and an administrative fee as a percentage of the Gross Written Premium (“GWP”) for each policy sold from the insurer/re-insurer during this process. GIM’s specialty insurance contracts typically have an average term of five years. GIM is headquartered in Coventry, England. Roadzen’s subsidiary in the U.S., National Automobile Club (“NAC”), is a licensed auto club in California and a provider of claims management and 24/7 commercial roadside assistance in the U.S. NAC focuses on the commercial automotive industry and its network comprises over 75,000 professional service providers, offering tow, transport, and first notice of loss (“FNOL”) services. NAC’s customers include government fleets, enterprises, commercial fleets, car companies and insurers across the U.S. NAC is headquartered in Burlingame, California.

Our mission is to build the leading company at the intersection of artificial intelligence (AI), insurance and mobility. To further our mission, we have built a pioneering lab focused on fundamental and applied AI research. We work on core research areas in computer vision, generative AI, and traditional machine learning to develop product experiences that ensure the safety, convenience, and protection of millions of drivers across the world. Roadzen is a founding member of the AI Alliance fostering safe, responsible, and open source development alongside industry leaders such as Meta, IBM, Hugging Face, Stability AI, AMD, Service Now, and others. Our approach to build precision AI models in insurance and mobility has won several industry accolades. In October 2021, Forbes Magazine ranked Roadzen among the Top 10 AI companies. In 2022, Financial Express named it AI Startup of the Year. Additionally, the company won two awards at the prestigious Global Artificial Intelligence Summit & Awards: "Best Use of AI in Mobility" and "Best Use of AI in Insurance," both presented by the All India Council for Robotics & Automation (AICRA).

On September 20, 2023 (the “Closing Date”), Roadzen, Inc., a Delaware corporation (“Roadzen (DE)”), Vahanna Tech Edge Acquisition I Corp., a British Virgin Islands business company (“Vahanna”), and Vahanna Merger Sub Corp., a Delaware corporation and a direct, wholly owned subsidiary of Vahanna (“Merger Sub”), consummated a business combination pursuant to the Agreement and Plan of Merger, dated February 10, 2023, by and among Vahanna, Roadzen (DE) and Merger Sub (the “Initial Merger Agreement”), as amended by the First Amendment to the Agreement and Plan of Merger, dated June 29, 2023 (the “Merger Agreement Amendment”, and the Initial Merger Agreement as amended by the Merger Agreement Amendment, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Roadzen (DE), with Roadzen (DE) surviving the merger as a wholly owned subsidiary of Vahanna (the “Merger,” and together with the other transactions contemplated by the Merger Agreement and the other agreements contemplated thereby, the “Business Combination”). In connection with the consummation of the Business Combination (the “Closing”), Vahanna changed its name to “Roadzen Inc.” Roadzen (DE) was determined to be the accounting acquiror in the Business Combination. Accordingly, the historical financial statements of Roadzen (DE) became the historical financial statements of the combined company upon the consummation of the Business Combination. As a result, the financial statements included herein reflect (i) the historical operating results of Roadzen (DE) prior to the Business Combination; (ii) the combined results of Vahanna and Roadzen (DE) following the Closing of the Business Combination; (iii) the assets and liabilities of Roadzen (DE) at their historical cost; and (iv) the Company’s equity structure for all periods presented.

Our Business Model

Roadzen has two principal models for generating revenue: 1) platform sales of our IaaS platform, and 2) brokerage commission and fees. We follow a capital-light business model, meaning that we do not underwrite any risk ourselves or carry it on our balance sheet for either source of revenue.

1. Platform Sales:

Roadzen provides an IaaS technology platform addressed towards insurance for mobility. The IaaS platform has a suite of products that work cohesively to address the auto insurance value chain. Roadzen sells its IaaS platform to insurers, car manufacturers, and fleet companies to deliver services for their respective insured customers. Our deep understanding of the insurance industry has enabled us to develop a unified suite of modules and products that is tailored to address the key challenges faced in auto insurance. Our solution suite includes several products that support the insurance lifecycle, such as:

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Via: enables fleets, carmakers and insurers to inspect a vehicle using computer vision;
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Global Distribution Network (GDN): enables the configuration, customer quote, payment (in any currency), and administration of any insurance policy with any insurance carrier as the underwriter:
•
xClaim: enables digital, touchless and real-time resolution of claims from FNOL through payment, using telematics and computer vision;
•
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StrandD: enables digital, real-time dispatch and tracking for roadside assistance (“RSA”) and FNOL during accident claims;
•
Good Driving: enables insurers and fleets to recognize their best drivers, train poor drivers and build usage based insurance (“UBI”) programs: and
•
DrivebuddyAI: enables any vehicle to get advanced driver-assistance capabilities utilizing cameras and neural networks to deliver better safety on the road.

Our technology revolutionizes the customer experience by helping customers obtain a policy within seconds and process a claim estimate within minutes in comparison with existing processes that can take weeks. Roadzen’s revenue derived from platform sales is usage-based, meaning we get paid on a per-vehicle or per-use basis.

Sales of Roadzen’s IaaS platform represented approximately 48% and 52% of revenues for the three and nine months ended December 31, 2023, respectively, and approximately 32.3% of revenues for the fiscal year ended March 31, 2023.

2. Brokerage Commission and Fees:

Roadzen acts as an insurance broker utilizing its technology to sell insurance through our embedded and B2B2C distribution model. The policies are sold by insurance intermediaries such as agents and through captive distributors such as dealerships, fleets and used car platforms. Our B2B2C channel partners choose us for a variety of reasons — for the ease of integrating our technology through APIs into their ecosystem, for a seamless, fully digital customer experience from obtaining a policy to submitting a claim, and for integrations with a large number of insurance companies who sell their policies through our platform to give the users a handful of policy options, and our ability to deliver multiple relevant products such as auto insurance, commercial and fleet insurance, extended warranty, guaranteed asset protection, and other automotive related insurance products. Lastly, we are able to provide a superior customer experience for the end user by bundling telematics for road safety, RSA and claims management to the customer — an experience that we believe is unrivaled by other traditional brokers. Roadzen’s revenues are based on commissions and other fees that are paid by our insurance carriers as a percentage of the GWP underwritten for each policy.

Roadzen’s brokerage solutions accounted for 52% and 48% of revenues for the three and nine months ended December 31, 2023, respectively, and 67.7% of revenue for the fiscal year ended March 31, 2023.

SUMMARY RISK FACTORS

Investing in our securities involves a high degree of risk. See “Risk Factors” immediately following this prospectus summary for a discussion of factors you should carefully consider before investing in our ordinary shares. The following is a summary of these risks and is qualified in its entirety by the complete discussion of each risk in “Risk Factors.” The occurrence of any of the events or developments described below could harm our business, financial condition, results of operations and prospects. As a result, the market price of our ordinary shares could decline, and you may lose all or part of your investment in our ordinary shares. These risks include, but are not limited to:

•
We have a history of losses and we anticipate increased expenses in the future.
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A substantial portion of our revenue is derived from a relatively small number of clients ranging from insurers, OEMs and automotive fleets, and the loss of any of these clients, or a significant revenue reduction from any of these clients, could materially impact our business, results of operations and financial condition.
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Recent U.K. Financial Conduct Authority ("FCA") regulations and guidelines may have an adverse impact on our business and operations in the UK.
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Our larger clients have negotiating leverage, which may require us to agree to terms and conditions that result in increased cost of sales, decreased revenue, lower average selling prices and gross margins, and increased contractual liability risks, all of which could harm our results of operations.
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If we are unable to attract new customers, our future revenue and results of operations will be harmed.
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Our rapid growth makes it difficult to evaluate our future prospects and increases the risk that we will not continue to grow at or near historical rates.
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We may not be able to ensure the accuracy and completeness of product information and the effectiveness of our recommendation of insurance products on our platform.
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Increases in technology costs that are used in providing services to our clients would adversely affect our business, results of operations, and financial condition.
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Our business depends on our brand, and if we fail to develop, maintain, and enhance our brand and reputation cost-effectively, our business and financial condition may be adversely affected.
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Our revenue growth rate in part depends on existing customers renewing and upgrading their contracts.
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A decline in our customer renewals and expansions could adversely impact our future results of operations.
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We rely heavily on direct sales to sell automobile insurance brokerage services.
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Our growth strategy depends on continued investment in and around the delivery of innovative AI solutions. If we are unsuccessful in delivering the above-mentioned AI solutions, it could adversely impact our results of operations and financial condition.
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A downturn in the automotive sector, auto insurance industry, claims volumes, or supporting economy, which are outside of our control, could adversely impact our results of operations.
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Changes in the automotive insurance industry, including the adoption of new technologies, such as autonomous vehicles, may significantly impact our results of operations.
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Our customers may defer or forego purchases of automobiles in the event of weakened global economic conditions or political transitions, which in turn will affect purchases of our products or services.
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We face competition in our market, which could negatively impact our business, results of operations, and financial condition and cause our market share to decline.
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If we are unable to develop, introduce and market new and enhanced versions of our services and products, we may be put at a competitive disadvantage and our operating results could be adversely affected.
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The federal government or independent standards organizations may implement significant regulations or standards that could adversely affect our ability to produce or market our products.
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We may in the future become a party to litigation, which could result in damage to our reputation and harm our future results of operations.

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Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.
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Our failure to comply with the requirements of applicable environmental legislation and regulation could have a material adverse effect on our revenue and profitability.
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We are subject to stringent and changing laws, regulations, standards, and contractual obligations related to privacy, data protection, and data security. Any actual or perceived failure to comply with such obligations could harm our business.
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Failure to protect our intellectual property could adversely impact our business and results of operations.
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We may enter into joint ventures, collaborations or sponsored developments for intellectual property and, as a result, some of our intellectual property may, in the future, be jointly owned by third parties.
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Assertions by third parties of infringement or other violation by us of their intellectual property rights could result in significant costs and substantially harm our business and results of operations.
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Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.
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Our exposure to risks associated with the use of intellectual property may be increased as a result of acquisitions.
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Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in its securities and subject us to additional trading restrictions.
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Our share price may change significantly and you could lose all or part of your investment as a result.
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Because there are no current plans to pay cash dividends on our ordinary shares for the foreseeable future, you may not receive any return on investment unless you sell your ordinary shares for a price greater than that which you paid for it.
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Future sales, or the perception of future sales, by the Company or its shareholders in the public market could cause the market price for the Company’s ordinary shares to decline.
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We are subject to increased costs as a result of operating as a public company, and our management is required to devote substantial time to new compliance initiatives.
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The placement agent of this offering may waive or release parties to the lock-up agreements entered into in connection with this offering, which could adversely affect the price of our ordinary shares.
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We have broad discretion in how we use the proceeds of this offering and may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY AND A SMALLER REPORTING COMPANY

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

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only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
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reduced disclosure about our executive compensation arrangements;
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no non-binding advisory votes on executive compensation or golden parachute arrangements; and
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exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission or, the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Additionally, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company, we will not be subject to new or revised accounting standards at the same time they become applicable to other public companies that are not emerging growth companies. We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

CORPORATE INFORMATION

We were incorporated in the British Virgin Islands on April 22, 2021. Roadzen (DE) was incorporated in the State of Delaware on May 7, 2015. Our principal executive offices are located at 111 Anza Blvd., Suite 109, Burlingame, CA 94010. We also maintain a website at www.roadzen.ai. We do not incorporate the information on or accessible through our website to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

Issuer:	Roadzen Inc.

Ordinary shares offered by us:	shares

Ordinary shares to be outstanding immediately following this offering(1):	shares

Reasonable Best Efforts Offering

We have agreed to issue and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but will use their reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See the section entitled “Plan of Distribution” beginning on page 114 of this prospectus.

Use of proceeds:

We estimate that we will receive net proceeds from this offering of approximately $ , assuming a public offering price of $5.86 per share, the last reported sale price of our ordinary shares on The Nasdaq Global Market on April 12, 2024, and after deducting placement agent fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital, organic expansion, paying off certain indebtedness, and the funding of potential acquisitions. Although we may use a portion of the net proceeds of this offering for the acquisition of additional assets or businesses or for other strategic investments or opportunities, we currently have no binding commitments in this regard. For a more complete description of our intended use of the proceeds from this offering, see “Use of Proceeds” below.

Dividend policy:	We do not currently intend to pay dividends on our ordinary shares.

Risk factors:

An investment in our ordinary shares involves a high degree of risk. You should read this prospectus carefully, including the section titled “Risk Factors” and the combined and condensed consolidated financial statements and the related notes to those statements included in this prospectus, before investing in our ordinary shares.

Nasdaq Global Market Symbol:	“RDZN”

(1)
The number of ordinary shares to be outstanding after this offering is based on 68,440,829 ordinary shares outstanding at March 31, 2024, and excludes the following:
•
16,747,562 shares reserved for issuance under our 2023 Omnibus Incentive Plan; and
•
1,368,816 shares available for purchase under our 2023 Employee Stock Purchase Plan.

SUMMARY FINANCIAL DATA

Our historical results presented herein are not necessarily indicative or predictive of results in any future period. You should read the following summary financial data together with the more detailed information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our audited combined and unaudited condensed consolidated financial statements and notes thereto, and other financial information included elsewhere in this prospectus. We derived the combined income statements data and the combined statement of financial position data for the years ended March 31, 2023 and 2022 from our audited combined financial statements included elsewhere in this prospectus. We derived the condensed consolidated income statements data and the condensed consolidated statement of financial position data for the nine months ended December 31, 2023 and 2022, and the unaudited condensed consolidated statement of financial position data as of December 31, 2023 from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. In our opinion, any unaudited financial and non-GAAP measurements presented herein represent a fair presentation of such financial data. We recommend reading the following information in conjunction with “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and our combined and condensed consolidated financial statements and related footnotes included in this prospectus.

(in $, except per share data and share count)

	For the year ended March 31,		For the nine months ended December 31,
Particulars	2022	2023	2022	2023
Revenue	9,988,728	13,560,498	8,554,393	36,722,932
Costs and expenses:
Cost of services (exclusive of depreciation and amortization shown separately)	4,806,018	5,413,686	4,404,735	15,665,565
Research and development	1,307,209	2,670,333	1,779,842	3,052,244
Sales and marketing	7,123,074	10,736,173	7,262,861	24,663,562
General and administrative	1,621,180	4,648,242	1,974,121	34,855,630
Depreciation and amortization	1,370,143	1,624,208	1,293,803	1,232,626
Total costs and expenses	16,227,624	25,092,642	16,715,362	79,469,627
Loss from operations	(6,238,896)	(11,532,144)	(8,160,969)	(42,746,695)
Interest income/(expense)	(44,929)	(776,023)	(603,643)	(1,558,985)
Fair value gains/(losses) in financial instruments carried at fair value	(3,392,971)	(1,009,374)	(1,009,374)	(22,369,638)
Other income/(expense) net	(104,825)	(925,875)	35,312	783,269
(Loss)/Income before income tax expense	(9,781,621)	(14,243,416)	(9,738,674)	(65,892,049)
Less: income tax (benefit)/expense	24,957	(42,265)	(46,711)	(93,382)
Net (loss)/income before non-controlling interest	(9,806,578)	(14,201,151)	(9,691,963)	(65,798,667)
Net loss attributable to non-controlling interest, net of tax	(64,746)	(176,883)	(162,091)	(108,004)
Net (loss)/income attributable to Roadzen Inc.	(9,741,832)	(14,024,268)	(9,529,872)	(65,690,663)
Net (loss)/income attributable to Roadzen Inc. ordinary shareholders	(9,741,832)	(14,024,268)	(9,529,872)	(65,690,663)
Basic and diluted	(16.21)	(23.32)	(0.58)	(1.82)
Weighted-average number of shares outstanding used to compute net loss per share attributable to Roadzen Inc. ordinary shareholders	606,425	606,425	16,501,984	36,144,311

(in $, except per share data and share count)

	As of March 31,		As of December 31,
	2022	2023	2023
		(Unaudited)
Total current assets	4,815,448	5,367,158	52,927,921
Total assets	15,874,433	15,181,242	66,634,885
Total current liabilities	5,715,431	16,681,985	66,169,833
Total liabilities	29,130,250	17,989,861	67,947,731
Mezzanine equity	23,696,228	48,274,279
Total shareholders’ deficit	(36,878,068)	(50,845,203)	(967,893)
Non controlling interest	(73,977)	(237,695)	(344,953)
Total deficit	(36,952,045)	(51,082,898)	(1,312,846)
Total liabilities, Mezzanine equity and Shareholders’ deficit, Non controlling interest	15,874,433	15,181,242	66,634,885

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risks and uncertainties described below, as well as the other information in this prospectus, including our combined and condensed consolidated financial statements and related notes appearing elsewhere in this prospectus and the sections of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Special Note Regarding Forward-Looking Statements” before you make an investment decision. The occurrence of any of the events or developments described below could harm our business, financial condition, results of operations and prospects. As a result, the market price of our ordinary shares could decline, and you may lose all or part of your investment in our ordinary shares.

Additionally, the risks and uncertainties described in this prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. Furthermore, the global pandemic related to COVID-19 and ongoing Russia-Ukraine and Israel-Hamas military conflicts may amplify many of the risks discussed below to which we are subject and, given the unpredictable, unprecedented, and fluid nature of such events, they may materially and adversely affect us in ways that are not anticipated by or known to us or that we do not consider as presenting significant risk. Therefore, we are unable to estimate the extent to which the pandemic and these military conflicts and their related impacts will adversely affect our business, financial condition, and results of operations as well as our stock price in the future.

For a summary of these Risk Factors, see “Prospectus Summary – Summary Risk Factors.”

Risks Relating to Our Business and Industry

We have a history of losses and we anticipate increased expenses in the future.

We have incurred net losses of $13.9 million and $9.8 million for our fiscal years ended March 31, 2023 and 2022, respectively. As a result, we had an accumulated deficit of $51.4 million and $37.2 million as of March 31, 2023 and 2022, respectively. For the nine months ended December 31, 2023, the total net losses increased to $30.5 million as compared to a profit of $0.4 million for the nine months ended December 31, 2022. We anticipate that our operating expenses will increase substantially in the foreseeable future as we continue to scale operations, broaden our customer base, expand our sales and marketing activities, including expanding our sales team, hire additional employees, and continue to develop our technology. In addition to the expected costs to grow our business, we also expect to incur significant additional legal, accounting, and other expenses as we transition to being a public company. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently, or at all, to offset these higher expenses. Revenue growth may slow, or revenue may decline, for several possible reasons, including slowing demand for our services or increasing competition. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving or increasing profitability or positive cash flow on a consistent basis.

A substantial portion of our revenue is derived from a relatively small number of clients ranging from insurers, OEMs and automotive fleets, and the loss of any of these clients, or a significant revenue reduction from any of these clients, could materially impact our business, results of operations and financial condition.

As of December 31, 2023, we had customer agreements with 31 insurers (including carriers, self-insurers and other entities processing insurance claims), 65 automotive clients, and approximately 3,200 agent and fleet customers. Roadzen’s insurer clients make up less than 1% of Roadzen’s total number of clients, but approximately 32% of Roadzen’s enterprise client base (i.e., 31 of the 96 total insurers and automotive clients). As of March 31, 2023, we had customer agreements with 26 insurers (including carriers, self-insurers and other entities processing insurance claims), 23 automotive clients, and approximately 2,000 agent and fleet customers. Roadzen’s insurer clients make up less than 2% of Roadzen’s total number of clients, but approximately 53% of Roadzen’s enterprise client base (i.e., 26 of the 49 total insurers and automotive clients).

Our revenue is dependent on clients in the automotive insurance industry, OEMs and automotive fleets, and historically a relatively small number of clients have accounted for a significant portion of our revenue. For the nine months ended December 31, 2023, we had one customer that represented approximately 31% of our total revenue. During this same period, revenues from 10 customers collectively accounted for approximately 70% of our total revenue.

We expect that Roadzen will continue to depend upon a small number of clients for a significant portion of our revenues for the foreseeable future. As a result, if we fail to successfully renew our contracts with one or more of these customers, or if any of these customers reduce or cancel services or defer purchases, or otherwise terminate their relationship with us, our business, results of operations and financial condition would be adversely impacted. Some of our IaaS arrangements with our customers can be canceled or not renewed by our customers after the expiration of the engagement term, as applicable, on relatively short notice. Additionally, we may be involved in disputes with our customers in the future and such disputes may impact our relationship with these customers. The loss of business from any of our significant customers, including from cancellations or due to disputes, could materially impact our business, results of operations and financial condition.

Recent FCA regulations and guidelines may have an adverse impact on our business and operations.

The FCA has recently conducted a comprehensive review of the Guaranteed Asset Protection (GAP) product, a key contributor to our operations in the UK, resulting in a directive for all insurers, including our insurance partner, to temporarily cease selling the GAP product in February 2024. The regulator has mandated that insurers make a resubmission, or new GAP proposal, outlining the product features, coverages and pricing for approval by the FCA before sales of the GAP product can be resumed. As our insurance partner is obligated to adhere to FCA guidelines, any delay or challenges in their obtaining FCA approval of their resubmission may have a negative impact on our business. The resubmission process introduces uncertainty, as there is no guarantee of swift regulatory approval. The temporary suspension of GAP sales may have a significant impact on our revenue, financial performance, and overall profitability. We are actively working with our insurance partner to address the concerns raised by the regulator, expedite the resubmission process, and seek timely FCA approval to resume GAP sales, however, there can be no assurance that the resubmission will receive prompt regulatory approval. Delays in obtaining approval may result in prolonged disruption to our business operations, potential reputational damage, and potential loss of clients and customer confidence. Additionally, the resubmission process may require adjustments to the GAP product, potentially increasing our costs and decreasing our profit margin and any delays or unfavorable outcomes may materially impact our business, results of operations and financial condition.

Our larger clients have negotiating leverage, which may require us to agree to terms and conditions that result in increased cost of sales, decreased revenue, lower average commissions earned and gross margins, and increased contractual liability risks, all of which could harm our results of operations.

Some of our clients include large OEMs, automotive fleets, and insurance companies globally. These customers have significant bargaining power when negotiating new licenses, subscriptions or renewals of existing agreements and have the ability to buy similar products from other vendors or develop such systems internally. These customers have sought and may continue to seek advantageous pricing and other commercial and performance terms that may require us to develop additional features in the products we sell to them or add complexity to our client agreements. Historically, we have had to reduce fees or commissions only on a few rare occasions involving volume-based discounts on large contracts. However, we may in the future be required to reduce the average fixed fees and/or commissions charged for our products, or otherwise agree to materially less favorable terms in response to these pressures. If we are unable to avoid reducing our fixed fees and/or commissions or renegotiate our contracts on commercially reasonable terms, our results of operations could be adversely impacted.

If we are unable to attract new customers, our future revenue and results of operations will be harmed.

Our future success depends, in part, on our ability to underwrite insurance policies, distribute motor insurance, extended warranty and other insurance policies, and manage insurance claims using our AI-based technology platform. Our ability to attract new customers will depend on the perceived benefits and pricing of our services and the effectiveness of our sales and marketing efforts. Other factors, many of which are out of our control, may now or in the future impact our ability to attract new customers, including:

•
potential customers’ inexperience with or reluctance to adopt software-based and/or AI solutions for their existing operations;
•
potential customers’ commitments to or preferences for their existing vendors;
•
actual or perceived switching costs;
•
the adoption of new, or the amendment of existing, laws, rules, or regulations that negatively impact the utility of, or that require difficult-to-implement changes to, our services, including deregulation that reduces the need for compliance functionality;
•
our failure to expand, retain, and motivate our sales and engineering personnel;
•
our failure to expand into new markets;
•
our failure to develop or expand relationships with existing partners or to attract new partners;

•
our failure to develop our application ecosystem and integrate with new applications and devices used by potential customers;
•
our failure to help potential customers successfully deploy and use our solution; and
•
general macroeconomic conditions.

If our efforts to attract new customers are not successful, our business, financial condition, and results of operations may suffer.

Our rapid growth makes it difficult to evaluate our future prospects and increases the risk that we will not continue to grow at or near historical rates.

We have been growing rapidly over the last several years, with revenue of approximately $13.5 million and $10.0 million for the fiscal years ended March 31, 2023 and 2022, respectively and $36.7 million and $8.5 million for the period ending December 31, 2023 and 2022 respectively. As a result, our ability to forecast our future results of operations is subject to several uncertainties, including our ability to effectively plan for and model future growth. Many factors may contribute to declines in our revenue growth rate, including increased competition, slowing demand for our IaaS solutions from existing and new customers, a failure by us to continue capitalizing on growth opportunities, terminations of contracts by our existing customers, and the maturation of our business, among others. Our recent and historical growth should not be considered indicative of our future performance. Even if our revenue continues to increase over the long term, we expect that our revenue growth rate may decline in the future because of a variety of factors, including the maturation of our business. We have encountered in the past, and will encounter in the future, risks, and uncertainties frequently experienced by growing companies in rapidly changing industries. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations, our growth rates may slow and our business, financial condition, and results of operations could be harmed.

We may not be able to ensure the accuracy and completeness of product information and the effectiveness of our recommendation of insurance products on our platform.

Our end consumers rely on the insurance product information we provide to our clients. While we believe that such information is generally accurate, complete and reliable, there can be no assurance that the accuracy, completeness or reliability of the information can be maintained in the future. If we provide any inaccurate or incomplete information on our platform due to either our own fault or that of our insurer and reinsurer partners, or if we fail to present accurate or complete information of any insurance products which could lead to our customers’ failure to get adequate protection or us being warned or penalized by regulatory authorities or us being sued by our customers, our reputation could be harmed and we could experience reduced user traffic on our platform, which may adversely affect our business and financial performance.

Our business depends on our brand, and if we fail to develop, maintain, and enhance our brand and reputation cost-effectively, our business and financial condition may be adversely affected.

We believe that the brand identity we have developed and acquired has significantly contributed to the success of our business. We also believe that developing, maintaining, and enhancing awareness and integrity of our brand and reputation are critical to achieving widespread acceptance of our solutions and expanding adoption of our solutions to new customers in both existing and new markets. Maintaining and enhancing our brand requires us to make substantial investments and these investments may not be successful or cost-efficient. We believe that the importance of our brand and reputation will increase as competition in our market further intensifies. Successful promotion of our brand depends on the effectiveness of our marketing efforts and our ability to provide a reliable, useful, and valuable collection of solutions at competitive prices. These factors are essential to our ability to differentiate our offerings from competing products. In addition, our brand and reputation could be impacted if our end users or insured parties have negative experiences in the claims process, which ultimately largely depends on the quality of service from our business customers, but also may depend on the insured’s perceived value of its vehicle.

Maintaining and enhancing our brand will depend largely on our ability to be a technology innovator, to continue to provide high quality solutions and protect and defend our brand names and trademarks, which we may not do successfully. We have not engaged in extensive direct brand promotion activities, and we may not successfully implement brand enhancement efforts in the future. Our products and services generally are branded and are likely associated with the overall experiences of a participant in the insurance economy, which is largely outside of our control. Any brand promotion activities we undertake may not yield increased revenue, and even if they do, the increased revenue may not offset the expenses we incur in building and maintaining our brand and reputation. If we fail to promote and maintain our brand successfully or to maintain loyalty among our customers, we may fail to attract new customers and partners or retain our existing customers and partners and our business and financial condition may be adversely affected. Any negative publicity relating to our employees, partners, or others associated with these parties, may also tarnish our own reputation simply by association and may reduce the value of our brand. Damage to our brand and reputation may result in reduced demand for our solutions and increased risk of losing market share to competitors. Any efforts to restore the value of our brand and rebuild our reputation may be costly and may not be successful.

Our revenue growth rate in part depends on existing customers renewing and upgrading their contracts. A decline in our customer renewals and expansions could adversely impact our future results of operations.

Our customers have no obligation to renew their contracts for our solutions after the expiration of their contract periods, which may also be terminable on demand or on short notice, and our customers may choose not to renew contracts for a similar mix of solutions. Our customers’ renewal rates may fluctuate or decline based on a number of factors, including dissatisfaction, changes in clients’ spending levels, increased competition, changes in tax or data privacy laws or rules, prices of our services, the prices of services offered by our competitors, spending levels due to the macroeconomic environment or other factors, deteriorating general economic conditions, or legislative and regulatory changes. If our customers terminate or do not renew their contracts or reduce the solutions purchased under their contracts, our revenue could decline, and our business may be adversely impacted.

Our future success also depends in part on our ability to sell additional services to existing customers. If our efforts to sell our additional solutions to our customers are not successful, our revenue growth could decrease and our business, results of operations, and financial condition could be adversely impacted.

We face risks associated with the growth of our business in new use cases.

Historically, most of our revenue has been derived from sales relating to our offering of motor insurance brokerage services for use in connection with AI, and solutions around vehicle inspection and claims through the use of AI. In recent periods, we have increased our focus on AI for use in connection with customers’ vehicles and equipment. We plan to expand the use cases of our AI solutions, including those where we may have limited operating experience, and may be subject to increased business, technology, and economic risks that could affect our financial results. Entering new use cases and expanding in the use cases in which we are already operating with new AI will continue to require significant resources, and there is no guarantee that such efforts will be successful or beneficial to us. Historically, sales to a new customer have often led to additional sales to the same client or similarly situated clients. To the extent we expand into and within new use cases that are heavily regulated, we will likely face additional regulatory scrutiny, risks, and burdens from the governments and agencies which regulate those markets and industries. While our strategy of building AI for use in connection with brokerage services and other use cases has proven successful in the past, it is uncertain we will achieve the same penetration and organic growth with respect to AI solutions for client vehicles and equipment or any other use cases that we pursue. Any failure to do so may harm our reputation, business, financial condition, and results of operations.

We rely heavily on direct sales to sell automobile insurance brokerage services.

We market and sell automobile insurance through a direct sales B2B2C model and we must expand our sales organization to increase our sales to new and existing customers. As of December 31, 2023 our sales and business development team consisted of 140 members. We expect to continue expanding our direct sales force, both domestically and internationally, particularly our direct sales organization focused on sales to large organizations. We also expect to dedicate significant resources to sales programs that are focused on these large organizations. Once a new customer begins using our services, our sales team will need to continue to focus on expanding use of our services by that customer, including increasing the number of AI solutions used by that customer across other use cases. All of these efforts will require us to invest significant financial and other resources. If we are unable to expand and successfully onboard our sales force at sufficiently high levels, our ability to attract new customers may be harmed, and our business, financial condition and results of operations could be adversely affected. In addition, we may not achieve anticipated revenue growth from expanding our sales force if we are unable to hire, develop, integrate, and retain talented and effective sales personnel, if our new and existing sales personnel are unable to achieve desired productivity levels in a reasonable period of time, or if our sales programs are not effective. We have experienced turnover in our sales team members, which results in costly training and operational inefficiency. In order to increase our revenue, we expect we will need to further build our direct sales capacity. Additionally, our entry into any new markets and use cases will require us to develop appropriate internal sales capacity and to train our sales teams to effectively address these markets. If we are unsuccessful in these efforts, our ability to grow our business will be limited, and our business, results of operations, prospects, and financial condition will be adversely affected.

Our current system of direct sales may not prove effective in maximizing sales of our services and solutions. Our solutions are complex and certain sales can require substantial effort and outlay of cost and resources. It is possible that our sales team members will be unable or unwilling to dedicate appropriate resources to support those sales. If we are unable to develop and maintain effective sales incentive programs for our internal sales team members, we may not be able to incentivize these parties to sell our solutions to customers and, in particular, to large organizations. The loss of one or more of our sales team members in a given geographic area could harm our results of operations within that area, as sales team members typically require extensive training and take several months to achieve acceptable productivity.

Our growth strategy depends on continued investment in and around the delivery of innovative AI solutions. If we are unsuccessful in delivering the above mentioned AI solutions, it could adversely impact our results of operations and financial condition.

To address demand trends across the automotive insurance economy, we have focused on and plan to continue focusing on the growth and expansion of our AI solutions in the automotive insurance sector. This growth strategy has required and will continue to require a considerable investment of technical, financial and sales resources. These investments may not result in an increase in revenues and we may not be able to scale such investments efficiently, or at all, to meet customer demand and expectations. Our focus on our AI business may increase our costs in any given period and may be difficult to predict over time.

Our AI service arrangements also contain service level agreement clauses which may include penalties for matters such as failing to meet stipulated service levels. The consequences in such circumstances could include monetary credits for current or future service engagements, reduced fees for additional product sales, cancellations of planned purchases and a customer’s refusal to pay their contractually-obligated fees. Should these penalties be triggered, our results of operations may be adversely affected. Furthermore, any factor adversely affecting sales of our solutions, including market acceptance, product competition, performance and reliability, reputation, price competition and economic and market conditions, could have a material adverse effect on our business, financial condition, and results of operations. Additionally, the entry into new markets or the introduction of new features, functionality or applications beyond our current markets and functionality may not be successful. If we invest in the development of new products, we may not recover the “up-front” costs of developing and marketing those products, or recover the opportunity cost of diverting management, technical and financial resources away from other development efforts. If we are unable to successfully grow our AI business and navigate our growth strategy in light of the foregoing uncertainties, our reputation could suffer and our results of operations may be impacted, which may cause our stock price to decline.

Changes in the automotive insurance industry, including the adoption of new technologies, such as autonomous vehicles, may significantly impact our results of operations.

Aspects of our business, and our customers’ businesses, which our products and services support, can be impacted by events in automotive insurance which are beyond our control. Certain trends in the automotive industry, including the continued adoption of semi-autonomous or autonomous vehicles and the advent of improved automotive safety features, may potentially impact the future market for, and operations of, the automotive insurance industry. While the impacts and timing of these changes are currently unknown, if this has an adverse impact on the automotive insurance industry, it could have an adverse impact on our future results of operations.

Our customers may defer or forgo purchases of automobiles in the event of weakened global economic conditions or political transitions, which in turn will affect purchases of our products or services.

Our financial performance depends, in part, on the state of the economy. Declining levels of economic activity may lead to declines in spending in the industries we serve, which may result in decreased revenue for us. Concerns about the strength of the economy may slow the rate at which businesses are willing to enter into new contractual arrangements, potentially including those for our solutions. If our customers and potential customers experience financial hardship as a result of a weakened economy, industry consolidation, or other factors, the overall demand for our solutions could decrease. If economic conditions worsen, our business, results of operations, and financial condition could be adversely impacted.

Global events such as the imposition of various trade tariffs by the U.S. and China, the COVID-19 pandemic, the Russia-Ukraine and Israel-Hamas conflicts have created and may continue to create economic uncertainty, including inflationary pressures, in regions in which we have significant operations. These conditions may make it difficult for our customers and us to forecast and plan future business activities accurately, and they could cause our customers to reevaluate their decision to purchase our products, which could delay and lengthen our sales cycles or result in cancellations of planned purchases. Moreover, during challenging economic times, our customers may be unable to timely access sufficient credit, which could impair their ability to make timely payments to us. If that were to occur, we may not receive amounts owed to us and may be required to record an allowance for doubtful accounts, which would adversely affect our financial results. A substantial downturn in the insurance industry may cause firms to react to worsening conditions by reducing their capital expenditures, reducing their spending on information technology, delaying, or canceling information technology projects, or seeking to lower their costs by renegotiating vendor contracts. Negative or worsening conditions in the general economy in the U.S., the U.K., E.U. and India, including conditions resulting from financial and credit market fluctuations, could decrease corporate spending on enterprise software in general, and in the insurance industry specifically, and negatively affect the rate of growth of our business.

Macroeconomic factors impacting the principal industries we serve could adversely affect our product adoption, usage, or average selling prices.

We expect to continue to derive most of our revenue from brokerage services and AI services we provide to the automotive industry, automotive insurance industry and supporting economy, including the automotive collision and OEM industries. Given the concentration of our business activities in this industry, we will be particularly exposed to certain economic downturns affecting the automotive and insurance industries. Global market and economic conditions, as well as those in the U.S., the U.K., E.U. and India, have been, and continue to be, disrupted and volatile. General business and economic conditions that could affect us and our customers include fluctuations in economic growth, debt and equity capital markets, liquidity of the global financial markets, the availability and cost of credit, investor and consumer confidence, and the strength of the economies in which our customers operate. A poor economic environment could result in significant decreases in demand for our solutions, including the delay or cancellation of current or anticipated projects, or could present difficulties in collecting accounts receivable from our customers due to their deteriorating financial condition. Our existing customers may be acquired by or merged into other entities that use our competitors’ products, or they may decide to terminate their relationships with us for other reasons. As a result, our sales could decline if an existing customer is merged with or acquired by another company that has a poor economic outlook or is closed.

We face competition in our market, which could negatively impact our business, results of operations, and financial condition and cause our market share to decline.

The market for our solutions is competitive. The competitors we face in any sale opportunity may change depending on, among other things, the line of business purchasing the service, the service being sold, the geography in which the customer is operating, and the size of the customer to which we are selling. These competitors may compete on the basis of price, the time and cost required for implementation, custom development, or unique product features or functions. Outside of our key markets, we are more likely to compete against vendors that may differentiate themselves based on local advantages in language, market knowledge, and content applicable to that jurisdiction.

As we expand our product portfolio, we may begin to compete with software and technology providers that we have not competed against previously and whose technology and applications may, in time, become more competitive with our offerings.

We expect the intensity of competition to remain high in the future, as the amount of capital invested in current and potential competitors, including insurance technology companies, has increased significantly in recent years. As a result, our competitors or potential competitors may develop improved product or sales capabilities, or even a technology breakthrough that disrupts our market. Continuing intense competition could result in increased pricing pressure, increased sales and marketing expenses, or greater investments in research and development, each of which could negatively impact our profitability. Current and potential competitors may be able to devote greater resources to, or take greater risks in connection with, the development, promotion, and sale of their products than we can devote to ours, which could allow them to respond more quickly than we can to new technologies and changes in customer needs, thus leading to their wider market acceptance. We may not be able to compete effectively, and competitive pressures may prevent us from acquiring and maintaining the customer base necessary for us to increase our revenue and profitability.

In addition, the insurance industry is evolving rapidly, and we anticipate the market for edge-based and cloud-based AI solutions will become increasingly competitive. If our current and potential customers move a greater proportion of their data and computational needs to the cloud, new competitors may emerge that offer services either comparable to or better suited than ours to address the demand for such cloud-based AI solutions, which could reduce demand for our offerings. To compete effectively we will likely be required to increase our investment in research and development, as well as the personnel and third-party services required to improve reliability and lower the cost of delivery of our cloud-based solutions. This may increase our costs more than we anticipate and may adversely impact our results of operations.

Our current and potential competitors may also establish cooperative relationships among themselves or with third parties to further enhance their resources and offerings. Current or potential competitors may be acquired by other vendors or third parties with greater available resources. As a result of such acquisitions, our current or potential competitors might be able to adapt more quickly to new technologies and customer needs, to devote greater resources to the promotion or sale of their products and services, to initiate or withstand substantial price competition, or to take advantage of emerging opportunities by developing and expanding their product and service offerings more quickly than we can. Additionally, they may hold larger portfolios of patents and other intellectual property rights as a result of such relationships or acquisitions. If we are unable to compete effectively with these evolving competitors for market share, our business, results of operations, and financial condition could be materially and adversely affected.

If we are unable to develop, introduce and market new and enhanced versions of our services and products, we may be put at a competitive disadvantage and our operating results could be adversely affected.

As technology continues to develop at a rapid pace, both within the automotive insurance economy and more broadly across the insurance ecosystem, the possibility of the development of technological advancements made by other firms will increase. If we are unable to internally develop or acquire suitable alternatives to such developments or otherwise deploy competitive offerings our business and growth opportunities may be challenged. Additionally, certain automotive insurance ecosystem customers may seek to develop internal solutions which could potentially compete with our related offerings. Technologies such as enhanced modeling, AI and machine learning technology may offer certain firms, including insurance carriers, the opportunity to make rapid advancements in the development of tools which may impact the industry broadly.

New products utilize and will continue to be based on AI technologies in the future. As such, the market acceptance of AI-based solutions is critical to our continued success. In order for cloud-based AI solutions to be widely accepted, organizations must overcome any concerns with placing sensitive information on a cloud-based platform. Furthermore, our ability to effectively market and sell AI-based solutions to customers is partly dependent upon the pace at which enterprises undergo digital transformation. Additionally, as technologies continue to become more integrated with AI technologies generally, governments may implement data privacy and AI regulations with which we will need to comply, and which may result in the incurrence of additional costs and expenses.

We expect that the needs of our customers will continue to rapidly change and increase in complexity and we will need to improve the functionality and performance of our platform continually to meet these demands. If we are unable to continue to meet customer demands or to achieve more widespread market acceptance of enterprise AI solutions in general or on our platform in particular, our business operations, financial results, and growth prospects may be materially and adversely affected.

Our sales and implementation cycles can be lengthy and variable, depend upon factors outside our control, and could cause us to expend significant time and resources prior to generating revenue.

Sales cycles for some of our solutions are complex and can be lengthy and unpredictable, requiring pre-purchase evaluation by a significant number of employees in our customers’ organizations, and can involve a significant operational decision by our customers. Our sales efforts involve educating our customers about the use and benefits of our solutions, including in the technical capabilities and the potential cost savings achievable by organizations using our solutions. For larger business opportunities, such as converting a new automotive insurance customer, customers undertake a rigorous pre-purchase decision-making and evaluation process which typically involves due diligence and reference checks. We invest a substantial amount of time and resources in our sales efforts without any assurance that our efforts will produce sales. Even if we succeed at completing a sale, we may be unable to predict the size or term of an initial AI-based arrangement until very late in the sales cycle. In addition, we sometimes commit to include custom functions in our base product offering at the request of a customer or group of customers. Providing this additional functionality may be time consuming and may involve factors that are outside of our control. Customers may also insist that we commit to certain time frames in which systems built around our solutions will be operational, or that once implemented our solutions will be able to meet certain operational requirements. Our ability to meet such time frames and requirements may involve factors that are outside of our control, and failure to meet such time frames and requirements could result in us incurring penalties, costs and/or additional resource commitments, which could adversely affect our business and results of operations.

Unexpected delays and difficulties can occur as customers implement and test our solutions. Solutions can involve integration with our customers’ and third-party’s systems as well as the addition of customer and third-party data to our platform. This process can be complex, time-consuming, and expensive for our customers and can result in delays in the implementation of our solutions, which could adversely affect our business, results of operations and financial condition. Time-consuming efforts such as client setups, training and transition of systems may also increase the amount of services personnel we must allocate to each customer, thereby increasing our costs for these services. These types of changes can also result in a shift in the timing of the recognition of revenue which could adversely affect results of operations and financial condition. The timing of when we sign a large contract can materially impact our results of operations for the period and can be difficult to predict.

Developing significant revenue streams derived from our current research and development efforts may take several months or years, or may not be achieved at all.

Developing AI solutions is time consuming and costly, and investment in product development may involve a long payback cycle. Our future plans include significant investments to develop, improve and expand the functionality of our solutions, which we believe is necessary to maintain our competitive position. However, we may not recognize significant revenue from these investments for several months or years, or the investments may not yield any additional revenue.

There are limited key underwriting carrier partners in our insurance markets, and we may not be able to find suitable replacements for our existing carriers in the event such replacements become necessary.

Roadzen works with a limited number of carriers in the U.S., India, the U.K. and E.U. for its automobile insurance products, and there is a risk that if one or more of the carriers becomes impaired or terminates its relationship with Roadzen that Roadzen’s revenues and profitability may be adversely affected. If a carrier partner relationship terminates or there is loss of strategic support or alignment, we may be unable to transition to a new relationship without disruption, increased cost, lost profits, or lost market share, or a combination of the foregoing.

We derive a large portion of our revenue from commissions on the sale of automotive insurance products in India, the U.K. and E.U. If a carrier were to experience liquidity problems or other financial (such as rating agency downgrades) or operational difficulties, we could encounter business disruptions as a result, and our results of operations may suffer.

Sales to customers or operations outside the U.S., India and the U.K./E.U. may expose us to risks inherent in international sales.

Historically, transactions occurring outside of the three core markets, the U.S., India, and the U.K./E.U., have represented a small portion of our overall processed transactions. However, we intend to continue to expand our international sales efforts. Operating in international markets requires significant resources and management attention and will subject us to regulatory, economic, and political risks that are different from those in these three core markets. Because of our limited experience operating outside these three markets, our international expansion efforts outside of these three core markets may not be successful. We may rely heavily on third parties outside of the three core markets, and as a result we may be adversely impacted if we invest time and resources into such business relationships but do not see significant sales from such efforts. Potential risks and challenges associated with sales to customers and operations outside of our core markets include, but are not limited to:

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compliance with multiple conflicting and changing governmental laws and regulations, including employment, tax, money transmission, privacy, and data protection laws and regulations;
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increased travel, real estate, infrastructure, legal and compliance costs associated with international operations;
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laws and business practices favoring local competitors;
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new and different sources of competition;
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new integrations for international technology platforms;
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localization of our solutions, including translation into foreign languages, obtaining and maintaining local content, and customer care in such languages;
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treatment of revenue from international sources and changes to tax rules, including being subject to foreign tax laws and liability for paying withholding or other taxes in foreign jurisdictions;
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fluctuation of foreign currency exchange rates;
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greater difficulty collecting accounts receivable, longer sales and payment cycles, and different pricing environments;
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challenges inherent in efficiently managing, and increased costs associated with, an increased number of employees over large geographic distances, including the need to implement appropriate systems, policies, benefits, and compliance programs that are specific to each jurisdiction;
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restrictions on the transfer of funds;
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inconsistent or irregular availability of reliable Internet connectivity in areas targeted for expansion;
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limited or insufficient intellectual property protection or difficulties obtaining, maintaining, protecting, or enforcing our intellectual property rights, including our trademarks and patents, or obtaining necessary intellectual property licenses from third parties;
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natural disasters, acts of war, terrorism, pandemics, or security breaches;
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import and export license requirements, tariffs, taxes and other trade barriers;
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compliance with sanctions laws and regulations, including those administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury;
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compliance with various anti-bribery and anti-corruption laws such as the U.S. Foreign Corrupt Practices Act (“FCPA”) and the UK Bribery Act (“UKBA”); and

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regional or national economic and political conditions.

As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international operations. Any of these factors could negatively impact our business, results of operations, financial condition, and growth prospects.

We may experience fluctuations in foreign currency exchange rates that could adversely impact our results of operations.

Our business has a substantial international focus, and our international sales are denominated in foreign currencies. These non-U.S. revenues could be materially affected by currency fluctuations. The volatility of exchange rates depends on many factors that we cannot forecast with reliable accuracy. We typically collect revenue and incur costs in the currency of the location in which we provide our solutions and services, but our long-term contracts with customers make it difficult for us to predict if our operating activities will provide a natural hedge in the future or as we expand internationally. We currently do not have any foreign currency hedging agreements or arrangements. Our results of operations may also be impacted by transaction gains or losses related to revaluing certain current asset and liability balances that are denominated in currencies other than the functional currency of the entities in which they are recorded. Moreover, significant, and unforeseen changes in foreign currency exchange rates may cause us to fail to achieve our stated projections for revenue and operating income, which could have an adverse effect on our stock price. As we expand internationally, we will continue to experience fluctuations in foreign currency exchange rates, which, if material, may harm our revenue or results of operations.

If we do not continuously develop AI that is compatible with third-party hardware, software, and infrastructure, including the many evolving insurance industry standards, our ability to introduce and sell new services could be adversely affected.

In order to support customers’ adoption of our services, we develop AI that is compatible with a wide variety of hardware, software and other technology infrastructure. Not only must we ensure our AI is compatible with applications and technologies developed by our partners and vendors, but we must also ensure that our AI can interface with third-party hardware, software, or other technology infrastructure that our customers may choose to adopt. To the extent that a third party were to develop AI applications that compete with ours, that provider may choose not to support our solution. In particular, our ability to accurately anticipate evolving insurance standards and ensure that our AI application comply with these standards in all relevant respects is critical to the functionality of our services. Any failure of our AI to be compatible or comply with the hardware, software, or infrastructure — including insurance standards — utilized by our customers could prevent or delay their implementation of our AI and require costly and time-consuming engineering changes. Additionally, if an insufficient number of reinsurers or subscribers adopt the standards to which we design our AI, our ability to introduce and sell subscriptions to our customers could be harmed.

The competitive position of our AI depends in part on its ability to operate with a wide variety of data sources and infrastructure, and if we are not successful in maintaining and expanding the compatibility of our solutions with such data sources and infrastructure, our business, financial condition, and results of operations could be adversely impacted.

The competitive position of our AI depends in part on its ability to operate with a wide array of physical sensors and devices — including devices manufactured by third parties, other software and database technologies, and communications, networking, computing, and other infrastructure. As such, we must continuously modify and enhance our AI to be compatible with evolving hardware, software, and infrastructure that are used by our current and potential partners, vendors, and customers. In the future, one or more technology companies may choose not to support the interoperation of their hardware, software, or infrastructure with solutions such as ours, or our solutions may not otherwise support the capabilities needed to operate with such hardware, software, or infrastructure. We intend to facilitate the compatibility of our AI with a wide variety of hardware, software, and infrastructure by maintaining and expanding our business and technical relationships. If we are not successful in achieving this goal, our business, financial condition, and results of operations could be adversely impacted.

We rely on data, technology, and intellectual property of third parties and our solutions rely on information generated by third parties. Any interruption of our access to such information, technology, and intellectual property could materially harm our operating results.

We use data, technology, and intellectual property licensed from unaffiliated third parties in certain of our products, and we may license additional third-party data, technology, and intellectual property in the future. Any errors or defects in this third-party data, technology, and intellectual property could result in errors that could adversely impact our brand and business. In addition, licensed data, technology, and intellectual property may not continue to be available on commercially reasonable terms, or at all. The loss of the right to license and distribute this third-party data, technology, and intellectual property could limit the functionality of our products and might require us to redesign our products. Our success depends significantly on our ability to provide our customers access to data from many different sources, including, for example, parts-related data for purposes of repair estimation. We obtain much of our data about vehicle parts and components and collision repair labor and costs through license agreements with third parties who may be sole-source suppliers of that data.

If one or more of our licenses are terminated, if our licenses are subject to material price increases, or if we are unable to renew one or more of these licenses on favorable terms or at all, we may be unable to access necessary information without incurring additional costs or, for instance in the case of information licensed from sole-service suppliers, unable to access alternative data sources that would provide comparable information. While we do not believe that our access to many of the individual sources of data is material to our operations, prolonged industry- wide price increases or reductions in data availability could make receiving certain data more difficult and could result in significant cost increases, which could materially harm our operating results.

Our solutions or products or our third-party cloud providers have experienced in the past, and could experience in the future, data security breaches, which could adversely impact our reputation, business, and ongoing operations.

As a software business, we face risks of cyber-attacks, including ransomware and phishing attacks, social engineering attacks, computer break-ins, theft, fraud, misappropriation, misuse, denial-of-service attacks, and other improper activity that could jeopardize the performance of our platform and solutions and expose us to financial and reputational impact and legal liability, especially with regards to regulators such as the FTC, which has become increasingly aggressive in prosecuting alleged failure to secure personal data as unfair and deceptive acts or practices under the Federal Trade Commission Act the (“FTC Act”). In addition, each of Global Insurance Management Limited and National Automobile Club may be subject to additional cyber-security risks, borne of existing systems-wide vulnerabilities, that could jeopardize the performance of their platforms and expose us to similar financial and reputational impact and legal liability, especially with regards to regulators such as the FTC.

Furthermore, such adverse impact could be in the form of theft of our or our customers’ confidential information, the inability of our customers to access our systems, or the improper re-routing of customer funds through fraudulent transactions or other frauds perpetrated to obtain inappropriate payments and may result from accidental events (such as human error) or deliberate attacks. To protect the information we collect and our systems, we have implemented and maintain commercially reasonable security measures and information security policies and procedures informed by requirements under applicable law and recommended practices, in each case, as applicable to the data collected, but we cannot be sure that such security measures will be sufficient. In some cases, we must rely on the safeguards put in place by third parties to protect against security threats. These third parties, including vendors that provide products and services for our operations, could also be a source of security risk to us in the event of a failure of their own security systems and infrastructure. Our network of business application providers could also be a source of vulnerability to the extent their business applications interface with ours, whether unintentionally or through a malicious backdoor. We cannot, in all instances, review the software code included in third-party integrations. Although we vet and oversee such vendors, we cannot be sure such vetting and oversight will be sufficient. We also exercise limited control over these vendors, which increases our vulnerability to problems with services they provide. Any errors, failures, interruptions or delays experienced in connection with these vendor technologies and information services or our own systems could negatively impact our relationships with partners and adversely affect our business and could expose us to liabilities. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently, generally are not recognized until launched against a target, and may be difficult to detect for long periods of time, we or these third parties may be unable to anticipate these techniques or to implement adequate preventative measures. With the increasing frequency of cyber-related fraud to obtain inappropriate payments, we need to ensure our internal controls related to authorizing the transfer of funds are adequate. We may also be required to expend resources to remediate cyber-related incidents or to enhance and strengthen our cybersecurity. Any of these occurrences could create liability for us, put our reputation in jeopardy, and adversely impact our business.

Our customers provide us with information that our solutions store, some of which is sensitive and/or confidential information about them or their financial transactions. In addition, we store personal information about our employees and, to a lesser extent, those who purchase products or services from our customers. We have security systems and information technology infrastructure designed to protect against unauthorized access to and disclosure of such information. The security systems and infrastructure we maintain may not be successful in protecting against all security breaches and cyber-attacks, including ransomware and phishing attacks, social-engineering attacks, computer break-ins, theft, fraud, misappropriation, misuse, denial-of-service attacks, and other improper activity. Threats to our information technology security can take various forms, including viruses, worms, and other malicious software programs that attempt to attack our solutions or platform or to gain access to the data of our customers or their customers. Non-technical means, for example, actions or omissions by an employee or trespasser, can also result in a security breach. Any significant violations of data privacy could result in the loss of business, litigation, regulatory fines or investigations, loss of customers, and penalties that could damage our reputation and adversely affect the growth of our business. It is possible, however, that claims could be denied or exceed the amount of our applicable insurance coverage, if any, or that this coverage may not continue to be available on acceptable terms or in sufficient amounts. Even if these claims do not result in liability to us, investigating and defending against them could be expensive and time consuming and could divert management’s attention away from our operations. In addition, negative publicity caused by these events may negatively impact our customer relationships, market acceptance of our solutions, including unrelated solutions, or our reputation and business.

We may not be able to prevent or address the misappropriation of Roadzen-owned data.

From time to time, third parties may misappropriate our data through website scraping, bots, or other means and aggregate this data on their websites with data from other companies. In addition, copycat websites or mobile apps may misappropriate data and attempt to imitate our brand or the functionality of our website or our mobile app. If we become aware of such websites or mobile apps, we intend to employ technological or legal measures in an attempt to halt their operations. However, we may be unable to detect all such websites or mobile apps in a timely manner and, even if we could, technological and legal measures may be insufficient to halt their operations.

In some cases, our available remedies may not be adequate to protect us against the effect of the operation of such websites or mobile apps. Regardless of whether we can successfully enforce our rights against the operators of these websites or mobile apps, any measures that we may take could require us to expend significant financial or other resources, which could harm our business, results of operations, or financial condition. In addition, to the extent that such activity creates confusion among consumers or advertisers, our brand and business could be harmed.

Real or perceived failures in our solutions, an inability to meet contractual service levels, or unsatisfactory performance of our services, could adversely affect our business, results of operations and financial condition.

Because we offer solutions that operate in complex environments, undetected or other errors or failures may exist or occur, which may lead to unsatisfactory performance of our services resulting in termination of our contracts, especially when solutions are first introduced or when new versions are released, implemented, or integrated into other systems. Our solutions are often used in environments with different operating systems, system management software and equipment and networking configurations, which may cause errors or failures in our solutions or may expose undetected errors, failures, or bugs in our solutions. Despite testing by us, we may not identify all errors, failures or bugs in new solutions or releases until after commencement of commercial sales or installation. In the past, we have discovered errors, failures, and bugs in some of our solutions after their introduction. We may not be able to fix errors, failures, and bugs without incurring significant costs or an adverse impact to our business. The occurrence of errors in our solutions or the detection of bugs by our customers may damage our reputation in the market and our relationships with our existing customers, and as a result, we may be unable to attract or retain customers. We believe that our reputation and name recognition are critical factors in our ability to compete and generate additional sales. Promotion and enhancement of our name will depend largely on our success in continuing to provide effective solutions and services. The failure to do so may result in the loss of, or delay in, market acceptance of our solutions and services, which could adversely impact our sales, results of operations and financial condition.

The license and support of our software creates the risk of significant liability claims against us. Our IaaS arrangements and licenses with our customers contain provisions designed to limit our exposure to potential liability claims. It is possible, however, that the limitation of liability provisions contained in such agreements may not be enforced as a result of international, federal, state and local laws or ordinances or unfavorable judicial decisions. Breach of warranty or damage liability, or injunctive relief resulting from such claims, could adversely impact our results of operations and financial condition.

Any disruption of our Internet connections, including to any third-party cloud providers that host any of our websites or web-based services, could affect the success of our IaaS solutions.

Any system failure, including network, software, or hardware failure, that causes an interruption in our network or a decrease in the responsiveness of our website or our IaaS solutions could result in reduced user traffic, reduced revenue and potential breaches of our IaaS arrangements. Continued growth in Internet usage could cause a decrease in the quality of Internet connection services. Websites have experienced service interruptions as a result of outages and other delays occurring throughout the worldwide Internet network infrastructure. In addition, there have been several incidents in which individuals have intentionally caused service disruptions of major websites. If these outages, delays, or service disruptions occur frequently in the future, usage of our web-based services could grow more slowly than anticipated or decline and we may lose customers and revenue.

If the third-party cloud providers that host any of our websites or web-based services were to experience a system failure, the performance of our websites and web-based services, including our IaaS solutions, could be adversely impacted. Currently, we utilize third-party cloud providers to host our websites and web-based services. Any disruption of, or interference with, our use of these third-party cloud providers could impair our ability to deliver our solutions to our customers, resulting in customer dissatisfaction, damage to our reputation, loss of customers and adverse impact to our operations and our business. In general, third-party cloud providers are vulnerable to damage from fire, floods, earthquakes, acts of terrorism, war or political upheaval, power loss, telecommunications failures, electronic intrusion attempts from both external and internal sources, and similar events. If we decided to switch cloud providers or consolidate cloud providers for any reason, it may require significant resources to execute the resulting migrations.

The controls implemented by our current or future third-party cloud providers may not prevent or timely detect system failures and we do not control the operation of third-party cloud providers that we use. Any changes in service levels by our current or future third-party cloud providers could result in loss or damage to our customers’ stored information and any service interruptions at these third-party cloud providers could hurt our reputation, cause us to lose customers, adversely impact our ability to attract new customers or subject us to potential liability. Our current or future third-party cloud providers could decide to close their facilities without adequate notice. In addition, financial difficulties, such as bankruptcy, faced by our current or future third-party cloud providers, or any of the service providers with whom we or they contract, may have negative effects on our business. If our current or future third-party cloud providers are unable to keep up with our growing needs for capacity or any spikes in customer demand, it could have an adverse effect on our business. Our property and business interruption insurance coverage may not be adequate to fully compensate us for losses that may occur. Additionally, systems redundancies and disaster recovery and business continuity plans may not be sufficient to overcome the failures of third-party providers hosting our IaaS solutions.

In addition, our users depend on Internet service providers, online service providers and other website operators for access to our website. These providers could experience outages, delays, and other difficulties due to system failures unrelated to our systems. Any of these events could adversely impact our business, results of operations and financial condition.

We may acquire or invest in companies, or pursue business partnerships, which may divert our management’s attention or result in dilution to our shareholders, and we may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions, investments, or partnerships.

We expect to continue to grow, in part, by making targeted acquisitions in addition to our organic growth strategy. Our business strategy includes the potential acquisition of shares or assets of companies with businesses complementary to ours, both domestically and globally. Our strategy also includes alliances with such companies. Acquisitions and alliances may result in unforeseen operating difficulties and expenditures and may not result in the benefits anticipated by such corporate activity.

In particular, we may fail to assimilate or integrate the businesses, technologies, services, products, personnel or operations of the acquired companies, retain key personnel necessary to favorably execute the combined companies’ business plans, or retain existing customers or sell acquired products to new customers. Acquisitions and alliances may also disrupt our ongoing business, divert our resources, and require significant management attention that would otherwise be available for ongoing development of our current business. In addition, we may be required to make additional capital investments or undertake remediation efforts to ensure the success of our acquisitions, which may reduce the benefits of such acquisitions. We also may be required to use a substantial amount of our cash or to issue debt or equity securities to complete an acquisition or realize the potential of an alliance, which could deplete our cash reserves and/or dilute our existing stockholders and newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders. With respect to Global Insurance Management Limited, which we acquired on June 30, 2023, and with respect to National Automobile Club, which we acquired on June 6, 2023, given the complexity of such businesses and multiplicity of the jurisdictions and regulators, the integration of each of Global Insurance Management Limited and National Automobile Club into the growing business of Roadzen will put stress on the current management and limited resources of Roadzen. As such, among other things, we will need to recruit additional talent and resources to supplement current management resources and operational bandwidth of Roadzen. There can be no assurances that we will find adequate personnel with the appropriate level of knowledge and experience for such assimilation or integration. Further, the challenge to management will be further stressed as a result of the combined company becoming a public company as is stated elsewhere in this prospectus. Such challenges could adversely affect the business, operations and financial condition of the combined company. Additionally, in the year ended March 31, 2022, we acquired contractual control of four of our subsidiaries in India, including Peoplebay Consultancy Services Private Limited and FA Events and Media Private Limited, with the right to acquire shares from the shareholders of such entities.

Additionally, the assumptions we use to evaluate acquisition opportunities may not prove to be accurate, and intended benefits may not be realized. Our due diligence investigations may fail to identify all the problems, liabilities or other challenges associated with an acquired business which could result in increased risk of unanticipated or unknown issues or liabilities, including with respect to environmental, competition and other regulatory matters, and our mitigation strategies for such risks that are identified may not be effective. As a result, we may not achieve some or any of the benefits, including anticipated synergies or accretion to earnings, that we expect to achieve in connection with our acquisitions, we may not accurately anticipate the fixed and other costs associated with such acquisitions, or the business may not achieve the performance we anticipate, any of which may materially adversely affect our business, prospects, financial condition, results of operations, cash flows, as well as our stock price. Further, if we fail to achieve the expected synergies from our acquisitions and alliances, we may experience impairment charges with respect to goodwill, intangible assets, or other items, particularly if business performance declines or expected growth is not realized. Any future impairment of our goodwill or other intangible assets could have an adverse effect on our financial condition and results of operations. No assurance can be given regarding the accuracy or reasonability of such projections and assumptions. No assurance can be given that we may be able to achieve some or all such benefits, economies of scale or synergies that we expect to achieve in connection with these acquisitions, including achieving accretion to earnings, achieving fixed and other costs associated with such acquisitions, or achieving the anticipated performance. Any failure to achieve such benefits, economies of scale or synergies or unanticipated challenges we may face in such integration would adversely affect our business, prospects, financial condition, results of operations and cash flows, as well as our stock price. Further, such failure would result in impairment charges with respect to goodwill, intangible assets, or other items, particularly if business performance declines or expected growth is not realized.

Further, following an acquisition or the establishment of an alliance offering new solutions, we may be required to defer the recognition of revenue that we receive from the sale of solutions that we acquired or that result from the alliance, or from the sale of a bundle of solutions that includes such new solutions. In addition, our ability to maintain favorable pricing of new solutions may be challenging if we bundle such solutions with sales of existing solutions. A delay in the recognition of revenue from sales of acquired or alliance solutions, or reduced pricing due to bundled sales, may cause fluctuations in our quarterly financial results, may adversely affect our operating margins, and may reduce the benefits of such acquisitions or alliances.

Additionally, competition within the insurance industry for acquisitions of businesses, technologies and assets has been, and is expected to continue to be, intense. Acquisitions could become the target of regulatory reviews, which could lead to increased legal costs, or could potentially jeopardize the consummation of the acquisition. As such, even if we are able to identify an acquisition that we would like to pursue, the target may be acquired by another strategic buyer or financial buyer such as a private equity firm, or we may otherwise not be able to complete the acquisition on commercially reasonable terms, if at all.

If we are unable to achieve and sustain a level of liquidity sufficient to support our operations and fulfill our obligations, our business, financial condition, and results of operations could be adversely affected.

We actively monitor and manage our cash and cash equivalents so that sufficient liquidity is available to fund our operations and other corporate purposes. In the future, increased levels of liquidity may be required to adequately support our operations and initiatives and to mitigate the effects of business challenges or unforeseen circumstances. If we are unable to achieve and sustain such increased levels of liquidity, we may suffer adverse consequences, including reduced investment in our platform development, difficulties in executing our business plan and fulfilling our obligations, and other operational challenges. Any of these developments could adversely affect our business, financial condition, and results of operations.

We are subject to key person risk because we rely on the expertise of our CEO, senior management team, and other key employees. If we are unable to attract, retain, or motivate key personnel or hire qualified personnel, our business may be severely impacted.

Our success depends on the ability to attract, retain, and motivate a highly skilled and diverse management team and workforce. Our CEO is an integral part of the Roadzen brand and his departure would likely create difficulty with respect to both the perception and execution of our business. Additionally, the loss of a member of our senior management team, specialized experts or key personnel might significantly delay or prevent the achievement of our strategic business objectives and could harm our business. We rely on a small number of highly specialized experts, the loss of any one of whom could have a disproportionate impact on our business. Our compensation arrangements, such as our equity award programs, may not always be successful in attracting new employees and retaining and motivating our existing employees. Moreover, if and when our stock options or other equity awards are substantially vested, employees under such equity arrangements may be more likely to leave, particularly when the underlying shares have seen a value appreciation.

Our inability to ensure that the Company has the depth and breadth of management and personnel with the necessary skills and experience could impede our ability to deliver growth objectives and execute our operational strategy. As we continue to expand and grow, we will need to promote or hire additional staff, and it may be difficult to attract or retain such individuals in a timely manner and without incurring significant additional costs. Furthermore, several members of our management team were hired recently. If we are not able to integrate these new team members or if they do not perform adequately, our business may be harmed.

If we cannot maintain our company culture as we grow, our success and our business and competitive position may be harmed.

We believe that our success to date has been driven in large part by our company’s cultural principles of focusing on customer success, building for the long term, adopting a growth mindset, being inclusive and winning as a team. As the Company grows and develops the infrastructure of a public company, we may find it difficult to maintain these important aspects of our culture. Any failure to preserve our culture could negatively affect our ability to retain and recruit personnel, which is critical to our growth, and to effectively focus on and pursue our corporate objectives. As a result, if we fail to maintain our company culture, our business and competitive position may be harmed.

We typically provide service-level commitments under our subscription agreements. Failure to meet these contractual commitments could lower our revenue and harm our business, financial condition, and results of operations.

Our subscription agreements typically contain service-level commitments, and our agreements with larger customers may carry higher service-level commitments than those provided to customers generally. If we are unable to meet the stated service-level commitments, including failure to meet the service requirements under our subscription agreements, we may face subscription terminations and a reduction in renewals, which could significantly affect both our current and future revenue. We offer multiple tiers of subscriptions to our products and, as such, our service-level commitments will increase if more customers choose higher tier subscriptions. Any service-level failures could also damage our reputation, which could also adversely affect our business, financial condition, and results of operations. 117

Roadzen is exposed to interest rate risk through the course of our normal operations. Rising interest rates could have a negative impact on our cash flows as interest expense would likely increase on any debt undertaken.

Our consolidated balance sheets include assets and liabilities with estimated fair values that are subject to the interest rate, which impacts the fair value of our liabilities as well as interest rate risks associated with any investments made in fixed income securities.

We may need to raise additional funding to achieve our goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, may force us to delay, limit, reduce or terminate our product development efforts or other operations.

Since our inception, substantially all of our resources have been dedicated to the development of our core technology and product platforms. We believe that we will continue to expend substantial resources for the foreseeable future as we build and enhance our capabilities and commercialize our products. These expenditures are expected to include costs associated with research and development, as well as marketing and selling existing and new products. These expenditures are expected to include working capital, costs of acquiring and building out new facilities, and the cost of attracting and retaining a skilled labor force. In addition, other unanticipated costs may arise.

As of December 31, 2023, we had cash and cash equivalents of approximately $9.4 million. During the period ended December 31, 2023, the Company incurred a net loss of approximately $30.5 million and had cash flows used in operating activities of approximately $14.5 million.

Our business prospects are subject to risks, expenses, and uncertainties frequently encountered by companies in the early stages of commercial operations. To date, we have been funded primarily by equity and debt financings, including the issuance of redeemable convertible preferred stock.

Based on our history of losses, we do not expect that we will be able to fund our longer-term capital and liquidity needs to execute our business plan and pursue our strategic goals through our cash balances and operating cash flows alone. To fund our longer-term capital and liquidity needs, we expect we will need to secure additional capital. However, our business plan and financing needs are subject to change depending on, among other things:

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the number and characteristics of any additional products we develop or acquire to serve new or existing markets;
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the scope, progress, results and costs of researching and developing future products or improvements to existing products;
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the expenses associated with our sales and marketing initiatives;
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our investment to expand our service offerings;
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the costs required to fund domestic and international growth;
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any lawsuits, arbitration, or other legal proceedings related to our products or commenced against us;
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the expenses needed to attract and retain skilled personnel;
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the costs associated with being a public company;
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the costs involved in preparing, filing, prosecuting, maintaining, defending, and enforcing intellectual property claims, including litigation costs and the outcome of such litigation; and
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the timing, receipt and amount of sales of, or royalties on, any future approved products, if any.

We may obtain future additional funds through public or private equity or debt financings or other sources, such as strategic collaborations. Such financings may result in dilution to shareholders, issuance of securities with priority as to liquidation and dividend and other rights more favorable than ordinary shares, imposition of debt covenants and repayment obligations, or other restrictions that may adversely affect our business. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe that we have sufficient funds for current or future operating plans. There can be no assurance that financing will be available to us on favorable terms, or at all. The inability to obtain financing when needed may make it more difficult for us to operate our business or implement our growth plans and we may be required to delay, limit, reduce or terminate our manufacturing, research and development activities, growth and expansion plans, establishment of sales and marketing capabilities or other activities that may be necessary or desirable to generate revenue and achieve profitability.

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage a public company such as Roadzen that will be subject to significant regulatory oversight and reporting obligations under U.S. securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of our company. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the U.S. In addition, each of Global Insurance Management Limited and National Automobile Club may also have inadequate internal controls over financial reporting required of public companies in the U.S. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

We will incur increased costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives.

As a public company, we incur significant legal, accounting, and other expenses that we did not incur as a private company, and these expenses may increase even more after we are no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as well as rules adopted, and to be adopted, by the SEC and Nasdaq. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs may increase our net loss. For example, we expect these rules and regulations to make it more difficult and more expensive for it to obtain director and officer liability insurance and we may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees, or as executive officers.

The current conflicts between Ukraine and Russia and between Israel and Hamas have exacerbated market instability and disrupted the global economy.

The current conflicts between Ukraine and Russia and between Israel and Hamas have caused uncertainty about economic and political stability, increasing volatility in the credit and financial markets, and disrupting the global economy. The U.S., the E.U., and several other countries are imposing far-reaching sanctions and export control restrictions on Russian entities and individuals. These sanctions and export controls may also contribute to higher oil and gas prices and inflation, which could reduce demand in the global automotive sector and therefore reduce demand for our solutions. There is also a risk that Russia, as a retaliatory action to sanctions, may launch cyberattacks against the U.S., the EU, or other countries or their infrastructures and businesses. Additional consequences of the conflict may include diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, and various shortages and supply chain disruptions. While we do not currently directly rely on goods or services sourced in Russia or Ukraine and thus have not experienced any direct disruptions, we may experience indirect disruptions in our supply chain. Any of the foregoing factors, including developments or effects that we cannot yet predict, may adversely affect our business, results of operations, and financial condition.

Risks Relating to Regulatory and Legal Matters

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law, including the laws of the BVI. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, it may be subject to penalty and our business may be harmed.

As a managing general agency/underwriter in the U.K./E.U. market, and an insurance broker in India, we operate in a highly regulated environment for our insurance product distribution and face risks associated with compliance requirements, some of which cause us to make judgment calls that could have an adverse effect on us.

The insurance broking industry in which we operate is subject to extensive regulation. We are subject to regulation and supervision both federally and in each applicable local state or provincial jurisdiction as per the particular geography. In general, these regulations are designed to protect members, policyholders, and insureds and to protect the integrity of the financial markets, rather than to protect shareholders or creditors. Our ability to conduct business in these jurisdictions depends on our compliance with the rules and regulations promulgated by federal and state or provincial regulatory bodies and other regulatory authorities. Maintaining compliance with rules and regulations is often complex and challenging, and it sometimes requires us to make a judgment call regarding the level of risk associated with a requirement, which could have an adverse effect on us.

There can be no assurance that we will be able to adapt effectively and timely to any changes in law. A failure to comply with regulatory requirements, or changes in regulatory requirements or interpretations, can result in actions by regulators, potentially leading to penalties and enforcement actions, and in extreme cases, revocation of an authority to do business in one or more jurisdictions. This could result in adverse publicity and potential damage to our brand and reputation in the marketplace. In addition, we could face lawsuits by members, insureds, and other parties for alleged violations of these laws and regulations.

State insurance laws grant supervisory agencies, including state insurance departments, broad administrative authority. In India, the Insurance Regulatory and Development Authority (“IRDAI”), the FCA, and, in the U.S., state insurance regulators and the National Association of Insurance Commissioners continually review existing laws and regulations, some of which affect our business. These supervisory agencies regulate many aspects of the insurance business, including the licensing of insurance brokers and agents and other insurance intermediaries; the handling of third-party funds held in a fiduciary capacity; and trade practices, such as marketing, advertising, and compensation arrangements entered into by insurance brokers and agents. Individuals who engage in the solicitation, negotiation, or sale of insurance, or provide certain other insurance services, generally are required to be licensed individually. Insurance laws and regulations govern whether licensees may share commissions with unlicensed entities and individuals. We believe that generally any payments we make to third parties are in compliance with applicable laws. However, should any regulatory agency take a contrary position and prevail, we will be required to change the manner in which we pay fees to individuals and entities for placing insurance policies through us.

In India, insurance brokers are required to comply with various regulatory requirements as prescribed under the Insurance Act, 1938, the Insurance Regulatory and Development Authority Act, 1999 and the relevant rules and regulations thereunder, each as amended from time to time (collectively, “Indian Insurance Broker Laws”). Because of the complexities of the Indian Insurance Broker Laws, we have had prior experiences with lapses in filings or disclosures in compliance with the Indian Insurance Broker Laws. While past lapses could be attributed to technical lapses and human errors, we are setting up a system to track and monitor compliance with the regulatory requirements under applicable laws. Currently, although there are no notices or penalty imposed by IRDAI in respect of such lapses, such lapses could result in actions by IRDAI, potentially leading to penalties and enforcement actions, which in extreme cases, among things, could lead to revocation of license to operate as licensed insurance broker. In determining the penalties, the discretion of the regulatory agencies in imposing penalties is generally guided by facts and circumstances of a specific case, particularly, the gravity of the violation and the bona fide of the parties involved. There can be no assurance that the penalties imposed by the regulator while regularizing such past lapses will not adversely affect our business or financial conditions.

We may be subject to periodic inspections by IRDAI for our insurance broker in India. In the event that we are unable to comply with the observations made by the IRDAI or comply with IRDAI’s directions at any time in the future, we could be subject to penalties and restrictions which may be imposed by the IRDAI. Imposition of any penalty or adverse finding by the IRDAI during any future inspection may have a material adverse effect on our reputation, business, financial condition, results of operations and cash flows.

We cannot assure you that we will not be subject to any adverse regulatory actions by regulators in the future. The costs of compliance may be high, which may affect our profitability. If we are unable to comply with any such regulatory requirements, our business and results of operations may be materially and adversely affected.

Regulatory review or the issuance of interpretations of existing laws and regulations may result in the enactment of new laws and regulations that could adversely affect our operations or our ability to conduct business profitably. It is difficult to predict whether, and to what degree, changes resulting from new laws and regulations will affect the industry or our business.

The U.S. federal government or independent standards organizations may implement significant regulations or standards that could adversely affect our ability to produce or market our products.

Our products transmit radio frequency waves, the transmission of which is governed by the rules and regulations of the Federal Communications Commission (FCC), as well as other federal and state agencies. Further, to the extent our AI requires the use of electronic logging devices (ELDs), they are subject to regulation by the Federal Motor Carrier Safety Administration (FMCSA) and may be subject to similar regulations in other countries in which they are used. Among other challenges, compliance with ELD regulations often requires reading and interpreting diagnostic information from commercial motor vehicle engines, which can prove challenging given the diversity of commercial motor vehicles in our customers’ fleets, the continuous release of vehicles of new makes, models, and years with potentially different diagnostic communication protocols, and the lack of standardization of diagnostic communication protocols across OEMs. Our ability to design, develop and sell our products will continue to be subject to these rules and regulations, as well as many other federal, state, local and foreign rules, and regulations, for the foreseeable future.

The implementation of unfavorable regulations or industry standards, or unfavorable interpretations of existing regulations by courts or regulatory bodies, could require us to incur significant compliance costs, cause the development of the affected products to become impractical, or otherwise adversely affect our ability to produce or market our solution. The adoption of new industry standards applicable to our products may require us to engage in rapid product development efforts that would cause us to incur higher expenses than we anticipated. In some circumstances, we may not be able to comply with such standards, which could materially and adversely affect our ability to generate revenues through the sale of our products.

We may in the future become a party to litigation, which could result in damage to our reputation and harm our future results of operations.

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. Litigation might result in substantial costs and may divert management’s attention and resources, which might harm our business, financial condition, and results of operations. While we believe that we can partially mitigate the risk and severity of exposure from these lawsuits through contractual provisions in certain of our agreements with insurance carriers, and carrying our own insurance that we believe is adequate to cover adverse claims arising from these lawsuits or similar lawsuits that may be brought against us, we may not have adequate contractual protection in all of our contracts and defending these and similar litigation is costly, diverts management from day-to-day operations, and could harm our brand and reputation. As a result, we may ultimately be subject to a damages judgment, which could be significant and exceed our insurance policy limits or otherwise be excluded from coverage.

Regardless of the outcome of any future litigation, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, harm to our reputation, and other factors. See “Business — Legal Proceedings.”

Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

Our business is subject to regulation by various federal, state, local, and foreign governmental agencies, including agencies responsible for monitoring and enforcing compliance with various legal obligations, covering topics including privacy and data protection, telecommunications, intellectual property, employment and labor, workplace safety, the environment, consumer protection, governmental trade sanctions, import and export controls, anti-corruption and anti-bribery, securities, and tax. In certain jurisdictions, these regulatory requirements may be more stringent than in the U.S. These laws and regulations impose added costs on our business. Noncompliance with applicable regulations or requirements could subject us to:

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investigations, enforcement actions, and sanctions;
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mandatory changes to our solutions and services;
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disgorgement of profits, fines, and damages;
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civil and criminal penalties or injunctions;
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claims for damages by our customers or channel partners;
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termination of contracts;
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loss of intellectual property rights; and
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temporary or permanent debarment from sales to government organizations.

If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, financial condition, and results of operations could be adversely affected. In addition, responding to any action will likely result in a significant diversion of our management’s attention and resources and an increase in fees to professionals and/or consultants. Enforcement actions and sanctions could materially harm our business, financial condition, and results of operations.

Additionally, companies in the technology industry have recently experienced increased regulatory scrutiny. Any reviews by regulatory agencies or legislatures may result in substantial regulatory fines, changes to our business practices, and other penalties, which could negatively affect our business and results of operations. Changes in social, political, and regulatory conditions or in laws and policies governing a wide range of topics may cause us to change our business practices. Further, our expansion into a variety of new use cases for our solution could also raise a number of new regulatory issues. These factors could materially and adversely affect our business, financial condition, and results of operations.

Our failure to comply with the requirements of applicable environmental legislation and regulation could have a material adverse effect on our revenue and profitability.

Production and marketing of products in certain states and countries may subject us to environmental and other regulations. In addition, certain states and countries may pass new regulations requiring our products to meet certain requirements to use environmentally friendly components. For example, the E.U. has issued two directives relating to chemical substances in electronic products. The Waste Electrical and Electronic Equipment Directive (“WEEE”) makes producers of certain electrical and electronic equipment financially responsible for the collection, reuse, recycling, treatment, and disposal of equipment placed in the E.U. market. The Restrictions of Hazardous Substances Directive (“RoHS”) bans the use of certain hazardous materials in electrical and electronic equipment which are put on the market in the E.U. In the future, the governments of various countries, including the United States, or other state or local governments, may adopt further environmental compliance programs and requirements. If we fail to comply with these regulations in connection with the manufacture of our telematic devices, we may face regulatory fines, changes to our business practices, and other penalties, and may not be able to sell our devices in jurisdictions where these regulations apply, which could have a material adverse effect on our revenue and profitability.

We are subject to stringent and changing laws, regulations, standards, and contractual obligations related to privacy, data protection, and data security. Any actual or perceived failure to comply with such obligations could harm our business.

We receive, collect, store, process, transfer, and use personal information and other data relating to users of our solutions, our employees and contractors, and other persons. For example, one of our AI-based telematics systems collects video information of our customers, and certain of our AI applications collect and store facial recognition data, which is subject to heightened sensitivity and regulation. We have legal and contractual obligations regarding the protection of confidentiality and appropriate use of certain data, including facial recognition data and other personal information. We are subject to numerous federal, state, local, and international laws, directives, and regulations regarding privacy, data protection, data security and the collection, storing, sharing, use, processing, transfer, disclosure, and protection of personal information and other data, the scope of which are changing, subject to differing interpretations, and may be inconsistent across jurisdictions or conflict with other legal and regulatory requirements. We are also subject to certain contractual obligations to third parties related to privacy, data protection and data security. We strive to comply with our applicable policies and applicable laws, regulations, contractual obligations, and other legal obligations relating to privacy, data protection, and data security to the extent possible. However, the regulatory framework for privacy, data protection and data security worldwide is currently, and is likely to remain for the foreseeable future, uncertain and complex, and it is possible that these or other actual or alleged obligations may be interpreted and applied in a manner that we do not anticipate or that is inconsistent from one jurisdiction to another and may conflict with other legal obligations or our practices. Further, any significant change to applicable laws, regulations or industry practices regarding the collection, use, retention, security or disclosure of data, or their interpretation, or any changes regarding the manner in which the consent of users or other data subjects for the collection, use, retention or disclosure of such data must be obtained, could increase our costs and require us to modify our AI, possibly in a material manner, which we may be unable to complete, and may limit our ability to store and process user data or develop new features.

We also expect that there will continue to be new laws, regulations, and industry standards concerning privacy, data protection, and information security proposed and enacted in various jurisdictions. For example, the data protection landscape in Europe is currently evolving, resulting in possible significant operational costs for internal compliance and risks to our business. The E.U. adopted the General Data Protection Regulation (the “GDPR”), which became effective in May 2018, and contains numerous requirements and changes from previously existing European Union laws, including more robust obligations on data processors and heavier documentation requirements for data protection compliance programs by companies. Among other requirements, the GDPR regulates the transfer of personal data subject to the GDPR to third countries that have not been found to provide adequate protection to such personal data, including the U.S. Failure to comply with the GDPR could result in penalties for noncompliance (including possible fines of up to the greater of €20 million and 4% of our global annual turnover for the preceding financial year for the most serious violations, as well as the right to compensation for financial or non-financial damages claimed by individuals under Article 82 of the GDPR).

In addition to the GDPR, the European Commission has another draft regulation in the approval process that focuses on a person’s right to conduct a private life. The proposed legislation, known as the Regulation of Privacy and Electronic Communications (the “ePrivacy Regulation”), would replace the current ePrivacy Directive. Originally planned to be adopted and implemented at the same time as the GDPR, the ePrivacy Regulation is still being negotiated.

Various United States privacy laws are potentially relevant to our business, including the Federal Trade Commission Act, Controlling the Assault of Non-Solicited Pornography and Marketing Act (CAN-SPAM Act), and the Telephone Consumer Protection Act. Any actual or perceived failure to comply with these laws could result in a costly investigation or litigation resulting in potentially significant liability, loss of trust by our users, and a material and adverse impact on our reputation and business.

Additionally, in June 2018, California passed the California Consumer Privacy Act (CCPA), which provides new data privacy rights for California consumers and new operational requirements for covered companies. Specifically, the CCPA provides that covered companies must provide new disclosures to California consumers and afford such consumers new data privacy rights that include the right to request a copy from a covered company of the personal information collected about them, the right to request deletion of such personal information, and the right to request to opt-out of certain sales of such personal information. The CCPA became operative on January 1, 2020. The California Attorney General can enforce the CCPA, including by seeking an injunction and civil penalties for violations. The CCPA also provides a private right of action for certain data breaches that is expected to increase data breach litigation. The CCPA may require us to modify our data practices and policies and to incur substantial costs and expenses in an effort to comply. A new privacy law, the California Privacy Rights Act (CPRA), was approved by California voters in the November 3, 2020 election and is effective as of January 1, 2023. The CPRA significantly modified the CCPA, resulting in further uncertainty and requiring us to incur additional costs and expenses in an effort to comply. A number of other states, such as Illinois, Texas, Washington, Virginia, and Colorado, have implemented, or are considering implementing, their own versions of privacy legislation, which could increase our potential liability and cause us to incur substantial costs and expenses in an effort to comply and otherwise adversely affect our business. Some of those laws, including Illinois’ Biometric Information Privacy Act, also provide consumers with a private right of action for certain violations and large potential statutory damages awards. Recent litigation around these laws has encouraged plaintiffs’ attorneys to bring additional actions against other targets, and because some of our products employ technology that may be perceived as subject to these laws, we and our customers may become subject to litigation, government enforcement actions, damages and penalties under these laws, which could adversely affect our business, results of operations and our financial condition. Further, in March 2017, the U.K. formally notified the European Council of its intention to leave the EU pursuant to Article 50 of the Treaty on the European Union. The U.K. ceased to be a EU Member State on January 31, 2020, but enacted legislation that substantially implements the GDPR and which provides for substantial penalties in a manner similar to the GDPR (up to the greater of £17.5 million and 4% of our global annual turnover for the preceding financial year for the most serious violations). It is unclear how the U.K. data protection laws or regulations will develop in the medium to longer term and how data transfers to and from the U.K. will be regulated. Further, some countries also are considering or have enacted legislation requiring local storage and processing of data that could increase the cost and complexity of delivering our services.

We are also subject to legislation and regulations in India under the Information Technology Act, 2000, and the rules and regulations thereunder, each as amended from time to time, including the Information Technology (Reasonable Security Practices and Procedures and Sensitive Personal Data or Information) Rules, 2011 and the Information Technology (Intermediaries Guidelines and Digital Media Ethics Code) Rules, 2021. Further, the laws and regulations relating to privacy and the collection, storing, sharing, use, disclosure, and protection of certain types of data in India may continually change as a result of new legislation, amendments to existing legislation, changes in the enforcement policies and changes in the interpretation of such laws and regulations by the courts or the regulators. For example, the Personal Data Protection Bill, 2019 (the “PDP Bill”) was introduced to propose a legal framework governing the processing of personal data. However, the PDP Bill was withdrawn on August 3, 2022. Following this, the Government of India is considering the enactment of the Digital Personal Data Protection Bill, 2022 on personal data protection for implementing organizational and technical measures in processing personal data and lays down norms for cross-border transfer of personal data and to ensure the accountability of entities processing personal data. The enactment of the aforesaid bill may introduce stricter data protection norms for a company such as ours and may impact our processes. If this or similar legislation is enacted, we may incur additional compliance costs and it may affect us in ways that we are currently unable to predict.

Any failure or perceived failure by us to comply with our posted privacy policies, our privacy-related obligations to users or other third parties, or any other legal obligations or regulatory requirements relating to privacy, data protection, or data security, may result in governmental investigations or enforcement actions, litigation, claims, or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our users to lose trust in us, and otherwise materially and adversely affect our reputation and business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, other obligations, and policies that are applicable to the businesses of our users may limit the adoption and use of, and reduce the overall demand for, our solution. Additionally, if third parties we work with violate applicable laws, regulations or contractual obligations, such violations may put our users’ data at risk, could result in governmental investigations or enforcement actions, fines, litigation, claims, or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our users to lose trust in us, and otherwise materially and adversely affect our reputation and business. Further, public scrutiny of, or complaints about, technology companies or their data handling or data protection practices, even if unrelated to our business, industry or operations, may lead to increased scrutiny of technology companies, including us, and may cause government agencies to enact additional regulatory requirements, or to modify their enforcement or investigation activities, which may increase our costs and risks.

Failure to comply with anti-corruption and anti-money laundering laws, including the FCPA and similar laws associated with our activities outside of the United States, could subject us to penalties and other adverse consequences.

We are subject to the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, the U.K. Bribery Act of 2010, the Indian Prevention of Corruption Act of 1988 and possibly other anti-bribery and anti-money laundering laws in countries where we conduct activities. We face significant risks if we fail to comply with the FCPA and other anti-corruption laws that prohibit companies and their employees and third-party intermediaries from authorizing, offering, or providing, directly or indirectly, improper payments or benefits to foreign government officials, political parties, and private-sector recipients for the purpose of obtaining or retaining business, directing business to any person, or securing any improper advantage. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly. In many foreign countries, particularly in countries with developing economies, it may be a local custom that businesses engage in practices that are prohibited by the FCPA or other applicable laws and regulations. In addition, we use third parties to sell subscriptions to our solution and conduct our business abroad. We or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities, and we can be held liable for the corrupt or other illegal activities of these third-party intermediaries, our employees, representatives, contractors, partners, and agents, even if we do not explicitly authorize such activities. Similarly, some of our customers may be state- owned, in each case exposing us to additional potential risks.

These laws also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such activities. While we have policies and procedures to address such laws, we cannot assure you that none of our employees or third-party intermediaries will take actions in violation of our policies and applicable law, for which we may be ultimately held responsible.

Any violation of the FCPA, other applicable anti-corruption laws, or anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, severe criminal or civil sanctions and suspension or debarment from government contracts, which could have an adverse effect on our reputation, business, financial condition, results of operations, and prospects. In addition, responding to any enforcement action may result in a significant diversion of management’s attention and resources and significant defense costs and other fees for professionals and/or consultants.

We are subject to stringent and changing privacy and data security laws, regulations, and standards related to data privacy and security. Our actual or perceived failure to comply with such obligations could harm our reputation, subject us to significant fines and liability, or adversely affect our business.

In the U.S., insurance companies are subject to the privacy provisions of the federal Gramm-Leach-Bliley Act and the National Association of Insurance Commissioners (“NAIC”) Insurance Information and Privacy Protection Model Act, to the extent adopted and implemented by various state legislatures and insurance regulators. The regulations implementing these laws require insurance companies to disclose their privacy practices to consumers, allow them to opt-in or opt-out, depending on the state, of the sharing of certain personal information with unaffiliated third parties, and require them to maintain certain security controls to protect information in their possession. Violators of these laws face regulatory enforcement action, substantial civil penalties, injunctions, and in some states, private lawsuits for damages.

Privacy and data security regulation in the U.S. is rapidly evolving. For example, California recently enacted the CCPA, which became effective January 1, 2020. The CCPA and related regulations give California residents expanded rights to access and request deletion of their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is used and shared. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches, which is expected to increase the volume and success of class action data breach litigation. In addition to increasing its compliance costs and potential liability, the CCPA’s restrictions on “sales” of personal information may restrict Roadzen’s use of cookies and similar technologies for advertising purposes. The CCPA excludes information covered by Gramm-Leach-Bliley Act, the Driver’s Privacy Protection Act, the Fair Credit Reporting Act (the “California Financial Information Privacy Act”) from the CCPA’s scope, but the CCPA’s definition of “personal information” is broad and may encompass other information that Roadzen maintains. Some observers have noted that the CCPA could mark the beginning of a trend toward more stringent privacy legislation in the U.S., and multiple states have enacted or proposed similar laws. There is also discussion in Congress of new comprehensive federal data protection and privacy law to which Roadzen likely would be subject if it is enacted.

In addition, California voters approved the November 2020 ballot measure which will enact the CPRA, substantially expanding the requirements of the CCPA. As of January 1, 2023, the CPRA gives consumers the ability to limit use of precise geolocation information and other categories of information classified as “sensitive” and add e-mail addresses and passwords to the list of personal information that, if lost or breached, would give the affected consumers the right to bring private lawsuits. The law increases increase the maximum penalties threefold for violations concerning consumers under age 16; and establish the California Privacy Protection Agency to implement and enforce the new law, as well as impose administrative fines. The effects of the CCPA, CPRA and other similar state or federal laws are potentially significant and may require us to modify our data processing practices and policies, incur substantial compliance costs and subject it to increased potential liability.

In the E.U. we face particular privacy, data security, and data protection risks in connection with requirements of the GDPR 2016/679 and other data protection regulations. Among other stringent requirements, the GDPR restricts transfers of data outside of the E.U. to countries deemed to lack adequate privacy protections (such as the U.S.), unless an appropriate safeguard specified by the GDPR is implemented. A July 16, 2020 decision of the Court of Justice of the European Union invalidated a key mechanism for lawful data transfer to the U.S. and called into question the viability of its primary alternative. As such, the ability of companies to lawfully transfer personal data from the E.U. to the U.S. is presently uncertain. Other countries have enacted or are considering enacting similar cross-border data transfer rules or data localization requirements. These developments could limit its ability to deliver its products in the E.U. and other foreign markets. In addition, any failure or perceived failure to comply with these rules may result in regulatory fines or penalties including orders that require it to change the way Roadzen processes data.

Additionally, we are subject to the terms of its privacy policies, privacy-related disclosures, and contractual and other privacy-related obligations to its customers and other third parties. Any failure or perceived failure by it or third parties Roadzen works with to comply with these policies, disclosures, and obligations to customers or other third parties, or privacy or data security laws may result in governmental or regulatory investigations, enforcement actions, regulatory fines, criminal compliance orders, litigation or public statements against Roadzen by consumer advocacy groups or others, and could cause customers to lose trust in it, all of which could be costly and have an adverse effect on its business.

We rely on some mobile applications to execute our business strategy. Government regulation of the Internet and the use of mobile applications in particular is evolving, and unfavorable changes could seriously harm our business.

Roadzen relies on some mobile application to execute components of its business strategy. Roadzen is subject to general business regulations and laws as well as federal and state regulations and laws specifically governing the Internet and the use of mobile applications in particular. Existing and future laws and regulations may impede the growth of the Internet or other online services, and increase the cost of providing online services. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, electronic signatures and consents, consumer protection and social media marketing. It is at times not clear how existing laws governing issues such as property ownership, sales and other taxes and consumer privacy apply to the Internet and the use of mobile applications in particular, as the vast majority of these laws were adopted prior to the advent of the Internet and the use of mobile applications and do not contemplate or address the unique issues raised by the Internet. It is possible that general business regulations and laws, or those specifically governing the Internet and the use of mobile applications in particular, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Roadzen cannot be sure that its practices have complied, currently comply, or will comply fully with all such laws and regulations. Any failure, or perceived failure, by it to comply with any of these laws or regulations could result in damage to its reputation, a loss in business and proceedings or actions against it by governmental entities or others. Any such proceeding or action could hurt its reputation, force it to spend significant amounts in defense of these proceedings, distract its management, increase its costs of doing business and decrease the use of its mobile application or website by consumers and suppliers and may result in the imposition of monetary liability. Roadzen may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations.

Changes in, or violations by us or our customers of, applicable government regulations could reduce demand for or limit our ability to provide our software and services in those jurisdictions.

Our automotive insurance industry customers are subject to extensive government regulations, mainly at the state level in the U.S. and at the country level in our non-U.S. markets. Some of these regulations relate directly to our software and services, including regulations governing the use of total loss and photo estimating software. If our insurance company customers fail to comply with new or existing insurance regulations, including those applicable to our services, they could lose their certifications to provide insurance and/or reduce their usage of our software and services, either of which would reduce our revenues. If our products or services are found to be defective, we could be liable to them. In addition, future regulations could force us to implement costly changes to our software and/or databases or have the effect of prohibiting or rendering less valuable one or more of our offerings. Also, we are subject to direct regulation in some markets, and our failure to comply with these regulations could significantly reduce our revenues or subject us to government sanctions.

We may have exposure to greater than anticipated tax liabilities and may be affected by changes in tax laws or interpretations, any of which could adversely impact our results of operations.

Roadzen and its subsidiaries are expected to be subject to income taxes in the United States and various jurisdictions outside of the United States. Our effective tax rate could fluctuate due to changes in the mix of earnings and losses in countries with differing statutory tax rates. Moreover, our tax position could also be impacted by changes in accounting principles, changes in U.S. federal, state or international tax laws applicable to corporate multinationals, other fundamental law changes currently being considered by many countries, including the United States, and changes in taxing jurisdictions’ administrative interpretations, decisions, policies, and positions. Any of the foregoing changes could have a material adverse impact on our results of operations, cash flows, and financial condition. For example, the Inflation Reduction Act of 2022 (the “IRA”) was signed into law on August 16, 2022 and imposes a minimum tax on certain corporations with book income of at least $1 billion, subject to certain adjustments, and a 1% excise tax on certain stock buybacks (including certain redemptions) and similar corporate actions. Any of these or similar developments or changes in U.S. federal, state or non-U.S. tax laws or tax rulings could adversely affect our effective tax rate and our operating results.

We may in the future be obligated to pay income tax in India.

We must certify annually that we are not an Indian domiciled company for Indian income tax purposes. Establishing that we are not an Indian domiciled company requires an evaluation of certain parameters and conducting certain tests to the satisfaction of the tax authorities in India. There is a risk that now or at some point in the future, we will not be able to satisfy the requirements of the tax authorities in India. If we were unable to meet these requirements, we would be considered an Indian domiciled company by the tax authorities in India and would consequently incur income tax charges in India.

Risks Relating to Intellectual Property

Failure to protect our intellectual property could adversely impact our business and results of operations.

Our success depends in part on our ability to enforce and defend our intellectual property rights. We rely upon a combination of trademark, trade secret, copyright, patent and unfair competition laws, as well as license agreements and other contractual provisions, to do so.

In the future we may file patent applications related to certain of our innovations. We do not know whether those patent applications will result in the issuance of a patent or whether the examination process will require us to narrow our claims. In addition, we may not receive competitive advantages from the rights granted under our patents and other intellectual property. Our existing patents and any patents granted to us or that we otherwise acquire in the future, may be contested, circumvented or invalidated, and we may not be able to prevent third parties from infringing these patents. The validity, enforceability, scope and effective term of patents can be highly uncertain and often involve complex legal and factual questions and proceedings that vary based on the local law of the relevant jurisdiction. Our ability to enforce our patents also depends on the laws of individual countries and each country’s practice with respect to enforcement of intellectual property rights. Patent protection must be obtained on a jurisdiction-by-jurisdiction basis, and we only pursue patent protection in countries where we think it makes commercial sense for the given product. In addition, if we are unable to maintain our existing license agreements or other agreements pursuant to which third parties grant us rights to intellectual property, including because such agreements terminate, our financial condition and results of operations could be materially adversely affected. Therefore, the extent of the protection afforded by these patents cannot be predicted with certainty. In addition, given the costs, effort, risks and downside of obtaining patent protection, including the requirement to ultimately disclose the invention to the public, we may choose not to seek patent protection for certain innovations; however, such patent protection could later prove to be important to our business.

Patent law reform in the U.S. and other countries may also weaken our ability to enforce our patent rights, or make such enforcement financially unattractive. For instance, in September 2011, the U.S. enacted the Leahy- Smith America Invents Act, which permits enhanced third-party actions for challenging patents and implements a first-to-file system. Further, the U.S. Supreme Court’s 2014 decision in Alice v. CLS Bank made it easier to invalidate software patents. These legal changes could result in increased costs to protect our intellectual property or limit our ability to obtain and maintain patent protection for our products in these jurisdictions.

We also rely on several registered and unregistered trademarks to protect our brand. We have pursued and will pursue the registration of trademarks, logos and service marks in the U.S. and internationally; however, enforcing rights against those who knowingly or unknowingly dilute or infringe our brands can be difficult. There can be no assurance that the steps we have taken and will take to protect our proprietary rights in our brands and trademarks will be adequate or that third parties will not infringe, dilute or misappropriate our brands, trademarks, trade dress or other similar proprietary rights. Competitors may adopt service names similar to ours or use confusingly similar terms as keywords in Internet search engine advertising programs, thereby impeding our ability to build brand identity and possibly creating confusion in the marketplace. In addition, trade name or trademark infringement claims could be brought against us by owners of other registered trademarks or trademarks that incorporate variations of our trademarks. Any claims or customer confusion related to our trademarks could damage our reputation and brand and adversely impact our business and results of operations.

We attempt to protect our intellectual property, technology and confidential information by generally requiring our employees, contractors, and consultants to enter into confidentiality and assignment of inventions agreements and third parties to enter into nondisclosure agreements, all of which offer only limited protection. These agreements may not effectively prevent, or provide an adequate remedy in the event of unauthorized use or disclosure of our confidential information, intellectual property or technology. Despite our efforts to protect our confidential information, intellectual property, and technology, unauthorized third parties may gain access to our confidential proprietary information, develop and market solutions similar to ours, or use trademarks similar to ours, any of which could materially impact our business and results of operations. In addition, others may independently discover our trade secrets and confidential information, and in such cases, we could not assert any trade secret rights against such parties. Existing U.S. federal, state and international intellectual property laws offer only limited protection. The laws of some foreign countries do not protect our intellectual property rights to as great an extent as the laws of the U.S., and many foreign countries do not enforce these laws as diligently as governmental agencies and private parties in the U.S. More broadly, enforcing intellectual property protections outside the U.S., including in some countries we operate in, can be more challenging than enforcement in the U.S. The Company takes certain actions when operating in countries where protection of IP, technology and confidential information, is not as well protected, including steps such as preventing placing sensitive IP in such countries, as an example. Moreover, policing our intellectual property rights is difficult, costly and may not always be effective. From time to time, legal action by us may be necessary to enforce our patents and other intellectual property rights, to protect our trade secrets, to determine the validity and scope of the intellectual property rights of others or to defend against claims of infringement or invalidity. Even if we are successful in defending our claims, litigation could result in substantial costs and diversion of resources and could negatively affect our business, reputation, results of operations and financial condition. To the extent that we seek to enforce our rights, we could be subject to claims that an intellectual property right is invalid, otherwise not enforceable, or is licensed to the party against whom we are pursuing a claim. In addition, our assertion of intellectual property rights may result in the other party seeking to assert alleged intellectual property rights or assert other claims against us, which could adversely impact our business. If we are not successful in defending such claims in litigation, we may not be able to sell or license a particular solution due to an injunction, or we may have to pay damages that could, in turn, adversely impact our results of operations. In addition, governments may adopt regulations, or courts may render decisions, requiring compulsory licensing of intellectual property to others, or governments may require that products meet specified standards that serve to favor local companies. Our inability to enforce our intellectual property rights under these circumstances may adversely impact our competitive position and our business. If we are unable to protect our technology and to adequately maintain and protect our intellectual property rights, we may find ourselves at a competitive disadvantage to others who need not incur the additional expense, time and effort required to create the innovative solutions that have enabled us to be successful to date.

There can be no assurance that our patents or patent applications will be enforceable or otherwise upheld as valid.

Any patents, trademarks, or other intellectual property rights that we have obtained or may obtain may be challenged by others or invalidated, circumvented, abandoned or lapse. As of June 15, 2023, we had no U.S. trademarks or pending applications, and we had four registered non-U.S. trademarks and five pending non-U.S. trademark applications. As of June 15, 2023, we had no U.S.

patents and pending applications, and one registered non-U.S. patent, one registered non-U.S. design and one pending non-U.S. patent application. There can be no assurance that our patent applications will result in issued patents. Even if we continue to seek patent protection in the future, we may be unable to obtain further patent protection for our technology. There can also be no assurance that our patents or application will be equally enforceable or otherwise protected by the laws of non-U.S. jurisdictions.

In addition, given the costs, effort, risks and downside of obtaining patent protection, including the requirement to ultimately disclose the invention to the public, we may choose not to seek patent protection for certain innovations; however, such patent protection could later on prove to be important to our business. Further, any patents may not provide us with competitive advantages, or may be successfully challenged by third parties. Furthermore, legal standards relating to the validity, enforceability, and scope of protection of intellectual property rights are uncertain.

We may enter into joint ventures, collaborations or sponsored developments for intellectual property and, as a result, some of our intellectual property may, in the future, be jointly owned by third parties.

Engagement in any type of intellectual property collaboration agreement requires diligent management of intellectual property rights. Other than in specific, limited circumstances, such as a joint venture we are party to in India where we have majority ownership of the joint venture entity. Roadzen does not currently engage in joint ventures, collaborations or sponsored development agreements. Should Roadzen decide to pursue such agreements in future, the development of joint intellectual property would create additional administrative and financial burdens, and may place Roadzen at heightened risk of disputes or litigation regarding ownership, maintenance or enforcement of such joint intellectual property.

Assertions by third parties of infringement or other violation by us of their intellectual property rights could result in significant costs and substantially harm our business and results of operations.

The insurtech industry is characterized by the existence of a large number of patents and frequent claims and related litigation regarding patents and other intellectual property rights. In particular, leading companies in the technology industry own large numbers of patents, copyrights, trademarks and trade secrets, which they may use to assert claims against us. From time to time, third parties holding such intellectual property rights, including companies, competitors, patent holding companies, customers and/or non-practicing entities, may assert patent, copyright, trademark or other intellectual property claims against us, our customers and partners, and those from whom we license technology and intellectual property.

Although we believe that our solutions do not infringe upon the intellectual property rights of third parties, any such assertions may require us to enter into royalty arrangements or result in costly litigation, or result in us being unable to use certain intellectual property. Infringement assertions by third parties may involve patent holding companies or other patent owners who have no relevant product revenue, and therefore our own issued and pending patents may provide little or no deterrence to these patent owners in bringing intellectual property rights claims against us.

If we are forced to defend against any infringement or misappropriation claims, whether they are with or without merit, are settled out of court, or are determined in our favor, we may be required to expend significant time and financial resources on the defense of such claims. Regardless of the merits or eventual outcome, such a claim could adversely impact our brand and business. Furthermore, an adverse outcome of a dispute may require us to pay damages, potentially including treble damages and attorneys’ fees, if we are found to have willfully infringed a party’s intellectual property; cease making, licensing or using our solutions that are alleged to infringe or misappropriate the intellectual property of others; expend additional development resources to redesign our solutions; enter into potentially unfavorable royalty or license agreements in order to obtain the right to use necessary technologies or works; and to indemnify our partners, customers and other third parties. Any of these events could adversely impact our business, results of operations and financial condition.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

To protect our trade secrets, confidential information and distribution of our proprietary information, we generally enter into confidentiality, non-compete, proprietary, and invention assignment agreements with our employees and consultants and enter into confidentiality agreements with other parties. We also have entered into confidentiality agreements to protect our confidential information delivered to third parties for research and other purposes. No assurance can be given that these agreements will be effective in controlling access to trade secrets, confidential information and distribution of our proprietary information, especially in certain U.S. states and countries that are less willing to enforce such agreements. Further, these agreements may not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our products. In addition, others may independently discover our trade secrets and confidential information, and in such cases we could not assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our trade secret rights and related confidentiality and nondisclosure provisions, and failure to obtain or maintain trade secret protection, or our competitors’ obtainment of our trade secrets or independent development of unpatented technology similar to ours or competing technologies, could adversely affect our competitive business position.

In order to protect our intellectual property rights and proprietary technology, we may be required to spend significant resources to monitor and protect our intellectual property rights. Litigation may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming, and distracting to management, and could result in the impairment or loss of portions of our intellectual property. Further, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our intellectual property rights and proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of our products, impair the functionality of our products, delay introductions of new products, result in our substituting inferior or more costly technologies into our products, or injure our brand and reputation.

Our exposure to risks associated with the use of intellectual property may be increased as a result of acquisitions.

Our exposure to risks associated with the use of intellectual property may be increased as a result of acquisitions, as we have a lower level of visibility into the development process with respect to acquired technology or the care taken to safeguard against infringement risks. Third parties may make infringement and similar or related claims after we have acquired technology that had not been asserted prior to our acquisition.

Any of these results could harm our business, results of operations and financial condition. These risks have been amplified by the increase in third parties whose sole or primary business is to assert such claims.

Our use of open source software could negatively affect our ability to sell subscriptions and subject us to possible litigation.

Few of the licenses applicable to open source software have been interpreted by courts, and there is a risk that these licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to commercialize our solution or other products we may develop in the future. We also rely upon third-party, non-employee contractors to perform certain development services on our behalf, and we cannot be certain that such contractors will comply with our review processes or not incorporate software code made available under open source licenses into our proprietary code base.

We may be found to have used open source software in our software in a manner that is inconsistent with the terms of the applicable license or our current policies and procedures. For example, certain kinds of open source licenses may require that any person who creates a product or service that contains, links to, or is derived from software that was subject to an open source license must also make their own product or service subject to the same open source license. If these requirements are found to apply to our products and we fail to comply with them, we may be subject to certain requirements, including requirements that we offer additional portions of our solutions for no cost, that we make available additional source code for modifications or derivative works we create based upon, incorporating or using the open source software, and that we license such modifications or derivative works under the terms of applicable open source licenses.

If an author or other third party that distributes such open source software were to allege that we had not complied with the conditions of one or more of these licenses, we could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages, enjoined from the sale of our products that contained the open source software, or required to comply with onerous conditions or restrictions on these products, which could disrupt the distribution and sale of these products. In addition, there have been claims challenging the ownership rights in open source software against companies that incorporate open source software into their products, and the licensors of such open source software provide no warranties or indemnities with respect to such claims. Moreover, we cannot assure you that our processes for controlling our use of open source software in our solution will be effective. In any of these events, we and our customers could be required to seek licenses from third parties in order to continue offering our products, to re-engineer our products, or to discontinue the sale of our products in the event re-engineering cannot be accomplished on a timely basis. We and our customers may also be subject to suits by parties claiming infringement, misappropriation or violation due to the reliance by our solutions on certain open source software, and such litigation could be costly for us to defend or subject us to an injunction.

Some open source projects provided on an “as-is” basis have known vulnerabilities and architectural instabilities which, if used in our product and not properly addressed, could negatively affect the security or performance of our product. Any of the foregoing could require us to devote additional research and development resources to re-engineer our solutions, could result in customer dissatisfaction, and may adversely affect our business, financial condition, and results of operations.

Some of our services and technologies use “open source” software, which may restrict how we use or distribute our services or require that we release the source code of certain products subject to those licenses.

Some of our services and technologies incorporate software licensed under so-called “open source” licenses. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on origin of the software. Additionally, some open source licenses require that source code subject to the license be made available to the public and that any modifications or derivative works to open source software continue to be licensed under open source licenses. These open source licenses typically mandate that proprietary software, when combined in specific ways with open source software, become subject to the open source license. If we combine our proprietary software with open source software, we could be required to release the source code of our proprietary software.

We take steps to ensure that our proprietary software is not combined with, and does not incorporate, open source software in ways that would require our proprietary software to be subject to many of the restrictions in an open source license. However, few courts have interpreted open source licenses, and the manner in which these licenses may be interpreted and enforced is therefore subject to some uncertainty. Additionally, we rely on hundreds of software programmers to design our proprietary technologies, and although we take steps to prevent our programmers from including objectionable open source software in the technologies and software code that they design, write and modify, we do not exercise complete control over the development efforts of our programmers and we cannot be certain that our programmers have not incorporated such open source software into our proprietary products and technologies or that they will not do so in the future. In the event that portions of our proprietary technology are determined to be subject to an open source license, we could be required to publicly release the affected portions of our source code, re-engineer all or a portion of our technologies, or otherwise be limited in the licensing of our technologies, each of which could reduce or eliminate the value of our services and technologies and materially and adversely affect our business, results of operations, and prospects.

In the past, companies that have incorporated open source software into their products have faced claims challenging the ownership of open source software or compliance with open source license terms. Accordingly, we could be subject to suits by parties claiming ownership of what we believe to be open source software or claiming noncompliance with open source licensing terms.

Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement, misappropriation, violation, and other losses.

Our agreements with customers and other third parties have in some cases included indemnification provisions under which we agree to indemnify them for losses suffered or incurred as a result of claims of intellectual property infringement, misappropriation or violation, damages caused by us to property or persons, or other liabilities relating to or arising from our solution or other contractual obligations. Large indemnity payments could harm our business, financial condition, and results of operations. Pursuant to certain agreements, we do not have a cap on our liability and any payments under such agreements would harm our business, financial condition, and results of operations. Although we normally contractually limit our liability with respect to some of these indemnity obligations, we may still incur substantial liability related to them. Any dispute with a customer with respect to such obligations could have adverse effects on our relationship with that customer and other existing customers and new customers and harm our business and results of operations.

We may become subject to intellectual property disputes, which are costly and may subject us to significant liability and increased costs of doing business.

Third parties have claimed and may in the future claim that our operations and applications infringe their intellectual property rights, and such claims have resulted and may result in legal claims against our customers and us. These claims may damage our brand and reputation, harm our customer relationships, and result in liability for us. We expect the number of such claims will increase as the number of applications and the level of competition in our market grows, the functionality of our solution overlaps with that of other products and services, and the volume of issued patents and patent applications continues to increase. We have agreed in various agreements to indemnify customers for expenses or liabilities they incur as a result of third-party intellectual property infringement claims associated with our solution. To the extent that any claim arises as a result of third-party technology we use in our solution, we may be unable to recover from the appropriate third party any expenses or other liabilities that we incur.

Companies in the software and technology industries, including some of our current and potential competitors, own patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. In addition, many of these companies have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them than we do. Furthermore, patent holding companies, non-practicing entities, and other patent owners that are not deterred by our existing intellectual property protections may seek to assert patent claims against us. Third parties may assert patent, copyright, trademark, or other intellectual property rights against us, our channel partners, our technology partners, or our customers. We have received notices and been subject to litigation (and we may be subject to litigation in the future) that claims we have misappropriated, misused, or infringed other parties’ intellectual property rights, and, to the extent we gain greater market visibility, we face a higher risk of being the subject of intellectual property infringement claims, which is not uncommon with respect to the enterprise software market. These and other possible disagreements could lead to delays in the collaborative research, development or commercialization of our systems, or could require or result in costly and time-consuming litigation that may not be decided in our favor. Any such event could materially and adversely affect our financial condition and results of operations.

There may be third-party intellectual property rights, including issued or pending patents, that cover significant aspects of our technologies or business methods. In addition, if we acquire or license technologies from third parties, we may be exposed to increased risk of being the subject of intellectual property infringement due to, among other things, our lower level of visibility into the development process with respect to such technology and the care taken to safeguard against infringement risks. These claims may damage our brand and reputation, harm our customer relationships, and create liability for us.

Any intellectual property claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate, and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed patents or copyrights, and may require us to indemnify our customers for liabilities they incur as a result of such claims. These claims could also result in our having to stop using technology found to be in violation of a third party’s rights. We might be required to seek a license for the intellectual property, which may not be available on reasonable terms or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our operating expenses. Alternatively, we could be required to develop alternative non-infringing technology, which could require significant time, effort, and expense, and may affect the performance or features of our solution. If we cannot license or develop alternative non-infringing substitutes for any infringing technology used in any aspect of our business, we would be forced to limit or stop sales of our solution and may be unable to compete effectively. Any of these results would adversely affect our business operations and financial condition.

Risks Relating to Operations in India

We are subject to various labor laws, regulations and standards in India. Non-compliance with and changes in such laws may adversely affect our business, results of operations and financial condition.

We are required to comply with various labor and industrial laws in India and the rules made thereunder (each as amended from time to time), which include relevant shops and establishment legislations depending on the States of India in which we operate, the Employees State Insurance Act, 1948, the Employees’ Provident Funds and Miscellaneous Provisions Act, 1952, the Minimum Wages Act, 1948, the Payment of Bonus Act, 1965, the Equal Remuneration Act, 1976, Maternity Benefit Act, 1961, the Sexual Harassment of Women at Workplace (Prevention, Prohibition and Redressal) Act, 2013, the Payment of Gratuity Act, 1972, the Industrial Disputes Act, 1947, and the Contract Labour (Regulation and Abolition) Act, 1970. Because of the complexities of the applicable labor laws in India, we have had prior experiences with lapses in compliance with applicable labor laws. While past lapses could be attributed to technical lapses and human errors, we are setting up a system to track and monitor compliance with the regulatory requirements under applicable labor laws. Currently, although there are no notices or penalty imposed by relevant labor authorities in respect of such lapses, such lapses could result in actions by such authorities, potentially leading to civil and/or criminal penalties and enforcement actions, which in extreme cases, among things, could lead to revocation of licenses or registrations to operate our business. In determining the penalties, the discretion of the regulatory agencies in imposing penalties is generally guided by facts and circumstances of a specific case, particularly, the gravity of the violation and the bona fide of the parties involved. There can be no assurance that the penalties imposed by the regulator while regularizing such past lapses will not adversely affect our business or financial conditions.

The Government of India has notified four labor codes, namely, (i) the Code on Wages, 2019, (ii) the Industrial Relations Code, 2020, (iii) the Code on Social Security, 2020 and (iv) the Occupational Safety, Health and Working Conditions Code, 2020. While certain provisions of the Code on Wages, 2019 and the Code on Social Security, 2020 have been brought in force, the effective date of the four labor codes is yet to be notified, and they shall come into force from such date as may be notified by the Government of India. The new codes, if implemented, will subsume several separate legislations, and will introduce several new changes, such as introducing a single registration and license for Indian companies, and provide uniformity in providing social security benefits to employees, which was earlier segregated under different legislations and had different applicability and coverage. We may incur increased costs and other burdens relating to compliance with such new requirements, which may also require significant management time and other resources, and any failure to comply may adversely affect our business, our results of operations and financial condition.

A portion of our business and operations are located in India and we are subject to regulatory, economic, social and political uncertainties in India.

A portion of our business and some of our employees are located in India, and we intend to continue to develop and expand our business in India. Consequently, our financial performance and the market price of our ordinary shares may be affected by changes in exchange rates and controls, interest rates, volatility in and actual or perceived trends in trading activity on India’s principal stock exchanges, prevailing economic conditions, changes in government policies, including taxation policies and foreign investment policies, social and civil unrest and other political, social and economic developments in or affecting India. The Government of India has exercised and continues to exercise significant influence over many aspects of the Indian economy. Since 1991, successive Indian governments have generally pursued policies of economic liberalization and financial sector reforms, including by significantly relaxing restrictions on the private sector. Nevertheless, the role of the Indian central and state governments in the Indian economy as producers, consumers and regulators has remained significant and we cannot assure you that such liberalization policies will continue. The rate of economic liberalization could change, and specific laws and policies affecting travel service companies, e-commerce, data, foreign investments, currency exchange rates and other matters affecting investments in India could change as well or be subject to unfavorable changes, interpretations, or uncertainty, including by reason of limited administrative or judicial precedents. There can be no assurance that the Government of India may not implement new regulations and policies, which will require us to obtain approvals and licenses or impose onerous requirements and conditions on our operations. A significant change in India’s policy of economic liberalization and deregulation or any social or political uncertainties could adversely affect business, financial condition, results of operations and prospects. Factors that may adversely affect the Indian economy, and hence our results of operations, may include:

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the macroeconomic climate, including any increase in Indian interest rates or inflation;
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any exchange rate fluctuations, the imposition of currency controls and restrictions on the right to convert or repatriate currency or export assets;
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any scarcity of credit or other financing in India, resulting in an adverse effect on economic conditions in India and scarcity of financing for our expansions;
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prevailing income conditions among Indian customers and Indian corporations;
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epidemic, pandemic or any other public health in India or in countries in the region or globally, including in India’s various neighboring countries;
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volatility in, and actual or perceived trends in trading activity on, India’s principal stock exchanges;
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changes in India’s tax, trade, fiscal or monetary policies;
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political instability, terrorism or military conflict in India or in countries in the region or globally, including in India’s various neighboring countries;
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occurrence of natural or man-made disasters;
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prevailing regional or global economic conditions, including in India’s principal export markets;
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other significant regulatory or economic developments in or affecting India or its consumption sector;
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international business practices that may conflict with other customs or legal requirements to which we are subject, including anti-bribery and anti-corruption laws;
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protectionist and other adverse public policies, including local content requirements, import/export tariffs, increased regulations or capital investment requirements;
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logistical and communications challenges;
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difficulty in developing any necessary partnerships with local businesses on commercially acceptable terms or on a timely basis; and
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being subject to the jurisdiction of foreign courts, including uncertainty of judicial processes and difficulty enforcing contractual agreements or judgments in foreign legal systems or incurring additional costs to do so.

Any slowdown or perceived slowdown in the Indian economy, or in specific sectors of the Indian economy, could adversely affect our business, results of operations and financial condition and the price of our ordinary shares.

The impact of any changes to Indian legislation on our business cannot be fully determined at this time. Additionally, our business and financial performance could be adversely affected by unfavorable changes in or interpretations of existing, or the promulgation of new laws, rules and regulations applicable to us and our business, including those relating to consumer protection and privacy. Such unfavorable changes could decrease demand for our services and products, increase costs and/or subject us to additional liabilities.

Cross-border transactions in India are subject to exchange control regulations of India.

In India, transactions between residents and non-residents or transactions involving foreign currencies, such as foreign investment into India, imports and exports of goods and services (including insurance tech licensing or related services), borrowings in foreign currencies, incurrence of any liabilities in foreign currencies (such as non INR denominated guarantees) and overseas investments by resident Indians are regulated by the foreign exchange regulations in India, including Foreign Exchange Management Act, 1999, and the rules and regulations thereunder, each as amended from time to time (“FEMA”). FEMA has classified such transactions into two broad categories: capital account transactions and current account transactions. Capital account transactions (transactions which alter the assets or liabilities, including contingent liabilities, outside of India by persons residing in India or assets or liabilities, including contingent liabilities in India by persons residing outside India) are generally prohibited unless specifically permitted under FEMA, and current account transactions (transactions other than capital account transactions) are generally permitted unless prohibited or specifically regulated by FEMA. Accordingly, investments that were made by a non-resident in Roadzen’s Indian subsidiaries/entities were subject to foreign exchange regulations, which such entities were required under FEMA to report to the Reserve Bank of India. There have certain lapses in reporting such investments as required under FEMA, which are currently in the process of being regularized. While past lapses could be attributed to technical lapses and human errors, we are setting up a system to track and monitor compliance with the regulatory requirements under applicable laws. Currently, although there are no notices or penalty imposed by the Reserve Bank of India in respect of such lapses, such lapses could result in actions by the Reserve Bank of India, potentially leading to penalties (including late submission fees) and enforcement actions (including compounding process for regularization of the violation), which in extreme cases, among things, could be up to three times the sum involved in such contravention that is the subject matter of violation of the regulatory requirements. In determining the penalties, the discretion of the regulatory agencies in imposing penalties is generally guided by facts and circumstances of a specific case, particularly, the gravity of the violation and the bona fide of the parties involved. While such violations can be regularized under the applicable laws, there can be no assurance that the penalties imposed by the regulator while regularizing such past lapses will not adversely affect our business or financial conditions.

The Business Combination we closed may be scrutinized by the tax authorities in India.

Under the Indian Income Tax Act, 1961, as amended from time to time (“Income Tax Act”), income arising directly or indirectly through the sale of a capital asset, including shares of a company incorporated outside of India, will be subject to tax in India, if such shares derive, directly or indirectly, their value substantially from assets located in India, whether or not the seller of such shares has a residence, place of business, business connection, or any other presence in India. Such capital asset (including shares) shall be deemed to derive value substantially from assets located in India if, on the specified date, the value of the Indian assets exceeds the amount of INR 100 million and the overseas company derives 50% or more of its overall value from the Indian assets. However, an exception is available under the Income Tax Act for shareholders who (together with any of their associated enterprises, as defined under Income Tax Act) neither hold more than 5% of voting power of the share capital in the company nor hold any right of management or control in the company, at any time in the 12 months preceding the date of transfer. Similarly, the impact of the above indirect transfer provisions would need to be separately evaluated under the tax treaty scenario of the country of which the shareholder is a tax resident.

If the indirect transfer tax provisions are applicable, the Company may be required to withhold tax in respect of gains made by respective transferors at the applicable rate and both transferor and the Company would have to undertake requisite compliances in India.

The tax authorities in India may determine that we have a Place of Effective Management in India for a specific financial year or a permanent establishment in India or business connection under the Indian tax regime, a finding of which would subject us to corporate taxation in India.

We face certain risks of being subject to corporate taxation in India. One such risk is that if Indian tax authorities determine that the Place of Effective Management (“POEM”) for Roadzen is located in India, then its world-wide income will be taxed at 40% (plus surcharge and cess) in India. The second risk is the risk of “permanent establishment,” which can arise when directors or officers or agents of the company conduct business on behalf of the company while in India, or where an Indian subsidiary carries out the business of its non-Indian parent. Such actions may subject the non-Indian entity’s income derived from the business conducted in India or attributed to India, to being treated as “business income” by the Indian tax authorities and, accordingly, taxed at 40% (plus surcharge and cess).

While POEM provisions are described under the Indian domestic tax regime, “permanent establishment” concept and provisions are generally contained under bilateral double taxation avoidance agreements (“International Tax Treaties”) that India has executed with multiple countries globally. India does not have an international tax treaty with the British Virgin Islands, but it has an Agreement for Exchange of Information with respect to taxes with the British Virgin Islands. However, the Income Tax Act contemplates a comparable concept of “business connection,” which has a much wider scope of taxability than that of the permanent establishment under an international tax treaty. Business connection is defined to include significant economic presence. A foreign enterprise may set up a significant economic presence in India if (a) sales from transactions in goods, services or property with any person in India (including provision of data or software downloads) during the tax year exceed INR 20 million (approximately USD 241,461 based on an exchange rate of USD 1.00 = INR 82.829 as of March 12, 2024, or (b) the Company engages in systematic and continuous soliciting of its business activities or interacts with more than 300,000 Indian users. A significant economic presence may arise even if such foreign enterprise (i) has no physical place of business or employees in India, (ii) does not render any services in India, and/or (c) does not enter into agreements in India.

Under Section 6 of the Income Tax Act, POEM is defined as “a place where key management and commercial decisions that are necessary for the conduct of the business of an entity as a whole are, in substance, made.” The guidance for determining POEM sets forth certain tests to determine if a company is engaged in active business outside India. The POEM of a company with active business outside India is presumed to be outside India if the majority of its board meetings are held outside India in the relevant financial year, subject to certain caveats contained in the circulars issued by the Central Board of Direct Taxes (“CBDT”), Ministry of Finance, Government of India. If a company does not qualify as having active business outside India, there is a two-stage process for determining its POEM. The first stage involves the determination of the people who make key management and commercial decisions for the business of the company as a whole. The second stage involves a determination of the place where such decisions are in fact being made. To this end, factors such as whether the company’s head office is located outside India, where the board of directors meets and makes decisions and whether it delegates any of its authority to senior management for making commercial decisions related to the company, are relevant. Additionally, Circular 8 of 2017 issued by the CBDT provides an exemption from POEM regulations to any company incorporated outside of India with revenues of INR 500 million (approximately USD 6.04 million based on an exchange rate of USD 1.00 = INR 82.829 as of March 12, 2024) or less in a given financial year.

If it is determined by the Indian tax authorities that the Company will have a POEM in India, it will be subject to tax in India on our global income and will be subject to all procedural requirements, including filing a tax return in India and complying with certain tax withholding provisions. The applicable corporate tax rate for a domestic company is 22-30%, however, the Central Board of Direct Taxes, Ministry of Finance, Government of India, prescribes that a foreign company that is deemed to have a POEM in India will be taxed at a rate of 40% plus an applicable surcharge and cess (on tax). A surcharge of 2% of the income tax calculated will be applied if the Company’s total income for any given year exceeds INR 10 million (approximately USD 120,722 based on the exchange rate as of March 12, 2024) but is less than INR 100 million (approximately USD 1,207,220 based on the exchange rate as of March 12, 2024), and a surcharge of 5% of the income tax calculated will be applied if the Company’s total income exceeds INR 100 million. Additionally, a health and education cess equal to 4% of income tax as increased by surcharge calculated will be levied).

Alternatively, if business activities carried out in India by certain persons in their capacity as directors or officers or agents of the Company, the Company may be determined by the Indian tax authorities to have a business connection in India under the Income Tax Act. Each of Mr. Rohan Malhotra, who serves as a director and the Chief Executive Officer of the Company, Mr. Ankur Kamboj, who serves as Roadzen’s Chief Operating Officer, and Mr. Saurav Adhikari, who serves as a director of Roadzen, is an Indian citizen and either resides or spends a portion of his time every year in India. Their actions in India on behalf of Roadzen, taken as a whole, may lead Indian tax authorities to determine that Roadzen has a business connection in India. Such a determination may result in taxation of Roadzen’s income, which is attributable to operations carried on in India, at 40% plus the applicable surcharge and cess.

Accordingly, a finding by the Indian tax authorities that the Company has a POEM or a business connection in India under the Income Tax Act could have a material adverse effect on our business and results of operations.

Additionally, some of our subsidiaries are already subject to corporate taxes in India and some are not. If any of our non-Indian subsidiaries conducts business or provides services in India, or an individual has the authority to enter into and execute contracts on behalf of such non-Indian subsidiary, and such activities take place in India but do not fall within an exclusion available under the relevant Double Tax Avoidance Agreement between India and the jurisdiction of incorporation of the non-Indian subsidiary, the non-Indian subsidiary’s income from such activities would be taxable in India.

Additional Risks Relating to Ownership of Our Ordinary Shares

Nasdaq may delist the Company’s securities from trading on its exchange, which could limit investors’ ability to make transactions in its securities and subject the Company to additional trading restrictions.

Currently, our ordinary shares are publicly traded on The Nasdaq Global Market. We cannot assure you that our ordinary shares will continue to be listed on The Nasdaq Global Market. In order to continue listing our securities on The Nasdaq Global Market, we will be required to maintain certain financial, distribution and share price levels. For instance, our share price would generally be required to be at least $4.00 per share and we will be required to have a minimum of 400 public holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500) in order to remain listed on The Nasdaq Global Market.

If Nasdaq delists our securities from trading on its exchange and the Company is not able to list its securities on another national securities exchange, we expect that the securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

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a limited availability of market quotations for such securities;
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reduced liquidity for such securities;
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a determination that our ordinary shares is a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
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a limited amount of news and analyst coverage; and
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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since our securities are listed on Nasdaq, they are covered securities. Although the states are preempted from regulating the sale of its securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

Our share price may change significantly and you could lose all or part of your investment as a result.

The trading price of our ordinary shares is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in “— Risks Relating to Roadzen’s Business and Industry” and the following:

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results of operations that vary from the expectations of securities analysts and investors;
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results of operations that vary from those of our competitors;
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the impact of the COVID-19 pandemic and its effect on our business and financial conditions;
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changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;
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declines in the market prices of stocks generally;
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strategic actions by the Company or its competitors;
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announcements by the Company or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;
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any significant change in the Company’s management;
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changes in general economic or market conditions or trends in the Company’s industry or markets;
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changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to the Company’s business;
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future sales of the Company’s ordinary shares or other securities;
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investor perceptions or the investment opportunity associated with the Company’s ordinary shares relative to other investment alternatives;

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the public’s response to press releases or other public announcements by the Company or third parties, including the Company’s filings with the SEC;
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litigation involving the Company, the Company’s industry, or both, or investigations by regulators into the Company’s operations or those of the Company’s competitors;
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guidance, if any, that the Company provides to the public, any changes in this guidance or the Company’s failure to meet this guidance;
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the development and sustainability of an active trading market for the Company’s share;
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actions by institutional or activist shareholders;
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changes in accounting standards, policies, guidelines, interpretations or principles; and
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other events or factors, including those resulting from natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of our ordinary shares, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our ordinary shares is low.

In the past, following periods of market volatility, shareholders have instituted securities class action litigation. If the Company was involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from the Company’s business regardless of the outcome of such litigation.

Because there are no current plans to pay cash dividends on our ordinary shares for the foreseeable future, you may not receive any return on investment unless you sell your ordinary shares for a price greater than that which you paid for it.

The Company intends to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on our ordinary shares will be at the sole discretion of the Company’s board of directors. The Company’s board of directors may take into account general and economic conditions, the Company’s financial condition and results of operations, the Company’s available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by the Company to its shareholders or by its subsidiaries to it and such other factors as the Company’s board of directors may deem relevant. In addition, the Company’s ability to pay dividends is limited by covenants of Roadzen’s existing and outstanding indebtedness and may be limited by covenants of any future indebtedness the Company incurs. As a result, you may not receive any return on an investment in our ordinary shares unless you sell our ordinary shares for a price greater than that which you paid for it.

If securities analysts do not publish research or reports about the Company’s business or if they downgrade the Company’s share or the Company’s sector, the Company’s share price and trading volume could decline.

The trading market for the Company’s ordinary shares will rely in part on the research and reports that industry or financial analysts publish about the Company or its business. the Company will not control these analysts. In addition, some financial analysts may have limited expertise with the Company’s model and operations. Furthermore, if one or more of the analysts who do cover the Company downgrade its shares or industry, or the shares of any of its competitors, or publish inaccurate or unfavorable research about its business, the price of our shares could decline. If one or more of these analysts ceases coverage of the Company or fails to publish reports on it regularly, the Company could lose visibility in the market, which in turn could cause its stock price or trading volume to decline.

Future issuances of debt securities and equity securities may adversely affect the Company, including the market price of our ordinary shares, and may be dilutive to existing shareholders.

There is no assurance that the Company will not incur debt or issue equity ranking senior to its ordinary shares. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting its operating flexibility. Additionally, any convertible or exchangeable securities that the Company issues in the future may have rights, preferences and privileges more favorable than those of its ordinary shares. Because the Company’s decision to issue debt or equity in the future will depend on market conditions and other factors beyond the Company’s control, it cannot predict or estimate the amount, timing, nature or success of the Company’s future capital raising efforts. The amount of ordinary shares issued in connection with an investment or acquisition could constitute a material portion of the Company’s then-outstanding shares of ordinary shares. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to the Company’s shareholders. As a result, future capital-raising efforts may reduce the market price of the Company’s ordinary shares and be dilutive to existing shareholders.

Anti-takeover provisions in the Company’s organizational documents could delay or prevent a change of control.

The BVI Companies Act does not currently provide anti-takeover measures, similar to some jurisdictions in the U.S.

Certain provisions of the Company’s memorandum and articles of association (the “Memorandum and Articles of Association”) may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by the Company’s shareholders.

These provisions, among other things:

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authorize the Company’s board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders;
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limit the ability of shareholders to requisition and convene general meetings of shareholders;
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require advance notice procedures with which shareholders must comply to nominate candidates to the Company’s board of directors or to propose matters to be acted upon at a shareholders’ meeting, which could preclude shareholders from bringing matters before annual or special meetings and delay changes in the Company’s board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise from attempting to obtain control of the Company;
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provide that directors may be removed only for cause and only upon the unanimous approval of all other directors then in office or shareholders representing at least two-thirds (2/3) of the shares entitled to vote at a meeting for the election of directors; and
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permit the Company’s board of directors to fill vacancies created by the expansion of the Company’s board of directors or the resignation, death or removal of a director.

Roadzen is a BVI company and, because judicial precedent regarding the rights of members is more limited under BVI law than that under U.S. law, you may have less protection for your member rights than you would under U.S. law.

Our corporate affairs will be governed by the Memorandum and Articles of Association, as amended and restated from time to time, the BVI Companies Act and the common law of the BVI. The rights of members to take action against the directors, actions by minority members and the fiduciary responsibilities of the Company’s directors to the Company under BVI law are to a large extent governed by the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as that from English common law, which has persuasive, but not binding, authority on a court in the BVI. The rights of the Company’s members and the fiduciary responsibilities of its directors under BVI law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the U.S. In particular, the BVI has a less exhaustive body of securities laws than the U.S. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the BVI. There is no statutory recognition in the BVI of judgments obtained in the U.S., although the courts of the BVI will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. As a result of all of the above, public members may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling members than they would as members of a U.S. public company.

It may be difficult for you to enforce any judgment obtained in the United States against us, our directors or executive officers or our affiliates.

India has reciprocal recognition and enforcement of judgments in civil and commercial matters with only a limited number of jurisdictions, such as the United Kingdom; however, no reciprocity has been established with the U.S. In order to be enforceable, a judgment from a jurisdiction with reciprocity must meet certain requirements of the Indian Code of Civil Procedure, 1908, as amended from time to time (the “Civil Code”). The Civil Code only permits the enforcement and execution of monetary decrees in the reciprocating jurisdiction, not being in the nature of any amounts payable in respect of taxes, other charges, fines or penalties. Judgments or decrees from jurisdictions which do not have reciprocal recognition with India may be enforced in India only by a fresh suit upon the foreign judgment and not by proceedings in execution. The suit must be brought in India within three (3) years from the date of judgment in the same manner as any other suit filed to enforce a civil liability in India. Generally, there are considerable delays in the disposal of suits by Indian courts. It is unlikely that a court in India would award damages on the same basis as a foreign court if an action were to be brought in India. Furthermore, it is unlikely that an Indian court would enforce foreign judgments if that court was of the view that the amount of damages awarded was excessive or inconsistent with Indian practice. Some remedies available under the laws of U.S. jurisdictions, including remedies available under the U.S. federal securities laws, may not be allowed in Indian courts if contrary to public policy in India. A party seeking to enforce a foreign judgment in India is required to obtain prior approval from the Reserve Bank of India to repatriate any amount recovered. Any judgment in a foreign currency would be converted into Indian Rupees on the date of the judgment and not on the date of the payment. We cannot predict whether a suit brought in an Indian court will be disposed of in a timely manner or be subject to considerable delays.

Because we are incorporated under the laws of the British Virgin Islands, shareholders may face difficulties in effecting service of legal process, protecting their interests, and their ability to protect their rights through the U.S. Federal courts may be limited.

We are incorporated under the laws of the British Virgin Islands. As a result, it may be difficult for investors to effect service of process within the United States upon the Company’s directors or officers, or enforce judgments obtained in the United States courts against the Company’s directors or officers.

The Company is a British Virgin Islands company and substantially a majority of its assets are located outside of the U.S. A majority of its current operations are conducted in Europe and India. In addition, some of its directors and officers reside outside the U.S. As a result, it may be difficult for you to effect service of process within the U.S. or elsewhere upon these persons. It may also be difficult for you to enforce in Europe, India or British Virgin Islands courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the Company and its officers and directors, and the majority of whose assets are located outside of the U.S. It may be difficult or impossible for you to bring an action against the Company in the British Virgin Islands if you believe your rights under the U.S. securities laws have been infringed. In addition, there is uncertainty as to whether the courts of the British Virgin Islands, Europe or India would recognize or enforce judgments of U.S. courts against the Company or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state, and it is uncertain whether such British Virgin Islands, European or Indian courts would hear original actions brought in the British Virgin Islands, Europe or India against the Company or such persons predicated upon the securities laws of the U.S. or any state.

There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that the U.S. judgment:

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the U.S. court issuing the judgment had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;
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is final and for a liquidated sum;
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the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company;
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in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;
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recognition or enforcement of the judgment would not be contrary to public policy in the British Virgin Islands; and
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the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

The courts of the British Virgin Islands are also unlikely:

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to recognize or enforce against the Company judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws where that liability is in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company; and
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to impose liabilities against the Company, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Handling of mail

Mail addressed to the Company and received at its registered office will be forwarded unopened to the forwarding address supplied by Company to be dealt with. None of the Company, its directors, officers, advisors or service providers (including the organization which provides registered office services in the BVI) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address.

The Company may be subject to securities litigation, which is expensive and could divert management attention.

The market price of our ordinary shares may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. The Company may be the target of this type of litigation in the future. Securities litigation against the Company could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm its business.

Risks Relating to this Offering and Our Ordinary Shares

This is a best-efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional fundraises may not be available or available on terms acceptable to us.

We are subject to increased costs as a result of operating as a public company, and our management is required to devote substantial time to new compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. The Sarbanes-Oxley Act of 2002, as amended, or Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and The Nasdaq Global Market to implement provisions of the Sarbanes-Oxley Act, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas, such as “say on pay” and proxy access. Emerging growth companies may implement many of these requirements over a longer period of up to five years from the pricing of this offering. We intend to take advantage of these extended transition periods but cannot guarantee that we will not be required to implement these requirements sooner than budgeted or planned and thereby incur unexpected expenses. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.

The rules and regulations applicable to public companies have substantially increased our legal and financial compliance costs and make some activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition, and results of operations. The increased costs will decrease our net income and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, these rules and regulations made it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs in the future to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our ordinary shares.

Effective internal controls are necessary for us to provide reliable financial reports, prevent fraud and operate successfully as a public company. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results would be harmed. We cannot be certain that our efforts to develop and maintain our internal controls will be successful, that we will be able to maintain adequate controls over our financial processes and reporting in the future or that we will be able to comply with our obligations under Section 404 of the Sarbanes-Oxley Act of 2002. Any failure to develop or maintain effective internal controls, or difficulties encountered in implementing or improving our internal controls, could harm our operating results or cause us to fail to meet our reporting obligations. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our ordinary shares.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit under the Exchange Act is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements, or insufficient disclosures due to error or fraud may occur and not be detected.

Raising additional capital may cause dilution to our shareholders, including purchasers of ordinary shares in this offering.

To the extent that we raise additional capital through the sale of ordinary shares or securities convertible or exchangeable into ordinary shares, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that materially adversely affect your rights as a shareholder of ordinary shares. Debt financing, if available, would increase our fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

The placement agent of this offering may waive or release parties to the lock-up agreements entered into in connection with this offering, which could adversely affect the price of our ordinary shares.

We, all of our directors and executive officers and the selling shareholder have entered or will enter into lock-up agreements pursuant to which we and they will be subject to certain restrictions with respect to the sale or other disposition of our ordinary shares for a period of three months following the date of this prospectus. The placement agent, at any time and without notice, may release all or any portion of the ordinary shares subject to the foregoing lock-up agreements. See “Plan of Distribution – Lock-up Agreements” for more information on these agreements. If the restrictions under the lock-up agreements are waived, then the ordinary shares, subject to compliance with the Securities Act of 1933, as amended, or the Securities Act, or exceptions therefrom, will be available for sale into the public markets, which could cause the market price of our ordinary shares to decline and impair our ability to raise capital. Sales of a substantial number of shares upon expiration of the lock-up and market stand-off agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your ordinary shares at a time and price that you deem appropriate.

Sales of a substantial number of shares of our ordinary shares in the public market could cause our stock price to fall.

If our existing shareholders sell, or indicate an intention to sell, substantial amounts of our ordinary shares in the public market after the lock-up and other legal restrictions on resale discussed in this prospectus lapse, the market price of our ordinary shares could decline. Based upon the number of shares of ordinary shares outstanding as of March 31, 2024, upon the completion of this offering, we will have outstanding a total of ordinary shares. Of these shares, as of the date of this prospectus, approximately of our ordinary shares will be freely tradable, without restriction, in the public market immediately following this offering, assuming that current stockholders do not purchase shares in this offering.

The lock-up agreements pertaining to this offering will expire three months from the completion of this offering. After the lock-up agreements expire, based upon the number of shares of ordinary shares outstanding as of March 31, 2024, up to an additional ordinary shares will be eligible for sale in the public market all held by directors, executive officers and other affiliates and will be subject to certain limitations of Rule 144 under the Securities Act.

Upon completion of this offering, ordinary shares that are either subject to future vesting or reserved for future issuance under our equity incentive plans will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules and the lock-up agreements. If these additional shares of ordinary shares are sold, or if it is perceived that they will be sold, in the public market, the market price of our ordinary shares could decline.

We have broad discretion in how we use the proceeds of this offering and may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

We will have considerable discretion in the application of the net proceeds of this offering, including for any of the purposes described in the section of this prospectus titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

We are an emerging growth company and a smaller reporting company, and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies and smaller reporting companies will make our ordinary shares less attractive to investors.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012. For as long as we continue to be an emerging growth company, we intend to take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, exemption from auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced executive compensation disclosure obligations, in this prospectus, our periodic reports and our proxy statements, and an exemption from the requirements of holding nonbinding advisory votes on executive compensation, and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years following the year in which we complete this offering, although circumstances could cause us to lose that status earlier. We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to not “opt out” of this exemption from complying with new or revised accounting standards and, therefore, we will adopt new or revised accounting standards at the time private companies adopt the new or revised accounting standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to continue to take advantage of many of the same exemptions from disclosure requirements and reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements.

We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our stock price may be more volatile.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We do not intend to pay cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our ordinary shares will be your sole source of gain for the foreseeable future.

After the completion of this offering, we may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because we are a smaller company, and smaller companies tend to experience greater volatility in the price of their securities. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

Our actual financial results may differ materially from any guidance we may publish from time to time.

We may, from time to time, provide guidance regarding our future performance that represents our management’s estimates as of the date such guidance is provided. Any such guidance would be based upon a number of assumptions with respect to future business decisions (some of which may change) and estimates, while presented with numerical specificity, are inherently subject to significant business, economic, and competitive uncertainties and contingencies (many of which are beyond our control). Guidance is necessarily speculative in nature and it can be expected that some or all the assumptions that inform such guidance will not materialize or will vary significantly from actual results. Our ability to meet any forward-looking guidance is affected by a number of factors, including, but not limited to, other risks to our business described in this “Risk Factors” section. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date such guidance is provided. Actual results may vary from such guidance and the variations may be material. Investors should also recognize the reliability of any forecasted financial data diminishes the farther into the future the data is forecast. In light of the foregoing, investors should not place undue reliance on our financial guidance and should carefully consider any guidance we may publish in context.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Forward-looking statements contained in this prospectus include, but are not limited to, our intentions regarding the use of the net proceeds from this offering; our intentions regarding our acquisitions, including our pending acquisitions; our intentions regarding integration of our acquired companies, including timing for such integrations; our intentions regarding our growth strategies and the focus of our acquisitions and resources, including the markets in which we intend to focus our growth initiatives; our expectations regarding opportunities for future growth and expansion; our beliefs regarding our backlog growth as an indicator of our success; our belief regarding the resilience of our business; our belief that our sources of liquidity will be sufficient to fund our projected cash requirements and strategic initiatives for the next year; and our beliefs regarding our competitive strengths. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus (as it may be supplemented or amended) and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above, as well as the Risk Factors beginning on page 11 of this prospectus, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except to the extent required by applicable laws or rules. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus and in the documents incorporated by reference in this prospectus. We qualify all our forward-looking statements by these cautionary statements.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS PROSPECTUS, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT THERE MAY BE OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our ordinary shares offered by us hereby will be approximately $ , based upon an assumed offering price of $5.86 per share, the last reported sale price of our ordinary shares on The Nasdaq Global Market on April 12, 2024, after deducting placement agency fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital, organic expansion, paying off certain indebtedness, and the funding of potential acquisitions. Although we may use a portion of the net proceeds of this offering for the acquisition of additional assets or businesses, or for other strategic investments or opportunities, we currently have no binding commitments in this regard and can offer no assurance that the pending acquisitions will close on the terms contemplated or at all. We may also use a portion of the net proceeds to repay indebtedness outstanding, which as of December 31, 2023 included our Senior Secured Note with Mizuho Securities USA LLC, which we entered into June 30, 2023 (the “Mizuho Notes”). The Mizuho Notes accrue interest at a rate of 15.00% per annum and matures on June 30, 2024. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Senior Secured Notes" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources—Convertible Note."

We may change the amount of net proceeds to be used specifically for any of the foregoing purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including the net proceeds we will receive from the offering, the size and timing of acquisitions, demand for our services, our operating costs and the other factors described under “Risk Factors” in this prospectus. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, low risk, short-term, interest-bearing securities.

Each $1.00 increase (decrease) in the assumed public offering price of $5.86 per share, which was the last reported sale price of our ordinary shares on The Nasdaq Global Market on April 12, 2024, would increase (decrease) the net proceeds to us from this offering by approximately $ , assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting placement agent fees and estimated offering expenses payable by us. Each increase (decrease) of 100,000 in the number of shares we are offering would increase (decrease) the net proceeds to us from this offering, after deducting placement agent fees and estimated offering expenses payable by us, by $ , assuming the assumed public offering price stays the same.

MARKET PRICE OF OUR ORDINARY SHARES AND RELATED STOCKHOLDER MATTERS

Our ordinary shares began trading on The Nasdaq Global Market under the symbol “RDZN” on September 21, 2023. Prior to that time, there was no public market for our ordinary shares. On April 12, 2024, the last reported sale price of our ordinary shares on The Nasdaq Global Market was $5.86 per share.

As of March 31, 2024, we had approximately 46 holders of record of our ordinary shares. The actual number of shareholders is greater than this number of record holders and includes shareholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include shareholders whose shares may be held in trust by other entities.

DIVIDEND POLICY

We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business, and therefore do not foresee paying cash dividends on our ordinary shares in the future. Our board of directors will have discretion to make future determinations related to our dividend policy based on, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant. Investors should not purchase our ordinary shares with the expectation of receiving cash dividends.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2023:

•
on an actual basis; and
•
on an as-adjusted basis to reflect the issuance and sale by us of ordinary shares in this offering at a public offering price of $ per share after deducting placement agent fees and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

You should read this information together with the sections titled “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and related notes included elsewhere in this prospectus.

	As of December 31, 2023
	Actual	As Adjusted
	(Unaudited)
Cash and cash equivalents, including restricted cash	$9,834,394	$—
Long-term debt, net	$608,183	$—
Shareholders’ deficit:
Preference shares, $0.0001 par value per share, 60,000,000 shares authorized, none issued and outstanding (actual); none issued and outstanding (as adjusted)	—	—
Ordinary Shares and additional paid in capital, $0.0001 par value per share, 220,000,000 shares authorized; 68,440,829 shares issued and outstanding (actual); _____ shares issued and outstanding (as adjusted)	84,980,325
Accumulated deficit	(117,034,658)
Accumulated other comprehensive income/(loss)	44,294
Other components of equity	31,042,146
Total shareholders’ deficit	(967,893)
Non-controlling interest	(344,953)
Total deficit	(1,312,846)
Total capitalization	$7,913,365	$—

The number of ordinary shares to be outstanding upon completion of this offering is based on 68,440,829 ordinary shares outstanding as of March 31, 2024, and excludes:

•
16,747,562 remaining shares reserved for issuance under our 2023 Omnibus Incentive Plan; and
•
1,368,816 shares available for purchase under our 2023 Employee Stock Purchase Plan.

The as adjusted information set forth above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing. Each $1.00 increase or decrease in the assumed public offering price of $5.86 per share, which was the last reported sale price of our ordinary shares on The Nasdaq Global Market on April 12, 2024, would increase or decrease pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ (deficit) equity and total capitalization by approximately $ , assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated placement agent fees and estimated offering expenses payable by us.

We may also increase or decrease the number of shares we are offering. A 100,000 share increase or decrease in the number of shares offered by us would increase or decrease pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ (deficit) equity and total capitalization by approximately $ , assuming that the assumed offering price to the public remains the same, and after deducting estimated placement agent fees and estimated offering expenses payable by us.

DILUTION

If you invest in our ordinary shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per ordinary share and the as adjusted net tangible book value per common share immediately after this offering.

Our net tangible book value as of December 31, 2023 was ($7,652,987), or ($0.11) per ordinary share. Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share represents historical net tangible book value divided by the 68,440,829 ordinary shares outstanding as of December 31, 2023.

After giving effect to the issuance and sale of ordinary shares in this offering at the public offering price of $5.86 per share and after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2023 would have been $ million, or $ per common share. This represents an immediate increase in as adjusted net tangible book value of $ per share to existing shareholders and immediate dilution in as adjusted net tangible book value of $ per share to new investors purchasing common shares in this offering. The following table illustrates this per share dilution:

Public offering price per share		$
Net tangible book value per share as of December 31, 2023	$(0.11)
Increase in net tangible book value per share after this offering	$
As adjusted net tangible book value per share after giving effect to the offering		$
Dilution in as adjusted net tangible book value per share to new investors		$

The table and discussion above do not include:

•
16,747,562 shares reserved for issuance under our 2023 Omnibus Incentive Plan; and
•
1,368,816 shares available for purchase under our 2023 Employee Stock Purchase Plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

Throughout this section, references to “Roadzen,” “we,” “us,” and “our” refer to Roadzen after the Business Combination, and Roadzen (DE) before the Business Combination, and their consolidated subsidiaries, as the context so requires. The following discussion and analysis of the financial condition and results of operations of Roadzen Inc. and its subsidiaries should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. The following discussion contains forward-looking statements that involve risks, uncertainties and assumptions. See the section titled “Cautionary Note Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in the forward-looking statements as a result of various factors, including those set forth or referred to under the section titled “Risk Factors” or elsewhere in this prospectus.

Overview

Roadzen is a leading Insurtech company on a mission to transform global auto insurance powered by advanced AI. At the heart of our mission is our commitment to create transparency, efficiency, and a seamless experience for the millions of end customers who use our products through our insurer, OEM, and fleet (such as trucking, delivery, and commercial fleets) partners. We seek to accomplish this by combining computer vision, telematics and AI with continually updated data sources to provide a more efficient, effective and informed way of building auto insurance products, assessing damages, processing claims and improving driver safety. Insurers and other partners of Roadzen across the world use Roadzen’s technology to launch new auto insurance products, manage risk better and resolve claims faster. These products are built with dynamic underwriting capabilities, API-led distribution and real-time claims processing.

Roadzen has built a pioneering technology platform that uses telematics, computer vision and data science to spearhead innovation across the insurance value chain, namely underwriting, distribution, claims and road safety. We call it the Roadzen “Insurance as a Service” (“IaaS”) platform. Our business generates commission-based revenue as an insurance broker focused on embedded and B2B2C (Business-to-Business-to-Customer) insurance distribution, and fee-based revenue as a provider of innovative cloud, telematics, and AI-based applications for the auto insurance ecosystem.

Roadzen has four major client types:

•
Insurance — including insurance companies, reinsurers, agents, brokers;
•
Automotive — including carmakers, dealerships, online-to-offline car sales platforms;
•
Fleets — including small and medium fleets, taxi fleets, ridesharing platforms, commercial and corporate fleets; and
•
Other distribution channels such as financial services companies providing auto loans, and telematics companies.

Our operations are global, and our partners consist of market-leading insurance companies, fleets and automotive original equipment manufacturers ("OEMs" or "carmakers"), including AXA, SCOR, Arch, Société Générale, Jaguar Land Rover, Audi, Mercedes, Volvo and several others. In June of 2023, we made two acquisitions as part of our market entry strategy into the important U.S. and U.K. markets. Our subsidiary in the U.K., Global Insurance Management Ltd. (“GIM”), is a leading specialist Managing General Agent (“MGA”) providing auto insurance, extended warranties, and claims management to insurers, car dealers, car companies, and fleets. GIM delivers services globally, leveraging its MGA license in the U.K. market and using third-party licenses elsewhere. GIM provides brokerage services to insurance companies, where it acts as a delegated authority of the insurance company to sell the insurer’s policies using its brokerage platform, as well as to adjudicate and pay claims. GIM collects a commission and an administrative fee as a percentage of the Gross Written Premium (“GWP”) for each policy sold from the insurer/re-insurer during this process. GIM’s specialty insurance contracts typically have an average term of five years. GIM is headquartered in Coventry, England. Roadzen’s subsidiary in the U.S., National Automobile Club (“NAC”), is a licensed auto club in California and a provider of claims management and 24/7 commercial roadside assistance in the U.S. NAC focuses on the commercial automotive industry and its network comprises over 75,000 professional service providers, offering tow, transport, and first notice of loss (“FNOL”) services. NAC’s customers include government fleets, enterprises, commercial fleets, car companies and insurers across the U.S. NAC is headquartered in Burlingame, California.

Our mission is to build the leading company at the intersection of artificial intelligence (AI), insurance and mobility. To further our mission, we have built a pioneering lab focused on fundamental and applied AI research. We work on core research areas in computer vision, generative AI, and traditional machine learning to develop product experiences that ensure the safety, convenience, and protection of millions of drivers across the world. Roadzen is a founding member of the AI Alliance fostering safe, responsible, and open source development alongside industry leaders such as Meta, IBM, Hugging Face, Stability AI, AMD, Service

Now, and others. Our approach to build precision AI models in insurance and mobility has won several industry accolades. In October 2021, Forbes Magazine ranked Roadzen among the Top 10 AI companies. In 2022, Financial Express named it AI Startup of the Year. Additionally, the company won two awards at the prestigious Global Artificial Intelligence Summit & Awards: "Best Use of AI in Mobility" and "Best Use of AI in Insurance," both presented by the All India Council for Robotics & Automation (AICRA).

On September 20, 2023, the Parent Company completed the Business Combination in which it acquired Roadzen (DE). Roadzen (DE) was determined to be the accounting acquiror in the Business Combination. Accordingly, the historical financial statements of Roadzen (DE) became the historical financial statements of the combined company upon the consummation of the Business Combination. As a result, the financial statements included in this report reflect (i) the historical operating results of Roadzen (DE) prior to the Business Combination; (ii) the combined results of the Parent Company and Roadzen (DE) following the Closing of the Business Combination; (iii) the assets and liabilities of Roadzen (DE) at their historical cost; and (iv) the Company’s equity structure for all periods presented.

Our Business Model

Roadzen has two principal models for generating revenue: 1) platform sales of our IaaS platform, and 2) brokerage commission and fees. We follow a capital-light business model, meaning that we do not underwrite any risk ourselves or carry it on our balance sheet for either source of revenue.

1.
Platform Sales:

Roadzen provides an IaaS technology platform addressed towards insurance for mobility. The IaaS platform has a suite of products that work cohesively to address the auto insurance value chain. Roadzen sells its IaaS platform to insurers, car manufacturers, and fleet companies to deliver services for their respective insured customers. Our deep understanding of the insurance industry has enabled us to develop a unified suite of modules and products that is tailored to address the key challenges faced in auto insurance. Our solution suite includes several products that support the insurance lifecycle, such as:

•
Via: enables fleets, carmakers and insurers to inspect a vehicle using computer vision;
•
Global Distribution Network ("GDN"): enables the configuration, customer quote, payment (in any currency), and administration of any insurance policy with any insurance carrier as the underwriter:
•
xClaim: enables digital, touchless and real-time resolution of claims from FNOL through payment, using telematics and computer vision;

•
StrandD: enables digital, real-time dispatch and tracking for RSA and FNOL during accident claims;
•
Good Driving: enables insurers and fleets to recognize their best drivers, train poor drivers and build usage based insurance (“UBI”) programs: and
•
DrivebuddyAI: enables any vehicle to get advanced driver-assistance capabilities utilizing cameras and neural networks to deliver better safety on the road.

Our technology revolutionizes the customer experience by helping customers obtain a policy within seconds and process a claim estimate within minutes in comparison with existing processes that can take weeks. Roadzen’s revenue derived from platform sales is usage-based, meaning we get paid on a per-vehicle or per-use basis.

Sales of Roadzen’s IaaS platform represented approximately 48% and 52% of revenues for the three and nine months ended December 31, 2023, respectively. Sales of Roadzen’s IaaS platform represented approximately 32.3% of revenues for the year ended March 31, 2023.

2.
Brokerage Commission and Fees:

Roadzen acts as an insurance broker utilizing its technology to sell insurance through our embedded and B2B2C distribution model. The policies are sold by insurance intermediaries such as agents and through captive distributors such as dealerships, fleets and used car platforms. Our B2B2C channel partners choose us for a variety of reasons - for the ease of integrating our technology through APIs into their ecosystem, for a seamless, fully digital customer experience from obtaining a policy to submitting a claim, and for integrations with a large number of insurance companies who sell their policies through our platform to give the users a handful of policy options, and our ability to deliver multiple relevant products such as auto insurance, commercial and fleet insurance, extended warranty, guaranteed asset protection, and other automotive related insurance products. Lastly, we are able to provide a superior customer experience for the end user by bundling telematics for road safety, RSA and claims management to the customer - an experience that we believe is unrivaled by other traditional brokers. Roadzen’s revenues are based on commissions and other fees that are paid by our insurance carriers as a percentage of the GWP underwritten for each policy.

Roadzen’s brokerage solutions accounted for 52% and 48% of revenues for the three and nine months ended December 31, 2023, respectively. Roadzen’s brokerage solutions accounted for 67.7% of revenue for the year ended March 31, 2023.

Factors Affecting Our Performance

Our financial condition and results of operations have been, and will likely continue to be, affected by a number of factors, including the following:

Investment in Core Technology and AI

We continue to develop and invest in our technology platform to drive scalability and build innovative products. We believe our significant proprietary investments into our data pipelines, training, model development and our core technology platform are key advantages that allow us to stay ahead of competition, support our growth into global markets and improve operating margins.

Investment in Sales and Marketing

Our sales and marketing efforts are a key component of our growth strategy. Our investments in this area have enabled us to build and sustain our customer base while creating long-term customer relationships. Our sales efforts are materially dependent on our three different channels: (1) strategic sales to insurers and car companies; (2) sales to small-and-medium fleet owners; and (3) brokerage sales driven by agents, captive distribution channels and reinsurance partnerships. We plan to continue investing in each of these channels of growth including hiring sales personnel, event marketing and global travel.

Investments in Innovation for Future Growth

The world of mobility is changing rapidly due to advances in connected, electric, and autonomous vehicles. We believe this presents an exciting and large opportunity to build insurance for this evolving environment. For this reason, our performance will be impacted by our ability to continuously innovate our underwriting algorithms, internalize new data sources and technologies such as Advanced Driving Assistance Systems (“ADAS”) and video telematics for accident prevention, and invest in partnerships with carmakers for their insurance offerings and for selling insurance into fleets.

Acquiring New Customers

Our long-term growth will depend on our continued ability to attract new customers to our platform. We intend to continue to drive customers to our platform by expanding our B2B2C model through different avenues.

•
In addition to our existing geographic and product footprint, we aim to grow by expanding into new markets across our target geographies, leveraging our technology platform to increase our speed to market.
•
We intend to consistently offer cutting edge technology at the intersection of mobility and insurance—a capability that traditional insurance carriers and other insurance intermediaries have struggled to provide. As our clients look to digitize and capture a greater part of the insurance value chain, our technology is the differentiator for them to choose Roadzen as a partner.

Expanding Sales Within Our Existing Customer Base

A central part of our strategy is expanding solutions adoption across our existing customer base. We have developed long-term relationships with our customers and have a proven track record of successfully cross-selling product offerings. We have the opportunity to realize incremental value by selling additional functionality to customers that do not currently utilize our full solution portfolio from our platform. As we innovate and bring new technology and solutions to market, we also have the opportunity to realize incremental growth by selling new products to our existing customer base.

Our ability to expand sales within our customer base will depend on a number of factors, including our customers’ satisfaction, pricing, competition, and changes in our customers’ spending levels. Roadzen’s customers include leading insurers and car companies that have a global presence and are spending millions of dollars on digitizing their insurance offerings. We believe that successful integration in one geography may open up opportunities within other geographies. Roadzen has shown the ability to expand contracts from low ticket size in India to higher ticket size in global markets. We have a significant focus on maximizing the lifetime value of our customer relationships, and we continue to make significant investments in order to grow our customer base.

Since January 1, 2023 we began tracking customer segmentation for Roadzen, described as such: enterprise clients that include insurers, automakers and large fleets (above 100 vehicles), and SMB clients, which include agents, brokers, small dealerships, and small fleets (under 100 vehicles). As of December 31, 2023, we had 31 insurance customer agreements (including carriers, self-insureds and other entities processing insurance claims), 65 automotive customer agreements, and approximately 2,400 agents and 796 fleet customers agreements.

As of our fiscal year end March 31, 2022, we had customer agreements with 20 insurers (including carriers, self-insurers and other entities processing insurance claims), nine automotive clients, and approximately 2,000 agent and fleet customers. As of March 31, 2022, our insurer clients made up less than 1% of the total number of clients, but approximately 69% of our enterprise client base (i.e., 20 of the 29 total insurers and automotive clients). As of March 31, 2023, we had customer agreements with 26 insurers (including carriers, self-insurers and other entities processing insurance claims), 23 automotive clients, and approximately 2,000 agent and fleet customers. Roadzen’s insurer clients made up less than 2% of Roadzen’s total number of clients, but approximately 53% of Roadzen’s enterprise client base (i.e., 26 of the 49 total insurers and automotive clients).

Strength of the Auto Insurance Market

We generate a majority of our revenues through commissions and fees which are a reflection of the total insurance policy premium. Roadzen derived 67.7% of revenue from its brokerage solutions and 32.3% from its platform sales of its IaaS platform for the year ended March 31, 2023. Roadzen derived 52% of revenue from its brokerage solutions and 48% from its platform sales of its IaaS platform for the three months ended December 31, 2023. A softening of the insurance market characterized by a period of declining premium rates due to competition or regulation could negatively impact our financial results.

Our Regulatory Environment

Our insurance broking business is subject to various laws and regulations and our inability to comply with them may adversely affect our business, results of operations, and reputation.

Our subsidiary in India is licensed to act as a direct insurance broker (life and general) under the Insurance Brokers Regulations of India. Accordingly, we are subject to certain laws, regulations and licensing requirements. Insurance brokers operating in India are required to comply with various regulatory requirements, including stipulations that: (i) the principal officer and broker qualified persons of an insurance broker must undergo training and pass the relevant examinations specified by the IRDAI; (ii) the principal officer, directors, shareholders and key management personnel must fulfill the “fit and proper” criteria specified under the Insurance Brokers Regulations; (iii) insurance brokers may not undertake multi-level marketing for solicitation and procuring of insurance products; (iv) insurance brokers may not offer any rebate or any other inducement to a client; (v) insurance brokers must conduct their business in compliance with the code of conduct specified under the Insurance Brokers Regulations; and (vi) insurance brokers must ensure that not more than 50% of their remuneration emanates from one client in a financial year. The IRDAI may undertake inspection of the premises of an insurance broker to ascertain how activities are carried on, and inspect their books of accounts, records and documents. The Insurance Brokers Regulations specify certain approval and reporting requirements to be adhered to by the insurance brokers from time to time, as applicable. We would be subject to fines and penalties if we fail to comply with the Insurance Brokers Regulations. We derive revenues primarily from commissions and other fees paid by insurance carriers for insurance products purchased by our customers.

The commissions that we can charge to our insurer partners are based on charges set forth under the IRDAI (Payment of Commission or Remuneration or Reward to Insurance Agents and Insurance Intermediaries) Regulations, 2016 (“IRDAI Commissions Regulations”). The IRDAI (Minimum Information Required for Investigation and Inspection) Regulations, 2020 (“Minimum Information Regulations”), effective from May 23, 2021, are applicable to all insurers and insurance intermediaries in relation to purposes of investigation and inspection by the IRDAI.

Inter-related companies within the group are subject to a stringent regulatory framework that affects the flexibility of our operations and increases compliance costs, and any regulatory action against us and our employees may result in penalties and/or sanctions that could have an adverse effect on our business, prospects, financial condition and results of operations.

The regulatory and policy environment in which we operate is evolving and is subject to change. The government of India (“GoI”) may implement new laws or other regulations and policies that could affect the fintech industry, which could lead to new compliance requirements, including requiring us to obtain approvals and licenses from the GoI and other regulatory bodies, or impose onerous requirements. New compliance requirements could increase our costs or otherwise adversely affect our business, financial condition and results of operations.

Our subsidiary in the U.K. is licensed as a MGA, under which we are subject to stringent oversight by the FCA. Our operations must align with FCA regulations that are specifically tailored to govern the conduct and obligations of MGAs, which act as an intermediary between insurers and clients, with delegated authority to underwrite and process claims on behalf of insurers. Our adherence to these regulations encompasses a variety of compliance obligations, including but not limited to, ensuring that underwriting decisions are made with the requisite skill and care, maintaining accurate and secure records of insurance contracts, managing potential conflicts of interest, and safeguarding client funds. The FCA also imposes comprehensive conduct rules and solvency requirements that require us to act with due care in the interests of policyholders.

The FCA’s regime for MGAs mandates a high level of financial prudence and transparency, necessitating robust internal controls and reporting systems. Failure to meet these stringent regulatory requirements could result in significant sanctions, including financial penalties, suspension of authorization, or other disciplinary actions. Given the evolving nature of the regulatory environment, changes in the FCA’s rules or the introduction of new legislation could necessitate adjustments to our operational and compliance processes. These changes could carry implications for our business model and may incur additional compliance costs, ultimately impacting our financial results and operational flexibility.

Roadzen is committed to maintaining a rigorous compliance posture to meet the FCA’s expectations for MGAs. Any lapse in our compliance framework could lead to regulatory scrutiny, damage our reputation, and negatively affect our business operations and financial position. It is imperative for us to continuously monitor regulatory developments and adapt our compliance measures accordingly to mitigate the risk of enforcement actions and to uphold the trust of our clients and partners.

The FCA has recently conducted a comprehensive review of the Guaranteed Asset Protection (GAP) product, a key contributor to our operations in the U.K., resulting in a directive for all insurers, including our insurance partner, to temporarily cease selling the GAP product in February 2024. The regulator has mandated that insurers make a resubmission, or new GAP proposal, outlining the product features, coverages and pricing for approval by the FCA before sales of the GAP product can be resumed.

As our insurance partner is obligated to adhere to FCA guidelines, any delay or challenges in their obtaining FCA approval of their resubmission may have a negative impact on our business. The resubmission process introduces uncertainty, as there is no guarantee of swift regulatory approval. The temporary suspension of GAP sales may have a significant impact on our revenue, financial performance, and overall profitability. We are actively working with our insurance partner to address the concerns raised by the regulator, expedite the resubmission process, and seek timely FCA approval to resume GAP sales, however, there can be no assurance that the resubmission will receive prompt regulatory approval. Delays in obtaining approval may result in prolonged disruption to our business operations, potential reputational damage, and potential loss of clients and customer confidence. Additionally, the resubmission process may require adjustments to the GAP product, potentially increasing our costs and decreasing our profit margin and any delays or unfavorable outcomes may materially impact our business, results of operations and financial condition.

Our subsidiary in the USA is licensed as an auto club in California, which exposes Roadzen to a distinct set of risks due to the stringent regulatory landscape enforced by the California Department of Insurance (“CDI”). Compliance with these regulations is paramount, as they govern a wide spectrum of our activities, including membership services, claims management, and financial integrity.

Our Ability to Manage Risk with Data and Technology

Our operations are highly dependent on the reliability, availability, and security of our technology platform and data. Our operations rely on the secure processing and storage of confidential information, including our information systems and networks and those of our third-party service providers. Disruptions in the technology platform, systems and control failures, security breaches, or inadvertent disclosure of user data could result in legal exposure, harm our reputation and brand, and ultimately affect our ability to attract and retain customers. Although we have implemented administrative and technical controls and have taken protective actions to reduce risk, such measures may be insufficient to prevent unauthorized and malicious attacks. As our technology-enabled platform is reliant on data from external parties, such attacks or disruption in our data sources can impact our ability to operate effectively and result in damage to our reputation and results.

Lock-up Agreements

In connection with the consummation of the Business Combination, certain holders of equity in Vahanna and Roadzen (DE) entered into lock-up agreements (the “Lock-up Agreements”) with the Parent Company and Roadzen (DE). Pursuant to the Lock-up Agreements, certain holders of Restricted Securities (as defined therein) have agreed, among other things, to be subject to a lock-up period which will last from the Closing until the earliest of (x) the one (1) year anniversary of consummation of the Business Combination, (y) the date that the closing price of ordinary shares equals or exceeds $12.00 per share (as adjusted for share recapitalizations, subdivisions, reorganizations and the like), for twenty (20) trading days within any thirty (30) trading day period at least 150 days following the Closing of the Business Combination, and (z) the consummation of a liquidation, merger, capital share exchange, reorganization, tender or exchange offer as the first step of a two-step transaction or other similar transaction that results in all of the Parent Company’s shareholders having the right to exchange their equity holdings in the Parent Company for cash, securities or other property; provided, however, that the restrictions on transfers shall not apply to the Permitted Transfers (as defined in the Lock-up Agreements); and provided further that equityholders of Roadzen (DE) that held less than 5% of the equity securities of Roadzen (DE) (on a fully diluted basis) immediately prior to the Closing will be permitted to transfer and/or sell up to 25% of their Restricted Securities (on an fully diluted basis when aggregated with all other Restricted Securities held by such equityholder) following the six (6) month anniversary of the date of the Closing of the Business Combination. 3,502,949 ordinary shares of the Company were released from the Lock-up Agreements on April 1, 2024.

Components of Results of Operations

Revenue

We provide access to our IaaS solutions through contractual agreements with our customers, whereby the customer receives one or a bundle of our solutions, which can include inspection, claims management, RSA, and/or telematics offerings. The average contract length for our IaaS customers is approximately three years. Our clients pay us on a fixed fee per-incident or per-vehicle. Our brokerage revenues are based on commissions and fees that we receive from our insurance partners for selling their policies to customers as well as providing other client services such as claims management. Our commissions and fees are calculated as a percentage of the GWP underwritten for each policy.

Cost of Services

The cost of services for distribution business includes commissions paid to the point-of-sale person, cost of employees and other direct expenses related to facilities.

For our IaaS platform, cost of services primarily consists of direct costs involved in delivering the services to the customers, including external provider cost for inspections and RSA, as well as additional costs such as employee benefit expenses. Costs forming part of cost of revenue are recognized as incurred.

Research and Development

Research and development costs consist primarily of employee-related costs, including salaries, stock-based compensation, employee benefits and other expenses. It also includes the cost of annotating data pipelines for AI, the cost of building and maintaining our own AI servers for training and the cloud costs for production deployments. We continue to focus our research and development efforts on adding new features and products.

Sales and Marketing

Sales and marketing expenses primarily include expenditures related to advertising, channel partner incentives, media, promotional and bundling costs, brand awareness activities, business development, corporate partnerships and allocated overhead costs. These expenses are a reflection of our efforts to expand our market reach for distributing insurance policies. Sales and marketing expenses also consist of employee-related costs directly associated with our sales and marketing activities, including salaries, stock-based compensation and employee benefits.

We plan to continue to invest in sales and marketing to grow our customer base and increase the awareness of end customers about our products. As a result, we expect our sales and marketing expenses to increase in absolute dollars for the foreseeable future. While we expect our sales and marketing expenses to decrease as a percentage of our revenue over the long-term, our sales and marketing expenses may fluctuate as a percentage of our revenue from period to period due to the timing and extent of these expenses.

General and Administrative

General and administrative expenses consist of employee-related costs for executive, finance, legal, human resources, IT, and facilities personnel, including salaries, stock-based compensation, employee benefits, professional fees for external legal, accounting, and other consulting services, and allocated overhead costs.

We expect our general and administrative expenses to continue to increase in absolute dollars for the foreseeable future to support our growth as well as due to additional costs associated with legal, accounting, compliance, insurance, investor relations, and other costs as we operate as a public company. While we expect our general and administrative expenses to decrease as a percentage of our revenue over the long-term, our general and administrative expenses may fluctuate as a percentage of our revenue from period to period due to the timing and extent of these expenses.

Depreciation and Amortization

Depreciation and amortization reflects the recognition of the cost of our tangible and intangible assets over their useful life. Depreciation expenses relate to equipment, hardware and purchased software. Amortization relates to investments related to recent acquisitions, internal software development and investments made in intellectual property development. Depreciation and amortization are expected to increase slightly in dollar amount over time but will likely decrease as a percentage of revenue as investments in platform technology reach scale.

Fair Value Changes in Financial Instruments Carried at Fair Value

Our outstanding notes and warrants are financial liabilities measured at fair value with fair value changes recognized in profit or loss. We carry out a periodic fair valuation exercise and recognize the increase or decrease in the carrying values of these financial instruments in our Consolidated Statements of Operations. Such fair value changes are primarily driven by changes in our equity value, risk free interest rates and credit risk premia.

Impairment of goodwill and intangibles with definite life

Impairment of goodwill and intangibles can arise from various factors, including economic fluctuations, industry changes, technological advancements, and evolving customer preferences. When the carrying value of these assets exceeds their recoverable amount, impairment occurs, leading to a decrease in reported value on our financial statements. Recognizing and addressing impairment in a timely and effective manner is essential. Regular assessments and impairment tests are necessary to identify potential impairments and determine the recoverable amount of these assets.

Income Tax Expense/(Benefit)

Income tax expense/(benefit) consists primarily of income taxes in certain foreign and state jurisdictions in which we conduct business. We maintain a full valuation allowance against our U.S. and certain foreign jurisdictions’ deferred tax assets because we have concluded that it is more likely than not that the deferred tax assets will not be realized.

Results of Operations (all figures are denominated in U.S. $)

Comparison of the Three Months Ended December 31, 2023 and December 31, 2022

	For the three months ended December 31,		Change
Particulars	2023	2022	amount	%
Revenue	15,641,441	3,316,645	12,324,796	372%
Costs and expenses:
Cost of services (exclusive of depreciation and amortization shown separately)	6,816,794	1,512,670	5,304,124	351%
Research and development	1,876,839	519,931	1,356,908	261%
Sales and marketing	11,137,159	3,090,890	8,046,269	260%
General and administrative	26,676,170	861,060	25,815,110	2998%
Depreciation and amortization	451,773	521,544	(69,771)	(13)%
Total costs and expenses	46,958,735	6,506,095	40,452,640	622%
Loss from operations	(31,317,294)	(3,189,450)	(28,127,844)	882%
Interest income/(expense)	(723,561)	(399,905)	(323,656)	81%
Fair value gains/(losses) in financial instruments carried at fair value	1,220,362	4,017,520	(2,797,158)	(70)%
Other income/(expense) net	83,347	(82,377)	165,724	(201)%
Total other income/(expense)	580,148	3,535,238	(2,955,090)	(84)%
(Loss)/Income before income tax expense	(30,737,146)	345,788	(31,082,934)	(8989)%
Less: income tax (benefit)/expense	(126,732)	(48,719)	(78,013)	160%
Net (loss)/income before non-controlling interest	(30,610,414)	394,507	(31,004,921)	(7859)%
Net loss attributable to non-controlling interest, net of tax	(40,795)	(82,922)	42,127	(51)%
Net (loss)/income attributable to Roadzen Inc.	(30,569,619)	477,429	(31,047,048)	(6503)%

Comparison of the Nine Months Ended December 31, 2023 and December 31, 2022

	For the nine months ended December 31,		Change
Particulars	2023	2022	amount	%
Revenue	36,722,932	8,554,393	28,168,539	329%
Costs and expenses:
Cost of services (exclusive of depreciation and amortization shown separately)	15,665,565	4,404,735	11,260,830	256%
Research and development	3,052,244	1,779,842	1,272,402	71%
Sales and marketing	24,663,562	7,262,861	17,400,701	240%
General and administrative	34,855,630	1,974,121	32,881,509	1666%
Depreciation and amortization	1,232,626	1,293,803	(61,177)	(5)%
Total costs and expenses	79,469,627	16,715,362	62,754,265	375%
Loss from operations	(42,746,695)	(8,160,969)	(34,585,726)	424%
Interest income/(expense)	(1,558,985)	(603,643)	(955,342)	158%
Fair value gains/(losses) in financial instruments carried at fair value	(22,369,638)	(1,009,374)	(21,360,264)	2116%
Other income/(expense) net	783,269	35,312	747,957	2118%
Total other income/(expense)	(23,145,354)	(1,577,705)	(21,567,649)	1367%
Loss before income tax expense	(65,892,049)	(9,738,674)	(56,153,375)	577%
Less: income tax (benefit)/expense	(93,382)	(46,711)	(46,671)	100%
Net loss before non-controlling interest	(65,798,667)	(9,691,964)	(56,106,703)	579%
Net loss attributable to non-controlling interest, net of tax	(108,004)	(162,091)	54,087	(33)%
Net loss attributable to Roadzen Inc.	(65,690,663)	(9,529,872)	(56,160,791)	589%

Comparison of the Years Ended March 31, 2023 and March 31, 2022

	For the Year ended March 31,		Change
	2023	2022	Amount	%
Revenue	$13,560,498	$9,988,728	$3,571,770	36%
Costs and expenses:
Cost of services (exclusive of depreciation and amortization (which are shown separately))	5,413,686	4,806,018	607,668	13%
Sales and marketing	10,736,173	7,123,074	3,613,099	51%
Research and development	2,670,333	1,307,209	1,363,124	104%
General and administrative	4,648,242	1,621,180	3,027,062	187%
Depreciation and amortization	1,624,208	1,370,143	254,065	19%
Total costs and expenses	25,092,642	16,227,624	8,865,018	55%
Loss from operations	(11,532,144)	(6,238,896)	(5,293,248)	85%
Interest income/(expense)	(776,023)	(44,929)	(731,094)	1627%
Fair value gains/(losses) in financial instruments carried at fair value	(1,009,374)	(3,392,971)	2,383,597	(70)%
Impairment of goodwill and intangibles with definite life	(919,517)	—	—	100%
Other income/(expense) net	(6,358)	(104,825)	98,467	(94)%
Loss before income tax expense	(14,243,416)	(9,781,621)	(4,461,795)	46%
Less: Income tax (benefit)/expense	(42,265)	24,957	(67,222)	(269)%
Net Loss	(14,201,151)	(9,806,578)	(4,394,573)	45%

Revenue

Revenue increased by $3.5 million, or 36%, for the year ended March 31, 2023, compared to the year ended March 31, 2022, primarily due to the increased insurance distribution income.

Revenue from brokerage commissions and fees increased by $2.2 million, or 31%, for the year ended March 31, 2023, compared to the year ended March 31, 2022, primarily due to increased penetration of our brokerage business. Roadzen sold 258,546 policies for a total GWP of approximately $38.0 million for the year ended March 31, 2023 as compared to 154,013 policies for a total GWP of approximately $27.0 million for the year ended March 31, 2022. There are no trends associated with the Coverzen Entities that Roadzen believes are likely to impact future earnings.

Revenue from sales of our IaaS platform increased by $1.4 million, or 47%, for the year ended March 31, 2023, compared to the year ended March 31, 2022, primarily due to new client contracts and increased penetration of the existing clients. Roadzen had 42 customers on its platform as of March 31, 2023 compared to 38 customers on its platform as of March 31, 2022.

Revenue increased by $12.3 million representing 372% growth for the three months ended December 31, 2023 compared to the three months ended December 31, 2022. This increase was primarily attributable to the acquisitions of GIM and NAC which closed during June 2023, which accounted for $9.0 million in revenue growth in the quarter ended December 31, 2023, and $3.1 million of revenue growth from the addition of new clients and market outreach.

Revenue increased by $28.2 million representing 329% growth for the nine months ended December 31, 2023 compared to the nine months ended December 31, 2022. This increase was primarily attributed to the above-referenced acquisitions of GIM and NAC which accounted for $20.8 million in revenue growth for the nine months ended December 31, 2023, and the acquisition of FAP which closed in July 2023 and accounted for $0.8 million of revenue growth in the nine months ended December 31, 2023, as well as $6.3 million in revenue growth in the nine months ended December 31, 2023 from the addition of new clients and market outreach.

Our organic revenue growth of $3.1 million and $6.3 million for the three months and nine months ended December 31, 2023, respectively, compared to the same periods in the prior year, reflects a 92% and 83% increase, respectively, over the same periods in the previous year, driven primarily by the uptick in demand for our core products attributable to our strategic marketing initiatives and the expansion of our distribution network, which have allowed us to reach new customer segments and improve product penetration in established markets.

Cost of Revenue (exclusive of depreciation and amortization shown separately below)

Cost of services increased by $0.6 million, or 13%, for the year ended March 31, 2023, compared to the year ended March 31, 2022, even though the revenue increased by 36% primarily due to addition of new clients in the IaaS platform with better margins.

Cost of revenue increased by $5.3 million representing a 351% increase for the three months ended December 31, 2023 compared to the three months ended December 31, 2022, primarily due to the acquisitions of GIM and NAC adding $3.0 million of additional costs, and $2.3 million of additional costs associated with our organic revenue growth.

Cost of revenue increased by $11.3 million representing a 256% increase for the nine months ended December 31, 2023 compared to the nine months ended December 31, 2022 primarily due to the acquisitions of GIM and NAC adding $7.6 million of additional costs, and the acquisition of FAP adding $0.6 million of additional costs, as well as $3.1 million of additional costs associated with our organic revenue growth.

Research and Development

Research and development expense increased by $1.3 million, or 104%, for the year ended March 31, 2023, compared to the year ended March 31, 2022, primarily due to an increase in employee-related costs, as we hired more employees to continue the innovation and enhancement of our IaaS platform.

Research and development expenses increased by $1.4 million representing a 261% increase for the three months ended December 31, 2023, compared to the three months ended December 31, 2022 primarily due to the non-cash compensation expense of $1.4 million related to RSU grants.

Research and development expenses increased by $1.3 million representing a 71% increase for the nine months ended December 31, 2023, compared to the nine months ended December 31, 2022 primarily due to the non-cash compensation expense of $1.5 million related to RSU grants, partially offset by decreases in technology personnel costs.

Sales and Marketing

Sales and marketing expense increased by $3.6 million, or 51%, for the year ended March 31, 2023, compared to the year ended March 31, 2022, primarily due to a $1.5 million or 14% increase in marketing expenses resulting from new businesses during the year ended March 31, 2023 and as we expanded our advertising efforts. Further, the increase is attributable to the fact that sales and marketing expenses related to the operations of the Coverzen Entities (which were acquired between June and October of 2021) were only consolidated for a period of six to ten months ended March 31, 2022, while the Coverzen Entities were fully consolidated for the year ended March 31, 2023. The Coverzen Entities contributed 80% of our sales and marketing costs, for the year ended March 31, 2023, compared to 92% for the year ended March 31, 2022.

Sales and marketing expenses increased by $8.0 million representing a 260% increase for the three months ended December 31, 2023, compared to the three months ended December 31, 2022, primarily attributed to the acquisitions of GIM and NAC adding $5.4 million of sales and marketing expenses, $2.5 million of non-cash compensation expense related to RSU grants, as well as $0.1 million of additional sales and marketing expenses related to our organic growth in revenue for the period.

Sales and marketing expenses increased by $17.4 million representing a 240% increase for the nine months ended December 31, 2023, compared to the nine months ended December 31, 2022, primarily due to the acquisitions of GIM, NAC and FAP adding $11.9 million of sales and marketing expenses, $2.8 million of non-cash compensation expense related to RSU grants, as well as $2.7 million of additional sales and marketing expenses related to our organic revenue growth.

General and administrative

General and administrative expense increased by $3 million, or 187%, for the year ended March 31, 2023, compared to the year ended March 31, 2022, primarily due to a $2.9 million increase in Legal and Professional costs related to the acquisition of NAC and GIM and transaction costs related to the Business Combination.

General and administrative expenses (“G&A”) increased by $25.8 million representing a 2.998% increase for the three months ended December 31, 2023, compared to the three months ended December 31, 2022, primarily due to $23.3 million of non-cash expense related to RSU grants, $1.07 million from the acquisitions of GIM and NAC, $0.5 million related to D&O insurance premiums and $0.4 million from non-cash board compensation accruals.

G&A increased by $32.9 million representing a 1666% increase for the nine months ended December 31, 2023, compared to the nine months ended December 31, 2022, primarily due to $26.3 million non-cash expense related to RSU grants, $2.2 million from the acquisitions of GIM and NAC, $2.0 million due to employee-related expenses resulting from increased headcount, other costs related to the Business Combination, $1.5 million of legal costs incurred in connection with the acquisitions of GIM, NAC and capital raising initiatives, $0.5 million related to D&O insurance premiums, and $0.4 million from non-cash board compensation accruals.

Depreciation and Amortization

Depreciation and amortization increased by $0.25 million, or 19%, for the year ended March 31, 2023, compared to the year ended March 31, 2021, primarily due to an increase in tangible and intangible assets.

Depreciation and amortization decreased by $0.07 million representing a 13% decrease for the three months ended December 31, 2023, compared to the three months ended December 31, 2022.

Depreciation and amortization decreased by $0.06 million representing a 5% decrease for the nine months ended December 31, 2023, compared to the nine months ended December 31, 2022.

Interest Income (Expense)

Interest expense increased by $0.7 million for the year ended March 31, 2023 primarily due to an increase in borrowings from banks and related parties and the issuance of non-convertible debentures.

Interest expense increased by $0.3 million representing a 81% increase for the three months ended December 31, 2023, compared to the three months ended December 31, 2022 primarily due to an increase in borrowings from banks and the issuance of convertible and non-convertible debentures.

Interest expense increased by $1.0 million representing a 158% increase for the nine months ended December 31, 2023, compared to the nine months ended December 31, 2022 primarily due to an increase in borrowings from banks and the issuance of non-convertible debentures.

Other Income (Expense) and Fair Value Changes in Financial Instruments Carried at Fair Value

We reported a decrease of $2.4 million, or 70%, in fair value changes of financial instruments carried at fair value for the year ended March 31, 2023, compared to the year ended March 31, 2022. This was primarily due to the fact that a significant amount of our preferred share warrants and convertible notes were converted during the year ended March 31, 2022.

Gain on fair valuation changes decreased by $2.8 million representing a 70% decrease for the three months ended December 31, 2023, compared to the three months ended December 31, 2022. This was primarily due to the fair valuation of our Forward Purchase Agreement.

Loss on fair valuation changes increased by $21.4 million representing 2116% increase for the nine months ended December 31, 2023, compared to the nine months ended December 31, 2022. This was primarily due to the fair valuation losses of our Forward Purchase Agreement and convertible promissory notes and share warrants.

Impairment of goodwill and intangibles with definite life

During the fourth quarter of the year ended March 31, 2023, the Company shifted its focus more to insurance distribution services rather than engaging in insurance support services. As a result, the Company performed a goodwill impairment assessment by comparing the fair value of the affected entities to its carrying value. The carrying value of the affected entities exceeded its fair value and, as a result, a goodwill and customer contract impairment charge of $0.9 million was recorded in the Statement of Operations.

Income Tax Expense/(Benefit)

Income tax expense decreased by $0.067 million, or 269%, for the year ended March 31, 2023, compared to the year ended March 31, 2022.

Non-GAAP Financial Measures

Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”) is a non-GAAP financial measure which excludes the impact of finance costs, taxes, depreciation & amortization and certain other items from reported net profit or loss. We believe that Adjusted EBITDA aids investors by providing an operating profit/loss without the impact of non-cash depreciation & amortization and certain other items to help clarify sustainability and trends affecting the business. For comparability of reporting, management considers non-GAAP measures in conjunction with U.S. GAAP financial results in evaluating business performance. Adjusted EBITDA should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP.

The following table reconciles our net loss reported in accordance with U.S. GAAP to Adjusted EBITDA for the three months ended December 31, 2023 and December 31, 2022:

	For the three months ended December 31,
Particulars	2023	2022
Net loss	(30,610,414)	394,507
Adjusted for:
Other (income)/expense net	(83,347)	82,377
Interest (income)/expense	723,561	399,905
Fair value changes in financial instruments carried at fair value	(1,220,362)	(4,017,520)
Tax (benefit)/expense	(126,732)	(48,719)
Depreciation and amortization	451,773	521,544
Stock based compensation expense	27,253,455	—
Non-cash expenses	56,133	—
Non-recurring expenses	457,703	—
Adjusted EBITDA	(3,098,230)	(2,667,906)

The following table reconciles our net loss reported in accordance with U.S. GAAP to Adjusted EBITDA for the nine months ended December 31, 2023 and December 31, 2022:

	For the nine months ended December 31,
Particulars	2023	2022
Net loss	(65,798,667)	(9,691,963)
Adjusted for:
Other (income)/expense net	(783,269)	(35,312)
Interest (income)/expense	1,558,985	603,643
Fair value changes in financial instruments carried at fair value	22,369,638	1,009,374
Tax (benefit)/expense	(93,382)	(46,711)
Depreciation and amortization	1,232,626	1,293,803
Stock based compensation expense	30,779,664	—
Non-cash expenses	228,024
Non-recurring expenses	2,277,449	—
Adjusted EBITDA	(8,228,932)	(6,867,166)

The following table reconciles our net loss reported in accordance with GAAP to Adjusted EBITDA:

	For the year ended March 31, 2023	For the year ended March 31, 2022
Net loss	(14,201,151)	(9,806,578)
Adjusted for:
Other (income)/expense	6,358	104,825
Interest expense	776,023	44,929
Fair value changes in financial instruments carried at fair value(1)	1,009,374	3,392,971
Impairment of goodwill and intangibles	919,517	—
Tax (benefit)/expense	(42,265)	24,957
Depreciation and amortization	1,624,208	1,370,143
Adjusted EBITDA	(9,907,936)	(4,868,753)

(1)
Fair value changes in financial instruments are considered to be financing costs as they relate to convertible notes and liability-classified preferred stock warrants previously issued in financing transactions. These changes are non-cash as the Company does not have an unconditional obligation to settle the convertible notes and preferred stock warrants in cash. These changes in fair value are affected by the Company’s own share price as these are settleable/convertible into the Company’s preferred stock.

Limitations and Reconciliations of Non-GAAP Financial Measures

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under U.S. GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under U.S. GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. These limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures and to not rely on any single financial measure to evaluate our business.

Liquidity and Capital Resources

Since our founding, we have financed our operations primarily through the issuance of equity, convertible instruments, debt (including working capital lines), and payments received from our customers. As of March 31, 2023, we have raised an aggregate of $30.9 million, net of issuance costs, through sales of convertible preferred stock and convertible debt. As of March 31, 2023, we have also raised $8.4 million through non-convertible debt financing. We have generated significant operating losses from our operations as reflected in our accumulated deficit of $51.4 million and $(37.2) million as of March 31, 2023 and 2022, respectively. As of December 31, 2023, we have raised an aggregate of $42.2 million, net of issuance costs, through the issuance of preferred stock and a convertible debenture. We have generated significant operating losses from our operations as reflected in our accumulated deficit of $(117.0) million and $(51.4) million as of December 31, 2023, and March 31, 2023 respectively inclusive of fair valuation losses and transaction costs arising from the Business Combination. We anticipate that we will continue to experience operating losses and generate negative cash flows from operations over an extended period due to the planned investments in our business. Consequently, we may need to secure additional capital resources to support the execution of our strategic initiatives for growing our business in the coming years.

As of December 31, 2023, and March 31, 2023, our principal sources of liquidity were cash and cash equivalents with closing balances of $9.4 million and $0.6 million, respectively. Cash and cash equivalents consist of cash and deposit with banks with an original maturity of three months or less.

Our future capital requirements will depend on many factors, including, but not limited to, our growth, our ability to attract and retain customers, the continued market acceptance of our solutions, the timing and extent of spending to support our efforts to develop our platform, and the expansion of sales and marketing activities. Further, we may in the future enter into arrangements to acquire or invest in businesses, products, services and technologies. We may be required to seek additional equity or debt financing. In the event that additional financing is required, we may not be able to raise it on terms acceptable to us or at all. If we are unable to raise additional capital when desired, our business, financial condition and results of operations could be adversely affected.

	For the nine months ended December 31,		Change
Particulars	2023	2022	amount
Cash flow from operating activities:
Net loss including non-controlling interest	(65,798,667)	(9,691,963)	(56,106,704)
Adjustments for cash flow from operation	55,253,098	2,283,255	52,969,843
Changes in working capital	(4,035,822)	437,333	(4,473,155)
Net cash used in operating activities	(14,581,391)	(6,971,375)	(7,610,016)
Cash flow from investing activities:
Purchase of property, plant and equipment	(423,575)	(326,972)	(96,603)
Proceeds from sale of property, plant and equipment	—	1,096	(1,096)
Acquisition of businesses	(5,749,202)	—	(5,749,202)
Investment in mutual funds	(500,000)	—	(500,000)
Net Cash used in investing activities	(6,672,777)	(325,876)	(6,346,901)
Cash flow from financing activities:
Proceeds from business combination	32,770	—	32,770
Proceeds from issue of preferred stock	6,079,409	—	6,079,409
Proceeds from long-term borrowings	2,806,638	4,357,544	(1,550,906)
Repayment of long-term borrowings	(1,025,884)	(685,659)	(340,225)
Net proceeds/(payments) from short-term borrowings	10,702,721	4,573,698	6,129,023
Net cash generated from financing activities	18,595,654	8,245,583	10,350,071

	Year Ended
	March 31, 2023	March 31, 2022
Net cash used in operating activities	$(7,546,704)	$(4,066,053)
Net cash used in investing activities	(841,359)	(1,152,601)
Net cash generated from financing activities	8,360,723	851,936

Operating Activities

Our largest sources of cash provided by operations are increases in accounts payables and payments received from our customers. Our primary uses of cash from operating activities include employee-related expenses, sales and marketing expenses, third-party cloud infrastructure expenses and other overhead costs.

Cash used in operating activities was $(7.5) million for the year ended March 31, 2023, compared to $(4.0) million for the year ended March 31, 2022. This consisted of a net loss of $(14.2) million and net cash inflows of $3.2 million provided by changes in our operating assets and liabilities, and partially assisted by non-cash charge add-backs of $3.4 million. The non-cash charges were primarily comprised of depreciation and amortization of $1.6 million, loss on fair valuation of our convertible financial instruments of $1 million and loss due to impairment of intangibles of $0.9 million.

Net cash used in operating activities was $14.6 million for the nine months ended December 31, 2023, compared to $7.0 million for the nine months ended December 31, 2022. This consisted of a net loss of $65.8 million and net cash outflows of $4.0 million provided by changes in our operating assets and liabilities, and partially offset by non-cash charge add-backs of $55.3 million. The non-cash charges were primarily comprised of fair valuation losses of $22.4 million, stock based compensation of $30.8 million and depreciation/amortization of $1.2 million.

Net cash used in operating activities increased from $7.0 million for the nine months ended December 31, 2022 to $14.6 million for the nine months ended December 31, 2023 primarily due to an increase in receivables and payables due to the acquisitions of NAC and GIM and Forward Purchase Agreement.

Investing Activities

Cash used in investing activities was $0.8 million for the year ended March 31, 2023, as compared to $1.2 million for the year ended March 31, 2022, primarily due to an increase in purchase of property and equipment, intangible assets and goodwill.

Cash used in investing activities was $6.7 million for the nine months ended December 31, 2023, which primarily consisted of $5.7 million for the acquisitions of GIM and NAC, $0.5 million consisting of an investment made in a mutual fund (held for sale), and $0.4 million of capital expenditures for additional office facilities.

Cash used in investing activities was $0.3 million for the nine months ended December 31, 2022, which primarily consisted of capital expenditures or additional office facilities.

Financing Activities

We have generated negative cash flows from operations since our inception and have supplemented working capital through net proceeds from the issuance of convertible debt and preferred equity securities. Cash provided by financing activities was $18.6 million for the nine months ended December 31, 2023, which primarily consisted of $6.1 million of proceeds from the issuance of common and preferred stock and $12.5 million of loans from banks and other parties.

Cash provided by financing activities was $8.4 million for the year ended March 31, 2023, which primarily consisted of $7.9 million (net of repayments) as loans from banks and other parties.

Cash provided by financing activities was $0.9 million for the year ended March 31, 2022, which primarily consisted of $0.5 million in proceeds from the exercise of preferred share warrants.

Cash provided by financing activities was $8.2 million for the nine months ended December 31, 2022, which primarily consisted of loans from banks and other parties.

Contractual Obligations and Commitments

The following table summarizes our contractual obligations as of December 31, 2023:

	Fiscal Year Ended December 31, 2023
	Total	Less Than 1 year	1-3 Years	3-5 Years	After
Debt(1)	$18,167,421	$17,559,238	$608,183	$—	$—
Operating Leases(2)	796,069	436,030	246,442	80,020	33,577
Deferred Revenue	1,423,827	1,423,827	—	—	—
Accounts payable and accrued expenses	30,582,855	30,582,855	—	—	—
Total	$50,970,172	$50,001,950	$854,625	$80,020	$33,577

(1)
The amount of debt represents the carrying amount of borrowings (excluding interest) which the Company is obligated to repay in cash.
(2)
The Company leases office space under non-cancelable operating lease agreements, which expire on various dates through September 2028. The operating lease includes $125,616 of imputed interest due to the implementation of ASC-842.

The following table summarizes our contractual obligations as of March 31, 2023:

	Fiscal Year Ended March 31, 2023
	Total	Less Than 1 year	1-3 Years	3-5 Years	After
Debt(1)	$8,381,598	$7,728,329	$653,269	$—	$—
Operating Leases(2)	769,930	224,770	311,887	176,960	56,313
Deferred Revenue	108,442	108,442	—	—	—
Accounts payable and accrued expenses	6,241,066	6,241,066	—	—	—
Total	$15,501,036	$14,302,607	$965,156	$176,960	$56,313

Description of Indebtedness:

Particulars	As of December 31, 2023	As of March 31, 2023
Debentures	2,260,838	3,198,569
Loans from banks	337,561	307,228
Convertible debenture (note c)	403,167	—
Less: current portion of long-term borrowings	(2,393,383)	(2,852,528)
	608,183	653,269

(1)
The amount of debt represents carrying amount of borrowings (excluding interest) which the Company is obligated to repay in cash.
(2)
The Company leases office space under non-cancelable operating lease agreements, which expire on various dates through September 2028. The operating lease includes $200,928 of imputed interest due to the implementation of ASC-842.

	As of
	March 31, 2023	March 31, 2022
Long Term Borrowings
Convertible notes	$—	$23,032,002
Debentures	3,198,569	—
Loans from banks	307,228	159,951
Less: current portion of long-term borrowings	(2,852,528)	(63,983)
Total	$653,269	$23,127,970

Senior Secured Notes

On June 30, 2023, Roadzen entered into a Note Purchase Agreement with Mizuho Securities USA LLC (“Mizuho”), as administrative agent and collateral agent, and certain purchasers that may become party thereto from time to time, as purchasers of the senior secured notes (together with Mizuho, the “Purchasers”), pursuant to which the Purchasers purchased an aggregate principal amount of $7,500,000 of the Mizuho Notes. Except as otherwise permitted under the Note Purchase Agreement, the obligations of Roadzen and our subsidiary guarantors under the Mizuho Notes (collectively, the “Loan Parties”) constitute direct and unconditional senior obligations of each such Note Party and will at all times rank at least equal in right of payment with all other present and future indebtedness and other obligations of each Note Party.

The Mizuho Notes bear interest at a rate of 15.0% per annum, which will automatically increase by 5% if we fail to prepay the Mizuho Notes upon the occurrence of certain mandatory prepayment events as set forth in the Note Purchase Agreement. The Mizuho Notes mature on June 30, 2024; however, we may prepay all or any portion of the Mizuho Notes prior to maturity at our option without penalty. As a condition precedent to closing under the Note Purchase Agreement, Roadzen entered into a Security Agreement, pursuant to which each current Note Party granted a first priority lien on substantially all of its assets to Mizuho, as administrative agent and collateral agent for the Purchasers.

Pursuant to the Note Purchase Agreement, because the Mizuho Notes were not repaid in full by December 30, 2023, we became obligated to issue to the noteholders warrants to purchase collectively the number of ordinary shares of Roadzen, equal to 2.5% of the interests of the issuer on a fully diluted basis as of the date of the Note Purchase Agreement (the “Mizuho Warrants”). The shares underlying the Mizuho Warrants are referred to herein as the “Mizuho Warrant Shares.”

As of the date of this prospectus, we have issued 60% of the Mizuho Warrants. Pursuant to the terms of the Note Purchase Agreement, the Mizuho Warrants vest as follows until the full repayment of the Mizuho Notes: 40% upon issuance of the Mizuho Warrants, approximately six and two-thirds percent (6.67%) on each of the five (5) consecutive months thereafter, and 26.67% on the date that is six (6) months after the issuance date of the Mizuho Warrants.

The Mizuho Warrants, to the extent vested, will be exercisable at a purchase price of $0.001 per share and may be exercised on a cashless basis. In the event of an acquisition of the issuer or similar transaction, the Mizuho Warrants, to the extent unexercised, will be deemed to have been automatically exercised on a cashless basis immediately prior to such acquisition or similar transaction. The Mizuho Warrants will expire five (5) years after issuance or earlier upon a voluntary or involuntary dissolution, liquidation, or winding up of the issuer. The number of Mizuho Warrant Shares underlying and the applicable exercise price of the Mizuho Warrants are subject to customary adjustment for dividends, splits, reclassifications and other modifications. The Purchasers will also receive registration rights and other customary protections with respect to the Mizuho Warrant Shares.

Roadzen expects that the Mizuho Notes may be repaid in part or in full from proceeds from the consummation of this offering.

The Note Purchase Agreement contains certain covenants that restrict the Note Parties’ ability to, among other things, transfer or sell assets, create liens, incur indebtedness, make payments and investments and transact with affiliates. Additionally, the Note Parties are collectively required to maintain a cash reserve of at least $1 million in the aggregate to satisfy the minimum liquidity condition as set forth in the Note Purchase Agreement.

The Note Purchase Agreement provides for customary events of default, if not cured or waived, would result in the acceleration of substantially all of the outstanding debt and interest owed under the Mizuho Notes (and any other debt containing a cross-default or cross-acceleration provision) and default interest of an additional two percent (2.0%) for so long as an event of default is continuing.

Roadzen used the proceeds of the Mizuho Notes to support general corporate and working capital requirements of its Indian subsidiaries, to pay a portion of the purchase price of GIM, and for other general corporate purposes.

Convertible Note

	As of
	March 31, 2023	March 31, 2022
Convertible notes (carrying values)
Convertible Note 2019	$—	$5,379,110
Convertible Note 2020	$—	$17,652,892
Total	$—	$23,032,002

The Company issued convertible promissory notes (the “Notes”) to various creditors in 2019 and 2020. Upon maturity, the Company has the option to either repay the principal of each Note together with accrued interest at a rate of 12% per annum or convert the outstanding principal amount of each Note and accrued interest at the rate of 8% per annum into a number of shares of Roadzen preferred stock determined by dividing the loan amount by the Capped Conversion Price, as per the terms of each Note. The Company expects the Notes to be converted into Roadzen preferred stock prior to the closing of the merger.

Debentures

One of our material subsidiaries issued Secured, Non-Convertible Debentures with NP1 Capital Trust with an aggregate principal amount of $3.8 million for the year ended March 31, 2023 with varying maturity dates between January 2024 and July 2024 and interest rates ranging from 19.25% to 20.00% per annum. The Company is in discussion with NP1 to restructure the debentures into a single instrument with one maturity date.

Operating Lease Commitment:

Particulars	As of December 31, 2023
Operating Leases:
Other current liabilities	423,710
Operating lease liabilities	246,743
Total operating lease liabilities	670,453

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2023. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, the Company will not be subject to the same implementation timeline for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of the Company’s financial statements to those of other public companies more difficult.

Net Income (Loss) per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per ordinary share is computed by dividing net income by the weighted average number of ordinary shares outstanding for the period.

The calculation of diluted income per ordinary share does not consider the effect of the Company’s outstanding warrants since the exercise of the warrants is contingent upon the occurrence of future events. As a result, diluted net income per ordinary share is the same as basic net income per ordinary share for the periods presented.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

BUSINESS

The following discussion of our business should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” This section provides information in accordance with the scaled SEC disclosure rules available to “emerging growth companies” and “smaller reporting companies.” Throughout this section, references to “we,” “us,” and “our” refer to Roadzen after the Business Combination, and Roadzen (DE) before the Business Combination, and their consolidated subsidiaries, as the context so requires.

Overview

Roadzen is a leading Insurtech company on a mission to transform global auto insurance powered by advanced AI. At the heart of our mission is our commitment to create transparency, efficiency, and a seamless experience for the millions of end customers who use our products through our insurer, OEM, and fleet (such as trucking, delivery, and commercial fleets) partners. We seek to accomplish this by combining computer vision, telematics and AI with continually updated data sources to provide a more efficient, effective and informed way of building auto insurance products, assessing damages, processing claims and improving driver safety. Insurers and other partners of Roadzen across the world use Roadzen’s technology to launch new auto insurance products, manage risk better and resolve claims faster. These products are built with dynamic underwriting capabilities, API-led distribution and real-time claims processing.

Roadzen has built a pioneering technology platform that uses telematics, computer vision and data science to spearhead innovation across the insurance value chain, namely underwriting, distribution, claims and road safety. We call it the Roadzen “Insurance as a Service” (“IaaS”) platform. Our business generates commission-based revenue as an insurance broker focused on embedded and B2B2C (Business-to-Business-to-Customer) insurance distribution, and fee-based revenue as a provider of innovative cloud, telematics, and AI-based applications for the auto insurance ecosystem.

Roadzen has four major client types:

•
Insurance — including insurance companies, reinsurers, agents, brokers;
•
Automotive — including carmakers, dealerships, online-to-offline car sales platforms;
•
Fleets — including small and medium fleets, taxi fleets, ridesharing platforms, commercial and corporate fleets; and
•
Other distribution channels such as financial services companies providing auto loans, and telematics companies.

Our operations are global, and our partners consist of market-leading insurance companies, fleets and automotive original equipment manufacturers ("OEMs" or "carmakers"), including AXA, SCOR, Arch, Société Générale, Jaguar Land Rover, Audi, Mercedes, Volvo and several others. In June of 2023, we made two acquisitions as part of our market entry strategy into the important U.S. and U.K. markets. Our subsidiary in the U.K., Global Insurance Management Ltd. (“GIM”), is a leading specialist Managing General Agent (“MGA”) providing auto insurance, extended warranties, and claims management to insurers, car dealers, car companies, and fleets. GIM delivers services globally, leveraging its MGA license in the U.K. market and using third-party licenses elsewhere. GIM provides brokerage services to insurance companies, where it acts as a delegated authority of the insurance company to sell the insurer’s policies using its brokerage platform, as well as to adjudicate and pay claims. GIM collects a commission and an administrative fee as a percentage of the Gross Written Premium (“GWP”) for each policy sold from the insurer/re-insurer during this process. GIM’s specialty insurance contracts typically have an average term of five years. GIM is headquartered in Coventry, England. Roadzen’s subsidiary in the U.S., National Automobile Club (“NAC”), is a licensed auto club in California and a provider of claims management and 24/7 commercial roadside assistance in the U.S. NAC focuses on the commercial automotive industry and its network comprises over 75,000 professional service providers, offering tow, transport, and first notice of loss (“FNOL”) services. NAC’s customers include government fleets, enterprises, commercial fleets, car companies and insurers across the U.S. NAC is headquartered in Burlingame, California.

Our mission is to build the leading company at the intersection of artificial intelligence (AI), insurance and mobility. To further our mission, we have built a pioneering lab focused on fundamental and applied AI research. We work on core research areas in computer vision, generative AI, and traditional machine learning to develop product experiences that ensure the safety, convenience, and protection of millions of drivers across the world. Roadzen is a founding member of the AI Alliance fostering safe, responsible, and open source development alongside industry leaders such as Meta, IBM, Hugging Face, Stability AI, AMD, Service Now, and others. Our approach to build precision AI models in insurance and mobility has won several industry accolades. In October 2021, Forbes Magazine ranked Roadzen among the Top 10 AI companies. In 2022, Financial Express named it AI Startup of the Year.

Additionally, the company won two awards at the prestigious Global Artificial Intelligence Summit & Awards: "Best Use of AI in Mobility" and "Best Use of AI in Insurance," both presented by the All India Council for Robotics & Automation (AICRA).

Our Opportunity

We recognize three broad areas of opportunity for the future of auto insurance that our technology is poised to address:

Product and Pricing

The way auto insurance is underwritten and priced is expected to undergo a fundamental shift. With increasing connectivity, “pay how you drive” and UBI will emerge as natural complements to traditional auto insurance. Mobile apps, aftermarket devices, and the actuarial challenges of underwriting insights after selection are likely to become outdated. Instead, the insurance industry is likely to experience a change due to a proliferation of connected data from the vehicle which, when added to demographic data and loss-causing information such as braking, acceleration, cornering and driving speed, will create better risk pools. Such enhanced and connected data will improve the accuracy and convenience of assessing and pricing risk in real-time, giving advantage to those that have access to this data.

Similarly, within products such as extended warranty it has now become easier to gather data about a vehicle’s performance and usage, including information about how the vehicle is being driven, its maintenance history, and potential mechanical issues. This information can be used to identify potential problems early on, before they become major issues that require costly repairs. As our technology advances, it is likely that extended warranties will become more customized and data-driven. For example, instead of offering a blanket coverage plan, extended warranties may be tailored to individual drivers based on their driving habits and usage patterns.

Claims

Today’s claims processes are fragmented, complex and manual. Processing claims requires significant input from customers, insurers, repair-shop networks and rental providers, and it often relies on incomplete data from the parties involved.

In the new future of mobility, insurers will be able to simplify, streamline and automate the claims process through telematics and video streaming to provide accurate data on a real time basis. AI will interpret the data gathered, allowing for seamless claims handling and enabling the insurer to choose how and when to introduce a human intervention. Small claims can be automated to be fully touchless and processed within minutes from first notification of loss to payments.

The vehicle repair and rental segments could also undergo their own shift (opening opportunities for OEMs) because traditional repair shops do not have much experience with repairing vehicles with highly sophisticated embedded technology.

Distribution

As the number of connected vehicles grows, so too will in-vehicle services and products, including insurance. OEMs have historically participated in insurance distribution by acting as a lead-referral partner to a range of insurance providers. However, the growth of both connected vehicles and digital direct-to-consumer distribution of electric vehicles provides promising prospects for a new channel through which consumers can directly buy insurance from the OEM in an embedded purchase. The OEMs will require partners who can provide a white-labeled technology platform through which the OEMs can price policies, process claims and offer other products such as extended warranty coverage.

Auto Insurance Market

Insurance is a $5.5 trillion industry that accounts for approximately 7% of global gross domestic product (“GDP”). Advances in smartphone penetration, data ubiquity, and AI have created a significant opportunity to shape the digital insurance economy.

The automotive insurance market is an industry led by legacy players. The global automotive insurance market was approximately $630 billion in 2021 and is projected to surpass $1 trillion by 2030. There are approximately 1.4 billion vehicles on the road, including cars, vans and trucks (excluding motorcycles). The premium paid for automobile insurance was close to 15% of the total insurance premium paid worldwide in 2022. Over the span of the next ten years, auto insurance premiums are likely to surpass 20% of total insurance premiums, representing high traction for the segment.

The continued development of autonomous vehicles, electric vehicles, connected vehicles (vehicles that can communicate bidirectionally with other systems outside of the car) and Mobility as a Service (“MaaS”) platforms can shift the emphasis from providing individual insurance to providing insurance to fleet owners, and embedded insurance at the point-of-sale to car companies. This changing trend signals a shift from direct insurance (which is insurance sold ad-hoc to a consumer and separate from the purchase of the vehicle) to embedded insurance solutions (which is a form of digital bundling that enables companies to offer insurance policies as an add-on) with enhanced focus on road safety, prevention, usage-based insurance, warranties, and distribution platforms with technologies to provide ongoing support capabilities on policies.

Roadzen is uniquely placed with the technology, global scale and strategic relationships to emerge as the key player at the forefront of this massive change.

Our Business

Roadzen has two principal models for generating revenue: 1) platform sales of our IaaS platform, and 2) brokerage commission and fees. We follow a capital-light business model, meaning that we do not underwrite any risk ourselves or carry it on our balance sheet for either source of revenue.

1.
Platform Sales:

Roadzen provides an IaaS technology platform addressed towards insurance for mobility. The IaaS platform has a suite of products that work cohesively to address the auto insurance value chain. Roadzen sells its IaaS platform to insurers, car manufacturers, and fleet companies to deliver services for their respective insured customers. Our deep understanding of the insurance industry has enabled us to develop a unified suite of modules and products that is tailored to address the key challenges faced in auto insurance. Our solution suite includes several products that support the insurance lifecycle, such as:

•
Via: enables fleets, carmakers and insurers to inspect a vehicle using computer vision;
•
Global Distribution Network (GDN): enables the configuration, customer quote, payment (in any currency), and administration of any insurance policy with any insurance carrier as the underwriter:
•
xClaim: enables digital, touchless and real-time resolution of claims from FNOL through payment, using telematics and computer vision;
•
•
StrandD: enables digital, real-time dispatch and tracking for RSA and FNOL during accident claims;
•
Good Driving: enables insurers and fleets to recognize their best drivers, train poor drivers and build usage based insurance (“UBI”) programs: and
•
DrivebuddyAI: enables any vehicle to get advanced driver-assistance capabilities utilizing cameras and neural networks to deliver better safety on the road.

Our technology revolutionizes the customer experience by helping customers obtain a policy within seconds and process a claim estimate within minutes in comparison with existing processes that can take weeks. Roadzen’s revenue derived from platform sales is usage-based, meaning we get paid on a per-vehicle or per-use basis.

Sales of Roadzen’s IaaS platform represented approximately 48% and 52% of revenues for the three and nine months ended December 31, 2023, respectively. Sales of Roadzen’s IaaS platform represented approximately 32.3% of revenues for the year ended March 31, 2023.

2.
Brokerage Commission and Fees:

Roadzen acts as an insurance broker utilizing its technology to sell insurance through our embedded and B2B2C distribution model. The policies are sold by insurance intermediaries such as agents and through captive distributors such as dealerships, fleets and used car platforms. Our B2B2C channel partners choose us for a variety of reasons — for the ease of integrating our technology through APIs into their ecosystem, for a seamless, fully digital customer experience from obtaining a policy to submitting a claim, and for integrations with a large number of insurance companies who sell their policies through our platform to give the users a handful of policy options. Lastly, we can provide a superior customer experience by bundling telematics for road safety, RSA and claims management to the customer — a customer experience that we believe is unrivaled by other traditional brokers. Roadzen’s revenues are based on commissions and other fees that are paid by our insurance carriers as a percentage of the GWP underwritten for each policy.

Roadzen’s brokerage solutions accounted for 52% and 48% of revenues for the three and nine months ended December 31, 2023, respectively. Roadzen’s brokerage solutions accounted for 67.7% of revenue for the year ended March 31, 2023.

Recent Developments

Senior Secured Notes

On March 28, 2024, the Company entered into a Securities Purchase Agreement (the “March 2024 SPA”) with Supurna VedBrat and Krishnan-Shah Family Partners, LP (together, the “2024 Purchasers”). Ms. VedBrat is a director of the Company. Ajay Shah, another director of the Company, and his wife, are trustees of the general partner of the Krishnan-Shah Family Partners, LP. Pursuant to the terms of the March 2024 SPA, the Company agreed to issue and sell to the 2024 Purchasers, and the 2024 Purchasers agreed to purchase from the Company, an aggregate of up to $2.0 million in principal amount of the senior secured notes (the "March 2024 Notes"), for a purchase price equal to the principal amount of the March 2024 Notes. Each of the 2024 Purchasers purchased $500,000 in principal amount of the March 2024 Notes on the date of the March 2024 SPA, and each may become obligated to purchase an additional $500,000 in principal amount of the March 2024 Notes on the earlier of April 30, 2024 or completion of the Agreed Upon Reporting Requirements (as defined in the March 2024 SPA) to the satisfaction of the 2024 Purchasers, subject to the satisfaction (or waiver) of certain specified conditions.

Pursuant to the terms of the March 2024 SPA, the Company may issue and sell up to an additional $2.0 million in aggregate principal amount of the March 2024 Notes to one or more other purchasers (who would become “2024 Purchasers” under the March 2024 SPA). The March 2024 SPA contains certain representations and warranties customary for similar transactions. In addition, the March 2024 SPA contains covenants by the Company, including requirements to cause each of its subsidiaries (other than certain excluded subsidiaries) to guaranty the Company’s obligations under the March 2024 Notes, to comply with the Agreed Upon Reporting Requirements, and to take certain actions required to grant the 2024 Purchasers perfected security interests in the assets of the Company and its subsidiaries (subject to the existing liens of Mizuho). Pursuant to the terms of the March 2024 SPA, the Company and the 2024 Purchasers will enter into the Buyer Security Documents as defined in the March 2024 SPA.

The March 2024 Notes bear interest at a rate of 17.5% per annum and mature on the six-month anniversary of funding of the applicable March 2024 Notes (the “Initial Rate Adjustment Date”). Interest is payable in cash or in kind, at the option of the Company, on each three-month anniversary of funding through the Initial Rate Adjustment Date (after which date all interest is payable in cash unless the parties agree to payment in kind). The Company’s failure to repay all principal and accrued interest by the Initial Rate Adjustment Date would not constitute an event of default under the applicable Note, however, the interest rate payable under such March 2024 Notes would increase on such date to 19.5% per annum going forward, and thereafter would increase by an additional 200 basis points on each monthly anniversary of the Initial Rate Adjustment Date until each of the March 2024 Notes is paid in full, subject to a maximum interest rate of 29.5% per annum. Following the Initial Rate Adjustment Date, all unpaid principal and accrued interest would be payable within five business days of the holder’s written demand. If any interest under the March 2024 Notes is paid in kind, such payment would be made through the issuance of that number of the Company’s ordinary shares, $0.0001 par value per share (“Ordinary Shares”), calculated by dividing the amount payable by the lowest of (i) $8.00, (ii) the volume-weighted average price (“VWAP”) of the Ordinary Shares over the 60 trading days ending three trading days prior to the interest payment date, (iii) the opening price per share of the Ordinary Shares in any public offering of Ordinary Shares after the issuance of the March 2024 Notes, and (iv) the price per Ordinary Share after market close on the first day of trading following any such public offering of Ordinary Shares.

The indebtedness evidenced by the March 2024 Notes is intended to rank senior to all outstanding and future indebtedness of the Company, other than the Company’s outstanding indebtedness to Mizuho, and is to be secured pursuant to the Buyer Security Documents. The March 2024 Notes contain covenants of the Company that, among other things, prohibit the Company from incurring additional indebtedness or liens, subject to certain exceptions, for so long as the March 2024 Notes are outstanding. The March 2024 Notes contain customary events of default, including certain defaults in payment or performance and certain events of bankruptcy.

Also pursuant to the terms of the March 2024 SPA, the Company agreed to issue to each Purchaser warrants (the “Warrants”) to purchase, for each $10,000 in original principal amount of March 2024 Notes purchased, 1,000 Ordinary Shares. Each Warrant will be exercisable at any time during the period commencing on March 28, 2025 (the “Vesting Date”) through March 28, 2031 (or until the dissolution, liquidation or winding up of the Company, if earlier). The exercise price of the Warrants is equal to 80% of the lower of (i) the VWAP of the Company’s Ordinary Shares (RZDN), as reported on the relevant market or exchange, over the 60 trading days subsequent to the first loan funding, (ii) the opening price of any public offering of straight equity securities of the Company occurring within six months after the issue date of the Warrants and (iii) the VWAP of the Ordinary Shares over the 60 trading days immediately prior to the Vesting Date. The Warrants have customary anti-dilution protections in the event the Company declares dividends or distributions on the Ordinary Shares or subdivides, combines or reclassifies its outstanding Ordinary Shares. Pursuant to the terms of the Warrants the Company has agreed that it will, within 30 days of the date of the March 2024 SPA, enter into a registration rights agreement with respect to the Ordinary Shares issuable upon conversion of the Warrants.

Forward Purchase Agreement

On August 25, 2023, the Company (then named Vahanna Tech Edge Acquisition I Corp.) entered into an agreement with (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”), and (iii) Meteora Strategic Capital, LLC (“MSC” and, collectively with MCP and MSTO, “Seller”) (the “Forward Purchase Agreement”) for OTC Equity Prepaid Forward Transactions, as summarized in the Current Report on Form 8-K filed by the Company on September 26, 2023 (the “Prior 8-K”). Capitalized terms used but not defined herein have the meanings given to them in the Prior 8-K and/or the Forward Purchase Agreement.

On January 30, 2024, the Company and the Seller entered into an amendment to the Forward Purchase Agreement (the “Amendment”). The Amendment amends the section of the Forward Purchase Agreement regarding a Prepayment Shortfall by providing that the Company has the option, at its sole discretion, at any time up to 45 days prior to the Valuation Date, to request up to $5 million in Prepayment Shortfall via ten separate written requests to Seller in the amount of $500,000 each (each, an “Additional Shortfall Request”), provided that at the time of any Additional Shortfall Request (i) Seller has recovered 117% of the prior Additional Shortfall Request, if any, via Shortfall Sales and (ii) the VWAP Price over the ten trading days prior to such Additional Shortfall Request multiplied by the then current Number of Shares less Shortfall Sale Shares held by Seller is at least seven times greater than such Additional Shortfall Request. In addition, the Amendment amends the section of the Forward Purchase Agreement regarding Prepayment Shortfall Consideration by eliminating the 180-day period following a Trade Date before Seller may commence selling Recycled Shares and by permitting such sales without payment by Seller of any Early Termination Obligation until such time as the proceeds from such sales equal 117% (instead of 100% as originally provided in the Forward Purchase Agreement) of the Prepayment Shortfall.

Convertible Debenture

On January 19, 2024, the Company issued a convertible debenture in the principal amount of $500,000 to Supurna VedBrat (the “VedBrat Debenture”), a director of the Company, for a purchase price equal to the principal amount of the VedBrat Debenture. The VedBrat Debenture was issued pursuant to the terms of the Securities Purchase Agreement dated as of December 15, 2023(the "Convertible SPA"), among the Company and the investors party thereto from time to time (collectively, the “Investors”). Also on January 19, 2024, Ms. VedBrat became a party to the Convertible SPA and entered into a letter agreement with the Company (the “Letter Agreement”) with respect to her investment in the Company pursuant to the VedBrat Debenture.

Pursuant to the terms of the Convertible SPA, the Company may issue and sell an aggregate of up to $50 million in principal amount of convertible debentures (collectively, including the VedBrat Debenture, the “Debentures”), on a private placement basis (collectively, the “Private Placement”). The Company held an initial closing of the Private Placement, at which it received $400,000 in proceeds, on December 15, 2023, received an additional $200,000 on February 7, 2024 and may sell additional Debentures at additional closings from time to time. The Company expects to use the net proceeds from the Private Placement for working capital and general corporate purposes. The Convertible SPA contains certain representations and warranties customary for similar transactions. In addition, the Company has agreed to file, within 30 days of closing, a registration statement with the Securities Exchange Commission to register for resale the Ordinary Shares, $0.0001 par value per share, issuable upon conversion of the Debentures, subject to certain conditions.

The Debentures issued pursuant to the Convertible SPA bear interest, in arrears, at a rate of 13% per annum, payable semi-annually commencing on June 15, 2024, and matures on December 15, 2025. Interest is payable in kind, subject to the right of the Company to make any interest payments in cash. The Debentures are convertible into the Company’s Ordinary Shares, at the election of the holder at any time at an initial conversion price of $10.00 per Ordinary Share (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. In addition, if the average volume weighted average price of the Common Stock for the 30 trading days immediately preceding December 15, 2024 (the “Average VWAP”) is less than the Conversion Price then in effect, the Conversion Price will be adjusted to an amount equal to such Average VWAP, subject to a floor of 85% of the Conversion Price then in effect. The Company has the right to require the Debentures to be converted into Ordinary Shares if the closing price of the Common Stock exceeds 130% of the then-applicable Conversion Price for any 20 trading days within a consecutive 30 trading day-period. Holders of the Debentures have the right to require the Company to repurchase the Debentures for a price equal to 101% of the outstanding principal amount of the Debentures, plus any accrued but unpaid interest, in the event of a “Fundamental Change” (as defined in the Debentures).

The indebtedness evidenced by the Debentures is subordinate to all other indebtedness of the Company. The Company has agreed in the Debentures that it will not, while the Debentures remain outstanding, incur additional indebtedness other than indebtedness (i) evidenced by other Debentures, (ii) senior to the Debentures in an aggregate principal amount of no more than $50 million and (iii) pari passu or junior to the Debentures in an aggregate principal amount of no more than $50 million. The Debentures contain customary events of default, including defaults in payment or performance that remain uncured after specified cure periods and certain events of bankruptcy.

Pursuant to the terms of the Letter Agreement, the Company has (i) granted Ms. VedBrat certain most favored nations rights with respect to future issuances of securities while the VedBrat Debenture is outstanding and (ii) agreed to issue to Ms. VedBrat, within 90 days of funding of the VedBrat Debenture, warrants to purchase a number of Ordinary Shares equal in value as of December 15, 2023 to ten percent (10%) of the original principal balance of the VedBrat Debenture, at an exercise price of $8.50 per share. The Company entered into a substantially similar letter agreement with the Investor that purchased Debentures at the initial closing under the Convertible SPA.

Closing of the Business Combination

On September 20, 2023, Roadzen (DE), Vahanna, and Merger Sub consummated the Business Combination pursuant to the Merger Agreement. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Roadzen (DE), with Roadzen (DE) surviving the merger as a wholly owned subsidiary of Vahanna. In connection with the Closing, Vahanna changed its name to “Roadzen Inc.” In connection with the Closing, and pursuant to the terms of the Merger Agreement: (i) each outstanding share of Roadzen (DE) common stock, including common stock issued upon conversion of each outstanding share of Roadzen (DE)’s preferred stock, was cancelled and converted into the right to receive 27.21 ordinary shares of Roadzen, (ii) each restricted stock unit of Roadzen (DE) (“Roadzen RSU”) was assumed and converted into the right to receive 27.21 restricted stock units of Roadzen (each, a “RDZN RSU”) and were assumed as Substitute Awards under the Roadzen Inc. 2023 Omnibus Incentive Plan, (iii) each equity security of Roadzen (DE) other than Roadzen (DE) common stock and Roadzen (DE) RSUs (each, a “Roadzen Additional Security”) was assumed and converted into the right to receive equity interests that may vest, settle, convert or be exercised into 27.21 ordinary shares of Roadzen, (iv) each share of common stock of Merger Sub issued and outstanding immediately prior to the Closing was cancelled, retired and ceased to exist and (v) each ordinary share of Vahanna (each, a “Vahanna ordinary share”) issued and outstanding immediately prior to the Closing and not redeemed in connection with the Redemption (as defined below) remained outstanding and is now an ordinary share of Roadzen.

Acquisition of Global Insurance Management

On June 8, 2022, Roadzen entered into a share purchase agreement (the “GIM Purchase Agreement”) with AXA Partners Holding S.A. (“AXA”), pursuant to which we acquired GIM from AXA for a total purchase price of GBP 5 million (five million pounds, or approximately $6.29 million based on an exchange rate of GBP 1.00 = USD 1.2587 as of June 8, 2022), subject to adjustment as set forth in the GIM Purchase Agreement. The acquisition of GIM closed on June 30, 2023.

About Global Insurance Management

Global Insurance Management is a leading MGA platform that provides auto insurance, extended warranties and claims management to insurers, car dealerships, car manufacturers and fleets throughout the U.K. Global Insurance Management particularly specializes in extended warranty (“EW”) and guaranteed asset protection (“GAP”) car insurance. MGAs are a specialized type of insurance agent/broker that, unlike traditional agents/brokers, is vested with underwriting authority and claims payment, up to a certain amount, from an insurer.

Additionally, GIM partners with AXA and several other insurers and reinsurers to deliver services globally. GIM is headquartered in Coventry, U.K. and has approximately 56 full-time employees and 1 part-time employee across its actuarial, sales, claims and IT departments.

GIM provides brokerage services to insurance companies, where it acts as a delegated authority of the insurance company to sell the insurer’s policies using its brokerage platform as well as to adjudicate and pay claims. GIM collects a percentage commission and administrative fee of the GWP from the insurer/re-insurer during this process. GIM’s specialty insurance contracts typically have an average term of five (5) years. During the last two (2) fiscal years, GIM has generated most of its revenue from MGA fees and commissions.

GIM’s proprietary sales-to-claims customer relationship management (“CRM”) platform called Global Distribution Network (“GDN”) allows GIM to manage premiums, claims, and associated services globally, as well as issue policies from multiple insurance partners, all from its centralized Coventry location. GDN is a scalable platform that GIM clients, such as car manufacturers and dealerships, use to underwrite insurance policies and process and service claims made under the insurance policies. With over 20 years of experience in underwriting functions, GIM’s seasoned management team includes client-facing technical experts and dedicated customer support teams.

GIM’s B2B2C business model is focused on a global industrial client base of car manufacturers, large-scale dealerships and captive fleets. GIM partially attributes its high client renewal rate of EW and GAP contracts to car owners becoming increasingly reliant on servicing plans and products due to the complexity of modern vehicles, offering future growth opportunities with existing clients.

GDN holds a large database of historic policy, parts and claims data that is used by experienced underwriters to make accurate assessments of underwriting for future contracts and reinsurance partnerships. GIM generated revenue of approximately $4.9 million in 2021 and $32.7 million in 2022. GIM generated revenue of approximately $9.2 million for the three months ended March 31, 2022 and approximately $7.9 million for the three months ended March 31, 2023.

Financial Performance of Global Insurance Management

GIM generated approximately $32.7 million in revenue for its fiscal year ended December 31, 2022 and approximately $0.08 million in net profit. GIM generated approximately $7.9 million in revenue for the three months ended March 31, 2023 and experienced a net loss of approximately $(0.1) million for the three months ended March 31, 2023.

Due to GIM’s multinational operations across the UK and EU, GIM deals in multiple local currencies. For the year ended December 31, 2022, GIM experienced a net gain in foreign exchange fluctuation of approximately $0.9 million, as compared to a net loss in foreign exchange fluctuation of approximately $(0.7) million for the year ended December 31, 2021. The foreign exchange fluctuation is largely due to GIM selling policies in multiple countries and in multiple currencies, a year end restatement of balance sheet items from respective foreign currencies to GIM’s reporting currency, along with closing balance movement from fiscal year 2021 to fiscal year 2022. The fluctuation also reflects actual realized gain/loss on the transactions that occurred in fiscal year 2022.

For the three months ended March 31, 2023, GIM experienced a net loss in foreign exchange fluctuation of approximately $(0.11) million, as compared to a net loss in foreign exchange fluctuation of approximately $(0.32) million for the three months ended March 31, 2022.

For the fiscal year ended December 31, 2022, GIM realized increased distribution fee income and sales and marketing expenses as compared to the fiscal year ended December 31, 2021. GIM’s distribution fee income increased by $27.7 million from $1.6 million in 2021 to $29.3 million in 2022. The increase was primarily due to GIM modifying its arrangements with its insurance provider partners to allow GIM to price, sell and adjudicate the insurance providers’ policies and earn a distribution fee for each sale.

For the fiscal year ended December 31, 2021, GIM did not earn distribution fees; rather, it earned fees for (1) underwriting and pricing policies and (2) providing insurance support services (such as service plan administration). In 2022, GIM expanded the first of the two revenue streams to include distribution fees, hence the increase from $1.6 million of distribution fees in 2021 (which included fees from underwriting and pricing policies) to $29.3 million in 2022 (which included fees from underwriting and pricing policies, as well as from selling policies).

For the three months ended March 31, 2023, GIM’s distribution fee income was approximately $7.2 million as compared to approximately $8.5 million for the three months ended March 31, 2022.

GIM’s sales and marketing expenses increased by $28.4 million from none in 2021 to $28.4 million in 2022. Pursuant to GIM’s new arrangement with the insurance providers, GIM can sell the policies in two ways: (1) directly to customers and (2) through wholesale insurance intermediaries. When GIM sells through wholesale insurance intermediaries, GIM pays the intermediaries a commission. The commissions paid to intermediaries are recognized by GIM as a customer acquisition cost within sales and marketing expenses. Accordingly, because GIM expanded its arrangement with its insurance provider partners to include selling insurance policies, GIM consequently incurred sales and marketing expenses when it sold such policies through wholesale insurance intermediaries. GIM’s sales and marketing expenses decreased by approximately $1.4 million from approximately $9.2 million for three months ended March 31, 2022 to approximately $7.9 million for three months ended March 31, 2023.

GIM’s miscellaneous income was $153,026 and $636,584 for the fiscal years ended December 31, 2022 and 2021, respectively. These results include trade payable write-offs of $285,400 and $651,113 for the fiscal years ended December 31, 2022 and 2021, respectively, as well as trade receivable write-offs of $132,374 and $15,383 for the fiscal years ended December 31, 2022 and 2021, respectively. When determining to write off trade payables and include them as miscellaneous income, GIM’s management evaluated the age of the trade payables and whether they had been demanded by the vendor within the last three (3) years. Similarly, when determining to write off trade receivables, GIM’s management evaluated the age of the accounts receivable and the likelihood of their recoverability.

Acquisition of National Automobile Club

On August 5, 2022, Roadzen entered into a securities purchase agreement (the “NAC Purchase Agreement”) with NAC, and National Automobile Club Employee Stock Ownership Trust, pursuant to which we acquired National Automobile Club from National Automobile Club Employee Stock Ownership Trust for a total purchase price of $1,750,000, subject to adjustment as set forth in the NAC Purchase Agreement. The acquisition of National Automobile Club closed on June 6, 2023.

About National Automobile Club

NAC is a licensed auto club in California and a provider of claims management and 24/7 commercial roadside assistance in the U.S. NAC is focused on the commercial automotive industry and its network comprises of over 75,000 professional service providers, providing tow, transport and FNOL services. National Automobile Club’s customers include government enterprises, commercial fleets and insurers. NAC is headquartered in Burlingame, California and has a team 31 professionals across sales, claims and roadside operations, of whom 21 are full time employees and 10 are part time employees.

NAC derives its revenues largely from commercial contracts and a minor percentage from membership fees revenues. NAC determines the amount of revenue to be recognized as follows. For commercial revenue, NAC charges its customers for different types of roadside assistance, claims management and emergency services provision on a per incident basis. For membership revenue, NAC charges its members annual membership fees. For commercial revenue, NAC recognizes revenue when services have been provided to its customers. For membership revenue, NAC recognizes membership fees ratably over the membership period and unearned membership fees are deferred on the balance sheet. NAC had operating revenue of approximately $12.4 million for the fiscal year ended December 31, 2022. NAC had operating revenue of approximately $3.6 million for the three months ended March 31, 2023, $3.5 million of which was derived from commercial contracts and $0.06 million of which was derived from membership fees. NAC’s business-to-business (“B2B”) business model is focused on a client base of federal and state fleets, small businesses, commercial fleets, automotive OEMs, fuel card companies, insurance carriers, leasing and financing companies, warranty companies and auto-related companies throughout the country.

Our Strengths

1.
Data. We have collected extensive data and consumer insights over the years. These data insights help our insurer customers with more accurate risk assessment and pricing of their policies. By providing insurers with tailored data insights and analytics to make profitable risk selections, we enable them to generate advanced pricing simulation and underwriting models.
2.
Technology Architecture. Our open API architecture is conducive to technology integrations with insurers on one side and distribution channels on the other for our brokerage business. Our platform enables real-time data sharing and pricing simulations. We continuously automate the processes across policy purchase and issuance, servicing and renewals, thereby streamlining processes for insurers who utilize our platform to offer insurance to their customers. We also work with insurers to create dedicated and customized technology-based solutions for various process flows, such as offering computer vision-based inspections, digital KYC and easy payment processing.
3.
Deep domain expertise. We have assembled a global team with decades of experience and knowledge in insurance, automotive and technology. This cross-functional expertise is necessary to address the complexity in the automotive insurance sector.
4.
Proven R&D engine. We invest heavily in R&D efforts and are committed to delivering market- leading technology for the auto insurance economy. We believe AI will have a transformative impact on the insurance economy and have focused our efforts on deep learning technology, and we have released several new solutions incorporating real world AI at enterprise scale. We are building a high- tech computer vision lab where our goal is to make machines “see.” This has a significant impact at the intersection of insurance and mobility. We have developed over 100 AI models in computer vision as well as natural language processing such as car inspection, driver scoring, vehicle, part and damage detection, driver distraction, insureGPT (policy summary of any insurance policy), claims invoice automation, road object detection and driver facial landmark detection. Roadzen AI is built on our proprietary Canvas platform that allows ground truth generation, automated model selection, and continuous training and deployment of AI models. We believe our focus on machine learning operations (“MLOps”) allows us to build and deploy models faster, iterate quicker and product impactful real-world AI and is a significant competitive advantage over our traditional and insurtech peers.
5.
Deep, collaborative ecosystem relationships. Since founding, we have developed strong and strategic relationships with leading insurers, reinsurers, on-ground repair networks, dealership groups, fleets and automotive manufacturers, among others. We are a trusted partner to our clients, which allows us to collaborate and adapt our business based on customer feedback and changing expectations to stay ahead of our competition.

Our Business Strategy

1.
Acquire New Customers. We believe there is substantial opportunity to continue to grow our customer base across the auto insurance industry. We have 96 major customers in the insurance and automotive industry and approximately 3,200 customers made up of smaller agents and fleets, which represents a very small portion of carriers, automakers and fleets globally. We are investing in our sales and marketing, specifically targeting key accounts, expanding small business sales, and leveraging current customers as references. We are also expanding our client base through the acquisitions of GIM and NAC.
2.
Cross-sell and Upsell to Existing Customers. A central part of our strategy is expanding solution adoption across our existing customer base. We have developed long-term relationships with our customers and have a proven track record of successfully cross-selling product offerings. Our customers are increasingly looking to Roadzen as a trusted partner to address complexity and solve their challenges. We have the opportunity to realize incremental value by selling additional functionality to customers that do not currently utilize our full solution suite from our platform. As we innovate and bring new technology and solutions to market, we also have the opportunity to realize incremental value by selling new products to our existing customer base. Our customers include leading insurers and car companies that have a global presence and are keen on digitizing their auto insurance offerings. We believe that successful integration in one geography can open up opportunities within other geographies.
3.
Broaden our partner ecosystem. We view our customers as partners, as our product offerings act as an extension of their business. We intend to extend our network of partners to enhance our value proposition and create new market opportunities. We have a large network of insurance providers and reinsurance providers that use our platform and that are either interdependent on each other or, at the very least, would benefit from fostering mutually beneficial relationships with one another. As an example, if a reinsurer is looking to expand into a new market, they will need an insurer that can support them on the front end of the insurance process. Roadzen’s network of insurers is a great resource and Roadzen can help facilitate a marriage of reinsurer with insurer, providing a potential business expansion solution for its customers and, in turn, creating more business conducted through Roadzen. The more customers Roadzen acquires, the likelier it becomes that one customer will find a partner in another customer.
4.
Broaden our geographical presence. We believe there is significant need for our solutions on a global basis and, accordingly, an opportunity to grow our business through international expansion. The global nature of several of our clients provides an excellent anchor relationship to launch us into new markets. The acquisitions of GIM and NAC will broaden our international footprint and help introduce Roadzen, GIM and NAC to each other’s customers.

Our Offerings

Our main offerings are underwriting solutions for cars, drivers and fleets, road safety using app-based and computer vision-based telematics (including accident prevention, distraction alerts, and driver coaching), and claims management (including accident scene management, FNOL, touchless video loss adjustment and RSA).

Roadzen markets these solutions through one of two channels — (i) as an IaaS provider or (ii) as a broker. Roadzen builds and tests its solutions in cost-intensive Indian auto-insurance markets before deploying the services to higher-margin markets in the U.K, the EU, and the U.S.

1.
Insurance as a Service Platform

Roadzen’s unified IaaS platform powered by computer vision and telematics helps insurers improve their underwriting capabilities, and process real-time claims using touchless, remote protocols. Using our technology, our clients can launch products quickly and provide a great end-customer experience to motorists. Supported by a vertically integrated AI stack with labeling, training, and neural network design capabilities, Roadzen gives insurers personalized underwriting capabilities, and instant claims processing abilities. Our IaaS platform- enabled products include underwriting, and claims processing, which are managed on a fully-integrated, real- time platform.

Underwriting

Roadzen’s underwriting platform, powered by AI-trained models, helps customers make better, data-driven decisions, which results in accurate and precise policy underwriting. We provide a pricing engine that allows the underwriting of insurance policies based on asset value, usage-based insurance, driver scoring using telematics, and other auto products such as extended warranty. Our rating engine empowers insurers in India to underwrite risk using in-house data sources, delivering dynamic risk-assessed pricing for each policy insured. As more data accumulates, recursive patterns emerge, creating precise assessment of risk. Our offerings are extremely valuable to our customers, as most traditional insurers typically lack the expertise to build AI-powered underwriting technologies in-house. Additionally, our technology requires a large amount of data to create and train predictive models with accuracy. Roadzen, through its partnerships with insurers, has continuous access to large volumes of data. As Roadzen’s technology is built in-house and not influenced by any specific customer, the underwriting algorithms are unbiased and allow Roadzen to serve as an industry benchmark. Roadzen offers underwriting platforms for asset-based underwriting and usage-based underwriting and is working towards providing underwriting platforms for behavior-based underwriting. Roadzen’s underwriting solutions accounted for approximately 3.7% of revenue for the year ended March 31, 2023.

Claims Processing

For insurers, it is challenging to manage the customer experience during the claims process. Furthermore, insurtech innovations over the last two decades have been highly focused on distribution, with less of an emphasis on seamless, efficient claims processing for the end customer. Roadzen has built an ecosystem that helps insurers provide an improved customer experience.

Roadzen’s claims platform is powered by telematics, computer vision algorithms, and real-time video streaming modules to conduct live surveys of vehicle accidents. Within seconds, AI and computer-vision algorithms can identify the damaged parts, the extent of the damage, repair or replacement decisions, and the estimated cost of repair. Traditionally, this multi-step process takes anywhere between two (2) and seven (7) days, depending on the insurer. Additionally, total costs can be inflated by the interplay between multiple service providers that have traditionally been involved in repairing a damaged vehicle (such as repairers, surveyors and others). As Roadzen’s technology is unbiased, Roadzen eliminates the threat of cost inflation, providing savings to both the insurance company and its end customer. Roadzen’s digital claims management platform, xClaim, is built for a user-driven approach and has transformed opaque claims processing into proactive engagement with customers.

xClaim initiates a claim using telematics, conducts remote surveys of accidents using photos and videos, and processes the claim by providing an estimate of costs needed to repair or replace the damaged part purely using computer vision. Applying photography, video-streaming and computer vision, Roadzen can inspect a vehicle instantly to assess risk profile, damages, and repair value. We believe that Roadzen delivers a best-in-class customer experience with improved outcomes for insurers, customers and repair shops alike. Whether parametric, assisted, or self-service, our engine handles all claims using algorithmic triage protocols, video, and deep learning for faster and more accurate resolution. Our deep ecosystem for claims processing includes loss adjustors, repairers, assistance, and payments for a one-stop solution to simplify and transform the claims journey.

Roadside Assistance (“RSA”)

We believe RSA is key to offering a better claims experience for customers, including our fleet and OEM customers, and a powerful tool to limit fraud and leakages for insurers. End customers who sustain an accident need proactive service by insurers to commence the claims and FNOL processes. Roadzen’s assistance platform can capture the “moment of truth” for insurers by obtaining near real-time information about the accident with video and photographic evidence. In a matter of minutes, Roadzen’s solution provides the insurer with clarity on all relevant questions after an incident occurs, including details on the parties involved, the extent of damage, and the time, location, and stated cause of the incident. Roadzen’s white-labelled RSA product, StrandD, provides accident management, emergency-call, vehicle breakdown-call, network management, and digital dispatch capabilities to get customers back on the road quickly. As a digitally enabled and integrated network, StrandD provides for 24/7 customer service. Roadzen is working with industry- leading automotive companies, insurers, aggregators, and fleets to power their assistance needs. Roadzen’s claims solutions, including RSA and FNOL, accounted for approximately 28.6% of revenue for the year ended March 31, 2023.

Telematics

We have built a telematics data exchange that enables the ingestion of mobility data from a multitude of sources, including connected cars, on-board diagnostics devices, software development kits (mobile apps), and dashcam video. It is a next-generation telematics platform that adds real-time driving context to significantly improve risk measurement, and more importantly, guide drivers to avoid predictable risks and make driving safer. Roadzen Telematics improves upon first-generation telematics solutions by fusing real-time traffic, video context, and weather information with driver behavior data. Additionally, we add driver distractions and fatigue to the evaluation matrix, and we measure accident hot spots encountered to create the most comprehensive and rich driving evaluation possible. Roadzen’s telematics offerings are bundled into its underwriting, claims and brokerage products and do not provide a material amount of revenues independently, though they may in the aggregate.

Our platform generates a driver score for each driver and a fleet safety index to help insurers make more informed underwriting decisions and offer better products to their customers. Fleet owners can better track driving behavior and provide this feedback to their drivers, all leading to improved and safer fleet operations. The potential benefits of this approach include safer drivers, fewer accidents, fewer delays, and shorter repair times, leading to greater efficiency, lower costs, and greater profits. Roadzen has four telematics layers operating on the same core technology.

Roadzen telematics for insurance consists of a comprehensive telematics stack for driver behavior including:

•
Software-based: The insured end customer’s mobile phone generates driving behavior data through a software development kit (“SDK”) which is integrated into a mobile application. This software is primarily utilized by insurers to embed in the end customer applications, generating the insured’s driver score for future policy underwriting.
•
Connected vehicles: As vehicles become increasingly connected over time, more and more will already have a telematics control unit built into the vehicle, and Roadzen’s APIs can integrate with the vehicle software to fetch data for our exchange.
•
Video telematics: Roadzen’s subsidiary DrivebuddyAI is a V2X (“vehicle-to-everything”) dashcam that brings ADAMATICS (ADAS + Telematics) capabilities to any vehicle using purely computer vision. The system continuously monitors the road ahead and utilizes artificial intelligence to analyze potential hazards. The driver-facing camera performs landmark detection on the drivers face to recognize distractions, pose, and yaw. The system alerts the driver in real-time to avoid collisions — a major benefit for fleets, insurers and automotive OEMs. Reduced distractions and collision avoidance leads to better underwriting outcomes and loss control for insurers and commercial fleets. The DrivebuddyAI system is not just safer for fleets, but also used for more accurate driver logging, fleet utilization, and visual mapping. We believe that our ADAMATICS solution has an opportunity to become a fundamental part of the commercial auto insurance market.
2.
Brokerage — Insurance Distribution Platform

We have built a distribution platform that allows Roadzen to sell insurance policies from any insurer and offer these products through multiple distribution channels using simple APIs. The result is a comprehensive, integrated user experience from quote to policy to claim. Our underwriting and claims are done using our AI platform, and the financial risk is assumed by leading insurers and reinsurers. We do not hold any balance sheet risk.

Currently, the digital brokerage competitive environment is focused on selling the available insurance products without innovating the insurance product itself. Roadzen’s IaaS platform, with its unique capabilities, gives its distribution business a competitive edge. The platform’s capabilities include:

•
Product creation and underwriting: Our technology can be used by insurers to make underwriting decisions for their customers, the platform has ingested years of data to improve its trained algorithms’ policy pricing capabilities. We have built and launched traditional auto, UBI and driver-score -based insurance policies with our partners.
•
Re-insurer backing: Roadzen has cultivated partnerships with global reinsurers, which provides Roadzen with the ability to co-create products using our technology and provide them to our customers.
•
API Exchange: Roadzen’s insurance marketplace is agnostic as to the insurer, geography, and product, enabling Roadzen to launch new products, enter new markets, and serve any vehicle category. Our API benefits end customers with access to a single window of real-time quote information from all participating insurers, and a seamless claims management experience.

Roadzen has evolved into a leader in the digital transformation of India’s auto insurance market. Roadzen is currently partnered with 26 of India’s auto insurers. In India, there are no contracts between insurance brokers and insurers. Instead, each insurer will onboard and integrate a broker within the insurer’s core IT systems such that the broker receives access to real-time quotes for the policies they wish to sell and is assigned a unique code. This code is used by the insurer to track the policies sold by the broker and the corresponding commissions and fees earned. In 2020, Roadzen launched Good InsuranceTM, its brokerage platform focused on auto insurance. Good Insurance has grown rapidly and has become a platform of choice for buying auto insurance. Good Insurance issues insurance policies that incorporate the Company’s RSA and claims solutions. Roadzen’s brokerage solutions accounted for 67.7% of revenue for the year ended March 31, 2023.

Our Revenue Model

Roadzen’s business is centered around the B2B2C model, using the Roadzen technology and ecosystem to provide better underwriting capabilities, a more efficient claims management process, RSA, and a digitized policy pricing engine to fleet, insurance, and car company customers. Our vision is to be the lowest cost of distribution brokerage business in the market. Retail customer acquisition costs are very high for insurers, but Roadzen does not spend on acquiring retail customers directly. Roadzen incurs costs on the B2B front, including sales and marketing costs, to onboard the channel partners, which consist of dealers, fleet companies, agents, car companies, and strategic tie-ups. This enables Roadzen to bundle its ecosystem offerings to its customers. This approach has resulted in consistent revenue streams.

Roadzen deploys its solutions to insurers as a technology provider. It serves as a SaaS provider to auto insurers that embed our offerings with their end customers. Insurers benefit from more efficient underwriting processes and reduced claims processing costs; in turn, their customers secure a simplified online experience in claims reporting, risk evaluations, payments, and RSA. Insurers pay Roadzen a percentage of premiums charged where Roadzen’s solutions are used for underwriting. Fixed fees per usage of Roadzen solutions is utilized in damage assessments, claims management, and RSA. Through Roadzen’s proprietary specialty brokerage platforms in India and Europe, where it targets OEMs, auto dealerships and commercial fleets, Roadzen operates on a B2B2C model. Roadzen secures a percentage of brokerage commissions paid by insurers to brokers for distribution of their offerings. By embedding its solutions suite in brokerage offerings, Roadzen secures two revenue streams: (i) brokerage commissions; and (ii) insurer payments for claims management and RSA. Both of Roadzen’s sales channels, SaaS for insurers (indirect) and brokerage distribution (direct), target a unified customer base of car companies, fleets, dealerships, and agents. Roadzen’s direct sales channels do not compete with insurers that use the SaaS solutions. Rather, Roadzen’s MGA/brokerage service becomes a platform for the marketing and distribution of policies in which Roadzen’s solutions are embedded.

Our Competition

We believe that the primary factors determining our competitive position with other organizations in our industry are the policy add-on features we offer through bundling, the quality of our services, our technology, the diversity of products we offer, and the overall costs to our customers.

Roadzen believes that it is uniquely placed because of its technology that spans the entire insurance value chain. However, there is a threat of competition to each individual product or service that we may provide.

Insurers that choose to build similar offerings and technological expertise in-house present competition to the Company. Competition also exists from other insurtech companies that may be specifically focused on one part of the value chain. There are several telematics players that are capable of building similar products to Roadzen, but very few have the breadth of comprehensive software, hardware and video telematics capabilities that Roadzen possesses.

The insurance brokerage business is highly competitive, and numerous firms actively compete with us for customers and insurance markets. Competition in the insurance business is largely based upon innovation, knowledge, terms and condition of coverage, quality of service and price. Our brokerage operations compete with both global firms and local firms that are focused on a particular region.

A number of insurance carriers who choose to directly sell insurance, primarily to individuals, do not have to pay commissions to third-party agents and brokers and can instead allocate those funds to their advertising and customer acquisition efforts. Roadzen believes that by using its B2B2C strategy, rather than going directly to customer, it can have a lower cost of customer acquisition and insurance distribution.

Research and Development

As of December 31, 2023, Roadzen had 104 engineers, computer vision researchers and data scientists focused on building software to address the challenges and complexity in auto insurance. Our product and engineering team focuses on enhancing our solutions to meet the complex requirements of our customers with a focus on capabilities, operational efficiency, security, and privacy of our platform. We also invest significantly in developing our products and customizing them for the specific market in which the customer operates, including the relevant regulations, language, currency and payment methods.

We believe AI will have a transformative impact on the insurance economy and have focused our efforts on deep learning technology. We have released several new solutions incorporating real world AI at enterprise scale. Our team has developed over 100 AI models in computer vision as well as natural language processing such as video inspection, driver scoring, vehicle, part and damage detection, driver distraction, insureGPT (policy summary and FAQ of any insurance policy), claims invoice automation, and road object detection and driver facial landmark detection. We invest significantly into developing our internal tooling for AI through our proprietary Canvas platform that allows ground truth generation, automated model selection, and continuous training and deployment of AI models.

Intellectual Property

Roadzen maintains intellectual property and proprietary protection for its products and technology related to our business. We also rely on trade secrets and/or contractual provisions to develop and maintain our proprietary position and protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection. We protect our proprietary technologies, in part, by confidentiality agreements with our employees, consultants, scientific advisors, and contractors. For more information regarding the risks related to our intellectual property, please see “Risk Factors — Risks Relating to Roadzen’s Business and Industry — Risks Relating to Intellectual Property.”

As of December 31, 2023, we had no U.S. trademarks or pending applications, and we had four registered non-U.S. trademarks and five pending non-U.S. trademark applications. As of December 31, 2023, we had no U.S. patents and pending applications, and one registered non-U.S. patent, one registered non-U.S. design and one pending non-U.S. patent application.

Sales and Marketing

Our sales and marketing efforts are a key component of our growth strategy. Our investments in this area have enabled us to build and sustain our customer base while creating long-term customer relationships.

Our sales efforts are materially dependent on our three different channels: (1) strategic and contractual sales to insurers and car companies; (2) sales to small-and-medium fleet owners; and (3) brokerage sales driven by agents, captive distribution channels and reinsurance partnerships. We plan to continue investing in each of these channels of growth including hiring sales personnel, producing marketing content and event marketing. We are investing heavily in content production and marketing focused on delivering rich, industry specific content on all platforms that our clients use. This helps position Roadzen as a thought leader in the insurance and mobility space and adds to the lead funnel for our business. We directly engage with decision-makers and industry leaders across the industry. Our top of the funnel digital marketing efforts provide us with a platform to execute highly targeted outreach to important decision makers in our client matrix.

Our sales teams are structured to address the different needs of our markets. For our small business sales efforts, we employ a geographically dispersed account team structure to facilitate in-person demos and direct sales, along with an in-house sales team. For larger insurance and automotive clients, we have an enterprise sales team. Roadzen has a large direct sales force spread across India, Europe, Southeast Asia, the U.K. and the U.S. that focus on sales, on-boarding and customer management activities.

Fleets: Fleet vehicles are groups of motor vehicles owned or leased by a business, government agency, or other organization rather than by an individual or family. This set of customers is targeted directly by Roadzen’s sales team. Fleets are adversely affected when accidents are followed by a slow and manual claims process, incurring a loss of revenue from the delay caused by the accident and the time needed to repair the vehicle. This is a problem that Roadzen solves with its distinctive ecosystem. Roadzen has regional sales teams across India, the U.S., the U.K., Europe and Southeast Asia. As fleets are usually on a local scale, our local sales teams are frequently within reach of our potential fleet customers and faster to close a sale.

Insurance & Car Companies: Insurance companies and car company sales are generally either a request for proposal (“RFP”) or bid driven process that requires demos, technical qualification criteria and finally financial pricing evaluation. These processes are highly customized and require both in-house sales and solution architecture teams to close.

We employ two primary sales activities for our brokerage business:

1.
Motor Insurance: As motor insurance contracts are generally of annual duration, the customers give a “Broker on Record” mandate to Roadzen which authorizes Roadzen to advise the customers to select the best insurance policy. As Roadzen operates a B2B brokerage business, sometimes other value- added services offered by Roadzen are more valuable to customers than the lowest premium offered by the competitors, such as faster claims processing, software telematics and fleet management software. Hence Roadzen’s platform and ecosystem offers Roadzen a competitive advantage.

2.
Specialty Insurance: These are long duration policies, generally starting with a 5-year duration, where the risk underwriting is done at a portfolio level. Roadzen has partnered with re-insurers to back the long-term risks associated with these long-tenure contracts. These contracts are RFP-driven and may require additional negotiations with reinsurers. The RFP process for our brokerage business is the same as our IaaS RFP process.

Our People and Culture

We have assembled a proven, global team with excellence and experience spanning technology, AI, insurance and mobility. As of December 31, 2023, we had 397 full-time employees and 12 part-time employees. None of our employees are represented by a labor union. We believe we have good relationships with our employees and have not experienced any interruptions of operations due to labor disagreements.

Division	Employees
Technology	107
Management	13
Sales and Business Development	140
Operations	73
Finance, HR, Compliance & Admin	76
Total	409

Our operating principles below inform our culture as well as how we operate on a day-to-day basis. We actively foster an environment where problem solvers, collaborators and builders can thrive. Our people have a global mindset, a passion for innovation and play well with others.

Our Operating Principles

Take Ownership

We thrive on excellence, responsibility, and adaptability to change. In our largely non-hierarchical structure, we stress the need for our personnel to hold themselves and each other accountable and to high standards. It also means striving for constant improvement to raise our bar as a company. Ownership is about taking initiative and making decisions to deliver the highest quality outcome.

Be meritocratic

As no playbook exists for many of the problems we are solving, we look at the best ideas that we can bring to the table through rigorous thought, debate and action. This is fostered by a culture of respect and kindness where everyone has a voice. We believe that backing the best ideas with committed action is the key to building world class products.

Play with purpose

We have fun, indulge our curiosities, build for the long term, and do things differently. This is not just a job, it is a place to be authentic, express yourself fully and bring purpose to what we at Roadzen are building.

Challenge the status quo

To us, innovation is the default mindset, a hardwired desire to improve things. The better we collaborate the more effective we are. Strong teams are built when we embrace both.

Move fast

Quick and iterative feedback loops are critical to innovation in both software and AI products. This means we must move with urgency yet keep a deliberate focus on the details to make sure our clients can rely on us to make fundamental business decisions.

Our Customers

We have strong customer relationships in the auto insurance market. These relationships are a key component of our success given the long-term nature of our contracts and the interconnectedness of our network. As of December 31, 2023, we had customer agreements with 31 insurers (including carriers, self-insurers and other entities processing insurance claims), 65 automotive clients, and approximately 3,200 agent and fleet customers. As of December 31, 2023, our insurer clients made up less than 1% of the total number of clients, but approximately 32% of the enterprise client base (i.e., 31 of the 96 total insurers and automotive clients).

Key customer ecosystems are as follows:

•
Insurance — including insurance companies, reinsurers, agents, brokers.
•
Automotive — including carmakers (OEMs), dealerships, online-to-offline car sales platforms.
•
Fleets — including small and medium fleets, taxicab companies, ridesharing platforms and commercial and corporate fleets.
•
Other distribution channels such as financial services companies providing auto loans and telematics companies.

And key customer benefits from working with us can include:

•
For Insurers — faster, efficient and cheaper claims processing, lower combined operating ratios, lower distribution costs and better underwriting models.
•
For Automotive — embedded or white-labeled products with better visibility on the insurance distribution process for both new and renewal policies, extended warranty programs, faster and more transparent claims settlements.
•
For Fleets — advanced road safety using telematics, lower premiums and faster claims processing.

Our revenue is dependent on clients in the automotive insurance industry, OEMs and automotive fleets, and historically a relatively small number of clients have accounted for a significant portion of our revenue. For the nine months ended December 31, 2023, we had one customer that represented approximately 31% of our total revenue. During this same period, revenues from 10 customers collectively accounted for approximately 70% of our total revenue.

Regulatory Landscape

Our insurance brokerage business is subject to various laws and regulations and our inability to comply with them may adversely affect our business, results of operations and reputation.

Our subsidiary in India received a certificate of registration to act as a direct insurance broker (life and general) under the Insurance Regulatory and Development Authority of India (Insurance Brokers) Regulations, 2018 (“Insurance Brokers Regulations”). Accordingly, we are subject to certain laws, regulations and licensing requirements. Insurance brokers are required to comply with various regulatory requirements such as the following: (i) the principal officer and broker qualified persons of an insurance broker should have undergone training and passed the relevant examination specified by the IRDAI, (ii) the principal officer, directors, promoters, partners, key management personnel and persons having effective control of the insurance broker should fulfill the ‘fit and proper’ criteria specified under the Insurance Brokers Regulations, (iii) insurance brokers may not undertake multi-level marketing for solicitation and procuring of insurance products, (iv) insurance brokers may not offer any rebate or any other inducement to a client, (v) insurance brokers must conduct their business in compliance with the code of conduct specified under the Insurance Brokers Regulations, and (vi) ensure that not more than 50% of their remuneration emanates from one client in a financial year. The IRDAI may undertake inspection of the premises of the insurance broker to ascertain how activities are carried on and inspect their books of accounts, records and documents. The Insurance Brokers Regulations specify certain approval and reporting requirements to be adhered to by the insurance brokers from time to time, as applicable. We would be subject to fines and penalties if we fail to comply with the Insurance Brokers Regulations. We derive revenues primarily from commissions and other fees paid to us by the insurance carriers who sell their policies through our platform.

The commissions that we can charge to insurers are based on charges set forth under the IRDAI Commissions Regulations. The Minimum Information Regulations, effective from May 23, 2021, are applicable to all insurers and insurance intermediaries in relation to purposes of investigation and inspection by the IRDAI.

Inter-related companies within the group are subject to a stringent regulatory framework that affects the flexibility of our operations and increases compliance costs, and any regulatory action against us and our employees may result in penalties and/or sanctions that could have an adverse effect on our business, prospects, financial condition and results of operations.

In addition, the FCA has recently conducted a comprehensive review of the Guaranteed Asset Protection (GAP) product, a key contributor to our operations in the UK, resulting in a directive for all insurers, including our insurance partner, to temporarily cease selling the GAP product in February 2024. The regulator has mandated that insurers make a resubmission, or new GAP proposal, outlining the product features, coverages and pricing for approval by the FCA before sales of the GAP product can be resumed. As our insurance partner is obligated to adhere to FCA guidelines, any delay or challenges in their obtaining FCA approval of their resubmission may have a negative impact on our business. The resubmission process introduces uncertainty, as there is no guarantee of swift regulatory approval. The temporary suspension of GAP sales may have a significant impact on our revenue, financial performance, and overall profitability. We are actively working with our insurance partner to address the concerns raised by the regulator, expedite the resubmission process, and seek timely FCA approval to resume GAP sales, however, there can be no assurance that the resubmission will receive prompt regulatory approval. Delays in obtaining approval may result in prolonged disruption to our business operations, potential reputational damage, and potential loss of clients and customer confidence. Additionally, the resubmission process may require adjustments to the GAP product, potentially increasing our costs and decreasing our profit margin and any delays or unfavorable outcomes may materially impact our business, results of operations and financial condition.

Legal Proceedings

From time to time, we may be subject to legal proceedings and claims in the ordinary course of business. We currently are not a party to any material litigation or other material legal proceedings.

Other Information

We were incorporated in the British Virgin Islands on April 22, 2021. Roadzen (DE) was incorporated in the State of Delaware on May 7, 2015. Our principal executive offices are located at 111 Anza Blvd., Suite 109 Burlingame, CA 94010. We also maintain a website at www.roadzen.ai. The information contained in, or that can be accessed through, our website is not part of this prospectus.

MANAGEMENT

Management and Board of Directors

The following persons currently serve as Roadzen’s executive officers and directors. For biographical information concerning the executive officers and directors, see below.

Name	Age	Position
Rohan Malhotra	38	Chief Executive Officer and Director
Jean-Noël Gallardo	48	Chief Financial Officer
Ankur Kamboj	42	Chief Operating Officer
Xavier Blanchard	57	Global Head of Strategy and Insurance
Saurav Adhikari	65	Director
Steven Carlson	64	Chairman and Director
Ajay Shah	63	Director
Supurna VedBrat	47	Director
Zoe Ashcroft	58	Director
Diane B. Glossman	68	Director

Executive Officers

Rohan Malhotra, Chief Executive Officer, serves as the Chief Executive Officer and a director of Roadzen. Mr. Malhotra founded Roadzen (DE) in 2015 and has served as its Chief Executive Officer since its inception. Previously, Mr. Malhotra served as the Chief Executive Officer of Avacara Global Solutions, an enterprise software and data analytics company that provided product development services to Fortune 500 companies, from June 2011 to July 2014. Mr. Malhotra holds a bachelor’s degree in Engineering from NSIT, Delhi University, India and a master’s degree in Electrical and Computer Engineering from Carnegie Mellon University where he studied robotics, AI and control systems. Mr. Malhotra, as the founder of Roadzen, has years of experience operating Roadzen and is committed to its continued growth, making him a qualified to serve as a director.

Jean-Noël Gallardo, Chief Financial Officer, serves as the Chief Financial Officer of Roadzen. Prior to his appointment as Roadzen’s CFO, Mr. Gallardo, served as Roadzen’s Interim Global Chief Financial Officer since October 2023, and prior to that was Vice President of Finance at Aclaimant, Inc., an insurtech platform for safety and risk management, from November 2020 to February 2023. His prior roles include CFO of LJR Holdings, Inc., a privately-held California-based holding company with third-party claims administrator and managed care subsidiaries, Vice President of Finance for Gallagher Bassett Services, Inc., the risk management unit of international broker Arthur J. Gallagher & Co., and leading the FP&A function for CNA’s Small Commercial business. Mr. Gallardo began his career in investment banking, focusing on M&A for middle-market companies throughout North America. He earned his MBA in Finance from the Kellstadt Graduate School of Business, DePaul University and a Bachelor of Science, Commerce with major in Finance, at Driehaus College of Business, DePaul University.

Ankur Kamboj, Chief Operating Officer, has served as Chief Operating Officer of Roadzen since April 2017. Prior to Roadzen, Ankur served as the Head of Network at AXA Assistance — India, where he was responsible for building the assistance network from June 2014 to July 2015. Additionally, Ankur held prior roles with Mahindra First Choice Services Ltd. (Regional Manager), from January 2013 to June 2014, as well as Carnation Auto (Business Development), from December 2011 to January 2013. While at Carnation, Ankur was responsible for the expansion of Carnation’s multi-brand auto repair centers. Ankur also served in marketing roles with Samsung, from August 2010 to December 2011, Citi, from August 2007 to July 2010, and Nestle, from May 2003 to August 2007. While at Citi, Ankur led digital marketing for customer acquisition and oversaw new customer onboarding. Ankur holds a bachelor’s degree in business administration from Punjab University and a post graduate diploma in management from Institute of Chartered Financial Analysts of India University (ICFAI).

Xavier Blanchard, Global Head of Strategy and Insurance, serves as the Global Head of Strategy and Insurance of Roadzen. Mr. Blanchard brings extensive insurance industry experience, having held numerous leadership position across key international market, including France, the UK, Japan, and South East Asia, for AXA Group. Mr. Blanchard served as Global Head of Savings of AXA from October 2007 to February 2011, Regional Chief Marketing Officer from February 2011 to March 2013, CEO – Asia Region from March 2013 to July 2017 and AXA Travel Insurance CEO and Global Head of Specialized Insurance from July 2017 to July 2022. Additionally, Mr. Blanchard served as a member of the board of directors of AXA Travel Insurance from July 2017 to July 2022, of IPA Dublin and AXA Travel Insurance Ireland from July 2017 to March 2022, and of GMIL from March 2019 to July 2022. Xavier Blanchard holds a master’s degree from EM Lyon.

Non-Employee Directors

Saurav Adhikari serves as a director of Roadzen. Mr. Adhikari is a senior global business leader with approximately four decades of deep domain expertise in global businesses, across technology, fast-moving consumer goods (“FMCG”), and consumer durables sectors in global markets. During the last two decades, he has served in the technology sector with HCL, a global technology solutions provider. He has served as the founding President of HCL’s startup corporate networking firm, has led a team as President of HCL’s BPO North America business that established a multi-hundred million dollar IT enabled services business, and has worked on several multi- hundred million dollar inorganic investments in technology and software, including the acquisition of Actian (transaction value US $330 million), carve-outs of multiple IBM product suites, a joint venture between HCL and CSC, and an acquisition of 51% ownership in BPO and Software joint venture DSL Software in India. This helped HCL pivot to a leading intellectual property led solutions company. He has built deep relationships in global private equity and venture capital firms, while creating large, successful, value-based partnerships between HCL and private equity owned technology and technology-enabled businesses, which are considered groundbreaking in the industry. At HCL, he held various executive positions from 2009 to 2019, the last being President, Corporate Strategy, working directly with the Founder & Chairman with oversight across the group’s business, as well as the not-for-profit Shiv Nadar Foundation. Mr. Adhikari has been a board member of Goodricke Group Ltd, an owner-operator of tea farms across India and publicly traded on the NSE of India and the BSE since 2019, Accelya Solutions India Ltd., a technology solutions provider to the air transport industry and publicly traded on the NSE and BSE since 2022, and Bridgeweave Ltd, UK, an AI-based financial technology (“fintech”) company since 2021. He works as a technology advisor and investor with interests across AI-based fintech and healthcare firms, as well as analytics, IoT and logistics firms. He also serves as a Senior Advisor to the Shiv Nadar Foundation’s not-for-profit institutions and is a board member of Shiv Nadar University, India. His prior experience also includes several global senior leadership and executive roles across Unilever, PepsiCo and Groupe SEB. Mr. Adhikari received his MBA from Bombay University, his Bachelor’s in Arts (Honors) in Economics from Delhi University, India, and his AMP from INSEAD Fontainebleau, France. Mr. Adhikari served as Chairman of Vahanna from June 2021 until the closing of the Business Combination.

Steven Carlson serves as the chairman and a director of Roadzen. Mr. Carlson has served as one of the independent directors of Quantum Fintech Acquisition Corp. since February 2021. Since 2016, Mr. Carlson has served as Co-Chairman of Magellan Global, a financial services holding company which owns Marco Polo Exchange (which owns Marco Polo Securities Inc., a distribution platform enabling foreign financial services firms to market their products in the United States and other select jurisdictions worldwide) for which he serves as co-ChairmanChairman. He also currently serves as the Managing Partner of Pi Capital International LLC and several other early stage firms. Pi Capital, a global advisory firm headquartered in New York City, provides capital raising, M&A advisory, and general corporate advisory services. Securities are offered through an affiliate, Marco Polo Securities, Inc. Marco Polo Securities, Inc. is a distribution platform enabling foreign financial services firms to market their products in the United States and other select jurisdictions worldwide; Mr. Carlson serves as CEO of Marco Pollo Securities. Before founding Pi Capital, Mr. Carlson was President and Head of Investment Banking at INTL FCStone Financial Inc. (“INTL”) from 2010 to 2016. Prior to that, Mr. Carlson was the founder, Chairman and Chief Executive Officer of the Provident Group, a boutique investment banking firm providing capital raising, M&A and other corporate finance advisory services to firms globally. Provident Group was acquired by INTL in 2010. Prior to forming Provident in December 1998, Mr. Carlson was a Managing Director at Lehman Brothers holding various senior positions at the firm., holding various senior positions at the firm, including Global business head of emerging markets, head of the Institutional Client Group, mortgage-backed trading desk, and mortgage-backed research, Mr. Carlson began his career at Fannie Mae. Mr. Carlson graduated with a Bachelor of Arts in Economics from the University of Maryland and obtained a master’s degree in Public Policy from the Kennedy School of Government at Harvard University.

Ajay Shah serves as a director of Roadzen, and served as a director of Vahanna until the closing of the Business Combination since November 2021. Mr. Shah previously was a managing partner at Silver Lake, a global private equity investment firm from 2007 to 2021, and was the co-founder and Managing Partner of the firm’s middle market growth fund, Silver Lake Sumeru. Mr. Shah served as Chairman of the board of SMART Global Holdings (“SGH”), a publicly-held Silver Lake portfolio company that he co-founded in 1989, and served as a board member from 2011 to 2022. He previously served as President and Chief Executive Officer of SGH from February 1989 to December 2000 and then again from May 2018 to September 2020. He also previously served as the CEO of Maui Greens, Inc., an early-stage agriculture technology company, from February 2021 to February 2022. He also currently serves on the boards of directors of a number of private technology companies including Maui Greens, Inc., Mercury Healthcare (f/k/a

Healthgrades) and Vast Data. Mr. Shah previously served on the boards of many public and private technology companies including Magellan Navigation, Inc., AVI-SPL, Inc., CMAC MicroTechnology, Flex, Ingenient Technologies Inc., Power-One, Inc., PulseCore Semiconductor, Spansion Inc. and others. In the not-for-profit sector, he serves on the board of the National Audubon Society and the governing board of the Indian School of Business (ISB). Mr. Shah has a B.S. in Engineering from the Maharaja Sayajirao University of Baroda, India and an M.S. degree in Engineering Management from Stanford University.

Supurna VedBrat serves as a director of Roadzen. Ms. VedBrat served as Head of Global Trading at BlackRock from July 2011 to February 2023 and oversaw the company’s trading function across asset classes and regions. At BlackRock, she was responsible for driving innovation and setting the trading platform’s strategic vision focused on growth and sustainable scalable trading solutions. Ms. VedBrat also served as a member of the Global Operating Committee and the Investment Subcommittee at BlackRock. Additionally, Ms. VedBrat served as the president of Strategic Solutions Consulting from January 2009 to July 2011 and as a fixed income strategy, distressed debt analyst at Bank of America from March 2004 to January 2009. Ms. VedBrat’s professional career spans over 25 years in both the U.S. and Europe, and within the financial and the technology industries. She held various positions at Bank of America, ING Barings in London and Lehman Brothers in New York. She started her career as a software engineer with IBM at its research center. Ms. VedBrat is passionate about giving back to the financial community by contributing through mentorship and by serving on the Board of Women in Derivatives (WIND), a non-profit with a mission to advance women in the workforce. Ms. VedBrat has a Computer Science degree from Rutgers University and a Mathematics (Hons) degree from Delhi University, India.

Zoë Ashcroft serves as a director of Roadzen. She has over thirty years’ experience as a corporate and finance lawyer, advising clients on complex cross-border transactions including mergers and acquisitions, strategic alliances and joint ventures, investments, private placements and financings. Ms. Ashcroft co-founded the London office of global law firm Winston & Strawn LLP (“Winston”) in 2003 and served as the head of the U.K. corporate team until 2023. She was also an elected member of Winston’s global executive committee from 2015 to 2018 and led the firm’s Womens’ Leadership Initiative in London. Before joining Winston, she was an associate attorney and a partner at Morgan, Lewis & Bockius LLP from 1994 to 2003, where she was the head of the U.K. corporate team for many years. Ms. Ashcroft currently serves as a director and non-executive chair of Carbon Pesa Limited, a start-up fintech company in the renewable energy industry, with operations in Kenya. She has been noted in several editions of annual U.K. legal directories such as the Legal 500 U.K. and Chambers U.K. for her expertise in international corporate and finance transactions. Ms. Ashcroft also serves as a trustee on nonprofit organizations, such as Sponsors for Educational Opportunity Limited since 2003, which provides mentoring and internship opportunities across a number of sectors (including investment banking and corporate law) to help prepare talented students from underserved and underrepresented backgrounds for career success, and the British American Drama Academy, which helps actors and students around the world train with leading actors in the U.K. Additionally, since 2010, she has served as a trustee of The Climate Change Organization, a not for profit organization focusing on high-impact climate and energy initiatives with the world’s leading businesses and state and local governments, and was appointed as deputy chair in 2022. Ms. Ashcroft has a Bachelor of Laws from the University of Bristol, U.K. and is qualified as a solicitor of the Supreme Court of England & Wales.

Diane B. Glossman serves as a director of Roadzen. She spent 25 years as a research analyst, retiring as a Managing Director and head of U.S. bank and brokerage research at UBS. Prior to UBS, Ms. Glossman was co-head of global bank research and head of Internet financial services research at Lehman Brothers. Prior to that, she was co-head of U.S. bank stock research at Salomon Brothers for nine years. Over her sell-side research career, she specialized in money center banks, trust banks and broker-dealers, covering all aspects of banking, fintech and financial services. She was a multiple-time member of Institutional Investor’s All-America Research Team. During her decade on the buy-side, she was responsible for coverage of all financials along with a variety of other industry sectors. She has served as a member of the board of directors of Barclays Bank Delaware since June 2016 and has chaired its Audit Committee since December 2018. She has also served as a member of the advisory board of Barclays US LLC since its inception in April 2015, and since the advisory board’s upgrade into the board of directors, as a member of the board of directors, as chair of the Audit Committee and as a member of the Governance Committee. In addition, since August 2014, she has served as a member of the board of directors, the chair of the Nominations and Governance Committee and a member of various committees of Live Oak Bancshares, a North Carolina-based bank with more than US$10 billion of assets as of March 2023, and assisted in its initial public offering. Ms. Glossman’s previous board experience includes serving on the board of directors or board of trustees of WMI Holding, FinServ Acquisition Corp., Ambac Assurance and QBE NA. In addition to her directorships, Ms. Glossman has also worked as an independent consultant with a number of banks in the U.S. and U.K. on projects relating to strategy, business execution, and investor communications. Ms. Glossman received a Bachelor of Science in finance and health care administration from the Wharton School of Business at the University of Pennsylvania.

Composition of the Roadzen Board of Directors

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Roadzen board to satisfy its oversight responsibilities effectively in light of its business and structure, the

Roadzen board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

The Roadzen board consists of seven (7) members. Each director will be nominated for a one (1) year term to be elected at the subsequent annual meeting of the shareholders. At each succeeding annual meeting of the shareholders of Roadzen, each of the successors elected to replace the directors whose term expires at that annual meeting shall be elected for a one-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Roadzen’s board of directors has seven (7) directors. Roadzen has determined that each of Mr. Adhikari, Mr. Shah, Ms. VedBrat, Ms. Ashcroft and Ms. Glossman is an “independent director” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

Overview

The policies of Roadzen with respect to the compensation of its executive officers are administered by Roadzen’s board in consultation with its compensation committee. The compensation decisions regarding Roadzen’s executives are based on Roadzen’s need to retain those individuals who continue to perform at or above Roadzen’s expectations and to attract individuals with the skills necessary for Roadzen to achieve its business plan. Roadzen intends to be competitive with other similarly situated companies in its industry.

Roadzen believes that performance-based and equity-based compensation can be an important component of the total executive compensation package for maximizing shareholder value while, at the same time, attracting, motivating and retaining high-quality executives.

Roadzen’s executive officers receive a combination of cash and equity compensation. Roadzen’s compensation committee is charged with performing an annual review of Roadzen’s executive officers’ cash and equity compensation to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies. In addition to the guidance provided by its nomination and compensation committees, Roadzen may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases or use of a third-party compensation consultant.

Roadzen’s non-employee directors are currently entitled to receive $200,000 in annual compensation for services rendered to Roadzen. The Chairman and the Audit Chair are entitled to receive an extra $50,000 in annual compensation. The non-employee directors have elected to receive their compensation for fiscal year 2024 only in equity, however, no cash compensation or equity awards have been paid or issued as of this filing.

Roadzen 2023 Incentive Plan

Roadzen adopted the Roadzen 2023 Omnibus Incentive Plan (the “Incentive Plan”), to be administered by the Roadzen board. The purpose of the Incentive Plan is to give employees of Roadzen (including executive and non-executive directors and officers) an opportunity to become shareholders of Roadzen, and thereby to participate in its future long-term success and prosperity. The Incentive Plan is expected to reflect the following terms and provisions:

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The total number of shares to be issued under the Incentive Plan (excluding awards assumed pursuant to the Business Combination) shall initially not exceed ten percent of total issued and outstanding Roadzen ordinary shares (subject to annual increases pursuant to an evergreen provision as provided in the Incentive Plan).
•
Roadzen’s compensation committee shall review the Incentive Plan and shall make recommendations regarding the terms and conditions (including vesting) of each award, which may be based on (but is not limited to) the employment period or performance conditions or any combination thereof as determined by Roadzen’s compensation committee.
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Roadzen may set customary lock-up provision for the shares issued under the Incentive Plan as well as customary limitations imposed by its Insider Trading Policy.
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Forfeited shares, which are subject to awards, shall again be available for future grants under the Incentive Plan.
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Awards granted under the Incentive Plan may be subject to participants entering into customary non-compete and non-solicit agreements with Roadzen if determined by Roadzen’s compensation committee and on the terms set by it.

Committees of the Board of Directors

Roadzen’s board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A under the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors. The charter of each committee is available on Roadzen’s website.

Audit Committee

Ms. Glossman, Ms. VedBrat and Mr. Adhikari serve as members of our audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three (3) members of the audit committee, all of whom must be independent, subject to the exception described below. Ms. Glossman, Ms. VedBrat and Mr. Adhikari are all independent. Because we list Roadzen’s securities on Nasdaq, we have one (1) year from the date of initial listing to have our audit committee be comprised solely of independent members.

Ms. Glossman serves as chair of the audit committee. Each member of the audit committee meets the financial literacy requirements of Nasdaq listing standards and our board of directors has determined that Ms. Glossman is an “audit committee financial expert” as defined in applicable SEC rules.

The purpose of the audit committee is, amongst other things, to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our board of directors in overseeing and monitoring (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence, (iv) the performance of our internal audit function, and (v) the performance of our independent registered public accounting firm.

Our board of directors has adopted a written charter for the audit committee, which is available on our website.

Compensation Committee

Mr. Adhikari and Mr. Shah serve as members of our compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two (2) members of the compensation committee, all of whom must be independent. Mr. Adhikari and Mr. Shah are both independent. Mr. Adhikari serves as chair of the compensation committee.

The purpose of the compensation committee, amongst other things, is to assist our board of directors in discharging its responsibilities relating to (i) setting our compensation programs and compensation of our executive officers and directors, (ii) monitoring our incentive and equity-based compensation plans, and (iii) preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.

Our board of directors has adopted a written charter for the compensation committee, which is available on our website. The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. The compensation committee will consider the independence of each adviser, including the factors required by the Nasdaq and the SEC, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser.

Nominating and Corporate Governance Committee

Ms. Ashcroft and Mr. Shah serve as members of our nominating and corporate governance committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two (2) members of the nominating and corporate governance committee, all of whom must be independent. Ms. Ashcroft and Mr. Shah are both independent. Ms. Ashcroft serves as chair of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating and corporate governance committee considers persons identified by its members, management, stockholders, investment bankers and others.

Our board of directors has adopted a written charter for the nominating and corporate governance committee, which is available on our website. The guidelines for selecting nominees generally include that persons to be nominated:

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should have demonstrated notable or significant achievements in business, education or public service;
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should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
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should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating and corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating and corporate governance committee does not distinguish among nominees recommended by shareholders and other persons.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Roadzen board considers the factors set forth above.

The nominating and corporate governance committee will review annually the relationships between directors, the Company and members of management and recommend to the Board whether each director qualifies as “independent” under the Board’s definition of “independence” and the applicable rules of Nasdaq and the Company’s Corporate Governance Guidelines.

Code of Business Conduct

We adopted a new code of business conduct (the “code of business conduct”) that applies to all of our directors, officers and employees, including our chief executive officer, chief financial officer and chief operating officer, which is available on our website. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Copies of the code of business conduct and charters for each of our committees will be provided without charge upon request from us and are posted on our website. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our Internet website.

Corporate Governance Guidelines

Our board of directors adopted corporate governance guidelines in accordance with the corporate governance rules of Nasdaq that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chair of the board, principal executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is posted on our website.

ROADZEN’S EXECUTIVE AND DIRECTOR COMPENSATION

Introduction

As an emerging growth company, Roadzen has opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. This section discusses the material components of the executive compensation program for Roadzen’s named executive officers (“NEOs”) for the fiscal year ended March 31, 2024 (“Fiscal Year 2024”), including its Chief Executive Officer Rohan Malhotra, Chief Operating Officer Ankur Kamboj, Global Head of Strategy and Insurance Xavier Blanchard and Roadzen's former Chief Financial Officer Mohit Pasricha. These NEOs were the only Roadzen executive officers serving in Fiscal Year 2024 with compensation in excess of $100,000.

This discussion may contain forward-looking statements that are based on current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that Roadzen adopts could vary significantly from historical practices and currently planned programs summarized in this discussion.

Roadzen Executive Compensation Program

The objective of Roadzen’s compensation program is to provide a total compensation package to its executives, including its NEOs, that will enable Roadzen to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our shareholders, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward our executives for performance. The board of directors of Roadzen has historically determined the compensation for Mr. Malhotra.

The Fiscal Year 2024 compensation program for Mr. Malhotra consisted of base salary and a discretionary cash bonus, as described below and was paid in Indian rupees (“INR”), as well as an RSU grant valued in U.S. dollars ("USD") as described below. Amounts paid in INR have been translated into USD using the exchange rate in effect on the last day of Fiscal Year 2024, which was a rate of 1 INR to 0.01200 USD.

•
Base Salary. Mr. Malhotra is paid a base salary commensurate with his skill set, experience, performance, role and responsibilities. For Fiscal Year 2024, Mr. Malhotra’s annual salary was INR 9,000,000 (USD 108,000).
•
Short-Term Cash Incentives. For Fiscal Year 2024, Roadzen did not pay Mr. Malhotra a discretionary cash bonus. During Fiscal Year 2024, Roadzen did not grant any short-term cash bonuses to Mr. Malhotra pursuant to any non-equity incentive plan.
•
Short-Term Equity Incentives. For Fiscal Year 2024, prior to the Business Combination, Roadzen (DE) granted Mr. Malhotra 206,400 RSUs with a 1-year vesting period. These RSUs were converted to Roadzen (BVI) RSUs at the conversion rate of 27.212 resulting in 5,616,550 Roadzen (BVI) RSUs.
•
Long-Term Equity Incentives. During Fiscal Year 2024, Roadzen did not grant any long-term equity incentive awards to Mr. Malhotra.

The Fiscal Year 2024 compensation program for Mr. Kamboj consisted of base salary and a discretionary cash bonus, as described below and was paid in INR, as well as an RSU grant valued in USD as described below. Amounts paid in INR have been translated into USD using the exchange rate in effect on the last day of Fiscal Year 2024, which was a rate of 1 INR to 0.01200 USD.

•
Base Salary. Mr. Kamboj is paid a base salary commensurate with his skill set, experience, performance, role and responsibilities. For Fiscal Year 2024, Mr. Kamboj’s annual salary was INR 4,741,996 (USD 56,904).
•
Short-Term Cash Incentives. For Fiscal Year 2024, Roadzen did not pay Mr. Kamboj a discretionary cash bonus. During Fiscal Year 2024, Roadzen did not grant any short-term cash bonuses to Mr. Kamboj pursuant to any non-equity incentive plan.
•
Short-Term Equity Incentives. For Fiscal Year 2024, prior to the Business Combination, Roadzen (DE) granted Mr. Kamboj 45,936 RSUs with a 1-year vesting period. These RSUs were converted to Roadzen (BVI) RSUs at the conversion rate of 27.212 resulting in 1,250,000 Roadzen (BVI) RSUs.
•
Long-Term Equity Incentives. During Fiscal Year 2024, Roadzen did not grant any long-term equity incentive awards to Mr. Kamboj.

The Fiscal Year 2024 compensation program for Mr. Blanchard consisted of base salary and a discretionary cash bonus, as described below and was paid in Euros (“EUR”), as well as an RSU grant valued in USD as described below. Amounts paid in EUR have been translated into USD using the exchange rate in effect on the last day of Fiscal Year 2024, which was a rate of 1 EUR to 1.07970 USD.

•
Base Salary. Mr. Blanchard is paid a base salary commensurate with his skill set, experience, performance, role and responsibilities. For Fiscal Year 2024, Mr. Blanchard’s annual salary was EUR 180,000 (USD 194,346).
•
Short-Term Cash Incentives. For Fiscal Year 2024, Roadzen did not pay Mr. Blanchard a discretionary cash bonus. During Fiscal Year 2024, Roadzen did not grant any short-term cash bonuses to Mr. Blanchard pursuant to any non-equity incentive plan.
•
Short-Term Equity Incentives. For Fiscal Year 2024, prior to the Business Combination, Roadzen (DE) granted Mr. Blanchard 3,675 RSUs with a 1-year vesting period. These RSUs were converted to Roadzen (BVI) RSUs at the conversion rate of 27.212 resulting in 100,000 Roadzen (BVI) RSUs.
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Long-Term Equity Incentives. During Fiscal Year 2024, Roadzen did not grant any long-term equity incentive awards to Mr. Blanchard.

The Fiscal Year 2024 compensation program for Mr. Pasricha consisted of base salary and a discretionary cash bonus, as described below was and paid in INR, as well as an RSU grant valued in USD as described below. Amounts paid in EUR have been translated into USD using the exchange rate in effect on the last day of Fiscal Year 2024, which was a rate of 1 INR to 0.01200 USD.

•
Base Salary. Mr. Pasricha is paid a base salary commensurate with his skill set, experience, performance, role and responsibilities. For Fiscal Year 2024, Mr. Pasricha’s annual salary was INR 4,463,461 (USD 53,562).
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Short-Term Cash Incentives. For Fiscal Year 2024, Roadzen did not pay Mr. Pasricha a discretionary cash bonus. During Fiscal Year 2024, Roadzen did not grant any short-term cash bonuses to Mr. Pasricha pursuant to any non-equity incentive plan.
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Short-Term Equity Incentives. For Fiscal Year 2024, prior to the Business Combination, Roadzen (DE) granted Mr. Pasricha 20,212 RSUs with a 1-year vesting period. These RSUs were converted to Roadzen (BVI) RSUs at the conversion rate of 27.212 resulting in 550,000 Roadzen (BVI) RSUs.
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Long-Term Equity Incentives. During Fiscal Year 2024, Roadzen did not grant any long-term equity incentive awards to Mr. Pasricha.

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by and paid to Mr. Malhotra, Mr. Kamboj, Mr. Blanchard and Mr. Pasricha for services rendered to Roadzen (and its subsidiaries) in all capacities for the fiscal year ended March 31, 2024 and the fiscal year ended March 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Share Awards ($)(3)	Total ($)
Rohan Malhotra(1)
Chief Executive Officer	2024	108,000	—	56,165,550	56,273,550
	2023	109,620	15,579	—	125,199
Ankur Kamboj(1)
Chief Operating Officer	2024	61,500	—	12,500,000	12,556,904
	2023	47,502	15,776	—	63,278
Xavier Blanchard(2)
Global Head of Strategy and Insurance	2024	194,346	—	1,000,000	1,194,346
	2023	81,315	—	—	81,315
Mohit Pasricha(1)
Senior Vice President of Finance & Former CFO	2024	56,000	—	5,500,000	5,553,562
	2023	34,104	15,838	—	49,942

(1)
For Fiscal Year 2024 and Fiscal Year 2023, Messrs. Malhotra, Kamboj and Pasrisha's cash compensation was paid in INR. Amounts paid in INR were translated into USD using the exchange rate in effect on the last day of the fiscal year: for Fiscal Year 2024 – 1 INR = 0.01200 USD, for Fiscal Year 2023 – 1 INR = 0.01218 USD.
(2)
For Fiscal Year 2024 and Fiscal Year 2023, Mr. Blanchard's cash compensation was paid in EUR. Amounts paid in EUR were translated into USD using the exchange rate in effect on the last day of the fiscal year: for Fiscal Year 2024 – 1 EUR = 1.07970 USD and for Fiscal Year 2023 – 1 EUR = 1.08420 USD.
(3)
Each amount represents the grant date fair value of the RSUs granted during the applicable fiscal year, calculated using the Black-Scholes model. See Note 28 for the assumptions used in calculating this amount. Each RSU was granted on September 18, 2023 with a 1-year vesting period per the following table:

Name	RSU Grant at Roadzen (DE)	Conversion rate to Public Equity	RSU Grant at Roadzen (BVI)
Rohan Malhotra	206,400	27.212	5,616,550
Ankur Kamboj	45,936	27.212	1,250,000
Xavier Blanchard	3,675	27.212	100,000
Mohit Pasricha	20,212	27.212	550,000

Narrative Disclosure to the Summary Compensation Table

Employee Benefits

Messrs. Malhotra, Kamboj, Blanchard and Pasricha are generally eligible to participate in the health and welfare and other employee benefit programs offered by Roadzen (or its subsidiaries) on the same basis as other employees in their respective geographies, subject to applicable law.

Employment Agreements

As of the date of this filing, Mr. Malhotra is not party to an employment agreement with Roadzen (or its subsidiaries). Messrs. Kamboj, Blanchard and Pasricha are each party to an employment agreement with Roadzen (or its subsidiaries), as described below:

On March 31, 2017, the Company appointed Ankur Kamboj to serve as the Company's Chief Operating Officer ("COO"). The employment agreement is for an indefinite period. Pursuant to the agreement, the Company will pay Mr. Kamboj an annualized base salary of INR 2,400,000 (USD 37,030; 1 INR = 0.015429 USD as of March 31, 2017). Mr. Kamboj was given a salary increase to INR 6,000,000 (USD 72,000; 1 INR = 0.01200 USD as of March 31, 2024) on September 1, 2023.

On October 31, 2022, the Company appointed Xavier Blanchard as the Company's Global Head of Insurance. The employment agreement is for an indefinite period. Pursuant to the agreement, the Company will pay Mr. Blanchard an annualized base salary of EUR 180,000 per year (USD 195,156; 1 EUR = 1.0842 USD as of March 31, 2023). In addition, Mr. Blanchard is eligible to receive a discretionary annual bonus, with a maximum amount of EUR 150,000 (USD 162,630; 1 EUR = 1.0842 USD as of March 31, 2023). Each of the Company and Mr. Blanchard are entitled to terminate the employment agreement under the conditions set by law, except for cases of dismissal for gross or willful misconduct.

On June 28, 2016, the Company appointed Mohit Pasricha to serve as the Company's Manager - Global Accounts. The employment agreement is for an indefinite period. Mr. Pasricha was promoted to Vice President Finance on March 1 2020. Mr. Pasricha was then promoted to CFO of Roadzen on February 1 2023 and given a salary increase to INR 6,000,000 (USD 72,000; 1 INR = 0.01200 USD as of March 31, 2024) on September 1, 2023.

On January 4, 2024, the Company appointed Jean-Noël Gallardo to serve as the Company’s Chief Financial Officer (“CFO”). In such capacity, Mr. Gallardo will be the Company’s principal financial officer and principal accounting officer. As of the same date, Mohit Pasricha ceased to serve as the Global CFO and he will continue to serve as the Company’s CFO for India reporting directly to Mr. Gallardo.

In connection with his appointment, Mr. Gallardo and the Company entered into an employment agreement, dated as of January 4, 2024 (the “Employment Agreement”). The Employment Agreement has an initial term that expires on March 31, 2025, with automatic successive one-year renewal terms unless either party provides written notice of non-renewal at least 60 days prior to the expiration of the then-current term. Pursuant to the Employment Agreement, the Company will pay Mr. Gallardo an initial annualized base salary of $250,000 per year. In addition, Mr. Gallardo is eligible to receive an annual bonus under the Company’s annual bonus program, with a target amount equal to 50% of his annual base salary, subject to the achievement of applicable performance goals to be determined by the board of directors or the compensation committee of the board. During his employment, Mr. Gallardo will be eligible to participate in the US executive employee benefits and programs that are available to similarly-situated senior executive officers of the Company. The Employment Agreement also provides that Mr. Gallardo will receive an initial grant of RSUs for the fiscal year ended March 31, 2024 with 115,000 underlying shares of the Company (the “RSU Award”) pursuant to the terms of the Employment Agreement, the applicable RSU award agreement, and the Roadzen Inc. Omnibus Equity Plan (the “Equity Plan”). Subject to the terms of the applicable RSU award agreement and the Equity Plan, and provided that Mr. Gallardo remains employed through such vesting dates, the RSU Award will vest in three substantially equal installments annually on the following dates: November 21, 2024, November 21, 2025, and November 20, 2026.

Pursuant to the terms of the Employment Agreement, if the Company terminates Mr. Gallardo’s employment without “cause” or Mr. Gallardo resigns for “good reason” (as such terms are defined in the Employment Agreement) then, subject to Mr. Gallardo’s execution of a release of claims against the Company, Mr. Gallardo would be entitled to receive (i) his base salary for a period of twelve (12) months subject to reductions equal to gross earnings received from another engagement which begins within two (2) months of the termination date, (ii) a pro-rated portion of his annual bonus for the year of termination, subject to actual performance, and (iii) if applicable, payment or reimbursement for up to twelve (12) months of COBRA health continuation coverage for himself and his family. If the Company terminates Mr. Gallardo’s employment by not renewing the then-current term of the Employment Agreement, other than with cause then, subject to Mr. Gallardo’s execution of a release of claims against the Company, Mr. Gallardo would be entitled to receive the compensation and benefits referred to in clauses (i) and (iii) of the immediately preceding sentence.

The Employment Agreement contains customary confidentiality and non-disparagement provisions, which apply both during and after the term of the Employment Agreement, and customary non-solicitation of employee provisions, which apply during the term of the Employment Agreement and for 12 months thereafter. The foregoing description of the employment agreement is qualified in its entirety by reference to the full text of the employment agreement, which is attached hereto as Exhibit 10.15 and incorporated by reference herein.

Outstanding Equity Awards at End of Fiscal Year 2024

Mr. Malhotra had 5,616,550 Roadzen (BVI) RSUs as of March 31, 2024, which will vest on September 18, 2024.

Mr. Kamboj had 1,250,000 Roadzen (BVI) RSUs as of March 31, 2023, which will vest on September 18, 2024.

Mr. Blanchard had 100,000 Roadzen (BVI) RSUs as of March 31, 2024, which will vest on September 18, 2024.

Mr. Pasricha had 550,000 Roadzen (BVI) RSUs as of March 31, 2024, which will vest on September 18, 2024.

Potential Payments Upon Termination or Change in Control

Messrs. Malhotra, Kamboj, Blanchard and Pasricha were not eligible for any potential payments upon any form of termination or resignation of employment or a change in control of Roadzen (or its subsidiaries) if such event took place on March 31, 2024, or at any other point during Fiscal Year 2024, other than as required by local regulations.

Director Compensation Program

Roadzen’s non-employee directors are entitled to receive $200,000 in annual compensation for services rendered to Roadzen. The Chairman and the Audit Chair are entitled to receive an extra $50,000 in annual compensation. The non-employee directors have elected to receive their compensation for fiscal year 2024 only in equity, however, no cash compensation or equity awards have been paid or issued as of this filing.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation agreements and other arrangements described under “Roadzen's Executive and Director Compensation” in this prospectus and the transactions described below, since April 1, 2023, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for the last two completed fiscal years, and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

On March 28, 2024, the Company entered into a the March 2024 SPA with Supurna VedBrat and Krishnan-Shah Family Partners, LP (together, the “2024 Purchasers”). Ms. VedBrat is a director of the Company. Ajay Shah, another director of the Company, and his wife, are trustees of the general partner of the Krishnan-Shah Family Partners, LP. Pursuant to the terms of the March 2024 SPA, the Company agreed to issue and sell to the 2024 Purchasers, and the 2024 Purchasers agreed to purchase from the Company, an aggregate of up to $2 million in principal amount of the Notes, for a purchase price equal to the principal amount of the Notes. Each of the 2024 Purchasers purchased $500,000 in principal amount of Notes on the date of the March 2024 SPA, and each may become obligated to purchase an additional $500,000 in principal amount of Notes on the earlier of April 30, 2024 or completion of the Agreed Upon Reporting Requirements (as defined in the March 2024 SPA) to the satisfaction of the 2024 Purchasers, subject to the satisfaction (or waiver) of certain specified conditions.

Pursuant to the terms of the March 2024 SPA, the Company may issue and sell up to an additional $2 million in aggregate principal amount of Notes to one or more other purchasers (who would become “2024 Purchasers” under the March 2024 SPA). The March 2024 SPA contains certain representations and warranties customary for similar transactions. In addition, the March 2024 SPA contains covenants by the Company, including requirements to cause each of its subsidiaries (other than certain excluded subsidiaries) to guaranty the Company’s obligations under the Notes, to comply with the Agreed Upon Reporting Requirements, and to take certain actions required to grant the 2024 Purchasers perfected security interests in the assets of the Company and its subsidiaries (subject to the existing liens of Mizuho). Pursuant to the terms of the March 2024 SPA, the Company and the 2024 Purchasers will enter into the Buyer Security Documents.

The Notes bear interest at a rate of 17.5% per annum and mature on the Initial Rate Adjustment Date. Interest is payable in cash or in kind, at the option of the Company, on each three-month anniversary of funding through the Initial Rate Adjustment Date (after which date all interest is payable in cash unless the parties agree to payment in kind). The Company’s failure to repay all principal and accrued interest by the Initial Rate Adjustment Date would not constitute an event of default under the applicable Note, however, the interest rate payable under such Notes would increase on such date to 19.5% per annum going forward, and thereafter would increase by an additional 200 basis points on each monthly anniversary of the Initial Rate Adjustment Date until each of the Notes is paid in full, subject to a maximum interest rate of 29.5% per annum. Following the Initial Rate Adjustment Date, all unpaid principal and accrued interest would be payable within five business days of the holder’s written demand. If any interest under the Notes is paid in kind, such payment would be made through the issuance of that number of the Company’s Ordinary Shares, $0.0001 par value per share, calculated by dividing the amount payable by the lowest of (i) $8.00, (ii) the VWAP of the Ordinary Shares over the 60 trading days ending three trading days prior to the interest payment date, (iii) the opening price per share of the Ordinary Shares in any public offering of Ordinary Shares after the issuance of the Notes, and (iv) the price per Ordinary Share after market close on the first day of trading following any such public offering of Ordinary Shares.

The indebtedness evidenced by the Notes is intended to rank senior to all outstanding and future indebtedness of the Company, other than the Company’s outstanding indebtedness to Mizuho, and is to be secured pursuant to the Buyer Security Documents. The Notes contain covenants of the Company that, among other things, prohibit the Company from incurring additional indebtedness or liens, subject to certain exceptions, for so long as the Notes are outstanding. The Notes contain customary events of default, including certain defaults in payment or performance and certain events of bankruptcy.

Also pursuant to the terms of the March 2024 SPA, the Company agreed to issue to each Purchaser the Warrants to purchase, for each $10,000 in original principal amount of Notes purchased, 1,000 Ordinary Shares. Each Warrant will be exercisable at any time during the period commencing on the Vesting Date through March 28, 2031 (or until the dissolution, liquidation or winding up of the Company, if earlier). The exercise price of the Warrants is equal to 80% of the lower of (i) the VWAP of the Company’s Ordinary Shares (RZDN), as reported on the relevant market or exchange, over the 60 trading days subsequent to the first loan funding, (ii) the opening price of any public offering of straight equity securities of the Company occurring within six months after the issue date of the Warrants and (iii) the VWAP of the Ordinary Shares over the 60 trading days immediately prior to the Vesting Date. The Warrants have customary anti-dilution protections in the event the Company declares dividends or distributions on the Ordinary Shares or subdivides, combines or reclassifies its outstanding Ordinary Shares. Pursuant to the terms of the Warrants the Company has agreed that it will, within 30 days of the date of the March 2024 SPA, enter into a registration rights agreement with respect to the Ordinary Shares issuable upon conversion of the Warrants.

On January 19, 2024, the Company issued the VedBrat Debenture to Supurna VedBrat, a director of the Company, for a purchase price equal to the principal amount of the VedBrat Debenture. The VedBrat Debenture was issued pursuant to the terms of the Convertible SPA, dated as of December 15, 2023, among the Company and the Investors. Also on January 19, 2024, Ms. VedBrat became a party to the Convertible SPA and entered into the Letter Agreement with respect to her investment in the Company pursuant to the VedBrat Debenture.

Pursuant to the terms of the Convertible SPA, the Company may issue and sell an aggregate of up to $50 million in principal amount of the Debentures, in the Private Placement. The Company held an initial closing of the Private Placement, at which it received $400,000 in proceeds, on December 15, 2023, and may sell additional Debentures at additional closings from time to time. The Company expects to use the net proceeds from the Private Placement for working capital and general corporate purposes. The Convertible SPA contains certain representations and warranties customary for similar transactions. In addition, the Company has agreed to file, within 30 days of closing, a registration statement with the Securities Exchange Commission to register for resale the Ordinary Shares, $0.0001 par value per share, issuable upon conversion of the Debentures, subject to certain conditions.

The Debentures issued pursuant to the Convertible SPA bear interest, in arrears, at a rate of 13% per annum, payable semi-annually commencing on June 15, 2024, and matures on December 15, 2025. Interest is payable in kind, subject to the right of the Company to make any interest payments in cash. The Debentures are convertible into the Company’s Ordinary Shares, at the election of the holder at any time at the Conversion Price. The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. In addition, if the Average VWAP is less than the Conversion Price then in effect, the Conversion Price will be adjusted to an amount equal to such Average VWAP, subject to a floor of 85% of the Conversion Price then in effect. The Company has the right to require the Debentures to be converted into Ordinary Shares if the closing price of the Common Stock exceeds 130% of the then-applicable Conversion Price for any 20 trading days within a consecutive 30 trading day-period. Holders of the Debentures have the right to require the Company to repurchase the Debentures for a price equal to 101% of the outstanding principal amount of the Debentures, plus any accrued but unpaid interest, in the event of a “Fundamental Change” (as defined in the Debentures).

The indebtedness evidenced by the Debentures is subordinate to all other indebtedness of the Company. The Company has agreed in the Debentures that it will not, while the Debentures remain outstanding, incur additional indebtedness other than indebtedness (i) evidenced by other Debentures, (ii) senior to the Debentures in an aggregate principal amount of no more than $50 million and (iii) pari passu or junior to the Debentures in an aggregate principal amount of no more than $50 million. The Debentures contain customary events of default, including defaults in payment or performance that remain uncured after specified cure periods and certain events of bankruptcy.

Pursuant to the terms of the Letter Agreement, the Company has (i) granted Ms. VedBrat certain most favored nations rights with respect to future issuances of securities while the VedBrat Debenture is outstanding and (ii) agreed to issue to Ms. VedBrat, within 90 days of funding of the VedBrat Debenture, warrants to purchase a number of Ordinary Shares equal in value as of December 15, 2023 to ten percent (10%) of the original principal balance of the VedBrat Debenture, at an exercise price of $8.50 per share. The Company entered into a substantially similar letter agreement with the Investor that purchased Debentures at the initial closing under the Convertible SPA.

Policies for Approval of Related Party Transactions

Our board of directors reviews and approves transactions with directors, officers, and holders of five percent or more of our voting securities and their affiliates, each a related party. Prior to our initial public offering, the material facts as to the related party’s relationship or interest in the transaction were disclosed to our board of directors, and such transactions require the approval of a majority of the directors who were not interested in the transaction. Further, when our stockholders were entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction were disclosed to the stockholders, who approved the transaction.

Roadzen adopted a written related party transactions policy that provides that such transactions must be approved by our audit committee. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds $25,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our ordinary shares, in each case since the beginning of the most recently completed year, and their immediate family members.

DESCRIPTION OF SHARES

Shares under the Memorandum and Articles of Association

Your rights as Roadzen shareholders are governed by BVI law and the Memorandum and Articles of Association. The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the applicable provisions of BVI law and the Memorandum and Articles of Association carefully and in their entirety because they describe your rights as a holder of Roadzen ordinary shares.

Roadzen is a BVI business company limited by shares and its affairs is governed by its Memorandum and Articles of Association and the BVI Companies Act (each as amended or modified from time to time). As provided in the Memorandum and Articles of Association, subject to the BVI Companies Act, Roadzen has full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. The registered office of Roadzen is c/o Maples Corporate Services Limited, Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands.

The outstanding equity securities of Roadzen consist of 68,440,829 ordinary shares and 19,157,081 warrants of Roadzen.

Authorized shares

The authorized shares of Roadzen consists of 220,000,000 ordinary shares, par value $0.0001 per share (the “Roadzen Ordinary Shares”), and 60,000,000 preference shares, par value $0.0001 per share (the “Roadzen Preference Shares”).

Ordinary shares

Approximately 68,440,829 Roadzen ordinary shares are issued and outstanding. All of the outstanding Roadzen Ordinary Shares have been validly issued, fully paid and non-assessable.

Preference shares

Roadzen does not have any Roadzen Preference Shares outstanding. The issuance of Roadzen Preference Shares in the future could have the effect of decreasing the trading price of Roadzen Ordinary Shares, restricting dividends on Roadzen’s issued shares, diluting the voting power of Roadzen Ordinary Shares, impairing the liquidation rights of Roadzen’s shares, or delaying or preventing a change in control of Roadzen.

Rights attached to Roadzen shares

Rights attached to Roadzen Ordinary Shares

Each Roadzen Ordinary Share confers upon the shareholder:

a.
the right to one vote at a meeting of the Roadzen shareholders or on any resolution of the Roadzen shareholders;
b.
subject to any rights that may be granted to holders of Roadzen Preference Shares in the future, the right to an equal share in any distribution paid by Roadzen in accordance with the BVI Companies Act; and
c.
subject to any rights that may be granted to holders of Roadzen Preference Shares in the future, the right to an equal share in the distribution of the surplus assets of Roadzen on its liquidation in accordance with the BVI Companies Act.

Roadzen Ordinary Shares have the same rights and privileges and rank equally, share ratably and be identical in all respect to all matters.

Rights attached to Roadzen Preference Shares

Each series of Roadzen Preference Shares shall have such designations, powers, preferences, rights, qualifications, limitations and restrictions as specified by the Roadzen board pursuant to resolutions approving the issuance of such series of preference shares and related amendments to the Memorandum and Articles of Association; provided, however, that prior to such issuance, the Roadzen board shall determine the designations, powers, preferences, rights, qualifications, limitations and restrictions of each series of preference shares, including, if applicable: (a) the designation and number of shares and the subscription price thereof; (b) the voting rights; (c) the dividends rights; (d) whether such shares will be subject to redemption by Roadzen and the conditions of such redemption; (e) the rights to receive distribution upon liquidation and the terms thereof; (f) the rights to convert or exchange such series; (g) any limitations and restrictions upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by Roadzen of, such shares; and (h) any conditions or restrictions upon the creation of indebtedness of Roadzen or upon the issue of any additional shares.

The Roadzen board shall not be required to obtain any approval of the shareholders in respect of the issuance of Roadzen preference shares and the related amendments to the Memorandum and Articles of Association and, accordingly, will be able to issue preference shares with voting and other rights that could adversely affect the voting power and other rights of holders of the Roadzen Ordinary Shares and could have anti-takeover effects. The ability of the Roadzen board of directors to issue Roadzen Preference Shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of Roadzen or the removal of existing management. Roadzen has no preference shares issued and outstanding at the date hereof. Although Roadzen does not currently intend to issue any Roadzen Preference Shares, we cannot assure you that we will not do so in the future.

Election of the Roadzen Board of Directors

Under the Memorandum and Articles of Association, there shall be a board of directors consisting of not less than one person, provided, however, that Roadzen may by resolution of directors increase or reduce the limits on the number of directors. Pursuant to the Memorandum and Articles of Association, the directors of the Roadzen board will be nominated by Roadzen shareholders at Roadzen’s annual meeting of shareholders (except for situations in which the Roadzen board fills a vacancy, as discussed below). There is no prohibition under the Memorandum and Articles of Association which requires the positions of chairman of the Roadzen board and chief executive officer to be held by different persons.

In addition, the Memorandum and Articles of Association allows the Roadzen board to appoint by resolution of the Roadzen board any person to be a director either to fill (i) a vacancy resulting from death, resignation, disqualification, removal or other causes or (ii) any newly created directorship resulting from any increase in the number of directors. Where the Roadzen board appoints a person as a director to fill such vacancy or newly created directorship, the term will not exceed the term that remained when the director whose departure from the Roadzen board created such vacancy ceased to hold office or, in the case of newly created directorship, until the next annual general meeting.

Distribution and Liquidation Rights

The Roadzen board may authorize a dividend to be paid to the holders of Roadzen Ordinary Shares, as well as to the holders of Roadzen Preference Shares, as may be issued, with distribution and liquidation rights, in proportion to their respective shareholdings and subject to any preferential rights held by holders of Roadzen Preference Shares. Dividends may be paid in money, shares or other property. Notice of any dividend that may have been declared will be given to each Roadzen shareholder, and all dividends unclaimed for six (6) years after having been declared may be forfeited for the benefit of Roadzen. No dividend will bear interest as against Roadzen and no dividend will be paid on the treasury shares of Roadzen.

The Roadzen board may authorize a distribution by adopting a resolution in favor of the distribution if the Roadzen board is satisfied that Roadzen satisfies a solvency test, meaning that, on reasonable grounds, immediately after such distribution, the value of Roadzen’s assets will exceed its liabilities and Roadzen will be able to pay its debts as they fall due. In order that Roadzen may determine the Roadzen shareholders entitled to receive payment of any distribution, the Roadzen board may fix a record date. If no record date is fixed, the record date for determining shareholders for any such purpose will be at the close of the calendar day on which the Roadzen board adopts the resolution relating to the distribution.

In the event of Roadzen’s liquidation, its surplus assets will be distributed to the holders of Roadzen shares in the order of liquidation preference attached to each series of Roadzen Preference Shares or Roadzen Ordinary Shares, as applicable, and in proportion to their respective shareholdings.

The distribution and liquidation rights of Roadzen Preference Shares shall be determined for each series of Roadzen Preference Shares prior to authorizing the issuance of such series of Roadzen Preference Shares. Therefore, Roadzen common shareholders’ liquidation right, as well as the right to receive dividends, may be affected by the grant of preferential dividend, distribution or liquidation preference rights to the holders of a class of shares with preferential rights which may be authorized in the future.

Redemption Rights

The BVI Companies Act and the Memorandum and Articles of Association permit Roadzen to purchase its own shares with the prior written consent of the relevant members, on such terms and in such manner as may be determined by its board of directors and by a resolution of directors and in accordance with the BVI Companies Act.

Variation of Rights of Shares

Other than with respect to the issuance of the Roadzen Preference Shares in accordance with the Memorandum and Articles of Association, all or any of the rights attached to any class of shares may, subject to the provisions of the BVI Companies Act, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the board of directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the sanction of a resolution passed by not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Shareholder Meetings

Under the Memorandum and Articles of Association, Roadzen may, but is not obligated to, hold an annual general meeting each year. The Roadzen board or the chair, if in office, may call an annual general meeting or an extraordinary general meeting upon not less than ten (10) days’ notice unless such notice is waived in accordance with the Memorandum and Articles of Association. A meeting notice must specify the place, day and hour of the meeting and the general nature of the business to be conducted at such meeting. At any general meeting of Roadzen shareholders, the holders of at least fifty percent (50%) of the votes of the Roadzen shares entitled to vote at such meeting shall constitute a quorum. Subject to the requirements of the BVI Companies Act, only those matters set forth in the notice of the general meeting or (solely in the case of a meeting convened upon a Members’ Requisition (as defined below)) properly requested in connection with a Members’ Requisition may be considered or acted upon at a meeting of Roadzen shareholders.

Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Under the Memorandum and Articles of Association, shareholders have the right to call extraordinary general meetings of shareholders (a “Members’ Requisition”). To properly call an extraordinary general meeting pursuant to a Members Requisition, (a) the request of shareholders representing not less than 30% of the voting power represented by all issued and outstanding shares of Roadzen in respect of the matter for which such meeting is requested must be deposited at the registered office of Roadzen and (b) the requisitioning shareholders must comply with certain information requirements specified in the Memorandum and Articles of Association.

Voting Rights

Each Roadzen Ordinary Share confers upon the shareholder the right to one vote at a meeting of the Roadzen shareholders or on any resolution of the Roadzen shareholders. The voting rights of Roadzen Preference Shares shall be determined for each series of Roadzen Preference Shares prior to authorizing the issuance of such series of Roadzen Preference Shares. Therefore, Roadzen ordinary shareholders’ voting rights may be affected by the grant of preferential voting rights to shareholders of a new class of shares which may be authorized in the future.

Transfer of shares

All Roadzen Ordinary Shares have been issued in registered form and may be freely transferred under the Memorandum and Articles of Association, unless any such transfer is restricted or prohibited by another instrument, Nasdaq rules or applicable securities laws.

Under the BVI Companies Act shares that are listed on a recognized exchange may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to the Memorandum and Articles of Association.

Issue of Additional Shares

The Memorandum and Articles of Association authorizes the Roadzen board of directors to issue additional ordinary shares from time to time as the Roadzen board of directors shall determine.

However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under The Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of Roadzen.

Quorum

A meeting of Roadzen shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy at least fifty percent (50%) of the votes of the shares entitled to vote on resolutions of shareholders to be considered at the meeting. A quorum may comprise a single shareholder or proxy, and such person may pass a resolution of shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument will constitute a valid resolution of the Roadzen shareholders.

Vote Requirements

Except as provided below, the Memorandum and Articles of Association provides that all shareholder resolutions require the affirmative vote of a simple majority of the votes cast by holders of Roadzen ordinary shares, voting together as a single class at a meeting at which a quorum is present. Further, the Memorandum and Articles of Association provides that action by written consent may be approved by the written consent of holders of an absolute majority of the Roadzen ordinary shares entitled to vote.

Roadzen may amend the Memorandum and Articles of Association by the affirmative vote of a majority of the votes cast by holders of Roadzen ordinary shares, voting together as a single class at a meeting at which a quorum is present or by the written consent of holders of a majority of the Roadzen ordinary shares entitled to vote by way of written consent or by resolution of directors.

The Memorandum and Articles of Association provides that the removal of any director from office requires the affirmative vote of at least two-thirds (2/3) of the votes cast by holders of Roadzen ordinary shares, voting together as a single class at a meeting at which a quorum is present or the written consent of holders of at least two-thirds (2/3) of the Roadzen ordinary shares entitled to vote by way of written consent.

Access to Corporate Records

Under the BVI Companies Act, each Roadzen shareholder is entitled, on giving written notice to Roadzen, to inspect (a) the memorandum and articles of association of Roadzen; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to the Memorandum and Articles of Association, the directors may, if they are satisfied that it would be contrary to Roadzen’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

A company is required to keep at the office of its registered agent: its memorandum and articles of association of the company; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; and copies of all notices and other documents filed by the company in the previous ten (10) years.

Transfer Agent, Warrant Agent and Registrar

The transfer agent and registrar for Roadzen Ordinary Shares is Continental Stock Transfer & Trust Company, located at One State Street Plaza, 30th Floor, New York, New York 10004.

Takeover Provisions

The BVI Companies Act does not currently provide anti-takeover measures, similar to some jurisdictions in the U.S.

Some provisions of the Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•
authorize the Roadzen board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our members;
•
limit the ability of shareholders to requisition and convene general meetings of shareholders;
•
require advance notice procedures with which shareholders must comply to nominate candidates to the Roadzen board of directors or to propose matters to be acted upon at a shareholders’ meeting, which could preclude shareholders from bringing matters before annual or special meetings and delay changes in the Roadzen board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise from attempting to obtain control of Roadzen;
•
provide that directors may be removed only for cause and only upon the unanimous approval of all other directors then in office or shareholders representing at least two-thirds (2/3) of the shares entitled to vote at a meeting for the election of directors; and
•
permit the Roadzen board of directors to fill vacancies created by the expansion of the Roadzen board of directors or the resignation, death or removal of a director.

However, under BVI law, Roadzen’s directors may only exercise the rights and powers granted to them under the Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of Roadzen.

Register of Members

Under the BVI Companies Act, Roadzen Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members will be maintained by our transfer agent Continental Stock Transfer & Trust Company. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of Roadzen, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the BVI Court for an order that the register be rectified, and the Court may either refuse the application or order the rectification of the register, and may direct Roadzen to pay all costs of the application and any damages the applicant may have sustained.

Listing and Purpose

Roadzen Ordinary Shares are listed and traded on Nasdaq under the trading symbol “RDZN.” Roadzen’s purpose under the Memorandum and Articles of Association includes every lawful purpose or activity.

Mergers and Similar Arrangements

Under the BVI Companies Act, two or more BVI companies or a BVI company and non-BVI company, each a “constituent company”, may merge or consolidate. The BVI Companies Act provides for slightly different procedures depending on the nature of the parties to the merger.

A merger involves the merging of two or more companies into one of the constituent companies (to the merger) with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company.

A merger is effective on the date that the articles of merger (as described below) are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding thirty (30) days from the date of registration as is stated in the articles of merger.

As soon as a merger becomes effective:

a)
the surviving company (so far as is consistent with its memorandum and articles, as amended by the articles of merger) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies;
b)
the memorandum and articles of the surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles are contained in the articles of merger;
c)
assets of every description, including choses in action and the business of each of the constituent companies, immediately vest in the surviving company;
d)
the surviving company is liable for all claims, debts, liabilities and obligations of each of the constituent companies;
e)
no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger; and
f)
no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director or officer, or agent thereof, are abated or discontinued by the merger; but
a.
the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or against the member, director, officer or agent thereof, as the case may be; or
b.
the surviving company may be substituted in the proceedings for a constituent company.

The registrar shall strike off the Register of Companies a constituent company that is not the surviving company in the merger.

The BVI Companies Act provides that any member of Roadzen is entitled to payment of the fair value of his shares upon dissenting from a merger, unless Roadzen is the surviving company of the merger and the member continues to hold the same or similar shares. The following is a summary of the position with respect to dissenters’ rights in the event of a merger under the BVI Companies Act.

A dissenter is, in most circumstances, required to give to Roadzen written objection to the merger, which must include a statement that the dissenter proposes to demand payment for his/her shares if the merger takes place. This written objection must be given before the meeting of members at which the merger is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a member to whom Roadzen did not give notice of the meeting of members or where the proposed merger is authorized by written consent of the members without a meeting.

Within twenty (20) days immediately following the written consent, or the meeting at which the merger was approved, Roadzen shall give written notice of the consent or resolution to each member who gave written objection or from whom written objection was not required, except those members who voted for, or consented in writing to, the proposed merger.

A member to whom Roadzen was required to give notice who elects to dissent shall, within twenty (20) days immediately following the date on which the copy of the plan of merger or an outline of the merger is given to him, give to Roadzen a written notice of his decision to elect to dissent, stating:

a)
his name and address;
b)
the number and classes of shares in respect of which he dissents (which must be all shares that he holds in Roadzen); and
c)
a demand for payment of the fair value of his shares.

Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a member except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.

Roadzen shall make a written offer to each dissenter to purchase his shares at a specified price that Roadzen determines to be their fair value. Such offer must be given within seven (7) days immediately following the date of the expiration of the period within which members may give their notices of election to dissent, or within seven (7) days immediately following the date on which the merger is put into effect, whichever is later.

If Roadzen and the dissenter fail, within thirty (30) days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within twenty (20) days:

a)
Roadzen and the dissenter shall each designate an appraiser;

b)
the two designated appraisers together shall designate an appraiser;
c)
the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on Roadzen and the dissenter for all purposes; and
d)
Roadzen shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.

Shareholders’ Suits

Under the provisions of the BVI Companies Act, the memorandum and articles of association of a company are binding as between the company and its shareholders and between the shareholders.

If the majority shareholders have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned.

The BVI Companies Act provides for a series of remedies available to shareholders. Where a company incorporated under the BVI Companies Act conducts some activity which breaches the BVI Companies Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Shareholders can now also bring derivative, personal and Representative Actions under certain circumstances.

Generally, any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association.

In certain circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Companies Act. Pursuant to Section 184B of the BVI Companies Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Companies Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Companies Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the BVI Companies Act, a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Squeeze-out Provisions

Members of a company holding 90% of the votes of the outstanding shares entitled to vote and members of a company holding 90% of the votes of the outstanding shares of each class of shares entitled to vote as a class, may give a written instruction to the company directing it to redeem the shares held by the remaining members.

Enforcement of Civil Liabilities

There is no statutory enforcement in the British Virgin Islands of judgments obtained in the U.S., however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

•
the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;
•
the judgment is final and for a liquidated sum;
•
the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;
•
in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

•
recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and
•
the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

The British Virgin Islands courts are unlikely:

•
to recognize or enforce against Roadzen, judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and
•
to impose liabilities against Roadzen, predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

Conflicts of Interest

Under BVI law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our post-offering memorandum and articles of association or the BVI Companies Act.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

BVI law does not regulate transactions between a company and its significant members, however it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority members. Roadzen has adopted a code of business conduct and ethics which requires employees to fully disclose any situations that could reasonably be expected to give rise to a conflict of interest, and sets forth relevant restrictions and procedures when a conflict of interest arises to ensure the best interest of Roadzen.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position.

Accordingly, as a result of multiple business affiliations, the directors of Roadzen may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when the board of Roadzen evaluates a particular business opportunity with respect to the above-listed criteria. Roadzen cannot assure you that any of the above-mentioned conflicts will be resolved in their favor. Furthermore, each of the directors of Roadzen may have pre-existing fiduciary obligations to other businesses of which they are officers or directors.

Anti-Money Laundering

In order comply with legislation or regulations aimed at the prevention of money laundering, BVI companies are required to adopt and maintain anti-money laundering procedures and may require members to provide evidence to verify their identity. Where permitted, and subject to certain conditions, BVI companies may also delegate the maintenance of its anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

If any person resident in the BVI knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation of the BVI, pursuant to the Proceeds of Criminal Conduct Act (As Revised). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Directors’ Fiduciary Duties

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Companies Act.

Indemnification of Officers and Directors

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g., for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he/she believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The Memorandum and Articles of Association permits indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, Roadzen may enter into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in the Memorandum and Articles of Association.

Dissolution; Winding up

Under BVI law, the liquidation of a company may be a voluntary solvent liquidation or a insolvent liquidation under the Insolvency Act. Where a company has been struck off the Register of Companies under the BVI Act, it will be dissolved with effect from the date of strike-off.

Voluntary Liquidation

If the liquidation is a solvent liquidation, the provisions of the BVI Act governs the liquidation. A company may only be liquidated under the BVI Act as a solvent liquidation if it has no liabilities or it is able to pay its debts as they fall due and the value of its assets exceeds its liabilities. Subject to the amended and restated memorandum and articles of association of a company, a liquidator may be appointed by a resolution of directors or resolution of members but if the directors have commenced liquidation by a resolution of directors the members must approve the liquidation plan by a resolution of members save in limited circumstances.

A liquidator is appointed for the purpose of collecting in and realizing the assets of a company and distributing proceeds to creditors.

We expect that in the event of a voluntary liquidation of the Company, after payment of the liquidation costs and any sums then due to creditors, the liquidator would distribute our remaining assets on a pari passu basis.

Rights of Non-resident or Foreign Members

There are no limitations imposed by the Memorandum and Articles of Association on the rights of non-resident or foreign members to hold or exercise voting rights on our shares. In addition, there are no provisions in the Memorandum and Articles of Association governing the ownership threshold above which member ownership must be disclosed.

Amendment of Memorandum and Articles of Association.

As permitted by British Virgin Islands law, the Memorandum and Articles of Association may be amended with a resolution of our members or, with certain exception by resolutions of directors.

Roadzen Warrants

There are currently 9,152,087 private warrants of Roadzen (“Roadzen Private Warrants”) and 10,004,994 public warrants of Roadzen (“Roadzen Public Warrants,” together with Roadzen Private Warrants, “Roadzen Warrants”) outstanding.

Each Roadzen Warrant represents the right to purchase one (1) Roadzen Ordinary Share at a price of $11.50 per share in cash. The Roadzen Warrants became exercisable thirty (30) days after the date on which the merger occurs and will expire upon the earlier of (a) the date that is five (5) years after the one which the merger occurs and (b) a liquidation of Roadzen.

Each Roadzen Warrant entitles the registered holder to purchase one (1) Roadzen Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing thirty (30) days after the completion of the Business Combination, provided in each case that Roadzen has an effective registration statement under the Securities Act, covering the Roadzen Ordinary Shares issuable upon exercise of the Roadzen Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their Roadzen Warrants on a cashless basis under the circumstances specified in the warrant agreement). Pursuant to the warrant agreement, a warrantholder may exercise its Roadzen Warrants only for a whole number of Roadzen Ordinary Share. This means that only a whole Roadzen Warrant may be exercised at any given time by a warrantholder. The Roadzen Warrants will expire five (5) years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to issue any Roadzen Ordinary Shares pursuant to the exercise of a Roadzen Warrant and will have no obligation to settle such Roadzen Warrant exercise unless a registration statement under the Securities Act with respect to the Roadzen Ordinary Shares underlying the Roadzen Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Roadzen Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Roadzen Warrants, unless the issuance of the shares upon such exercise is registered or qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder, or an exemption is available.

In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Roadzen Warrant, the holder of such Roadzen Warrant will not be entitled to exercise such Roadzen Warrant and such Roadzen Warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. Roadzen Private Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful.

We have agreed that as soon as practicable, we will use our best efforts to file a registration statement covering the Roadzen Ordinary Shares issuable upon exercise of the New Roadzen Private Warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the New Roadzen Warrants in accordance with the provisions of the warrant agreement. No Roadzen Warrants will be exercisable for cash unless we have an effective and current registration statement covering the Roadzen Ordinary Shares issuable upon exercise of the Roadzen Warrants and a current prospectus relating to such Roadzen Ordinary Shares.

Notwithstanding the foregoing, if a registration statement covering the Roadzen Ordinary Shares issuable upon exercise of the Roadzen Warrants is not effective within a specified period following the consummation of the initial business combination, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Roadzen Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Roadzen Warrants on a cashless basis.

Redemption of Roadzen Warrants for cash

We may call Roadzen Warrants for redemption for cash:

•
in whole and not in part;
•
at a price of $0.01 per Roadzen Warrant;
•
upon not less than thirty (30) days’ prior written notice of
•
redemption (the “30-day redemption period”) to each warrant holder; and
•
if, and only if, the reported last sale price of the Roadzen Ordinary Shares equal or exceed $18.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like and for certain issuances of Roadzen Ordinary Shares and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holders.

We will not redeem the Roadzen Warrants as described above unless a registration statement under the Securities Act covering the issuance of the Roadzen Ordinary Shares issuable upon exercise of the Roadzen Warrants is then effective and a current prospectus relating to those Roadzen Ordinary Shares is available throughout the 30-day redemption period. If and when the Roadzen Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If and when the Roadzen Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying Roadzen Ordinary Shares for sale under all applicable state securities laws. We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Roadzen Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Roadzen Warrants, each warrant holder will be entitled to exercise his, her or its Roadzen Warrant prior to the scheduled redemption date. However, the price of the Roadzen Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Roadzen Ordinary Shares and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination) as well as the $11.50 Roadzen Warrant exercise price after the redemption notice is issued.

Redemption procedures and cashless exercise

If we call the Roadzen Warrants for redemption, our management will have the option to require any holder that wishes to exercise his, her or its Roadzen Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Roadzen Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of ordinary shares issuable upon the exercise of our Roadzen Warrants. If our management takes advantage of this option, all holders of Roadzen Warrants would pay the exercise price by surrendering their Roadzen Warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the Roadzen Warrants, multiplied by the excess of the “fair market value” of our ordinary shares (defined below) over the exercise price of the Roadzen Warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the ordinary shares as reported during the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Roadzen Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of ordinary shares to be received upon exercise of the Roadzen Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Roadzen Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Roadzen Warrants after our initial business combination.

A holder of a Roadzen Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Roadzen Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the Roadzen Ordinary Shares outstanding immediately after giving effect to such exercise.

If the number of issued and outstanding Roadzen Ordinary Shares is increased by a capitalization payable in Roadzen Ordinary Shares, or by a sub-division of Roadzen Ordinary Shares or other similar event, then, on the effective date of such capitalization, sub-division or similar event, the number of Roadzen Ordinary Shares issuable on exercise of each Roadzen Warrant will be increased in proportion to such increase in the issued and outstanding Roadzen Ordinary Shares. A rights offering to holders of Roadzen Ordinary Shares entitling holders to purchase Roadzen Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a capitalization of a number of Roadzen Ordinary Shares equal to the product of (i) the number of Roadzen Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Roadzen Ordinary Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Roadzen Ordinary Share paid in such rights offering divided by (y) the historical fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Roadzen Ordinary Shares, in determining the price payable for Roadzen Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Roadzen Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Roadzen Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Roadzen Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Roadzen Ordinary Shares on account of such Roadzen Ordinary Shares (or other ordinary shares into which the Roadzen Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Roadzen Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution, does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Roadzen Ordinary Shares issuable on exercise of each Roadzen Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Roadzen Ordinary Shares in connection with a initial business combination, or (d) to satisfy the redemption rights of the holders of Roadzen Ordinary Shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association with respect to any other provision relating to the rights of holders of our Roadzen Ordinary Shares, then the Roadzen Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Roadzen Ordinary Share in respect of such event.

If the number of issued and outstanding Roadzen Ordinary Shares is decreased by a consolidation, combination, reverse share split or reclassification of Roadzen Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Roadzen Ordinary Shares issuable on exercise of each Roadzen Warrant will be decreased in proportion to such decrease in issued and outstanding Roadzen Ordinary Shares.

Whenever the number of Roadzen Ordinary Shares purchasable upon the exercise of the Roadzen Warrants is adjusted, as described above, the Roadzen Warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Roadzen Ordinary Shares purchasable upon the exercise of the Roadzen Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Roadzen Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding Roadzen Ordinary Shares (other than those described above), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Roadzen Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Roadzen Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Roadzen Warrants and in lieu of our Roadzen Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Roadzen Warrants would have received if such holder had exercised their Roadzen Warrants immediately prior to such event.

The Roadzen Warrants are governed by a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. Holders should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Roadzen Warrants. The warrant agreement provides that the terms of the Roadzen

Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding Roadzen Public Warrants to make any change that adversely affects the interests of the registered holders of Roadzen Public Warrants.

The Roadzen Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Roadzen Ordinary Shares and any voting rights until they exercise their warrants and receive Roadzen Ordinary Shares. After the issuance of Roadzen Ordinary Shares upon exercise of the Roadzen Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Roadzen Warrants may be exercised only for a whole number of Roadzen Ordinary Shares. No fractional shares will be issued upon exercise of the Roadzen Warrants. If, upon exercise of the Roadzen Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Roadzen Ordinary Shares to be issued to the warrant holder.

Mizuho Warrants

On June 30, 2023, Roadzen entered into a Note Purchase Agreement with Mizuho, as administrative agent and collateral agent, and the Purchasers as defined therein, pursuant to which the Purchasers purchased an aggregate principal amount of $7,500,000 of the Mizuho Notes. Except as otherwise permitted under the Note Purchase Agreement, the obligations of the Loan Parties constitute direct and unconditional senior obligations of each such Note Party and will at all times rank at least equal in right of payment with all other present and future indebtedness and other obligations of each Note Party.Pursuant to the Note Purchase Agreement, because the Mizuho Notes were not repaid in full by December 30, 2023, we became obligated to issue to the noteholders the Mizuho Warrants.

The shares underlying the Mizuho Warrants are referred to herein as the “Mizuho Warrant Shares.“Roadzen anticipates that the Business Combination will close within six (6) months of the closing date under the Note Purchase Agreement and that, upon the consummation of the Business Combination, the Mizuho Notes will be repaid in full from proceeds from the consummation of the Business Combination and no Mizuho Warrants will be issued.

Exercise Price

The Mizuho Warrants have an exercise price of $0.001 per Mizuho Warrant Share.

Cashless Exercise

The Mizuho Warrants, to the extent vested, may be exercised on a cashless basis. In the event of an acquisition of the issuer or similar transaction, the Mizuho Warrants, to the extent unexercised, will be deemed to have been automatically exercised on a cashless basis immediately prior to such acquisition or similar transaction.

Maturity

The Mizuho Warrants will expire five (5) years after issuance or earlier upon a voluntary or involuntary dissolution, liquidation or winding up of the issuer.

Anti-Dilution

The number of Mizuho Warrant Shares underlying, and the applicable exercise price of, the Mizuho Warrants are subject to customary adjustment for dividends, splits, reclassifications and other modifications.

Warrant Holder Rights

The holders of the Mizuho Warrants will be entitled to receive registration rights and other customary protections with respect to their vested Mizuho Warrant Shares.

Vesting

The Mizuho Warrants will vest as follows until the full repayment of the Mizuho Notes: 40% upon issuance of the Mizuho Warrants, approximately six and two-thirds percent (6.67%) on each of the five (5) consecutive months thereafter, and 26.67% on the date that is six (6) months after the issuance date of the Mizuho Warrants. As of the date of this Prospectus, 60% of the Mizuho warrants have vested.

SHARES ELIGIBLE FOR FUTURE SALE

Sales or the availability for sale of substantial amounts of our ordinary shares in the public market could adversely affect the prevailing market price for such shares. As of March 31, 2024, we had outstanding an aggregate of approximately 68,440,829 ordinary shares, assuming no exercise of outstanding warrants. All of the ordinary shares are freely tradable without restriction or further registration under the Securities Act unless the shares are owned by our “affiliates” as that term is defined in the rules under the Securities Act. Shares held by “affiliates” may be sold in the public market only if registered or if they qualify for an exemption from registration or in compliance with Rule 144 under the Securities Act (“Rule 144”) which is summarized below.

Rule 144

In general, under Rule 144, as currently in effect, once we have been subject to the public company reporting requirements of the Exchange Act, for at least 90 days, a person (or persons whose shares are required to be aggregated) who is not deemed to have been one of our “affiliates” for purposes of Rule 144 at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months, including the holding period of any prior owner other than one of our “affiliates,” is entitled to sell those shares in the public market (subject to the lock-up agreement referred to above, if applicable) without complying with the manner of sale, volume limitations or notice provisions of Rule 144, but subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the sales proposed to be sold for at least one year, including the holding period of any prior owner other than “affiliates,” then such person is entitled to sell such shares in the public market without complying with any of the requirements of Rule 144 (subject to the lock-up agreement referred to above, if applicable). In general, under Rule 144, as currently in effect, once we have been subject to the public company reporting requirements of the Exchange Act for at least 90 days, our “affiliates,” as defined in Rule 144, who have beneficially owned the shares proposed to be sold for at least six months are entitled to sell in the public market, within any three-month period, a number of our common shares that does not exceed the greater of:

•
one percent (1%) of the number of common shares then outstanding, which will equal approximately 684,408 ordinary shares (calculated on the basis of the number of common shares outstanding as of December 31, 2023, the assumptions described above and no exercise of outstanding options); or
•
the average weekly trading volume of our common shares on the Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Such sales under Rule 144 by our “affiliates” or persons selling shares on behalf of our “affiliates” are also subject to certain manner of sale provisions, notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

We are offering up to a maximum of ordinary shares, based on an assumed public offering price of $5.86 per share, which represents the closing price of our ordinary shares on The Nasdaq Global Market on April 12, 2024, for gross proceeds of up to $ million before deduction of placement agent commissions and offering expenses, in a best-efforts offering. There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.

Pursuant to a placement agency agreement, dated as of , 2024, we have engaged Maxim Group LLC to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to the rights and remedies available to all investors in this offering under federal and state securities laws, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement and the ordinary shares will be offered at a fixed price and are expected to be issued in a single closing. We expect to deliver the securities being offered pursuant to this prospectus on or about , 2024.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 6.25% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. We paid the placement agent $20,000 (the “Advance”) as an advance against certain out-of-pocket expenses upon execution of an engagement letter and agreed to reimburse reasonable and documented out-of-pocket expenses of the placement agent, including fees and expenses of outside counsel, up to $120,000 (including the Advance). Any portion of the Advance not offset by actual expenses will be returned to us.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us.

	Per Share	Total
Public offering price	$	$
Placement agent fees(1)	$	$
Proceeds, before expenses, to us(2)	$	$

(1)	Does not include additional compensation the placement agent will receive and reimbursement for out-of-pocket expenses incurred in connection with this offering as described above.
(2)

Because there is no minimum number of ordinary shares or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the placement agent commission, will be approximately $ , all of which are payable by us. This figure includes, among other things, the placement agent’s fees and expenses (including the legal fees, costs and expenses for the placement agent’s legal counsel) up to $120,000.

Lock-Up Agreements

We and our officers and directors have agreed, subject to limited exceptions, for a period of three months after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any ordinary shares or any securities convertible into or exchangeable for our ordinary shares either owned as of the date of the placement agency agreement or thereafter acquired without the prior written consent of the placement agent. The placement agent may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The placement agent and its affiliates have provided and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Determination of Offering Price

The actual offering price of the ordinary shares we are offering was negotiated between us, the placement agent and the investors in the offering based on the trading of our ordinary shares prior to the offering, among other things. Other factors considered in determining the public offering price of the ordinary shares we are offering include the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares is Continental Stock Transfer & Trust Company, located at One State Street Plaza, 30th Floor, New York, New York 10004.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the placement agent is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area-Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●

to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●

to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

●

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●

to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●

made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such securities, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The legality of the ordinary shares of Roadzen offered by this prospectus will be passed upon for Roadzen by Maples & Calder. Certain legal matters relating to this offering will be passed upon for the placement agent by Thompson Hine LLP, New York, New York.

EXPERTS

The combined financial statements of Roadzen Inc. at March 31, 2023 and March 31, 2022, and for each of the two years in the period ended March 31, 2023, appearing in this prospectus and registration statement have been audited by ASA & Associates LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Effective September 20, 2023, in preparation for the closing of the Business Combination, our board of directors approved the engagement of ASA & Associates LLP (the “New Auditor”) as our independent registered public accounting firm and dismissed Marcum LLP (the “Former Auditor”).

The report of the Former Auditor on our combined and condensed consolidated financial statements for the fiscal years ended March 31, 2023 and March 31, 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal year ended March 31, 2023 and the subsequent interim period through December 31, 2023 there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and the Former Auditor or the New Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of the disagreement in its reports on our financial statements and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The financial statements of National Automobile Club as of December 31, 2022 and 2021, and for each of the years in the two-year period ended December 31, 2022 have been audited by SingerLewak LLP, an independent auditor, as stated in their report thereon and included in this prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Global Insurance Management as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, included in this prospectus, have been audited by KNAV P.A., independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File Number 333- ) under the Securities Act with respect to the ordinary shares that is being offered by this prospectus. This prospectus does not contain all information included in the registration statement. For further information pertaining to us and our ordinary shares, you should refer to the registration statement and to its exhibits. Whenever we refer in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly, and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov. We also maintain a website at www.roadzen.ai. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. You may access, free of charge, our quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

ROADZEN INC. AND AFFILIATES

INDEX TO FINANCIAL STATEMENTS

I. INDEX TO AUDITED COMBINED FINANCIAL STATEMENTS

II. INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

GLOBAL INSURANCE MANAGEMENT LIMITED
Unaudited Financial Statements of Global Insurance Management Limited as of March 31, 2023 and for the three months ended March 31, 2023 and 2022
Consolidated Balance Sheet as of March 31, 2023 and 2022	F-70
Consolidated Statements of Operations for the three months ended March 31, 2023 and 2022	F-71
Consolidated Statements of Stockholders’ Equity for the three months ended March 31, 2023 and 2022	F-72
Consolidated Statements of Cash Flows for the three months ended March 31, 2023 and 2022	F-73
Notes to Consolidated Financial Statements	F-74
Audited Financial Statements of Global Insurance Management Limited as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and December 31, 2021
Report of Independent Registered Public Accounting Firm	F-89
Consolidated Balance Sheet as of December 31, 2022	F-91
Consolidated Statements of Operations for the years ended December 31, 2022 and 2021	F-92
Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2022 and 2021	F-93
Consolidated Statements of Cash Flows for the years ended December 31, 2022 and 2021	F-94
Notes to Consolidated Financial Statements	F-95

NATIONAL AUTOMOBILE CLUB
Unaudited Financial Statements of National Automobile Club as of March 31, 2023 and for the three months ended March 31, 2023 and 2022
Balance Sheets as of March 31, 2023 and December 31, 2022	F-110
Statements of Operations and Comprehensive Income (Loss) for the three months ended March 31, 2023 and 2022	F-111
Statements of Stockholders’ Equity for the three months ended March 31, 2023 and 2022	F-112
Statements of Cash Flows for the three months ended March 31, 2023 and 2022	F-113
Notes to Financial Statements	F-114
Audited Financial Statements of National Automobile Club as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and December 31, 2021
Independent Auditor’s Report	F-124
Balance Sheets as of December 31, 2022 and 2021	F-126
Statements of Operations and Other Comprehensive (Loss) Income for the years ended December 31, 2022 and 2021	F-127
Statements of Stockholders’ Equity for the years ended December 31, 2022 and 2021	F-128
Statements of Cash Flows for the years ended December 31, 2022 and 2021	F-129
Notes to Financial Statements	F-130

PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Consolidated Financial Information	F-139

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Roadzen, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Roadzen, Inc. (the “Company”) and its subsidiaries (collectively known as the “Group”) as of March 31, 2023 and 2022 and the related consolidated statements of operations, consolidated statement of Mezzanine equity and Stockholders’ deficit and cash flow for each of the two years in the period ended March 31, 2023, including the related notes (collectively referred as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of March 31, 2023 and 2022, and the results and its operations and its cash flows for each of the two years in the period ended March 31, 2023 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting and Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatements whether due to error of fraud.

Our audits included performing procedures to assess the risks of material misstatements of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ASA & Associates LLP

We have served as the Company’s auditor since 2022.

Gurugram, India

June 22, 2023

Roadzen, Inc.

Consolidated Balance Sheets

(in $, except per share data and share count)

	As of March 31,
Particulars	2023	2022
Assets
Current assets:
Cash and cash equivalents	589,340	913,636
Accounts receivable, net	1,535,985	674,151
Inventories	59,897	55,208
Prepayments and other current assets	3,181,936	3,172,453
Total current assets	5,367,158	4,815,448
Restricted cash	542,490	172,782
Non marketable securities	4,910,030	4,910,030
Property and equipment, net	232,493	158,992
Goodwill	996,441	1,725,293
Operating lease right-of-use assets	545,988	—
Intangible assets, net	2,469,158	3,752,290
Other long term assets	117,484	339,598
Total assets	15,181,242	15,874,433
Liabilities, mezzanine equity and stockholders’ deficit
Current liabilities
Current portion of long-term borrowings	2,852,528	63,983
Short term borrowings	4,875,801	531,040
Accounts payable and accrued expenses	6,241,066	2,925,664
Preferred share warrants	—	68,675
Short-term operating lease liabilities	208,697	—
Other current liabilities	2,503,893	2,126,069
Total current liabilities	16,681,985	5,715,431
Long term borrowings	653,269	23,127,970
Long-term operating lease liabilities	360,306	—
Other long term liabilities	294,301	286,849
Total liabilities	17,989,861	29,130,250
Commitments and contingencies (refer note 19)
Mezzanine equity
Series A and A1 Preferred stock and additional paid in capital, $.0001 par value per share, 3,000,000 shares authorized (Series A 200,000 and Series A1 2,800,000); 1,465,100 shares and 947,163 shares issued and outstanding as of March 31, 2023 and 2022, respectively	48,274,279	23,696,228
Stockholders’ deficit
Common stock and additional paid in capital, $.0001 par value per share, 4,000,000 shares authorized; 606,425 shares and 606,425 shares issued and outstanding as of March 31, 2023 and 2022, respectively	303,213	303,213
Accumulated deficit	(51,448,299)	(37,057,245)
Accumulated other comprehensive income/(loss)	(66,903)	(124,036)
Other components of equity	366,786	—
Total stockholders’ deficit	(50,845,203)	(36,878,068)
Non controlling interest	(237,695)	(73,977)
Total deficit	(51,082,898)	(36,952,045)
Total liabilities, Mezzanine equity and Stockholders’ deficit, Non controlling interest	15,181,242	15,874,433

The accompanying notes are an integral part of these consolidated financial statements.

Roadzen, Inc.

Consolidated Statements of Operations

(in $, except per share data and share count)

Particulars	For the year ended March 31,
	2023	2022
Revenue	13,560,498	9,988,728
Costs and expenses:
Cost of services (exclusive of depreciation and amortization shown separately)	5,413,686	4,806,018
Research and development	2,670,333	1,307,209
Sales and marketing	10,736,173	7,123,074
General and administrative	4,648,242	1,621,180
Depreciation and amortization	1,624,208	1,370,143
Total costs and expenses	25,092,642	16,227,624
Loss from operations	(11,532,144)	(6,238,896)
Interest income/(expense)	(776,023)	(44,929)
Fair value gains/(losses) in financial instruments carried at fair value	(1,009,374)	(3,392,971)
Impairment of goodwill and intangibles with definite life	(919,517)	—
Other income/(expense) net	(6,358)	(104,825)
Loss before income tax expense	(14,243,416)	(9,781,621)
Less: Income tax (benefit)/expense	(42,265)	24,957
Net Loss	(14,201,151)	(9,806,578)
Net loss attributable to non-controlling interest, net of tax	(176,883)	(64,746)
Net loss attributable to Roadzen, Inc.	(14,024,268)	(9,741,832)
Net loss per share attributable to Roadzen, Inc. common stockholders
Basic and diluted	(23.32)	(16.21)
Weighted-average number of shares outstanding used to compute net loss per share attributable to Roadzen, Inc. common stockholders
Basic and diluted	606,425	606,425
Other comprehensive income, net of tax:
Changes in foreign currency translation reserve	70,298	(38,063)
Less: Changes in foreign currency translation reserve attributable to non-controlling interest	13,165	2,290
Other comprehensive income (loss) attributable to Roadzen, Inc. common stockholders	57,133	(40,353)
Comprehensive loss attributable to Roadzen, Inc. common stockholders	(13,967,135)	(9,782,185)

The accompanying notes are an integral part of these consolidated financial statements.

Roadzen, Inc.

Consolidated Statements of Cash Flow

(in $)

	For the year ended
Particulars	2023	2022
Cash flows from operating activities
Net loss including non controlling interest	(14,201,151)	(9,806,578)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,624,208	1,370,143
Accretion of interest on convertible note	—	—
Allowance for doubtful accounts	—	263,082
Deferred income taxes	(131,378)	(37,090)
Unrealised foreign exchange loss/(profit)	9,184	23,170
Gain/(Loss) on Fair valuation of instruments	1,009,374	3,392,971
Profit on sale of property and equipment	(625)	(173)
Lease equalisation reserve	(9,675)	1,952
Impairment loss	919,517	101,578
Balances written off/(back)	7,164	38,217
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Inventories	(9,352)	(55,989)
Income taxes, net	(55,766)	86,898
Accounts receivables, net	(943,470)	(318,885)
Prepayments and other assets	(529,692)	(1,237,401)
Accounts payable and accrued expenses and other current liabilities	4,193,438	1,998,781
Other liabilities	571,519	113,271
Net cash used in operating activities	(7,546,704)	(4,066,053)
Cash flows from investing activities
Purchase of property and equipment, intangible assets and goodwill	(842,045)	(1,081,295)
Proceeds from sale of property, plant and equipment	686	782
Acquisition of business	—	(72,088)
Net cash used in investing activities	(841,359)	(1,152,601)
Cash flows from financing activities
Proceeds from issue of preferred stock	458,000	—
Proceeds from exercise of preferred share warrants	9,996	544,170
Proceeds from long-term borrowings	4,107,029	71,169
Repayments of long-term borrowings	(612,645)	(40,439)
Net proceeds/(payments) from short-term borrowings	4,398,343	277,036
Net cash generated from financing activities	8,360,723	851,936
Effect of exchange rate changes on cash and cash equivalents	72,752	(2,808)
Net decrease in cash and cash equivalents (including restricted cash)	45,412	(4,369,526)
Cash acquired in business combination	—	703,097
Cash and cash equivalents at the beginning of the year (including restricted cash)	1,086,418	4,752,847
Cash and cash equivalents at the end of the year (including restricted cash)	1,131,830	1,086,418
Reconciliation of cash and cash equivalents
Cash and cash equivalents	589,340	913,636
Restricted cash	542,490	172,782
Total cash and cash equivalents	1,131,830	1,086,418
Supplemental disclosure of cash flow information
Cash paid for interest, net of amounts capitalized	457,177	16,824
Cash paid for income taxes, net of refunds	141,228	65,831
Non-cash investing and financing activities
Exercise of warrant for issuance of convertible preferred stock	103,159	10,804,399
Convertible preferred stock issued on conversion of convertible notes	24,006,892	117,012
Consideration payable in connection with acquisitions	243,036	1,032,633
Interest accrued on borrowings	257,188	—

The accompanying notes are an integral part of these consolidated financial statements.

Roadzen, Inc.

Consolidated Statement of Mezzanine equity and Stockholders’ deficit

(in $, except per share data and share count)

			Stockholders’ deficit
	Convertible preferred stock and additional paid in capital		Common stock and additional paid in capital		Accumulated	Debenture Redemption	Accumulated other comprehensive	Total stockholders’
	Shares	Amount	Shares	Amount	deficit	Reserve	loss	deficit
Balance as of April 1, 2021	805,401	12,230,712	606,425	303,213	(27,315,413)		(83,683)	(27,095,883)
Adjustments:
Issuance of convertible preferred stock on conversion of convertible notes	1,512	117,138	—	—	—	—	—	—
Exercise of preferred share warrants	140,250	11,348,378	—	—	—	—	—	—
Net profit attributable to common stockholders	—	—	—	—	(9,741,832)	—	—	(9,741,832)
Other comprehensive income	—	—	—	—	—	—	(40,353)	(40,353)
Balance as of March 31, 2022	947,163	23,696,228	606,425	303,213	(37,057,245)	—	(124,036)	(36,878,068)
Balance as of April 1, 2022	947,163	23,696,228	606,425	303,213	(37,057,245)	—	(124,036)	(36,878,068)
Adjustments:
Issuance of convertible preferred stock on conversion of convertible notes	514,028	24,006,892				—	—	—
Issuance of Series A1 stock during the year through rights issue	2,956	458,000						—
Exercise of preferred share warrants	953	113,159		—	—	—	—	—
Net profit attributable to common stockholders	—	—		—	(14,024,268)	—	—	(14,024,268)
Other comprehensive income	—	—		—	—	—	57,133	57,133
Impact of issuance of debenture	—	—		—	(366,786)	366,786	—	—
Balance as of March 31, 2023	1,465,100	48,274,279	606,425	303,213	(51,448,299)	366,786	(66,903)	(50,845,203)

The accompanying notes are an integral part of these consolidated financial statements.

Roadzen, Inc.

Notes to the consolidated financial statements

(in $ except per share data and share count)

1.
Organization

Roadzen, Inc. (the “Parent Company”). was incorporated in the State of Delaware in May 2015 and has foreign subsidiaries located in India. The Company is a leading Insurtech platform and provides solutions in relation to insurance products, including distribution, pre-inspection assistance, telematics and roadside assistance. The consolidated financial statements include the accounts of Roadzen, Inc. and its subsidiaries (collectively, “Roadzen”, or the “Company”).

2.
Summary of significant accounting policies
a)
Basis of presentation and consolidation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The accompanying consolidated financial statements reflect all adjustments that management considers necessary for a fair presentation of the results of operations for these periods.

The accompanying consolidated financial statements have been prepared on a consolidated basis and reflect the financial statements of the Parent Company and its subsidiaries. All intercompany balances and transactions have been eliminated. When the Company does not have a controlling interest in an investee but exerts significant influence over the investee, the Company applies the equity method of accounting.

b)
Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions, which affect the reported amounts in the financial statements and accompanying notes. Estimates are based on historical experience, where applicable, and other assumptions which management believes are reasonable under the circumstances. On an ongoing basis, the Company evaluates its estimates, including those related to the allowance for accounts receivables, fair values of financial instruments, measurement of defined benefit obligations, impairment of non-financial assets, useful lives of property plant and equipment and intangible assets, income taxes, certain deferred tax assets and tax liabilities, and other contingent liabilities. Although these estimates are inherently subject to judgment and actual results could differ from those estimates, management believes that the estimates used in the preparation of the consolidated financial statements are reasonable.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimates are revised and in any future periods affected.

c)
Revenue

Revenues consist primarily of revenue from:

•
Insurance policy distribution in form of commissions, brokerage and other fees; and
•
Insurance support services comprising of pre-inspection and risk assessment, roadside assistance, claim processing using the Company’s IaaS platform.

The Company recognizes revenue at the time of transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Revenues cannot be recognized until the performance obligation(s) are satisfied and control is transferred to the customer.

Insurance policy distribution and brokerage income:

The Company enters into a contract with insurance companies for the purpose of distributing insurance products to the end consumers. The Company’s performance obligation under the contract is to sell insurance policies to earn commission, brokerage and other fees. Revenue from distribution services is recognized at a point in time when the related services are rendered as per the terms of the agreement with customer. Revenue is disclosed net of the Goods and Service tax charged on such services.

IaaS platform enabled services:

Roadside Assistance Income:

The Company enters into a contract with insurance companies and other subscribers in order to provide roadside assistance and extended warranty services to their policyholders/subscribers. The Company’s performance obligation under these contracts is to provide roadside assistance and extended warranty services as stand ready obligations. The Company is the primary obligor in the transaction and has the latitude in establishing prices, selecting and contracting with suppliers, accordingly is considered principal for the purpose of recognizing revenue and records gross revenue. Revenue from provision of roadside assistance services is recorded over the tenure of contract which is usually one year.

Inspection Income:

The Company enters into a contract with insurance companies primarily to inspect the vehicles for accident claims made by their policyholders. The Company’s performance obligation under the contract is to inspect and assist in assessing claims for and on behalf of the customer i.e. the insurance companies. The Company engages with multiple vendors to provide the services in different geographies. The Company is the primary obligor in the transaction and has the latitude in establishing prices, selecting and contracting with suppliers, accordingly is considered principal for the purpose of recognizing revenue. Revenue from inspection and risk assessment is recorded monthly for inspections conducted during the period.

Contract assets and liabilities

A contract asset (unbilled revenue) is the right to consideration in exchange for goods or services transferred to the customer. If the Company performs by transferring goods or services to a customer before the customer pays consideration or before payment is due, a contract asset is recognised for the earned consideration that is conditional.

Contract liabilities consist of amounts paid by the Company’s customers for which the associated performance obligations have not been satisfied and revenue has not been recognized based on the Company’s revenue recognition criteria described above.

Contract liabilities are classified as current in the consolidated balance sheet when the revenue recognition associated with the related customer payments and invoicing is expected to occur within one year of the balance sheet date and as long-term when the revenue recognition associated with the related customer payments and invoicing is expected to occur in more than one year from the balance sheet date.

d)
Cost of services

The Company’s distribution business involves working with channel partners and the Company’s internal team. The cost of revenue for distribution business includes commissions paid to the channel partners, cost of employees and other direct expenses related to facilities.

For our IaaS platform-based services, cost of revenue primarily consists of direct costs incurred for delivering the services to customers and consists of onsite engineering support for roadside assistance, employee benefit expenses, risk assessment expense and other direct expenses. Amounts incurred towards vendors/suppliers for inspections and roadside assistance also form part of direct cost.

Costs forming part of cost of services are recognized as incurred.

e)
Cash and cash equivalents

Cash and cash equivalents primarily represent cash, balances in current bank accounts. The Company considers all short-term deposits with an original maturity of three months or less, when purchased, to be cash equivalents.

f)
Restricted cash and cash equivalents

Restricted cash and cash equivalents is pledged as security for contractual arrangements. Restricted cash and cash equivalents is classified as current and noncurrent assets based on the term of the remaining restriction. The reconciliation of cash and cash equivalents and restricted cash and cash equivalents to the consolidated balance sheets amounts are as follows:

	March 31, 2023	March 31, 2022
Cash and cash equivalents	$589,340	$913,636
Restricted cash and cash equivalents—current	—	—
Restricted cash and cash equivalents—non-current	542,490	172,782

g)
Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk are reflected principally in cash and cash equivalents, investment in equity securities and accounts receivable. The Company places its cash and cash equivalents and funds respectively with high credit ratings, limits the amount of credit exposure with any one bank and conducts ongoing evaluations of the creditworthiness of the corporations and banks with which it does business. The Company holds cash and cash equivalent concentrations in financial institutions around the world in excess of federally insured limits. The Company has not experienced any losses to date related to these concentrations.

h)
Accounts receivable, net

The Company classifies its right to consideration in exchange for deliverables as either accounts receivable or a contract asset. An account receivable is a right to consideration that is unconditional (i.e., only the passage of time is required before payment is due) regardless of whether the amounts have been billed. The customers are billed on a monthly and/or other mutually agreed basis with the customers. The payment terms are generally 30 to 90 days from the invoice date. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the consolidated statements of cash flows. Accounts receivables are stated net of allowance for doubtful accounts. Outstanding accounts receivables are reviewed periodically, and allowances are provided for the estimated amount of receivables that may not be collected. Accounts receivable, less allowance for doubtful accounts, reflect the net realizable value of receivables and approximate fair value. In establishing the required allowance, management considers customers’ financial conditions, the amount of receivables in dispute, historical experience and the current receivables’ aging, which are reviewed periodically and as needed. Account balances are charged against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

i)
Property and equipment

Property and equipment represent the costs of furniture and fixtures, office and computer equipment, leasehold improvements. Cost also includes any costs necessarily incurred to bring asset to the condition and location necessary for its intended use. Property and equipment are stated at cost, less accumulated depreciation and impairment losses. Depreciation is calculated using declining balance method over the assets’ estimated useful lives as follows:

Assets	Useful lives (years)
Office and electrical equipment	3-5 years
Computers	3 years
Furniture and fixtures	10 years

Leasehold improvements related to office facilities are depreciated over the shorter of the lease term or the estimated useful life of the improvement.

The Company reviews the remaining estimated useful lives of its property and equipment on an ongoing basis. Management is required to use judgment in determining the estimated useful lives of such assets. Changes in circumstances such as technological advances, changes to the Company’s business model, changes in the Company’s business strategy, or changes in the planned use of property and equipment could result in the actual useful lives differing from the Company’s current estimates. In cases where the Company determines that the estimated useful life of property and equipment should be shortened or extended, the Company would apply the new estimated useful life prospectively.

The Company reviews property and equipment for impairment when events or circumstances indicate the carrying amount may not be recoverable.

Costs of maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred. Upon retirement or sale, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operating expenses.

j)
Intangible assets, net (including Intangibles under development)

The Company capitalizes costs incurred on its internal-use software during the application development stage as intangibles under development. Costs related to preliminary project activities and post implementation activities are expensed as incurred. Once the developed software is available for intended use, capitalization ceases, and the Company estimates the useful life of the asset and begins amortization. Internal-use software is amortized on a straight-line basis over its estimated useful life, which is up to eleven years but generally three years in most cases,

The Company evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

k)
Leases

The Company accounts for leases in accordance with Accounting Standards Codification (“ASC”) 842, “Leases” (“ASC 842”). The Company elected the “package of practical expedients,” which permits the Company to not reassess under ASC 842 its prior conclusions about lease identification, lease classification and initial direct costs. The Company made a policy election not to separate non-lease components from lease components. Therefore, the Company accounts for lease and non-lease components as a single lease component. The Company also elected the short-term lease recognition exemption for all leases that qualify.

The Company determines if a contract contains a lease at inception of the arrangement based on whether the Company has the right to obtain substantially all of the economic benefits from the use of an identified asset and whether it has the right to direct the use of an identified asset in exchange for consideration, which relates to an asset which the Company do not own. Right of use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. ROU assets are recognized as the lease liability, adjusted for lease incentives received. Lease liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate (“IBR”), because the interest rate implicit in most of its leases is not readily determinable. The IBR is a hypothetical rate based on the understanding of what the Company’s credit rating would be to borrow and resulting interest it would pay to borrow an amount equal to the lease payments in a similar economic environment over the lease term on a collateralized basis. Lease payments may be fixed or variable; however, only fixed payments or in-substance fixed payments are included in the Company’s lease liability calculation. Variable lease payments may include costs such as common area maintenance, utilities, real estate taxes or other costs. Variable lease payments are recognized in operating expenses in the period in which the obligation for those payments are incurred.

Operating leases are included in operating lease ROU assets, short term operating lease liabilities, current and long term operating lease liabilities, non-current on the Company’s consolidated balance sheets. Finance leases are included in property and equipment, net, accrued and other current liabilities, and other long-term liabilities on the Company’s consolidated balance sheets. For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term. For finance leases, lease expense is recognized as depreciation and interest; depreciation on a straight-line basis over the lease term and interest using the effective interest method.

l)
Fair value measurements and financial instruments

The Company holds financial instruments that are measured at fair value or fair value is used for disclosure purposes. Fair value is determined in accordance with a fair value hierarchy that prioritizes the inputs and assumptions used, and the valuation techniques used to measure fair value. The three levels of the fair value hierarchy are described as follows:

Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels. The Company establishes the fair value of its assets and liabilities using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and established a fair value hierarchy based on the inputs used to measure fair value. The recorded amounts of certain financial instruments, including cash and cash equivalents, restricted cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses and other liabilities approximate fair value due to their relatively short maturities.

m)
Business combination

The Company accounts for an acquisition as a business combination if the assets acquired and liabilities assumed in the transaction constitute a business in accordance with Accounting Standard Codification (“ASC”) Topic 805 “Business Combinations”. Such acquisitions are accounted using the acquisition method i.e., by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed, and any non-controlling interest in the acquired business, measured at their acquisition date fair values. Where the set of assets acquired and liabilities assumed doesn’t constitute a business, it is accounted for as an asset acquisition where the individual assets and liabilities are recorded at their respective relative fair values corresponding to the consideration transferred.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in business acquisitions accounted for using the acquisition method of accounting and is not amortized. Goodwill is measured and tested for impairment on an annual basis in accordance with ASC 350, Intangibles - Goodwill and Other, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Such events and changes may include: significant changes in performance related to expected operating results, significant changes in asset use, significant negative industry or economic trends, and changes in the company’s business strategy.

The Company’s test for goodwill impairment starts with a qualitative assessment to determine whether it is necessary to perform the quantitative goodwill impairment test. If qualitative factors indicate that the fair value of the reporting unit is more likely than not less than its carrying amount, then a quantitative goodwill impairment test is performed. For the purposes of impairment testing, the Company determined that it has only one reporting unit. The Company completed the annual impairment test and recognized goodwill impairment charges in the year ended March 31, 2023.

n)
Foreign currency

The Company’s consolidated financial statements are reported in USD, the Parent Company’s functional currency. The functional currency for the Company’s subsidiaries in India, is the INR, and the functional currencies of the Company’s subsidiary organized in Peoples’ Republic of China, is the Chinese Yuan. The translation of the functional currency of the Company’s subsidiary into USD is performed for balance sheet accounts using the exchange rates in effect as of the balance sheet date and for revenues and expense accounts using an average exchange rate prevailing during the respective period. The gains or losses resulting from such translation are reported as currency translation adjustments under other comprehensive income/loss, under accumulated other comprehensive income/loss as a separate component of equity.

Monetary assets and liabilities of the Company and its each subsidiary denominated in currencies other than the subsidiary’s functional currency are translated into their respective functional currency at the rates of exchange prevailing on the balance sheet date. Transactions of the Company and its each subsidiary in currencies other than the subsidiary’s functional currency are translated into the respective functional currencies at the average exchange rate prevailing during the period of the transaction. The gains or losses resulting from foreign currency transactions are included in the consolidated statements of operations.

o)
Employee benefit plans

Contributions to defined contribution plans are charged to consolidated statements of operations in the period in which services are rendered by the covered employees. Current service costs for defined benefit plans are accrued in the period to which they relate. The liability in respect of defined benefit plans is calculated annually by the Company using the projected unit credit method. Prior service cost, if any, resulting from an amendment to a plan is recognized and amortized over the remaining period of service of the covered employees.

The Company records annual amounts relating to its defined benefit plans based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, future compensation increases and attrition rates. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The effect of modifications to those assumptions is recorded in net periodic cost in its entirety immediately. The Company believes that the assumptions utilized in recording its obligations under its plans are reasonable based on its experience and market conditions.

p)
Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the first-in, first-out method (FIFO) for all inventories.

q)
Income taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements. In estimating future tax consequences, generally all expected future events other than enactments or changes in the tax law or rates are considered.

The Company accounts for uncertainty in tax positions recognized in the consolidated financial statements by recognizing a tax benefit from an uncertain tax position when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized.

Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases and for all operating loss and tax credit carryforwards, if any. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax laws or rates is recognized in the consolidated statement of income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Future realization of deferred tax assets ultimately depends on the existence of sufficient taxable income of the appropriate character within the carryback or carryforward periods available under the applicable tax law.

The Company regularly reviews the deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies. The Company’s judgment regarding future profitability may change due to many factors, including future market conditions and the ability to successfully execute the business plans and/or tax planning strategies. Should there be a change in the ability to recover deferred tax assets, the Company’s income tax provision would increase or decrease in the period in which the assessment is changed.

r)
Income/loss per share attributable to common shareholders

The Company computes net income (loss) per share using the two-class method required for participating securities. The two-class method requires income available to common shareholders for the period to be allocated between common shares and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company’s redeemable convertible preferred stock is participating security because holders of such shares have dividend rights in the event a cash dividend is declared on common stock at an amount equal to dividend paid on each common stock. The Company’s convertible notes are not considered participating securities. The holders of the redeemable convertible preferred stock would be entitled to dividends in preference to common shareholders, at specified rates, if declared. Then any remaining earnings would be distributed to the holders of common shares and redeemable convertible preferred stock on a pro-rata basis assuming conversion of all redeemable convertible preferred stock into common stock.

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common shares and potentially dilutive securities outstanding for the period.

s)
Investments

Equity securities

Equity investments with a readily determinable fair value, other than equity method investments, are measured at fair value with changes in fair value recognized in the consolidated statements of operations. Equity investments without a readily determinable fair value, are measured at cost, less any impairment.

t)
Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Recoveries of environmental remediation costs from third parties that are probable of realization are separately recorded as assets and are not offset against the related environmental liability.

u)
Expenses

Set forth below is a brief description of the components of the Company’s expenses:

i.
Sales, Marketing and Business development expense

This function includes expenses incurred directly or indirectly for selling and marketing a product or service and costs spent on/by personnel employed under the marketing department. These expenses also include marketing efforts made by the group to expand its market reach for distributing insurance policies. The expenses include advertisements through different mediums to reach end customers of insurance policies to enhance awareness and educate end customers.

ii.
General and administrative expenses

General and administrative expenses include personnel costs for corporate, finance, legal and other support staff, including bonus and share based compensation expenses, professional fees, allowance for doubtful accounts and other corporate expenses.

iii.
Research and Development expense

Research and development expense consists of personnel costs incurred by our technology development team, subscription costs and other costs associated with ongoing improvements to, and maintenance of, internally developed software and allocation of certain corporate costs.

v)
Recently issued accounting pronouncements and not yet adopted

The Company is expected to be an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, the Company will not be subject to the same implementation timeline for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of the Company’s financial statements to those of other public companies more difficult.

i.
In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments which significantly changes the way entities recognize impairment of many financial assets by requiring immediate recognition of estimated credit losses expected to occur over their remaining life, instead of when incurred. In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments–Credit Losses, which amends Subtopic 326-20 (created by ASU 2016-13) to explicitly state that operating lease receivables are not in the scope of Subtopic 326-20. Additionally, in April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments; in May 2019, the FASB issued ASU 2019-05, Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief; in November 2019, the FASB issued ASU 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, and ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments—Credit Losses; and in March 2020, the FASB issued ASU 2020-03, Codification Improvements to Financial Instruments, to provide further clarifications on certain aspects of ASU 2016-13 and to extend the nonpublic entity effective date of ASU 2016-13. The changes (as amended) are effective for the Company for annual and interim periods in fiscal years beginning after December 15, 2022. The entity may early adopt ASU 2016-13, as amended, for annual and interim periods in fiscal years beginning after December 15, 2018. While the Company expects its allowance for credit losses to increase upon adoption of ASU 2016-13, the Company does not expect the adoption of ASU 2016-13 to have a material effect on its consolidated financial statements.
ii.
In August 2020, the FASB issued ASU No. 2020-06, “Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity,” which signifies the accounting for certain financial instruments with characteristics of liability and equity, including convertible instruments and contracts on an entity’s own equity. The standard reduces the number of models used to account for convertible instruments, removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, and requires the if-converted method for calculation of diluted earnings per share for all convertible instruments. The ASU is effective for the Company for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2023. Early adoption is permitted but no earlier than fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements.
iii.
In October 2021, the FASB issued ASU No. 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (Topic 805). This ASU requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities (deferred revenue) from acquired contracts using the revenue recognition guidance in Topic 606. At the acquisition date, the acquirer applies the revenue model as if it had originated the acquired contracts. The ASU is effective for annual periods beginning after December 15, 2022, including interim periods within those fiscal years. Adoption of the ASU should be applied prospectively. Early adoption is also permitted, including adoption in an interim period. If early adopted, the amendments are applied retrospectively to all business combinations for which the acquisition date occurred during the fiscal year of adoption. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements.

3.
Accounts receivables, net

	As of March 31, 2023	As of March 31, 2022
Accounts receivable	1,549,711	689,035
Less: allowance for doubtful accounts	(13,726)	(14,884)
	1,535,985	674,151

The following table provides details of the Company’s allowance for doubtful accounts:

Balance, beginning of period	14,884	—
Additions charged	—	15,115
Bad debts written off	—	—
Effect of exchange rate changes	(1,158)	(231)
Balance, end of period	13,726	14,884

4.
Prepayments and other current assets

	As of March 31, 2023	As of March 31, 2022
Balance with statutory authorities	1,189,787	1,159,501
Unbilled revenue	868,382	1,264,837
Advances given (net of doubtful advances of $225,495 as of March 31, 2023 and $244,540 as of March 31, 2022)	922,380	553,879
Other receivables	126,928	129,732
Prepayments	22,091	27,554
Deposits	52,368	36,950
	3,181,936	3,172,453

Advances given include:

a)
$826,057 and $480,810 of advance to suppliers as of March 31, 2023 and 2022, respectively. Advance to suppliers include related party balance of USD NIL and $ 4,828 as of March 31, 2023 and 2022, respectively.
b)
$55,753 and $59,277 of advance to employees as of March 31, 2023 and 2022, respectively. Advance to employees include related party balances of $28,516 and $27,329 as of March 31, 2023 and 2022, respectively.
c)
$116,523 other advances include related party balance of $53,362 as of March 31, 2023.
5.
Non-marketable securities
a)
Moonshot - Internet SAS (“Moonshot”)

During the year ended March 31, 2021, the Company invested $2,410,000 by purchasing 6.68% equity stake in Moonshot -Internet SAS, a simplified Joint Stock Company existing under the laws of France (‘Moonshot’), which is a subsidiary of Societe Generale, one of the leading French Life insurance companies. Moonshot is an InsurTech company, registered as an insurance broker, which specializes in usage-based insurance products and services dedicated to E-Commerce. The Company has a representative on the board of directors of Moonshot, however the investment of 6.68% does not give the Company the ability to significantly influence the operating and financial policies of Moonshot, since majority ownership of Moonshot is concentrated with a single shareholder. Therefore, the Company uses the measurement alternative for equity investments without readily determinable fair values for its investment in Moonshot. The Company carries this investment at cost, less impairment.

b)
Daokang (Beijing) Data Science Company Ltd. (“Daokang”)

During the year ended March 31, 2018, the Company entered into a joint venture contract with WI Harper VIII LLP and Shangrao Langtai Daokang Information Technology Co. Ltd. and invested an amount of $2,500,030 (representing 34.5% of equity interest) of Daokang. Despite its significant equity interest in Daokang, the Company has attempted but has not been able to obtain adequate financial information as per USGAAP to apply equity method. The Company, therefore, is unable to exercise significant influence over the operating and financial policies of Daokang. Accordingly, the Company uses the measurement alternative for equity investments without readily determinable fair values for its investment in Daokang. The Company carries this investment at cost, less impairment.

The Company evaluates its non-marketable equity securities for impairment in each reporting period based on a qualitative assessment that considers various potential impairment indicators. This evaluation consists of several factors including, but not limited to, an assessment of significant adverse change in the economic environment, significant adverse changes in the general market condition of the geographies and industries in which the company’s investees operate, and other available financial information as per the local reporting requirements applicable to the relevant jurisdictions that affects the value of the company’s non-marketable equity securities. Based on such assessment, the Company has concluded that there is no impairment in carrying value of its non-marketable securities.

6.
Property and equipment, net

The components of property and equipment, net were as follows:

	As of March 31, 2023	As of March 31, 2022
Computers	370,516	375,786
Office equipment	153,432	97,825
Furniture & fixtures	69,338	57,768
Electrical equipment	6,312	6,845
Leasehold improvements	21,381	23,187
Total	620,979	561,411
Less: accumulated depreciation	(388,486)	(402,419)
Property and equipment, net	232,493	158,992

The Company capitalized $59,568 (net of disposal and CTA impact of $137,230 and $43,496 respectively) and $107,833 (net of disposal and CTA impact of $2,614 and $14,248, respectively) for the year ended March 31, 2023 and 2022, respectively. The Company capitalized $115,383 and $81,716 towards computers for the years ended March 31, 2023 and 2022, respectively. Depreciation expense relating to property and equipment amounted to $145,614 and $81,349 for March 31, 2023 and 2022, respectively, out of which $97,996 and $48,234 relates to computers for March 31, 2023 and 2022, respectively.

7.
Intangible assets, net

	As of March 31, 2023	As of March 31, 2022
Software for internal use	7,292,101	6,456,377
Customer contracts - (refer note 16)	682,399	743,309
Intangible assets under development	196,174	737,637
Intellectual property	112,176	65,957
Trademark	55	60
Total	8,282,905	8,003,340
Less: accumulated depreciation and amortization	(5,569,048)	(4,251,050)
Less: Impairment loss	(244,699)	—
Intangible assets, net	2,469,158	3,752,290

The Company decided to shift its focus more on insurance distribution services rather than engaging into insurance support services in the coming years. Due to the change in the business strategy, it was more likely than not that the carrying value of the distribution entities exceeded its fair value. As a result, the Company performed an impairment assessment by comparing the fair value of the affected entities (FA Events and Media Private Limited, Peoplebay Consultancy Services Private Limited, Kintsugi Innovation Labs Private Limited) to its carrying value. Fair value was determined by using DCF (discounted cashflow method) which is a level 3 measurement. The carrying value of the affected entities exceeded its fair value and as a result, an impairment charge of $ 254,614 (including CTA impact of $ 9,915) was recorded in consolidated statements of operations under the head “Impairment of goodwill and intangibles with definite life”.

The Company performed qualitative assessment for other intangible assets and indicated that it was more likely than not that the fair value of the acquired entities exceeded its carrying value, therefore, did not result in an impairment.

The estimated amortization schedule for the Company’s intangible assets for future periods is set out below:

Particulars	Amount
Year ending March 31, 2024	1,193,105
Year ending March 31, 2025	960,104
Year ending March 31, 2026	61,426
Year ending March 31, 2027	40,048
Year ending March 31, 2028	18,300

8.
Other long term assets

	As of March 31, 2023	As of March 31, 2022
Advances (net of doubtful advances of $92,244 as of March 31, 2023 and $100,036 as of March 31, 2022)	—	216,291
Deposits	25,890	18,065
Interest accrued	9,249	14,624
Balances with statutory authorities	—	20,516
Deferred tax assets (refer note 21)	82,345	70,103
	117,484	339,598

Advances include:

1) Advances include long term loan and advances given to related parties of USD NIL and $198,757 as of March 31, 2023 and 2022, respectively.

9.
Accounts payable and accrued expenses

	As of March 31, 2023	As of March 31, 2022
Accounts payable	2,008,731	1,531,713
Accrued expenses	3,575,445	1,109,314
Amounts due to employees	656,890	284,637
	6,241,066	2,925,664

1)
Accounts payable consists of related party balance of USD NIL and $5,199 as of March 31, 2023 and 2022, respectively.
2)
Amount due to employees consists of reimbursements and salary payable. The total includes related party balance of $45,162 and $3,759 as of March 31, 2023 and 2022, respectively.
10.
Other current liabilities

Other current liabilities consist of the following:

	As of March 31, 2023	As of March 31, 2022
Statutory liabilities	1,417,751	658,834
Deferred revenue	108,442	292,031
Advance from customers	52,227	—
Provision for income tax	83,054	137,862
Retirements benefits	3,008	4,706
Other payables	839,411	1,032,636
	2,503,893	2,126,069

Other payables include consideration payable on acquisition of Peoplebay Consultancy Services Private Limited and FA Events and Media Private Limited for the year ended March 31, 2023 and consideration payable on acquisition of Peoplebay Consultancy Services Private Limited, Coverzen Technologies Private Limited, Kintsugi Innovation Labs Private Limited and FA Events and Media Private Limited for the year ended March 31, 2022.

11.
Borrowings

	As of March 31, 2023	As of March 31, 2022
A Long term borrowings consist of the following:
Convertible notes (note a)	—	23,032,002
Secured debentures (note b)	3,198,569	—
Loans from banks (note c)	307,228	159,951
Less: current portion of long-term borrowings	(2,852,528)	(63,983)
	653,269	23,127,970

a.
Convertible Note

The Company has issued convertible promissory notes to various parties over different periods. The instruments are issued over various periods ranging between Financial year 2015-16 to Financial year 2019-20. All such instruments carry an interest rate of 8% per annum, unless otherwise specified, as below.

Redemption/Conversion Features:

On Maturity

a) If any amount of principal or interest under the notes remain outstanding on the maturity date, the Company shall, at its option, either

(i) repay the principal of convertible notes together with payment of accrued interest at a rate of 12% or 8% per annum, as the case may be, or

(ii) the entire outstanding principal amount of the convertible notes and all accrued and unpaid interest (‘Loan Amount’) as of such time shall be converted (in whole and not in part) into number of shares of convertible preferred stock equal to the Loan Amount divided by the capped conversion price as specified in the agreement of convertible promissory notes.

Automatic conversion

At the time of closing of a qualified financing event or non qualified financing event, the entire outstanding principal along with unpaid interest (8% per annum) as of such time shall convert automatically in to preferred stock of the Company at a discount on the capped conversion price as specified in the agreement of convertible promissory notes.

Upon sale of the Company

Upon sale of the Company prior to the conversion or full satisfaction of the convertible notes, the lenders shall be entitled to receive an amount in full satisfaction of their respective convertible notes, such amount to be paid first out of the assets of the Company before any other payments are made on account of any shares of capital stock of the Company equal to the, greater of:

(i) the amount that the lenders would receive if the entire unpaid principal amount of their respective convertible note and all accrued and unpaid interest (8% per annum) as of immediately prior to such sale were converted at such time into Common Stock of the Company at the Capped Conversion Price as specified in the agreement of convertible promissory notes., or

(ii) an amount equal to the entire unpaid principal amount of then outstanding convertible notes and all accrued and unpaid interest (at rate of 8% per annum) as of such time, multiplied by 1.5.

Upon Liquidation:

Upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, unless otherwise converted pursuant to the terms of the agreements, the lenders shall be entitled to receive an amount in full satisfaction of their respective convertible note, such amount shall be paid first out of the assets of the Company before any other payments are made on account of any shares of capital stock of the Company equal to the entire unpaid principal amount of convertible notes and all accrued and unpaid interest (8% per annum) as of such time.

Optional Conversion upon a Non-Qualified Financing:

If the convertible notes (Convertible note 2020), remain outstanding at the time of the closing of a bona fide issuance and sale by the Company of its equity and/or debt securities other than a Qualified Financing, the entire outstanding principal amount of the outstanding and all accrued and unpaid interest (at rate of 8% per annum) as of such time will convert at such time into shares of the identical non-qualified stock issued to investors in such closing as follows:

(a) If the non-qualified financing is an equity financing – non-qualified equity stock shall be converted to shares at capped conversion price as specified in the agreement of convertible promissory notes.

(b) In case of debt financing - Non-qualified debt securities shall be converted to preferred stock on a dollar-for-dollar basis

(c) In case the financing involves both debt and equity—the outstanding Loan Amount as of such time will convert into non-qualified equity stock and non-qualified debt securities in proportion to the ratio of the investment.

As of March 31, 2022, the Company’s convertible notes, which have been measured at fair value, consisted of the following:

Particulars	As of March 31, 2023	As of March 31, 2022
Convertible Note 2019	—	5,379,110
Convertible Note 2020	—	17,652,892
	—	23,032,002

As of March 31, 2023 all the convertible notes have been converted into preferred stock.

b.
Secured debentures:

Particulars	Interest rate	Maturity date	Amount outstanding
	19.50%	31-May-24	1,494,126
	19.25%	31-May-24	792,145
Secured debentures	20.00%	31-Jan-24	912,298
			3,198,569

The debentures are secured by intellectual property, current assets and movable plant and equipment of certain material foreign subsidiaries.

c.
Loan from banks:

Particulars	Interest rate	Maturity date	Amount outstanding
	18.00%	5-Sep-25	26,403
	16.00%	5-Mar-24	9,295
	16.50%	5-Mar-24	11,639
	15.50%	6-Sep-25	26,265
	13.50%	5-Oct-25	54,063
	16.00%	9-Apr-24	19,120
Long term borrowings from banks	18.50%	2-Nov-25	21,265
	19.50%	2-Oct-25	16,387
	15.50%	6-Sep-25	26,265
	14.75%	5-Jun-24	18,294
	17.00%	5-Oct-24	24,786
	15.85%	23-Feb-26	53,446
			307,228

As of March 31, 2023, the aggregate maturities of long-term borrowings (excluding convertible notes) are as follows:

Period ending March 31, 2024	2,852,528
Period ending March 31, 2025	588,439
Period ending March 31, 2026	61,232
3,502,199

	As of March 31, 2023	As of March 31, 2022
B Short term borrowings
Loan from banks (note a)	84,587	107,528
Loan from related parties	485,747	156,215
Loan from others (note a)	4,305,467	267,297
	4,875,801	531,040

a)
Loan from banks and others

Particulars	Weighted average borrowing rate
Short term borrowings from banks and others	16.40%

12.
Other long term liabilities

	As of March 31, 2023	As of March 31, 2022
Retirement benefits	294,301	159,037
Deferred tax liability	—	117,729
Lease equalisation reserve	—	10,083
	294,301	286,849

13.
Employee benefit plans

The Company has employee benefit plans in the form of certain statutory and other programs covering its employees.

Defined benefit plan (unfunded)

In accordance with Indian law, the Company provides a defined benefit retirement plan (the “Gratuity Plan”) covering substantially all of its Indian employees. The Gratuity Plan provides a lump-sum payment to vested employees upon retirement or termination of employment in an amount based on each employee’s salary and duration of employment with the Company. The Gratuity Plan benefit cost for the year is calculated on an actuarial basis. The Company contributes the required funding for all ascertained liabilities to the Gratuity Plan. There is no plan asset against the defined benefit plan.

The following table sets forth the amounts recognized in the Company’s financial statements based on actuarial valuations carried out as of March 31, 2023 and 2022, respectively.

Change in benefit obligation	As of March 31, 2023	As of March 31, 2022
Projected benefit obligation at the beginning of the year	163,744	92,473
Interest costs	11,610	6,181
Service costs	124,010	67,258
Actuarial (gain) loss	16,627	11,317
Benefits paid	—	(9,508)
Effect of exchange rate changes	(18,682)	(3,977)
Projected benefit obligation at the end of the year	297,309	163,744
Amounts recognized in the Consolidated Balance Sheets consist of:
Current liabilities (recorded under accrued expenses and other current liabilities)	3,008	4,706
Non-current liabilities (recorded under other liabilities)	294,301	159,038
Unfunded amount recognized	—	—
	297,309	163,744

Net defined benefit plan costs include the following components for:

	As of March 31, 2023	As of March 31, 2022
Interest costs	11,610	6,181
Service costs	124,010	67,258
Amortization of unrecognized prior service credit	—	—
Actuarial (gain) loss	16,627	11,317
Curtailment	—	—
Total	152,247	84,756

The estimated net defined benefit plan cost over the next fiscal year is $190,717

The principal assumptions used in determining gratuity for the Company’s plans are shown below:

	As of March 31, 2023	As of March 31, 2022
Discount rate	7.39%	7.18-7.26%
Rate of increase in compensation per annum	10%	5.5-10%
Retirement age (in years)	60	60

The Company evaluates these assumptions based on projections of the Company’s long-term growth and prevalent industry standards.

The expected benefit plan payments set forth below reflect expected future service:

Year ending March 31	Amounts
2024	7,404
2025	8,822
2026	16,239
2027	30,756
2028	39,932
2029-2033	381,364
484,517

The Company’s expected benefit plan payments are based on the same assumptions that were used to measure the Company’s benefit obligations as of March 31, 2023.

Defined contribution plans

The Company makes contributions to Employee provident fund and Employee state insurance, determined as a specified percentage of employee salaries, in respect of qualifying employees towards defined contribution schemes. During the years ended March 31, 2023 and 2022, the Company contributed $115,947 and $89,270, respectively, to defined contribution plans in India.

14.
Mezzanine equity

As of March 31, 2023 and 2022, the redeemable convertible preferred stock consisted of the following:

As of March 31, 2023

	Shares issued and outstanding	Per share original issue price	Aggregate conversion amount	Carrying value
Series A	200,000	0.5	100,000	100,000
Series A1	1,265,100	1.5	1,897,650	48,174,279
	1,465,100		1,997,650	48,274,279

As of March 31, 2022

	Shares issued and outstanding	Per share original issue price	Aggregate conversion amount	Carrying value
Series A	200,000	0.5	100,000	100,000
Series A1	747,163	1.5	1,120,745	23,596,228
	947,163		1,220,745	23,696,228

The characteristics of the Company’s convertible preferred stock are as follows:

Dividend

The holders of series A and A1 preferred stock in preference to the holders of common stock and any other equity security of the Company, shall be entitled to receive dividend at the rate of 8% per annum of the original issue price per annum whenever funds are legally available for distribution. The series A and A1 dividend shall in any event be cumulative and accrue from the date of original issuance of such shares of series A and A1 stock whether or not earned or declared. The series A and A1 stockholders are eligible to receive additional dividend equal in amount to the dividend per share being paid on the common stock on the basis of that each share of series A and A1 stock has been converted into Common stock.

Voting rights

Each holder of a preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the shares of preferred stock held by such holder could be converted as of the record date.

Conversion terms

Each Series A and A1 stock will be converted into fully paid common stock at any time at the option of the holder. Each share of series A and A1 stock shall automatically be converted into shares of common stock, based on the then effective price on meeting any of the following conditions:

a)
Upon affirmative election of holders of at least a majority of the outstanding shares of the Series A and A1 stock voting together as a separate class

b)
Immediately upon the closing of the first firm underwritten public offering. Conversion ratio for Series A and A1 will be 1:1. Series A and A1 conversion ratio shall be adjusted if the Company issues or sells any shares of common stock for a consideration per share less than the conversion price for the Series A and A1 stock, respectively as per the agreed mechanism.

Liquidation preference

In the event of liquidation, dissolution, winding up, any other liquidation event as defined in the certificate of incorporation, including but not limited to sale, lease, license or other transfer of substantially all of the Company’s assets or goodwill. In such an event, the holders of series A and A1 stock will be given preference before any distribution or payment is made to any junior stock. The series A and A1 holders will be paid an amount equal to the original issue price (as adjusted for any stock dividends, combinations and splits etc.) and any accrued but unpaid dividend thereon. If upon such liquidation event, the assets to be distributed among the holders of Series A and A1 stock shall be insufficient to permit payment to the holders of series A and A1 stock, then the entire assets of the Company will be distributed ratably among the holders of series A and A1 stock in proportion to the liquidation preference such holders would otherwise be entitled to receive.

15.
Revenue

The following table summarizes revenue by the Company’s service offerings:

	For the year ended March 31, 2023	For the year ended March 31, 2022
Revenue from services
Commission and Distribution Income	9,173,671	7,002,438
Income from Insurance as a Service	4,386,827	2,986,290
	13,560,498	9,988,728

There were two customers that individually represented 23.98% and 15% of the Company’s revenue for the year ended March 31, 2023 and two customers that individually represented 25 % and 14 % of the Company’s accounts receivable balance as of March 31, 2023.

There was one customer that individually represented 10.00% of the Company’s revenue for the year ended March 31, 2022 and four customers that individually represented 21.18%, 17.72%, 15.11% and 14.62% of the Company’s accounts receivable balance as of March 31, 2022.

Contract balances

The following table provides information about receivables and contract liabilities from contracts with customers

Contract liabilities

	As of March 31, 2023	As of March 31, 2022
Deferred revenue	108,442	292,031
Total contract liabilities	108,442	292,031
Contract assets
Unbilled revenue	868,382	1,264,837
Total contract assets	868,382	1,264,837

The Company records deferred revenues when cash payments are received or due in advance of Company’s performance. Deferred revenues primarily relate to commission and distribution income and insurance as a service. The amount of revenue recognized for the year ended March 31, 2023 that was included in the deferred revenue balance as of March 31, 2022 was $292,031. The amount of revenue recognized in the year ended March 31, 2022 that was included in the deferred revenue balance as of March 31, 2021 was $175,142. The Company’s remaining performance obligations in contracts with customers will be completed within 12 months from the reporting date.

Contract assets represent a conditional right to consideration for satisfied performance obligations that become a receivable when the conditions are satisfied. Contract assets are generated when contractual billing schedules differ from the timing of revenue recognition or cash collection and are included in “prepayments and other current assets” in the consolidated balance sheets which will be billed in the month subsequent to the period in which performance obligations were satisfied.

16.
Business combinations
a)
Coverzen Technologies Private Limited and its subsidiaries

During the year ended March 31, 2022, the Company acquired 100% of the outstanding equity interests of Coverzen Technologies Private Limited (“Coverzen”) by executing a Share Purchase Agreement (“SPA”) in this regard on June 1, 2021 with the stockholders of Coverzen and on June 7, 2021 and with the stockholders of Good Insurance Brokers Private Limited (erstwhile Heartbeat Insurance Brokers Private Limited), engaged in the business of insurance broking, authorized under IRDA Regulations, 2018 (as amended) for a cash consideration of $482,659. Coverzen and its subsidiary are incorporated in India and are engaged in selling motor insurance and generate brokerage revenue. The financial results of Coverzen and its subsidiary have been included in the Company’s consolidated financial statements since July 1, 2021 on Company obtaining the board control.

The major classes of assets and liabilities to which we have allocated the purchase price were as follows:

Cash and cash equivalents	258,299
Intangible assets	27,159
Other assets	265,978
Other liabilities	(242,020)
Net assets	309,416
Purchase consideration	482,659
Goodwill (Refer Note 16(e))	173,243

The excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired was recorded as goodwill and is primarily attributed to the synergies expected from insurance brokerage business and penetration which the acquiree possesses.

b)
Kintsugi Innovation Labs Private Limited (“Kintsugi”)

During the year ended March 31, 2022, Coverzen entered into a share purchase agreement (dated July 1, 2021) to acquire 100% of the equity interests in Kintsugi Innovation Labs Private Limited for a cash consideration of $1,344. Kintsugi is incorporated in India and is engaged in the business of event management services of any kind, including corporate events (product launches, corporate meetings and conferences), marketing programs (road shows, grand opening events). The Company exercises board control over Kintsugi from the date of share purchase agreement. The financial results of Kintsugi have been included in the Company’s consolidated financial statements from the date of share purchase agreement as the Company possess the power to direct the relevant activities of Kintsugi.

The major classes of assets and liabilities to which we have allocated the purchase price were as follows:

Cash and cash equivalents	323,029
Acquired Customer Contract (Refer Note 7)	118,366
Other assets	870,208
Other liabilities	(1,869,055)
Net assets	(557,452)
Purchase consideration	1,344
Goodwill (Refer Note 16(e))	558,796

The excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired was recorded as goodwill and is primarily attributed to the synergies expected from marketing expertise and penetration which the acquiree possesses.

Following are details of the purchase price allocated to the intangible assets acquired:

	Amount	Weighted average life
Acquired customer contracts	118,366	3 Years

c)
Peoplebay Consultancy Services Private Limited (“Peoplebay”)

During the year ended March 31, 2022, Coverzen entered into a share purchase agreement (dated October 1, 2021) to acquire 100% of the equity interests in Peoplebay Consultancy Services Private Limited for a cash consideration of $134,862. Peoplebay is incorporated in India and is engaged in the business of marketing services which includes product launches, road shows for corporate clients. As of March 31, 2023, the Company has not transferred consideration, but, the Company exercises board control over Peoplebay from the date of share purchase agreement. The financial results of Peoplebay have been included in the consolidated financial statements from the date of share purchase agreement as the Company possess the power to direct the relevant activities of Peoplebay.

The major classes of assets and liabilities to which we have allocated the purchase price were as follows.

Cash and cash equivalents	42,688
Acquired customer contracts (Refer Note 7)	217,127
Other assets	210,680
Other liabilities	(394,133)
Net assets	76,362
Purchase consideration	134,862
Goodwill (Refer Note 16(e))	58,500

The excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired was recorded as goodwill and is primarily attributed to the synergies expected from marketing expertise and penetration which the acquiree possesses.

Following are details of the purchase price allocated to the intangible assets acquired:

	Amount	Weighted average life
Acquired customer contracts	217,127	3 years

d)
FA Events and Media Private Limited (“FA Events”)

During the year ended March 31, 2022, Coverzen entered into a share purchase agreement (dated October 1, 2021) to acquire 100% of the equity interests in FA Events and Media Private Limited for a cash consideration of $134,862. FA Events is incorporated in India and is engaged in the business of marketing services which includes product launches, road shows for corporate clients. As of March 31, 2023, the Company has not transferred consideration, but the Company exercises board control over FA Events from the date of share purchase agreement. The financial results of FA events have been included in the Company’s consolidated financial statements from the date of share purchase agreement as the Company possess the power to direct the relevant activities of FA Events.

The major classes of assets and liabilities to which we have allocated the purchase price were as follows:

Cash and cash equivalents	79,082
Intangible assets	77,461
Acquired customer contracts (refer Note 7)	293,999
Other assets	22,368
Other liabilities	(427,747)
Net assets	45,163
Purchase consideration	134,862
Goodwill (Refer Not 16(e))	89,699

The excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired was recorded as goodwill and is primarily attributed to the synergies expected from marketing expertise and penetration which the acquiree possesses.

Following are details of the purchase price allocated to the intangible assets acquired:

	Amount	Weighted average life
Acquired customer contracts	293,999	3 years

e)
Goodwill

	As of March 31, 2023	As of March 31, 2022
Opening balance	1,725,293	859,587
Goodwill relating to acquisitions consummated during the year (refer note 16 (a) to (d))	—	880,238
Less: Impairment recognized on goodwill during the year	(664,903)	—
Effect of exchange rate changes	(63,948)	(14,532)
Closing balance	996,441	1,725,293

The Company decided to shift its focus more on insurance distribution services rather than engaging in insurance support services in the coming years. Due to the change in the business strategy, it is more likely than not that the carrying value of the distribution and marketing entities exceeded its fair value. As a result, the Company performed a goodwill impairment assessment by comparing the fair value of the affected entities (FA Events and Media Private Limited, Peoplebay Consultancy Services Private Limited, Kintsugi Innovation Labs Private Limited) to its carrying value. Fair value was determined by using DCF(discounted cashflow method) which is a level 3 measurement. The carrying value of the affected entities exceeded its fair value and as a result, a goodwill impairment charge of $ 664,903 (including amount of $ 42,092 due to foreign exchange fluctuation) is recorded in consolidated statements of operations under the head “Impairment of goodwill and intangibles with definite life”.

The Company performed qualitative assessment for other entities and indicated that it is more likely than not that the fair value of the acquired entities exceeded its carrying value, therefore, did not result in an impairment.

17.
Preferred share warrants

Each preferred share warrant is exercisable for one series A1 preferred stock at a fixed price, as specified in the warrant agreement. The warrants will expire within ten years from the date of issue. Warrant holders are not entitled to any voting rights or other rights as a stockholder of the Company unless the warrant holder exercises the option. If the Company at any time divides the outstanding shares of series A1 Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its series A1 stock are combined into a smaller number of shares, the warrant exercise price in effect immediately prior to such division or combination will be proportionately adjusted to reflect the reduction or increase in the value of each such preferred share. As of March 31, 2023, all the preferred share warrants have been exercised.

18.
Financial instruments

The Company measures the warrants and convertible notes at fair value. The Company’s warrants and convertible notes are categorized as Level 3 because they are valued based on unobservable inputs and other estimation techniques due to the absence of quoted market prices, inherent lack of liquidity and the tenure of such financial instruments.

Financial instruments measured at fair value on a recurring basis

The following table represents the fair value hierarchy for the Company’s financial instruments measured at fair value on a recurring basis as of March 31, 2022:

	March 31, 2022
	Fair Value Measured using
Particulars	Level 1	Level 2	Level 3	Total
Financial liabilities:
Share warrants	—	—	68,675	68,675
Convertible notes	—	—	23,032,002	23,032,002
		—	23,100,677	23,100,677

The Company uses a third-party valuation specialist to assist management in its determination of the fair value of its Level 3 classified share warrants and convertible notes. The fair value of these financial instruments is based on market approach which is considered appropriate for determining the enterprise value as an input to determine the fair value of the share warrants and convertible notes. For share warrants, an option pricing model (“OPM”) is employed to determine the fair value of the share warrants. The convertible notes are fair valued by adjusting the fair value of redemption amount with the fair value of the conversion option computed by using an option pricing model. The model involves making key assumptions around the expected time to maturity and volatility.

An increase or decrease in any of the unobservable inputs in isolation, such as the stock price of the Company, short-term revenue projections (12 months forward), marketability adjustments and volatility, could result in a material increase or decrease in the Company’ estimate of fair value. In the future, depending on the valuation approaches used, these or other inputs may have a more significant impact on the Company’s estimate of fair value.

The key unobservable inputs include marketability adjustments (between 20% - 35%) to the revenue multiples (10x -11x) of comparable companies which is based on comparable market transactions and expected volatility (between 20% - 22%) which is based on the volatility of an index of range of small cap companies in Indian scenario.

The following table presents a reconciliation of the Company’s financial liabilities measured and recorded at fair value on a recurring basis as of March 31, 2023 and 2022, using significant unobservable inputs (Level 3):

	Warrants	Convertible notes
Balance as of March 31, 2022	68,675	23,032,002
Change in fair value	34,484	974,890
Conversion of convertible notes into preferred stock	—	24,006,892
Exercise of share warrants	103,159	—
Balance as of March 31, 2023	—	—

Assets measured at Fair Value on a non-recurring basis

The Company’s non-financial assets, such as goodwill, intangible assets and property and equipment are adjusted to fair value when an impairment charge is recognized. Such fair value measurements are based predominately on Level 3 inputs.

Non-Marketable Equity Securities

The Company measures its non-marketable equity securities that do not have readily determinable fair values under the measurement alternative at cost less impairment, adjusted by price changes from observable transactions recorded within other income (expense), net in the consolidated statements of operations. The Company’s non-marketable equity securities are investments in privately held companies without readily determinable fair values and primarily relate to its investment in

Daokang and Moonshot. The Company did not record any realized gains or losses for the Company’s non-marketable equity securities during the year ended March 31, 2023 and 2022.

Management of risks

Interest rate risk - Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate due to change to market interest rates. The Company is exposed to interest risk for its long term debts where the interest rates are variable according to the market conditions.

Foreign currency risk - The Company monitors its foreign currency exposures on a regular basis. The operations are primarily denominated in Indian Rupee and the Company does not expect to be exposed to risk arising from movements in foreign currency as the revenues are recognized and expenses are accrued in the same currencies.

19.
Commitments and contingencies
A.
Commitments

The Company has entered into binding share purchase agreement to acquire Global Insurance Management Limited and its subsidiary (incorporated in England) and National Automobile Club (incorporated in United States of America) for a base purchase consideration of £5,000,000 and $1,750,000 respectively. The base purchase consideration will be adjusted for closing date working capital and other certain adjustments as per the respective share purchase agreement.

Dividend on Preferred stock

In view of losses, cumulative dividend in respect of Preferred stock (Series A and A1 stock) not provided for $477,101 and $357,885 as of March 31, 2023 and 2022, respectively.

B.
Leases - Accounted as per ASC 842 for the Financial Year Ended March 31, 2023

Operating leases

The Company leases office space under non-cancellable operating lease agreements, which expire on various dates through April 2031. Some property leases contain extension options exercisable by the Company. The lease agreements do not contain any material residual value guarantees or material restrictive covenants. The components of lease cost for the year ended March 31, 2023, is summarized below:

Rent expense for operating leases for the year ended March 31, 2023, was $221,166.

i)
The following table presents the various components of lease costs:

Particulars	For the year ended March 31, 2023
Lease:
Operating lease cost	221,166
Short-term lease cost	41,212
Total lease cost	262,378

ii)
The following table presents supplemental information relating to the cash flow and non cash flows arising from lease transactions. Cash payments related to short-term leases are not included in the measurement of operating liabilities, and, as such, are excluded from the amounts below.

Particulars	For the year ended March 31, 2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	206,823
Right-of-use assets obtained in exchange for lease obligations:
Operating Assets	732,658

iii)
Balance sheet information related to leases are as follows:

Particulars	March 31, 2023
Operating Leases:	—
Operating Lease ROU Asset, net	545,988
Other current liabilities	208,697
Operating lease liabilities	360,306
Total operating lease liabilities	569,003

iv)
Weighted Average Remaining Lease Term (In years)

Particulars	As of March 31, 2023
Operating Leases:	5.71

v)
Weighted Average Discount Rate

Particulars	As of March 31, 2023
Operating Leases:	15.26%

vi)
Maturities of lease liabilities were as follows:

Particulars	Lease Liabilities (USD)
For Year Ended March 31:
2024	224,770
2025	180,959
2026	130,928
2027	129,542
2028	47,418
Thereafter	56,313
Total Lease Payments	769,930
Less: Imputed Interest	(200,928)
Total	569,003

* The lease liabilities are translated into USD using the closing rate for the year ended March 31, 2023

Leases Accounted under ASC 840 for the year ended March 31, 2022:

Operating leases

The Company leases office space under non-cancellable operating lease agreements, which expire on various dates through September 2028. Certain lease agreements include options to renew or terminate the lease, which are not reasonably certain to be exercised and therefore are not factored into the determination of lease payments.

Rent expense for operating leases for the years ended March 31, 2022, was $ 141,832.

c)
Litigation and loss contingencies

From time to time, the Company may be subject to other legal proceedings, claims, investigations, and government inquiries (collectively, Legal Proceedings) in the ordinary course of business. It may receive claims from third parties asserting, among other things, infringement of their intellectual property rights, defamation, labour and employment rights, privacy, and contractual rights. There are no currently pending Legal Proceedings that the Company believes will have a material adverse impact on the business or consolidated financial statements.

d)
Indemnifications

In the ordinary course of business, the Company enters into contractual arrangements under which the Company agrees to provide indemnification of varying scope and terms to customers, business partners, and other parties with respect to certain matters, including losses arising out of intellectual property infringement claims made by third parties, if the Company has violated applicable laws, if the Company is negligent or commits acts of willful misconduct, and other liabilities with respect to its products and services and its business. In these circumstances, payment is typically conditional on the other party making a claim pursuant to the procedures specified in the particular contract. To date, the Company has not incurred any material costs as a result of such indemnifications and has not accrued any liabilities related to such obligations in its consolidated financial statements.

20.
Net loss per share

Basic net loss per share attributable to common stockholders is computed by dividing the net loss by the number of weighted-average outstanding common shares. Diluted net loss per share attributable to common stockholders is determined by giving effect to all potential common equivalents during the reporting period, unless including them yields an antidilutive result. The Company considers its preferred stock, convertible notes and share warrants as potential common equivalents, but excluded them from the computation of diluted net loss per share attributable to common stockholders in the periods presented, as their effect was antidilutive.

The following table sets forth the computation of basic net loss per share attributable to common stockholders and preferred stockholders:

Particulars	For the year ended March 31, 2023	For the year ended March 31, 2022
Numerator:
Net Loss	(14,024,268)	(9,741,832)
Less: dividend attributable to preferred stockholders for the current year	119,216	90,700
Net loss attributable to Roadzen, Inc. common stockholders	(14,143,484)	(9,832,532)
Denominator:
Weighted-average shares used in computing net loss per share attributable to Roadzen, Inc. common stockholders - basic and diluted	606,425	606,425
Net loss per share attributable to Roadzen, Inc. common stockholders - basic and diluted	(23.32)	(16.21)

The following table summarizes the number of potential common stock equivalents that were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented:

Particulars	For the year ended March 31, 2023	For the year ended March 31, 2022
Share warrants	—	83,382
Convertible notes	—	523,654
Preferred stock	1,125,376	888,786
Total	1,125,376	1,495,822

21.
Income taxes

The Company’s net loss before provision for income taxes for the years ended March 31, 2023 and 2022 were as follows:

Particulars	As of March 31, 2023	As of March 31, 2022
Domestic	(8,917,510)	(8,311,979)
Foreign	(5,325,906)	(1,469,642)
Total	(14,243,416)	(9,781,621)

The components of the provision for income taxes for the years ended March 31, 2023 and 2022, were as follows:

Particulars	As of March 31, 2023	As of March 31, 2022
Current:
Domestic	—	—
Foreign	86,420	114,422
	86,420	114,422
Deferred:
Domestic	—	(32,778)
Foreign	(128,685)	(56,687)
	(128,685)	(89,465)
Total provision for income taxes	(42,265)	24,957

The following is a reconciliation of the federal statutory income tax rate to the Company’s effective tax rate for the years ended March 31, 2023 and 2022:

Particulars	As of March 31, 2023	As of March 31, 2022
Federal statutory income tax rate	21.00%	21.00%
Non-deductible expenses	(4.08)%	1.57%
Valuation allowance	(17.65)%	(21.04)%
Foreign rate differential	1.24%	1.20%
Share warrants	(0.05)%	(3.66)%
Other	(0.17)%	0.68%
Total provision for income taxes	0.30%	(0.26)%

The components of the Company’s net deferred tax assets as of the years ended March 31, 2023 and 2022 were as follows:

Particulars	As of March 31, 2023	As of March 31, 2022
Deferred tax assets:
Net operating loss carryforwards	8,480,316	5,742,033
Unabsorbed depreciation carryforwards	54,438	9,174
Retirement benefits	56,603	53,656
Depreciation and amortization	50,918	25,232
Fair value changes on convertible notes	—	3,967
Others	5,965	288,348
Total deferred tax assets	8,648,240	6,122,410
Less: valuation allowance	(8,565,895)	(6,052,307)
Deferred tax assets, net of valuation allowance	82,345	70,103
Deferred tax liabilities:
Intangibles on account of business combination	—	(117,729)
Net deferred tax assets/ (liabilities)	82,345	(47,626)

Movement in net deferred tax assets:

	As of March 31, 2022	Recognised/ reversed through statements of operations	Impact of currency translation and acquisitions	As of March 31, 2023
Deferred tax assets:
Net operating loss carry forwards	5,742,033	2,738,283	—	8,480,316
Unabsorbed depreciation carry forwards	9,174	45,264	—	54,438
Retirement benefits	53,656	2,947	—	56,603
Depreciation and amortization	25,232	25,686	—	50,918
Fair value changes on convertible notes	3,967	(3,967)	—	—
Others	288,348	(282,383)	—	5,965
Less: valuation allowance	(6,052,307)	(2,513,588)	—	(8,565,895)
Deferred tax liabilities:
Intangibles on account of business combination	(117,729)	117,729	—	—
Currency translation	—	(1,286)	1,286	—
Net deferred tax assets/ (liabilities)	(47,626)	128,685	1,286	82,345

Particulars	As of March 31, 2021	Recognised/ reversed through statements of operations	Impact of currency translation and acquisitions	As of March 31, 2022
Deferred tax assets:
Net operating loss carry forwards	3,921,905	1,820,128	—	5,742,033
Unabsorbed depreciation carry forwards	8,399	775	—	9,174
Retirement benefits	27,311	26,344	—	53,656
Depreciation and amortization	15,919	9,314	—	25,232
Fair value changes on convertible notes	—	—	—	—
Fair value changes on convertible notes	—	3,967	—	3,967
Others	55,267	233,081	—	288,348
Less: valuation allowance	(3,994,222)	(2,058,085)	—	(6,052,307)
Deferred tax liabilities:
Intangibles on account of business combination	(11,039)	(106,690)	—	(117,729)
Gain on convertible notes	(32,778)	32,778	—	—
Currency translation	—	(1,131)	1,131	—
Acquisitions	—	128,985	(128,985)	—
	(9,238)	89,466	(127,854)	(47,626)

The Company regularly reviews its deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing taxable temporary differences and tax planning strategies. The Company’s judgment regarding future profitability may change due to many factors, including future market conditions and the ability to successfully execute the business plans and/or tax planning strategies. Should there be a change in the ability to recover deferred tax assets, the Company’s income tax provision would increase or decrease in the period in which the assessment is changed. The Company’s valuation allowance increased by $2,515,200 and $2,058,085 during the years ended March 31, 2023 and 2022, respectively.

The Company has not provided U.S. income taxes and foreign withholding taxes on undistributed earnings of foreign subsidiaries because the Company intends to permanently reinvest such earnings outside the U.S.

Net operating loss and credit carry forwards

As of March 31, 2023, the Company has U.S. federal net operating loss carry forwards of approximately $32,549,767, of which none are subject to limitation under Internal Revenue Code Section 382 (IRC Section 382). The federal net operating loss carry forwards that were generated prior to the 2018 tax year will begin to expire in 2030 if not utilized. For net operating loss carry forwards arising in tax years beginning after December 31, 2017, the tax act limits the Company’s ability to utilize carry forwards to 80% of taxable income, however, these operating losses may be carried forward indefinitely. The state net operating loss carry forwards will begin to expire in 2032 if not utilized. The Company has foreign tax credits which will expire at the end of 8 years from the end of the assessment year in which these tax credits were originate.

Utilization of the net operating loss carry forwards may be subject to a substantial annual limitation due to the ownership change provisions of IRC Section 382 and similar state provisions. The annual limitation may result in the inability to fully offset future annual taxable income and could result in the expiration of net operating loss carry forwards before utilization. The Company continually reviews the impact to net operating losses of any ownership changes.

Unrecognized tax benefits

The Company has adopted authoritative guidance which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in the Company’s income tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company did not have any unrecognized tax benefits with a significant impact on its financial statements as of March 31, 2023 and 2022.

The Company’s major tax jurisdictions are India and the U.S. The U.S. federal, state and foreign jurisdictions have statutes of limitations that generally range from three to six years. Due to the Company’s net losses, substantially all of its federal and state income tax returns are subject to examination for federal and state purposes.

22.
Segment reporting

Operating segments are defined as components of an entity where discrete financial information is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM reviews financial information presented on a consolidated basis for the purposes of making operating decisions, allocating resources and evaluating financial performance. Accordingly, the Company has determined that it operates in a single reporting segment.

23.
Going Concern

The Company has experienced operating losses in current and preceding years. In addition, as of March 31, 2023 and 2022, the Company had negative operating cash flows and negative working capital position. Despite such conditions, the management was able to alleviate substantial doubt about the Company’s ability to continue as a going concern by securing additional funding through de-SPAC transaction. The Company has entered into a merger agreement on February 10, 2023. Management has evaluated the funds available through above mentioned arrangements will be sufficient to alleviate the substantial doubt about the Company’s ability to continue as a going concern for next 12 months from the date of authorisation of these financial statements. These financial statements have been prepared on a going concern basis, which assumes that the Company will continue to operate for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. Further, the Company is confident that, because of anticipated availability of funding from its investors, it will have sufficient funds to meet its financial commitments for the next 12 months.

24.
Subsequent events

In the month of June 2022, the Company entered into an agreement with AXA Partners Holding S.A to purchase 100% equity shares of Global Insurance Management and A1 Guarantee Limited for a consideration of £5,000,000. The acquiree company is a private limited company incorporated in England. Global Insurance Management is part of the AXA group of companies and is a leading provider of warranties, insurances and underwriting expert to the manufacturing, banking, motor and affinity market both in the UK and worldwide. Management expects to complete this transaction by the end of second quarter FY 2023.

In the month of August 2022, the Company entered into an agreement with National Automobile Club to purchase 100% equity shares of National Automobile Club for a consideration of $1,750,000. National Automobile Club (‘Seller’) is a company incorporated in the United States and is a nationwide provider of roadside assistance programs to commercial and government enterprises, and a membership organization whose primary purpose is to provide emergency road service to resident motorists of the state of California. The company is wholly owned by National Automobile club Employee Stock Ownership Trust. Acquisition process of National Automobile Club has been completed on June 6, 2023.

Roadzen Inc.

Condensed Consolidated Balance Sheets

(in $, except per share data and share count)

Particulars	As of December 31, 2023 (Unaudited)	As of March 31, 2023
Assets
Current assets:
Cash and cash equivalents	9,406,697	589,340
Accounts receivable, net	7,142,624	1,535,985
Inventories	29,333	59,897
Prepayments and other current assets	35,847,455	3,181,936
Investments	501,812	—
Total current assets	52,927,921	5,367,158
Restricted cash	427,697	542,490
Non marketable securities	4,910,030	4,910,030
Property and equipment, net	524,484	232,493
Goodwill	2,142,778	996,441
Operating lease right-of-use assets	868,391	545,988
Intangible assets, net	4,497,636	2,469,158
Other long-term assets	335,948	117,484
Total assets	66,634,885	15,181,242
Liabilities, mezzanine equity and stockholders’ deficit
Current liabilities
Current portion of long-term borrowings	2,393,383	2,852,528
Short-term borrowings	15,165,855	4,875,801
Due to insurer	8,866,766	—
Accounts payable and accrued expenses	30,582,855	6,241,066
Short-term operating lease liabilities	423,710	208,697
Other current liabilities	8,737,264	2,503,893
Total current liabilities	66,169,833	16,681,985
Long-term borrowings	608,183	653,269
Long-term operating lease liabilities	246,743	360,306
Other long-term liabilities	922,972	294,301
Total liabilities	67,947,731	17,989,861
Commitments and contingencies (refer note 23)
Mezzanine equity
None authorized or issued as of December 31, 2023; Series A and A1 Preferred stock and additional paid in capital, $0.0001 par value per share, 81,635,738 shares authorized (Series A 5,442,383 and Series A1 76,193,356); 39,868,173 shares issued and outstanding as on March 31, 2023.	—	48,274,279
Shareholders’ deficit
Preference shares, $0.0001 par value per share, 60,000,000 shares authorized and none issued as of December 31, 2023 and none authorized or issued as of March 31, 2023	—	—
Ordinary Shares and additional paid in capital, $0.0001 par value per share, 220,000,000 shares authorized as of December 31 2023 and $0.0001 par value per share, 108,840,000 shares authorized as of March 31, 2023; 68,440,829 shares and 16,501,984 shares issued and outstanding as of December 31, 2023 and March 31, 2023 respectively	84,980,325	303,213
Accumulated deficit	(117,034,658)	(51,448,299)
Accumulated other comprehensive income/(loss)	44,294	(66,903)
Other components of equity	31,042,146	366,786
Total shareholders’ deficit	(967,893)	(50,845,203)
Non-controlling interest	(344,953)	(237,695)
Total deficit	(1,312,846)	(51,082,898)
Total liabilities, Mezzanine equity and Shareholders’ deficit, Non-controlling interest	66,634,885	15,181,242

The accompanying notes are an integral part of these consolidated financial statements.

Roadzen Inc.

Unaudited Condensed Consolidated Statements of Operations

(in $, except per share data and share count)

	For the three months ended December 31,		For the nine months ended December 31,
Particulars	2023	2022	2023	2022
Revenue	15,641,441	3,316,645	36,722,932	8,554,393
Costs and expenses:
Cost of services (exclusive of depreciation and amortization shown separately)	6,816,794	1,512,670	15,665,565	4,404,735
Research and development	1,876,839	519,931	3,052,244	1,779,842
Sales and marketing	11,137,159	3,090,890	24,663,562	7,262,861
General and administrative	26,676,170	861,060	34,855,630	1,974,121
Depreciation and amortization	451,773	521,544	1,232,626	1,293,803
Total costs and expenses	46,958,735	6,506,095	79,469,627	16,715,362
Loss from operations	(31,317,294)	(3,189,450)	(42,746,695)	(8,160,969)
Interest income/(expense)	(723,561)	(399,905)	(1,558,985)	(603,643)
Fair value gains/(losses) in financial instruments carried at fair value	1,220,362	4,017,520	(22,369,638)	(1,009,374)
Other income/(expense) net	83,347	(82,377)	783,269	35,312
Total other income/(expense)	580,148	3,535,238	(23,145,354)	(1,577,705)
(Loss)/Income before income tax expense	(30,737,146)	345,788	(65,892,049)	(9,738,674)
Less: income tax (benefit)/expense	(126,732)	(48,719)	(93,382)	(46,711)
Net (loss)/income before non-controlling interest	(30,610,414)	394,507	(65,798,667)	(9,691,963)
Net loss attributable to non-controlling interest, net of tax	(40,795)	(82,922)	(108,004)	(162,091)
Net (loss)/income attributable to Roadzen Inc.	(30,569,619)	477,429	(65,690,663)	(9,529,872)
Net (loss)/income attributable to Roadzen Inc. ordinary shareholders	(30,569,619)	477,429	(65,690,663)	(9,529,872)
Basic and diluted	(0.45)	0.03	(1.82)	(0.58)
Weighted-average number of shares outstanding used to compute net loss per share attributable to Roadzen Inc. ordinary shareholders	68,440,829	16,501,984	36,144,311	16,501,984

The accompanying notes are an integral part of these consolidated financial statements.

Roadzen Inc.

Unaudited Condensed Consolidated Statements of Comprehensive Loss

(in $, except per share data and share count)

	For the three months ended December 31,		For the nine months ended December 31,
	2023	2022	2023	2022
Net (loss)/income	(30,569,619)	477,429	(65,690,663)	(9,529,872)
Other comprehensive income, net of tax:
Changes in foreign currency translation reserve	(191,457)	105,059	111,943	298
Less: changes in foreign currency translation reserve attributable to non-controlling interest	697	(16,734)	746	(11,068)
Other comprehensive income (loss) attributable to Roadzen Inc. ordinary shareholders	(192,154)	121,793	111,197	11,366
Total comprehensive loss attributable to Roadzen Inc. ordinary shareholders	(30,761,773)	599,222	(65,579,466)	(9,518,506)

The accompanying notes are an integral part of these consolidated financial statements.

Roadzen Inc.

Unaudited Consolidated Statement of Mezzanine equity and Shareholders’ deficit

(in $, except per share data and share count)

			Shareholders’ deficit
	Convertible preferred stock and additional paid in capital		Ordinary shares and additional paid in capital		Accumulated	Debenture Redemption	Stock based	Accumulated other comprehensive	Total shareholders’
	Shares	Amount	Shares	Amount	deficit	Reserve	compensation	loss	deficit
For Three Months Ended December 31, 2023:
Balance as of October 1, 2023	—	—	68,440,829	84,980,325	(86,524,231)	321,674	3,526,209	236,448	2,540,425
Adjustments:
Net profit attributable to ordinary shareholders	—	—	—	—	(30,569,619)	—	—	—	(30,569,619)
Other comprehensive income	—	—	—	—	—	—		(192,154)	(192,154)
Movement attributable to stock based Compensation Reserve	—	—	—	—	—	—	27,253,455	—	27,253,455
Impact of issuance/repayment of debenture	—	—	—	—	59,192	(59,192)	—	—	—
Balance as of December 31, 2023	—	—	68,440,829	84,980,325	(117,034,658)	262,482	30,779,664	44,294	(967,893)
For Three Months Ended December 31, 2022:
Balance as of October 1, 2022	1,067,562	32,717,915	606,425	303,213	(47,257,034)	192,488	—	(234,464)	(46,995,797)
Adjustments:
Retroactive application of Business Combination (Note 3)	27,982,842	—	15,895,559	—	—	—	—	—	—
Balance as of October 1, 2022	29,050,404	32,717,915	16,501,984	303,213	(47,257,034)	192,488	—	(234,464)	(46,995,797)
Issuance of convertible preferred stock on conversion of convertible notes	521,380	111,944	—	—	—	—	—	—	—
Net profit attributable to ordinary shareholders	—	—	—	—	477,429	—	—	—	477,429
Other comprehensive income	—	—	—	—	—	—	—	121,793	121,793
Impact of issuance/repayment of debenture	—	—	—	—	(198,368)	198,368	—	—	—
Balance as of December 31, 2022	29,571,784	32,829,859	16,501,984	303,213	(46,977,973)	390,856	—	(112,671)	(46,396,575)
For Nine months ended December 2023:
Balance as of April 1, 2023	1,465,100	48,274,279	606,425	303,213	(51,448,299)	366,786	—	(66,903)	(50,845,203)
Adjustments:
Retroactive application of Business Combination (Note 3)	38,403,073	—	15,895,559	—	—	—	—	—	—

Roadzen Inc.

Unaudited Consolidated Statement of Mezzanine equity and Shareholders’ deficit

(in $, except per share data and share count)

			Shareholders’ deficit
	Convertible preferred stock and additional paid in capital		Ordinary shares and additional paid in capital		Accumulated	Debenture Redemption	Stock based	Accumulated other comprehensive	Total shareholders’
	Shares	Amount	Shares	Amount	deficit	Reserve	compensation	loss	deficit
Balance as of April 1, 2023	39,868,173	48,274,279	16,501,984	303,213	(51,448,299)	366,786	—	(66,903)	(50,845,203)
Issuance of Series A1 stock during the period through rights issue	1,558,916	8,879,409	—	—	—	—	—	—	—
Issuance of Series A1 stock during the period through conversion of loan	467,446	2,662,590	—	—	—	—	—	—	—
Movement attributable to stock based Compensation Reserve	—	—	—	—	—	—	30,779,664	—	30,779,664
Net profit attributable to ordinary shareholders	—	—	—	—	(65,690,663)	—	—	—	(65,690,663)
Impact of issuance/repayment of debenture	—	—	—	—	104,304	(104,304)	—	—	—
Other comprehensive income	—	—	—	—	—	—	—	111,197	111,197
Conversion of redeemable convertible preferred stock into ordinary shares upon Business Combination	(41,894,535)	(59,816,278)	41,894,536	59,816,278	—	—	—	—	59,816,278
Issuance of ordinary shares upon Business Combination	—	—	10,044,309	24,860,834	—	—	—	—	24,860,834
Balance as of December 31, 2023	—	—	68,440,829	84,980,325	(117,034,658)	262,482	30,779,664	44,294	(967,893)
For Nine months ended December 2022:
Balance as of April 1, 2022	947,163	23,696,228	606,425	303,213	(37,057,245)	—	—	(124,036)	(36,878,068)
Adjustments:
Retroactive application of Business Combination (Note 3)	24,826,954	—	15,895,559	—	—	—	—	—	—
Balance as of April 1, 2022	25,774,117	23,696,228	16,501,984	303,213	(37,057,245)	—	—	(124,036)	(36,878,068)
Issuance of Series A1 stock during the period through conversion of loan	3,797,667	9,133,631	—	—	—	—	—	—	—
Impact of issuance/repayment of debenture	—	—	—	—	(390,856)	390,856	—	—	—
Net profit attributable to ordinary shareholders	—	—	—	—	(9,529,872)	—	—	—	(9,529,872)
Other comprehensive income	—	—	—	—	—	—	—	11,365	11,365
Balance as of December 31, 2022	29,571,784	32,829,859	16,501,984	303,213	(46,977,973)	390,856	—	(112,671)	(46,396,575)

The accompanying notes are an integral part of these consolidated financial statements.

Roadzen Inc.

Unaudited Condensed Consolidated Statements of Cash Flow

(in $)

	For the nine months ended December 31,
Particulars	2023	2022
Cash flows from operating activities
Net loss including non controlling interest	(65,798,667)	(9,691,963)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,232,626	1,293,803
Stock based compensation	30,779,664	—
Deferred income taxes	36,283	(42,729)
Unrealised foreign exchange loss/(profit)	628,435	8,417
Fair value losses in financial instruments carried at fair value	22,369,638	1,009,374
Gain on fair valuation of investments	(1,812)	—
Gain on sale of property and equipment	—	(495)
Expected credit loss (net of reversal)	208,264	—
Lease equalisation reserve	—	14,676
Balances written off/(back)	—	209
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Inventories	30,013	(29,079)
Income taxes, net	19,286	109,680
Accounts receivables, net	2,412,838	(170,992)
Prepayments and other assets	(24,935,177)	(1,290,384)
Accounts payable and accrued expenses and other current liabilities	19,656,629	1,730,544
Other liabilities	(1,219,411)	87,564
Net cash used in operating activities	(14,581,391)	(6,971,375)
Cash flows from investing activities
Purchase of property and equipment, intangible assets and goodwill	(423,575)	(326,972)
Proceeds from sale of property, plant and equipment	—	1,096
Acquisition of businesses	(5,749,202)	—
Investment in mutual funds	(500,000)	—
Net cash used in investing activities	(6,672,777)	(325,876)
Cash flows from financing activities
Proceeds from business combination	32,770	—
Proceeds from issue of preferred stock	6,079,409	—
Proceeds from long-term borrowings	2,806,638	4,357,544
Repayments of long-term borrowings	(1,025,884)	(685,659)
Net proceeds/(payments) from short-term borrowings	10,702,721	4,573,698
Net cash generated from financing activities	18,595,654	8,245,583
Effect of exchange rate changes on cash and cash equivalents	108,532	(109,747)
Net (decrease)/increase in cash and cash equivalents (including restricted cash)	(2,549,982)	838,585
Cash acquired in business combination	11,252,546	—
Cash and cash equivalents at the beginning of the period (including restricted cash)	1,131,830	1,086,418
Cash and cash equivalents at the end of the period (including restricted cash)	9,834,394	1,925,003
Reconciliation of cash and cash equivalents
Cash and cash equivalents	9,406,697	1,283,615
Restricted cash	427,697	641,388
Total cash and cash equivalents	9,834,394	1,925,003
Supplemental disclosure of cash flow information
Cash paid for interest, net of amounts capitalized	174,934	281,944
Cash paid for income taxes, net of refunds	—	22,115
Non-cash investing and financing activities
Convertible preferred stock issued on conversion of convertible notes	—	6,441,014
Consideration payable in connection with acquisitions	1,850,384	602,093
Interest accrued on borrowings	451,805	—

The accompanying notes are an integral part of these consolidated financial statements.

Roadzen Inc.

Notes to the unaudited condensed consolidated financial statements

(in USD)

1.
Reorganization and description of business

Roadzen Inc., a British Virgin Islands business company (the “Parent Company”, formerly known as Vahanna Tech Edge Acquisition I Corp; and sometimes referred to in this filing as “Vahanna”) has subsidiaries located in India, the United States and the United Kingdom. The Company is a leading Insurtech platform and provides solutions in relation to insurance products, including distribution, pre-inspection assistance, telematics, claims submission and administration, and roadside assistance. The consolidated financial statements include the accounts of Roadzen Inc. and its subsidiaries (collectively, “Roadzen” or the “Company”).

Merger agreement

On September 20, 2023 (the “Closing Date”), Vahanna, Roadzen, Inc., a Delaware corporation (“Roadzen (DE)”), and Vahanna Merger Sub Corp., a Delaware corporation and a direct, wholly owned subsidiary of Vahanna (“Merger Sub”), consummated the previously announced Business Combination (as defined below) pursuant to the Agreement and Plan of Merger, dated February 10, 2023, by and among Vahanna, Roadzen (DE) and Merger Sub (the “Initial Merger Agreement”), as amended by the First Amendment to the Agreement and Plan of Merger, dated June 29, 2023 (the “Merger Agreement Amendment;” the Initial Merger Agreement as amended by the Merger Agreement Amendment, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Roadzen (DE), with Roadzen (DE) surviving the merger as a wholly owned subsidiary of Vahanna (the “Merger,” and together with the other transactions contemplated by the Merger Agreement and the other agreements contemplated thereby, the “Business Combination”).

In connection with the Closing (as defined below), and pursuant to the terms of the Merger Agreement, equity interests in Vahanna and Roadzen (DE) were converted into ordinary shares of Parent Company, $0.0001 par value (“Ordinary Shares”) as follows: (i) each outstanding share of common stock of Roadzen (DE) including shares of common stock issued upon conversion of each outstanding share of Roadzen (DE)’s convertible preferred stock, was cancelled and converted into 27.21 Ordinary Shares, (ii) each restricted stock unit of Roadzen (DE) (“Roadzen (DE) RSU”) was assumed and converted into the right to receive 27.21 restricted stock units of the Parent Company (each, a “RDZN RSU”) and were assumed as Substitute Awards under the Roadzen Inc. 2023 Omnibus Incentive Plan, (iii) each equity security of Roadzen (DE) other than Roadzen (DE) common stock and Roadzen (DE) RSUs (each, a “Roadzen (DE) Additional Security”) was assumed and converted into the right to receive equity interests that may vest, settle, convert or be exercised into 27.21 Ordinary Shares, (iv) each share of common stock of Merger Sub issued and outstanding immediately prior to the Closing was cancelled, retired and ceased to exist, and (v) each ordinary share of Vahanna (each, a “Vahanna Ordinary Share”) issued and outstanding immediately prior to the Closing and not redeemed in connection with the Redemption (as defined below) remained outstanding and is now one Ordinary Share.

Further, in connection with the consummation of the Business Combination (the “Closing”), Vahanna changed its name to “Roadzen Inc.”. Beginning on September 22, 2023, the Company’s Ordinary Shares and warrants trade on The Nasdaq Global Market and Nasdaq Capital Market under the ticker symbol “RDZN” and “RDZNW” respectively.

The Company determined that Roadzen (DE) was the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification 805. The determination was primarily based on the following facts:

•
Roadzen (DE) stockholders having a controlling voting interest in the Company;
•
•
Roadzen (DE) existing management team serving as the initial management team of the Company and holding a majority of the initial board of directors of the Company;
•
Roadzen (DE) management continuing to hold executive management roles for the post-combination company and being responsible for the day-to-day operations; and
•
Roadzen (DE) operations comprising the ongoing operations of the Company.

Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Roadzen (DE) issuing stock for the net assets of Vahanna, accompanied by a recapitalization. The primary assets acquired from Vahanna related to cash amounts and a forward purchase agreement (“FPA”) that was assumed at fair value upon closing of the Business Combination. No goodwill or other intangible assets were recorded as a result of the Business Combination.

While Vahanna was the legal acquirer in the Business Combination, because Roadzen (DE) was deemed the accounting acquirer, the historical financial statements of Roadzen (DE) became the historical financial statements of the combined company upon the consummation of the Business Combination. As a result, the financial statements reflect (i) the historical operating results of Roadzen (DE) prior to the Business Combination; (ii) the combined results of Vahanna and Roadzen (DE) following the closing of the Business Combination; (iii) the assets and liabilities of Roadzen (DE) at their historical cost; and (iv) the Company’s equity structure for all periods presented.

In accordance with guidance applicable to these circumstances, the equity structure has been retroactively restated in all comparative periods up to the Closing Date, to reflect the number of Ordinary Shares issued to Roadzen (DE) common shareholders, Roadzen (DE) convertible preferred shareholders and holders of Vahanna ordinary shares not redeemed in connection with the Redemption. As such, the shares and corresponding capital amounts and earnings per share related to Roadzen (DE) convertible preferred stock, the common stock of Roadzen (DE) and Vahanna Ordinary Shares not redeemed in connection with the Redemption prior to the Business Combination have been retroactively restated as shares reflecting the exchange ratio established in the Business Combination.

2.
Summary of significant accounting policies
a)
Basis of presentation and consolidation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The accompanying consolidated financial statements reflect all adjustments that management considers necessary for a fair presentation of the results of operations for the periods presented.

The accompanying consolidated financial statements have been prepared on a consolidated basis and reflect the financial statements of the Parent Company and its subsidiaries. All intercompany balances and transactions have been eliminated. When the Company does not have a controlling interest in an investee but exerts significant influence over the investee, the Company applies the equity method of accounting.

b)
Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions, which affect the reported amounts in the financial statements and accompanying notes. Estimates are based on historical experience, where applicable, and other assumptions which management believes are reasonable under the circumstances. On an ongoing basis, the Company evaluates its estimates and underlying assumptions, including those related to the allowance for accounts receivables, fair values of financial instruments, measurement of defined benefit obligations, impairment of non-financial assets, useful lives of property, plant and equipment and intangible assets, income taxes, certain deferred tax assets and tax liabilities, and other contingent liabilities. Although these estimates are inherently subject to judgment and actual results could differ from those estimates, management believes that the estimates used in the preparation of the consolidated financial statements are reasonable.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

c)
Revenue

Revenues consist primarily of revenue from:

•
insurance policy distribution in the form of commissions, brokerage, underwriting and other fees; and
•
insurance support services comprised of pre-inspection and risk assessment, roadside assistance, extended warranty, and claim processing using the Company’s IaaS platform.

The Company recognizes revenue at the time of transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Revenues cannot be recognized until the performance obligation(s) are satisfied and control is transferred to the customer.

Income from distribution of insurance policies

Insurance policy distribution and brokerage income:

The Company enters into contracts with insurance companies for the purpose of distributing insurance products to end consumers. The Company’s performance obligation under these contracts is to sell insurance policies to earn commissions, brokerage and other fees. Revenue from distribution services is recognized at a point in time when the related services are rendered as per the terms of the agreement with customers. Revenue is disclosed net of the Goods and Service tax charged on such services.

Distribution fee from underwriting and pricing:

The Company enters into contracts with insurance companies for the purpose of underwriting insurance products for the automotive segment including its pricing on behalf of insurers. The risk of underwriting the insurance contract is covered by the insurer and thus the Company is considered as an agent for the purpose of recognizing revenue. The Company’s performance obligation under these contracts is to underwrite and price the policies. The Company generates underwriting fees termed as Managing General Agent fees (MGA fees) on provision of those services. The underwriting fees are determined as a percentage of net insurance premiums payable to the insurer (net of all commissions, royalties, and administration fees). Revenue from underwriting and pricing is recognized upfront based on the point in time i.e., at the time the policy is issued to the customer.

IaaS platform enabled services:

Roadside assistance and extended warranty income:

The Company enters into contracts with insurance companies and other subscribers in order to provide roadside assistance services and extended warranty services to their policyholders/subscribers. The Company’s performance obligation under these contracts is to provide roadside assistance and extended warranty services as a stand ready obligation. The Company is the primary obligor in these transactions and has latitude in establishing prices and selecting and contracting with suppliers, and is accordingly considered as principal for the purpose of recognizing gross revenue. Revenue from roadside assistance and extended warranty services is recorded over the tenure of contract which is usually one year.

Inspection income:

The Company enters into contracts with insurance companies to inspect vehicles for accident claims made by their policyholders. The Company’s performance obligation under these contracts is to inspect and assist in assessing claims for and on behalf of the customers, i.e. the insurance companies. The Company engages with multiple vendors to provide these services in different geographies. The Company is the primary obligor in the transaction and has latitude in establishing prices, and selecting and contracting with suppliers, and is accordingly considered as principal for the purpose of recognizing revenue. Revenue from inspection and risk assessment is recorded when the inspections are conducted.

Administration fee from insurance support and service plan administration:

The Company enters into contracts with insurance companies to provide insurance support services which includes premium collection, policy administration, claims handling and processing, customer service, updating customer files, etc., to provide better customer experience for the policyholders/subscribers. Revenue is recognized over time as the performance obligations are satisfied through effort expended to research, investigate, evaluate, document and process claims, and control of these services are transferred to customers/insurance companies. The Company’s obligation to manage and process the claims under insurance support services can range from one to seven years. The Company receives administration fees from its customers at inception of the contract prior to completion of transferring the services to the customer.

The Company’s performance obligation under these contracts is to provide the above services as a stand ready obligation. The obligation to provide insurance services lies with the insurer and the Company has no interest other than receiving the commission/management fee retained. The Company provides the above services on behalf of the insurance companies and is accordingly considered as an agent for the purpose of recognizing revenue.

The Company enters into contracts with Original Equipment Manufacturers (“OEMs”) primarily to administer the service plans/extended warranty schemes launched by OEMs. The Company’s performance obligation under these contracts is to administer these programs. The Company acts on behalf of the OEMs and is accordingly considered as an agent for the purpose of recognizing revenue, as the primary obligation to fulfill the service/extended warranty schemes belongs to the OEMs. The administration fees received from the provision of service plan administration is recorded ratably over the tenure of contract which usually ranges from one to seven years.

Contract assets and liabilities

A contract asset (unbilled revenue) is the right to receive consideration in exchange for goods or services transferred to the customer. If the Company performs by transferring goods or services to a customer before the customer pays consideration or before payment is due, a contract asset is recognized for the earned consideration that is conditional.

Contract liabilities consist of amounts paid by the Company’s customers for which the associated performance obligations have not been satisfied and revenue has not been recognized based on the Company’s revenue recognition criteria described above.

Contract liabilities are classified as current in the consolidated balance sheet when the revenue recognition associated with the related customer payments and invoicing is expected to occur within one year of the balance sheet date and as long-term when the revenue recognition associated with the related customer payments and invoicing is expected to occur in more than one year from the balance sheet date.

d)
Cost of services

The cost of services for the Company’s distribution business includes commissions paid to channel partners, employee related expenses and other direct expenses related to facilities.

For our IaaS platform-based services cost of revenue primarily consists of direct costs incurred for delivering the services to customers and the cost of onsite engineering support for roadside assistance, employee related expenses, risk assessment expenses and other direct expenses. Amounts incurred towards vendors/suppliers for inspections and roadside assistance also form part of direct cost.

Cost of services are recognized as they are incurred.

e)
Cash and cash equivalents

Cash and cash equivalents primarily represent cash balances in current bank accounts. The Company considers all short-term deposits with an original maturity of three months or less, when purchased, to be cash equivalents.

f)
Restricted cash and cash equivalents

Restricted cash and cash equivalents are pledged as security for contractual arrangements. Restricted cash and cash equivalents are classified as current and noncurrent assets based on the term of the remaining restriction. The reconciliation of cash and cash equivalents and restricted cash and cash equivalents to the consolidated balance sheets amounts are as follows:

	December 31, 2023	March 31, 2023
Cash and cash equivalents	$9,406,697	$589,340
Restricted cash and cash equivalents—current	—	—
Restricted cash and cash equivalents—non-current	427,697	542,490

g)
Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk are reflected principally in cash and cash equivalents, investment in equity securities and accounts receivable. The Company places its cash and cash equivalents and funds with banks that have high credit ratings, limits the amount of credit exposure with any one bank and conducts ongoing evaluations of the creditworthiness of the corporations and banks with which it does business. The Company holds cash and cash equivalent concentrations in financial institutions around the world in excess of federally insured limits. The Company has not experienced any losses to date related to these concentrations.

h)
Accounts receivable, net

Accounts receivables are recorded at invoice value, net of allowance for doubtful accounts. On a periodic basis, management evaluates its accounts receivable and determines whether to provide an allowance or if any accounts should be written off based on a past history of write-offs, collections, and current credit conditions. A receivable is considered past due if the Company has not received payments based on agreed-upon terms.

i)
Property and equipment

Property and equipment represents the costs of furniture and fixtures, office and computer equipment, and leasehold improvements. Property and equipment cost also includes any costs necessarily incurred to bring assets to the condition and location necessary for its intended use. Property and equipment are stated at cost, less accumulated depreciation and impairment losses. Depreciation is calculated using declining balance method over the assets’ estimated useful lives as follows:

Assets	Useful lives
Office and electrical equipment	3-5 years
Computers	3 years
Furniture and fixtures	10 years

Leasehold improvements related to office facilities are depreciated over the shorter of the lease term or the estimated useful life of the improvement.

The Company reviews the remaining estimated useful lives of its property and equipment on an ongoing basis. Management is required to use judgment in determining the estimated useful lives of such assets. Changes in circumstances such as technological advances, changes to the Company’s business model, changes in the Company’s business strategy, or changes in the planned use of property and equipment could result in the actual useful lives differing from the Company’s current estimates. In cases where the Company determines that the estimated useful life of property and equipment should be shortened or extended, the Company would apply the new estimated useful life prospectively.

The Company reviews property and equipment for impairment when events or circumstances indicate the carrying amount may not be recoverable.

Costs of maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred. Upon retirement or sale, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operating expenses.

j)
Intangible assets, net (including intangibles under development)

The Company capitalizes costs incurred on its internal-use software during the application development stage as intangibles under development. Costs related to preliminary project activities and post implementation activities are expensed as incurred. Once the developed software is available for intended use, capitalization ceases, and the Company estimates the useful life of the asset and begins amortization.

Internal-use software is amortized on a straight-line basis over its estimated useful life, which is generally three years and up to eleven.

The Company evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

k)
Leases

The Company accounts for leases in accordance with Accounting Standards Codification (“ASC”) 842, “Leases” (“ASC 842”). The Company elected the “package of practical expedients,” which permits us not to reassess under ASC 842 our prior conclusions about lease identification, lease classification and initial direct costs. The Company made a policy election not to separate non-lease components from lease components, therefore, the Company accounts for lease and non-lease components as a single lease component. The Company also elected the short-term lease recognition exemption for all leases that qualify.

The Company determines if a contract contains a lease at inception of the arrangement based on whether the Company has the right to obtain substantially all of the economic benefits from the use of an identified asset and whether it has the right to direct the use of an identified asset in exchange for consideration, which relates to an asset which the Company does not own. ROURight of use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. ROU assets are recognized as the lease liability, adjusted for lease incentives received. Lease liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate (“IBR”), because the interest rate implicit in most of its leases is not readily determinable. The IBR is a hypothetical rate based on our understanding of what the Company’s credit rating would be to borrow and resulting interest it would pay to borrow an amount equal to the lease payments in a similar economic environment over the lease term on a collateralized basis. Lease payments may be fixed or variable; however, only fixed payments or in-substance fixed payments are included in the Company’s lease liability calculation. Variable lease payments may include costs such as common area maintenance, utilities, real estate taxes or other costs. Variable lease payments are recognized in operating expenses in the period in which the obligation for those payments are incurred.

Operating leases are included in operating lease ROU assets, short-term operating lease liabilities, current and long-term operating lease liabilities, non-current on the Company’s consolidated balance sheets. Finance leases are included in property and equipment, net, accrued and other current liabilities, and other long-term liabilities on the Company’s consolidated balance sheets. For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term. For finance leases, lease expense is recognized as depreciation and interest; depreciation on a straight-line basis over the lease term and interest using the effective interest method.

l)
Fair value measurements and financial instruments

The Company holds financial instruments that are measured and disclosed at fair value. Fair value is determined in accordance with a fair value hierarchy that prioritizes the inputs and assumptions used, and the valuation techniques used to measure fair value. The three levels of the fair value hierarchy are described as follows:

Level 1 inputs:	Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

Level 2 inputs:	Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 inputs:

Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels. The Company establishes the fair value of its assets and liabilities using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and established a fair value hierarchy based on the inputs used to measure fair value. The recorded amounts of certain financial instruments, including cash and cash equivalents, restricted cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses and other liabilities approximate fair value due to their relatively short maturities.

m)
Business combination

The Company accounts for an acquisition as a business combination if the assets acquired and liabilities assumed in the transaction constitute a business in accordance with Accounting Standard Codification (“ASC”) Topic 805 “Business Combinations.” Such acquisitions are accounted using the acquisition method i.e., by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed, and any non-controlling interest in the acquired business, measured at their acquisition date fair values. Where the set of assets acquired and liabilities assumed do not constitute a business, it is accounted for as an asset acquisition where the individual assets and liabilities are recorded at their respective relative fair values corresponding to the consideration transferred.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in business acquisitions accounted for using the acquisition method of accounting and is not amortized. Goodwill is measured and tested for impairment on an annual basis in accordance with ASC 350, Intangibles - Goodwill and Other, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Such events and changes may include: significant changes in performance related to expected operating results, significant changes in asset use, significant negative industry or economic trends, and changes in our business strategy.

The Company’s test for goodwill impairment starts with a qualitative assessment to determine whether it is necessary to perform the quantitative goodwill impairment test. If qualitative factors indicate that the fair value of the reporting unit is more likely than not less than its carrying amount, then a quantitative goodwill impairment test is performed. For the purposes of impairment testing, the

Company determined that it has only one reporting unit. The Company completed the annual impairment test and recognized goodwill impairment charges in the years ended March 31, 2023.

n)
Foreign currency

The Company’s consolidated financial statements are reported in U.S. Dollars (“USD”), the Parent Company’s functional currency. The functional currency for the Company’s subsidiaries in India, is the Indian Rupee (“INR”), the functional currency of the Company’s subsidiary in the United Kingdom is the British Pound Sterling (“GBP”). The translation of the functional currency of the Company’s subsidiaries into USD is performed for balance sheet accounts using the exchange rates in effect as of the balance sheet date and for revenues and expense accounts using an average exchange rate prevailing during the respective period. The gains or losses resulting from such translation are reported as currency translation adjustments (“CTA”) under other comprehensive income/loss, or under accumulated other comprehensive income/loss as a separate component of equity.

Monetary assets and liabilities of the Company and its subsidiaries that are denominated in currencies other than the subsidiary’s functional currency are translated into their respective functional currency at the rates of exchange prevailing on the balance sheet date. Transactions of the Company and its subsidiaries that are denominated in currencies other than the subsidiary’s functional currency are translated into the respective functional currencies at the average exchange rate prevailing during the period of the transaction. The gains or losses resulting from foreign currency transactions are included in the consolidated statements of operations.

o)
Employee benefit plans

Contributions to defined contribution plans are charged to consolidated statements of operations in the period in which services are rendered by the covered employees. Current service costs for defined benefit plans are accrued in the period to which they relate. The liability from defined benefit plans is calculated annually by the Company using the projected unit credit method. Prior service cost, if any, resulting from an amendment to a plan is recognized and amortized over the remaining period of service of the covered employees.

The Company records annual amounts relating to its defined benefit plans based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, future compensation increases and attrition rates. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The effect of modifications to those assumptions is recorded in its entirety immediately. The Company believes that the assumptions utilized in recording its obligations under its plans are reasonable based on its experience and market conditions.

p)
Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the first-in, first-out method (FIFO) for all inventories.

q)
Income taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements. In estimating future tax consequences, generally all expected future events other than enactments or changes in the tax law or rates are considered.

The Company accounts for uncertainty in tax positions recognized in the consolidated financial statements by recognizing a tax benefit from an uncertain tax position when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized.

Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases and for all operating loss and tax credit carryforwards, if any. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax laws or rates is recognized in the consolidated statement of income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Future realization of deferred tax assets ultimately depends on the existence of sufficient taxable income of the appropriate character within the carryback or carryforward periods available under the applicable tax law.

The Company regularly reviews the deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies. The Company’s judgment regarding future profitability may change due to many factors, including future market conditions and the ability to successfully execute the business plans and/or tax planning strategies. Should there be a change in the ability to recover deferred tax assets, the Company’s income tax provision would increase or decrease in the period in which the assessment is changed.

r)
Income/loss per share attributable to common shareholders

The Company computes net income (loss) per share using the two-class method required for participating securities. The two-class method requires income available to holders of Ordinary Share for the period to be allocated between Ordinary Shares and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. For the reclassified periods prior to the Business Combination, the Roadzen (DE) convertible preferred stock is a participating security because holders of such shares have dividend rights in the event that a cash dividend was declared on the common stock of Roadzen (DE) at an amount equal to dividend paid on each share of Roadzen (DE) common stock. The convertible notes of Roadzen (DE) prior to the Business Combination and of the Company at and subsequent to the Business Combination are not considered participating securities. The holders of the convertible preferred stock in Roadzen (DE) prior to the Business Combination would have been would be entitled to dividends in preference to shareholders of Roadzen (DE) common stock, at specified rates, if declared. Then any remaining earnings would be distributed to the holders of Roadzen (DE) common stock and convertible preferred stock on a pro-rata basis assuming conversion of all convertible preferred stock into common stock of Roadzen (DE).

Basic net income/(loss) per share is calculated by dividing the net income/(loss) attributable to Ordinary Shares or, pre-Business Combination, common stock of Roadzen (DE) by the weighted-average number of Ordinary Shares or, pre-Business Combination, common stock of Roadzen (DE), outstanding during the period, without consideration of potentially dilutive securities. Diluted net income/(loss) per share is computed by dividing the net income/(loss) attributable to Ordinary Shares or, pre-Business Combination, common stock of Roadzen (DE), by the weighted-average number of Ordinary Shares or, pre-Business Combination, common stock of Roadzen (DE), and potentially dilutive securities that could have been outstanding for the period.

s)
Investments

Equity securities

Equity investments with a readily determinable fair value, other than equity method investments, are measured at fair value with changes in fair value recognized in the consolidated statements of operations. Equity investments without a readily determinable fair value, are measured at cost, less any impairment.

t)
Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Recoveries of environmental remediation costs from third parties that are probable of realization are separately recorded as assets and are not offset against the related environmental liability.

u)
Expenses

Set forth below is a brief description of the components of the Company’s expenses:

i.
Sales, marketing and business development expense

This function includes expenses incurred directly or indirectly for selling and marketing a product or service and costs spent on/by personnel employed under the sales or marketing departments and share based compensation expenses. These expenses also include marketing efforts made by the Company to expand its market reach for distributing insurance policies. The expenses include advertisements through different mediums to reach end customers of insurance policies to enhance awareness and educate end customers.

ii.
General and administrative expenses

General and administrative expenses include personnel costs for corporate, finance, legal and other support staff, including bonus and share based compensation expenses, professional fees, allowance for doubtful accounts and other corporate expenses.

iii.
Research and development expense

Research and development expense consists of personnel costs incurred by the technology development team, subscription costs and other costs associated with ongoing improvements to and maintenance of internally developed software, share based compensation expenses and allocation of certain corporate costs.

Recently issued accounting pronouncements and not yet adopted

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, the Company will not be subject to the same implementation timeline for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of the Company’s financial statements to those of other public companies more difficult.

i.
In August 2020, the FASB issued ASU No. 2020-06, “Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity,” which signifies the accounting for certain financial instruments with characteristics of liability and equity, including convertible instruments and contracts on an entity’s own equity. The standard reduces the number of models used to account for convertible instruments, removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, and requires the if-converted method for calculation of diluted earnings per share for all convertible instruments. The ASU is effective for the Company for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2023. Early adoption is permitted but no earlier than fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements.
ii.
In October 2021, the FASB issued ASU No. 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (Topic 805). This ASU requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities (deferred revenue) from acquired contracts using the revenue recognition guidance in Topic 606. At the acquisition date, the acquirer applies the revenue model as if it had originated the acquired contracts. The ASU is effective for annual periods beginning after December 15, 2022, including interim periods within those fiscal years. Adoption of the ASU should be applied prospectively. Early adoption is also permitted, including adoption in an interim period. If early adopted, the amendments are applied retrospectively to all business combinations for which the acquisition date occurred during the fiscal year of adoption. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements.
v)
Recent Accounting Pronouncements - Accounting Standards Adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets by requiring an allowance to be recorded as an offset to the amortized cost of such assets. The standard primarily impacts the amortized cost of the Company’s available-for-sale debt securities. The Company adopted this standard, which did not result in a material impact on its consolidated financial statements.

3.
Recapitalization

As discussed in Note 1, “Reorganization and Description of Business”, following the Closing of Business Combination, Roadzen (DE) was deemed the accounting acquirer of the Parent Company and the transition was accounted for as a reverse recapitalization.

Transaction Proceeds

Upon the Closing, the Company received gross proceeds of $32,770. The following table reconciles the elements of the Business Combination to the condensed consolidated statements of cash flows and the condensed consolidated statement of changes in redeemable convertible preferred stock and shareholders’ equity (deficit) for the period ended December 31, 2023:

Cash-trust and cash, net of redemptions	32,770
Less: transaction costs and advisory fees, paid	—
Net proceeds from the Business Combination	32,770
Add: other current assets (including FPA)	46,257,695
Less: transaction costs and advisory fees, accrued	(17,697,924)
Less: promissory note	(3,731,708)
Reverse recapitalization, net	24,860,833

The number of Ordinary Shares issued immediately following the consummation of the Business Combination were:

Vahanna Class A common stock, outstanding prior to the Business Combination	25,012,500
Less: redemption of Vahanna Class A common stock	(15,670,446)
Class A common stock of Vahanna	9,342,054
Roadzen (DE) Common stock	58,396,520
Shares issued to FPA	702,255
Ordinary shares immediately after the Business Combination	68,440,829
Unvested Restricted Stock Units	9,903,480

The number of Roadzen (DE) shares was determined as follows:

	Roadzen (DE) Common stock	Ordinary Shares issued to shareholders of Roadzen (DE)
Common stock	606,425	16,501,984
Convertible preferred stock	1,539,566	41,894,536
	2,145,991	58,396,520

Public and private placement warrants

In connection with Vahanna’s initial public offering in 2021, 10,004,994 public warrants were issued (the “Public Warrants”) and 9,152,087 warrants were issued in a private placement (the “Private Placement Warrants”; and the Private Placement Warrants together with the Public Warrants, collectively the “Warrants”) all of which warrants remained outstanding and became warrants for the Ordinary Shares in the Company.

Redemption

Prior to the closing of the Business Combination, certain Vahanna public shareholders exercised their right to redeem certain of their outstanding shares for cash, resulting in the redemption of 15,670,446 shares of Vahanna Class A ordinary shares for an aggregate payment of $168,466,546 (the “Redemption”).

4.
Cash, cash equivalents and restricted cash

	As of December 31, 2023	As of March 31, 2023
Balances with banks
In current accounts	9,402,795	588,347
Cash in hand	3,902	993
	9,406,697	589,340
Restricted cash and cash equivalents (non - current)	427,697	542,490

5.
Accounts receivables, net

	As of December 31, 2023	As of March 31, 2023
Accounts receivable	7,405,068	1,549,711
Less: allowance for credit losses	(262,444)	(13,726)
Accounts receivable, net	7,142,624	1,535,985

The following table provides details of the Company’s allowance for credit accounts:

Balance, beginning of period	13,726	14,884
Additions charged	232,866	—
Existing allowance in acquired entities	49,810	—
Reversal of existing allowance	(19,759)	—
Bad debts written off	—	—
Effect of exchange rate changes	(14,199)	(1,158)
Balance, end of period	262,444	13,726

6.
Prepayments and other current assets

	As of December 31, 2023	As of March 31, 2023
Balance with statutory authorities	1,239,594	1,189,787
Unbilled revenue	2,134,765	868,382
Advances given (net of doubtful advances of $229,229 as of December 31, 2023 and $225,495 as of March 31, 2023)	3,246,326	922,380
Other receivables	2,918,159	126,928
Prepayments	1,771,555	22,091
Forward purchase agreement	24,462,103	—
Deposits	74,953	52,368
	35,847,455	3,181,936

i) Advances given include:

a)
$2,733,380 and $826,057 of advances to suppliers as of December 31, 2023 and March 31, 2023, respectively. Advances to suppliers include related party balance of $76,507 and $0 as of December 31, 2023 and March 31, 2023 respectively.
b)
$144,252 and $55,753 of advances to employees as of December 31, 2023 and March 31, 2023, respectively. Advances to employees include related party balances of $9,798 and $28,516 as of December 31, 2023 and as of March 31, 2023.
c)
$344,914 and $0 of loans and advances to related parties as of December 31, 2023 and March 31, 2023, respectively.

ii) Forward purchase agreement

On August 25 2023, Vahanna entered into an agreement with (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”), and (iii) Meteora Strategic Capital, LLC (“MSC” and, collectively with MCP and

MSTO, “Seller”) (the “Forward Purchase Agreement” or “FPA”) for OTC Equity Prepaid Forward Transactions. Vahanna is referred to as the “Counterparty” prior to the consummation of the Business Combination, while the Parent Company is referred to as the “Counterparty” after the consummation of the Business Combination.

The Forward Purchase Agreement represents the recognition of the cash payments to the Seller of $46.1 million (including prepayment of $46 million and the reimbursable transaction cost of $0.1 million) and the Forward Purchase Agreement with regard to 4,297,745 shares (recycled shares) and 702,255 shares (FPA subscription shares). The fair value of the Forward Purchase Agreement is comprised of the Prepayment Amount ($46.1 million) and is reduced by the economics of the downside provided to the Sellers ($23.5 million) and the estimated consideration payment at the Cash Settlement Payment Date ($22.6 million). The Forward Purchase Agreement will be remeasured at fair value with changes in earnings in the future periods. Forward Purchase Agreements are treated as a Financial Instrument and revalued at each reporting date with the corresponding earnings (loss) reflected in the consolidated statements of operations as a change in fair value of Forward Purchase Agreement.

During the three months ended December 31, 2023, an amount of $2,290,633 was received from the Seller and accordingly the value of Forward Purchase Agreement was adjusted. Further, on account of fair valuation of the Forward Purchase Asset as of December 31, 2023, a gain of $4,152,541 was recorded.

Assumptions used in calculating estimated fair value of Forward Purchase Agreement as of December 31, 2023 is as follows:

Volatility	62.80%
Risk-free rate	3.88%
Dividend yield	0.00%
Strike price	10.77
Remaining term (years)	1.25 years

7.
Non-marketable securities
a)
Moonshot - Internet SAS (“Moonshot”)

Roadzen (DE) has invested $2,410,000 representing a 6.68% equity stake in Moonshot - Internet SAS, a simplified Joint Stock Company existing under the laws of France, which is a subsidiary of Société Générale. Moonshot is an Insurtech company, registered as an insurance broker, which specializes in usage-based insurance products and services dedicated to E-Commerce. Roadzen (DE) has a representative on the board of directors of Moonshot, however, the investment of 6.68% does not give Roadzen (DE) the ability to significantly influence the operating and financial policies of Moonshot, since majority ownership of Moonshot is concentrated with a single shareholder. Therefore, Roadzen (DE) uses the measurement alternative for equity investments without readily determinable fair values for its investment in Moonshot. The Company carries this investment at cost, less impairment.

b)
Daokang (Beijing) Data Science Company Ltd. (“Daokang”)

Roadzen (DE) entered into a joint venture contract with WI Harper VIII LLP and Shangrao Langtai Daokang Information Technology Co. Ltd. and invested an amount of $2,500,030 (representing a 34.5% of equity interest) of Daokang. Despite its significant equity interest in Daokang, Roadzen (DE) has attempted but has not been able to obtain adequate financial information as per U.S. GAAP to apply equity method. Roadzen (DE), therefore, was unable to exercise significant influence over the operating and financial policies of Daokang. Accordingly, Roadzen (DE) used the measurement alternative for equity investments without readily determinable fair values for its investment in Daokang. The Company carries this investment at cost, less impairment.

The Company evaluates its non-marketable equity securities for impairment in each reporting period based on a qualitative assessment that considers various potential impairment indicators. This evaluation consists of several factors including, but not limited to, an assessment of significant adverse change in the economic environment, significant adverse changes in the general market condition of the geographies and industries in which our investees operate, and other available financial information as per the local reporting requirements applicable to the relevant jurisdictions that affects the value of our non-marketable equity securities. Based on such assessment, the Company has concluded that there is no impairment in carrying value of its non-marketable securities.

8.
Property and equipment, net

The components of property and equipment, net were as follows:

	As of December 31, 2023	As of March 31, 2023
Computers	648,120	370,516
Office equipment	440,230	153,432
Furniture & fixtures	198,364	69,338
Electrical equipment	30,983	6,312
Leasehold improvements	31,772	21,381
Total	1,349,469	620,979
Less: accumulated depreciation	(824,985)	(388,486)
Property and equipment, net	524,484	232,493

The Company capitalized $728,490 (net of disposal and CTA impact of $0 and $(1,478), respectively) and $59,568 (net of disposal and CTA impact of $137,230 and $43,496, respectively) for the periods ended December 31, 2023 and as of March 31, 2023, respectively out of which $396,123 is related to acquisitions of FA Premium Insurance Broking Pvt. Ltd., Global Insurance Management Limited and National Automobile Club. The Company capitalized $20,463 and $115,383 towards computers for the periods ended December 31, 2023 and March 31, 2023, respectively. Depreciation expense relating to property and equipment amounted to $171,268 and $145,614 for the periods ended December 31, 2023 and for March 31, 2023 respectively out of which $45,392 and $97,996 relate to computer for the periods ended December 31, 2023 and March 31, 2023, respectively.

9.
Intangible assets, net

	As of December 31, 2023	As of March 31, 2023
Software for internal use	9,407,431	7,292,101
Customer contracts - (refer note 19)	2,728,118	682,399
Distribution network - (refer note 19)	802,730	—
Intangible assets under development	344,577	196,174
Intellectual property	110,799	112,176
Trademark	54	55
Total	13,393,709	8,282,905
Less: accumulated depreciation and amortization	(8,654,379)	(5,569,048)
Less: impairment loss	(241,694)	(244,699)
Intangible assets, net	4,497,636	2,469,158

In the coming years, the Company has decided to shift its focus more on insurance distribution services rather than engaging into insurance support services. Due to the change in the business strategy, it was more likely than not that the carrying value of the distribution entities exceeded its fair value. As a result, the Company performed an impairment assessment by comparing the fair value of the affected entities (FA Events and Media Private Limited, Peoplebay Consultancy Services Private Limited, Kintsugi Innovation Labs Private Limited) to its carrying value. Fair value was determined by using DCF (discounted cashflow method) which is a level 3 measurement. The carrying value of the affected entities exceeded its fair value and as a result, an impairment charge of $254,614 (including CTA impact of $9,915) was recorded in consolidated statements of operations under the head “Impairment of goodwill and intangibles with definite life” for the year ended March 31, 2023.

The Company performed qualitative assessement for other intangible assets and indicated that it was more likely than not that the fair value of the acquired entities exceeded its carrying value, therefore, did not result in an impairment.

The estimated amortization schedule for the Company’s intangible assets for future periods is set out below:

For Period Ended December 31:	Amount
2024	1,546,500
2025	1,268,848
2026	952,276
2027	385,435

10.
Other long-term assets

	As of December 31, 2023	As of March 31, 2023
Deposits	21,993	25,890
Advances	140,055	—
Interest accrued	13,591	9,249
Deferred tax assets (refer note 25)	160,309	82,345
	335,948	117,484

11.
Accounts payable and accrued expenses

	As of December 31, 2023	As of March 31, 2023
Accounts payable	24,313,674	2,008,731
Accrued expenses	5,240,132	3,575,445
Amounts due to employees	1,029,049	656,890
	30,582,855	6,241,066

1)
As the accounting acquirer, Roadzen (DE) is deemed to have assumed certain accounts payables obtained in connection with the Business Combination amounting to $17,630,434 due to transaction costs in consummating the Business Combination.
2)
Amount due to employees consists of reimbursements and salaries payable. The total includes related parties balance of $91,879 and $45,162 as of December 31, 2023 and as of March 31, 2023, respectively.
12.
Other current liabilities

Other current liabilities consist of the following:

	As of December 31, 2023	As of March 31, 2023
Statutory liabilities	1,499,260	1,417,751
Deferred revenue	1,423,827	108,442
Advances from customers	188,383	52,227
Provision for income tax	83,079	83,054
Retirement benefits	3,008	3,008
Other payables	5,539,707	839,411
	8,737,264	2,503,893

Other Payables includes the following:

a. Consideration payable on the acquisitions of FA Premium Insurance Broking Private Limited, National Automobile Club, Peoplebay Consultancy Services Private Limited and FA Events and Media Private Limited amounting to $1,850,384 for the period ended December 31, 2023 and consideration payable on the acquisitions of Peoplebay Consultancy Services Private Limited and FA Events and Media Private Limited amounting to $243,036 for the year ended March 31, 2023.

b. Fair valuation of warrants issued or to be issued to lenders as a part of a senior secured note agreement entered into between Roadzen (DE) and Mizuho Securities USA LLC (“Mizuho”) as administrative agent amounting to $2,932,180. Each warrant will grant the holder the right to purchase one Ordinary Share of the Company at an exercise price of $0.001 with a cashless settlement option where the difference between the exercise price and the market price would be paid to the warrant holder in the form of Ordinary Shares. Since the Company has Warrants traded under the symbol RDZNW, market price method was used to compute the fair market value on the reporting date. As per the agreement entered into, if the principal and interest payments are not made as per the repayment schedule, the Company is obliged to issue warrants in the following sequence:

Milestone (days past due)	Warrants Shares based on fully diluted Ordinary Shares of the Company as of the issuance date
180 days	1.00%
210 days	1.17%
240 days	1.33%
270 days	1.50%
300 days	1.67%
330 days	1.83%
360 days	2.50%

A comparison of the assumptions used in calculating estimated fair value of warrants due as of December 31, 2023 is as follows:

Closing price	$5.09
Risk Free rate	3.87%
Dividend Yield	—%
Volatility	41.55%
Expected Life of the option	5 years

13.
Borrowings
A.
Long-term borrowings consist of the following:

	As of December 31, 2023	As of March 31, 2023
Secured debentures (note a)	2,260,838	3,198,569
Loans from banks (note b)	337,561	307,228
Convertible debenture (note c)	403,167	—
Less: current portion of long-term borrowings	(2,393,383)	(2,852,528)
	608,183	653,269

a.
Secured debentures:

Particulars	Interest rate	Maturity date	Amount outstanding
Secured debentures	19.50%	31-May-24	597,282
	19.50%	31-Jul-24	337,951
	19.25%	31-May-24	424,509
	20.00%	31-Jan-24	901,096
			2,260,838

The debentures are secured by a subordinated lien on intellectual property, current assets and movable property and equipment of certain material foreign subsidiaries.

b.
Loans from banks:

Particulars	Interest rate	Maturity date	Amount outstanding
Long-term borrowings from banks
	16.00%	5-Mar-24	2,321
	16.50%	5-Mar-24	2,906
	15.50%	6-Sep-25	19,179
	18.00%	5-Sep-25	19,438
	16.00%	9-Apr-24	10,005
	18.50%	2-Nov-25	16,095
	19.50%	2-Oct-25	12,288
	15.50%	6-Sep-25	19,179
	14.75%	5-Jun-24	7,627
	17.00%	5-Oct-24	13,637
	15.85%	4-May-26	44,373
	8.75%	10-Aug-30	115,619
	15.75%	5-Aug-26	54,894
			337,561

As of December 31, 2023, the aggregate maturities of long-term borrowings (excluding convertible notes) are as follows:

Period ending March 31, 2024	2,298,943
Period ending March 31, 2025	117,270
Period ending March 31, 2026 and onwards	585,353
3,001,566

c.
Convertible debenture

During the quarter ended December 31, 2023, the Company issued a $0.4 million junior unsecured convertible debentures which has maturity date of December 15, 2025. The instrument bears an interest of 13% per annum. Further, the holder of the debenture has the right to convert all or a portion of the unpaid principal amount, together with accrued interest, into fully paid Ordinary Shares at an agreed conversion price of $10.00 per Ordinary Share (subject to adjustments under certain circumstances). The debenture provides the Company with the right to pay interest, at the option of the Company, in cash or in kind.

B.
Short-term borrowings

	As of December 31, 2023	As of March 31, 2023
Loans from banks (note a)	1,901,497	84,587
Loans from related parties	299,031	485,747
Loans from others (note b)	12,965,327	4,305,467
	15,165,855	4,875,801

a)
Loans from banks and others

Particulars	Weighted average borrowing rate
Short-term borrowings from banks and others	12.73%

b)
Loans from others
1.
During the quarter ended June 30, 2023, Roadzen (DE) entered into a $7.5 million senior secured notes agreement with a syndicate of lenders and Mizuho as administrative agent which has a maturity date of June 30, 2024. The secured notes accrue interest of 15% per annum. The syndicate of lenders are entitled to receive a warrant to purchase an agreed number of Ordinary Shares if the loan is not fully repaid by the Roadzen (DE) within six months from the issue date.

2.
As the accounting acquirer Roadzen (DE) is deemed to have assumed the promissory note amounting to $2.46 million at a discount of 10% which was obtained to finance transaction costs in connection with the Business Combination. The promissory note is not convertible and accrues interest at 20% per annum and is due and payable upon the earlier of the date on which the Company consummates its initial Business Combination or the date of the liquidation of the Company.
3.
As the accounting acquirer, Roadzen (DE) is deemed to have assumed a convertible promissory note amounting to $1.04 million which was obtained to finance transaction costs in connection with a Business Combination. The Convertible Promissory Note is a non-interest bearing instrument and payable upon the consummation of a Business Combination or may be convertible into warrants to purchase Ordinary Shares of the Company at a price of $1.00 per Ordinary Share at the option of the holder. The warrants would be identical to the Private Placement Warrants described in note 17.

Since the Warrants are listed under ticker symbol RDZNW, the market price method was used to compute the fair market value of the warrants resulting from the conversion of the convertible promissory note on the reporting date. A comparison of the assumptions used in calculating estimated fair value of working capital loan as of December 31, 2023 is as follows:

Closing price	$0.07
Open price	$0.07
High	$0.07
Low	$0.07

14.
Other long-term liabilities

	As of December 31, 2023	As of March 31, 2023
Retirement benefits	399,510	294,301
Deferred tax liability	523,462	—
	922,972	294,301

15.
Mezzanine equity

The Company has retroactively adjusted the issued and outstanding equity of Roadzen (DE) prior to the Business Combination to give effect to the conversion ratio to determine the number of Ordinary Shares into which the convertible preferred stock of Roadzen (DE) were converted.

As of March 31,2023, the redeemable convertible preferred stock consisted of the following:

	Shares issued and outstanding	Per share original issue price	Aggregate conversion amount	Carrying value
Series A	200,000	0.5	100,000	100,000
Series A1	1,265,100	1.5	1,897,650	48,174,279
	1,465,100		1,997,650	48,274,279

Upon the Closing of the Business Combination, 1,539,566 shares of redeemable convertible preferred stock issued and outstanding in Roadzen (DE) were converted into 41,894,536 Ordinary Shares of the Parent Company at the conversion ratio.

As of December 31, 2023, no shares of convertible preferred stock of Roadzen (DE) were outstanding.

16.
Ordinary Shares

As of December 31, 2023, the Company was authorized to issue 220,000,000 Ordinary Shares, $0.0001 par value.

As a result of the Business Combination, all of Vahanna’s Class A common stock and Class B common stock was converted into 10,044,309 Ordinary Shares of the Company on a one-for-one basis and issued and outstanding shares of Roadzen (DE)‘s common stock were converted into 58,396,520 Ordinary Shares of the Company at the conversion ratio.

The holders of Ordinary Shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company. In the event of liquidation, the holders of Ordinary Shares are eligible to receive an equal share in the distribution of the surplus assets of the Company based on their percent of ownership.

As of December 31, 2023 and March 31, 2023, 68,440,829 and 16,501,984 Ordinary Shares were issued and outstanding, respectively.

The following table summarizes the Company’s Ordinary Shares reserved for future issuance on an as-converted basis:

	As of December 31, 2023	As of March 31, 2023
Conversion of outstanding redeemable convertible instruments	40,317	25,743,890
Remaining shares available for future issuance under the Company’s equity incentive plan	9,903,480	—
Warrants	20,762,635	—

17.
Warrants

Vahanna’s 10,004,994 Public Warrants and 9,152,087 Private Placement Warrants remained outstanding and became warrants to purchase Ordinary Shares in the Company upon the close of the Business Combination.

As of December 31, 2023, there were 10,004,994 Public Warrants outstanding. No fractional shares will be issued upon exercise of the Public Warrants. Each whole warrant entitles the registered holder to purchase one Ordinary Share at a price of $11.50 per share. The Public Warrants became exercisable as of October 20, 2023. The Public Warrants will expire five years from the consummation of the Business Combination or earlier upon redemption or liquidation.

The Company may redeem the outstanding warrants:

•
at a price of $0.01 per warrant;
•
upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder; and
•
if, and only if, the reported last sale price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of Ordinary Shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of Ordinary Shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants.

As of December 31, 2023, there were 9,152,087 Private Placement Warrants outstanding. The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the Ordinary Shares issuable upon the exercise of the Private Placement Warrants were not transferable, assignable or saleable until 30 days after the completion of the Business Combination, subject to certain limited exceptions.

18.
Revenue

The following table summarizes revenue by the Company’s service offerings:

	For the three months ended December 31, 2023	For the three months ended December 31, 2022	For the nine months ended December 31, 2023	For the nine months ended December 31, 2022
Revenue from services
Commission and Distribution Income	8,157,336	2,785,167	17,617,282	6,804,247
Income from Insurance as a Service	7,484,105	531,478	19,105,650	1,750,146
	15,641,441	3,316,645	36,722,932	8,554,393

There was one customer that individually represented 33% of the Company’s revenue for the three months ended December 31, 2023 and one customer that individually represented 30% of the Company’s revenue for the three months ended December 31, 2022

Contract balances

The following table provides information about receivables and contract liabilities from contracts with customers:

	As of December 31, 2023	As of March 31, 2023
Contract liabilities
Deferred revenue	1,423,827	108,442
Total contract liabilities	1,423,827	108,442
Contract assets
Unbilled revenue	2,134,765	868,382
Total contract assets	2,134,765	868,382

The Company records deferred revenue when cash payments are received or due in advance of Company’s performance. Deferred revenue primarily relate to commission and distribution income and insurance as a service. The amount of revenue recognized for the period ended December 31, 2023 that was included in the deferred revenue balance as of March 31, 2023 was $108,442. The amount of revenue recognized in the year ended March 31, 2023 that was included in the deferred revenue balance as of March 31, 2022 was $292,031. The Company’s remaining performance obligations in contracts with customers will be completed within 12 months from the reporting date.

Contract assets represent a conditional right to consideration for satisfied performance obligations that become a receivable when the conditions are satisfied. Contract assets are generated when contractual billing schedules differ from the timing of revenue recognition or cash collection and are included in “prepayments and other current assets” in the consolidated balance sheets which will be billed in the month subsequent to the period in which performance obligations were satisfied.

19.
Business combinations
a)
Global Insurance Management Limited

During the period ended June 30, 2023, Roadzen (DE) (on June 30, 2023) acquired 100% of the equity interests in Global Insurance Management Limited for a cash consideration of $3,998,000. Global Insurance Management Limited was incorporated in the United Kingdom and is engaged in the business of underwriting, pricing and distribution of Insurance products. As of December 31, 2023, the Company has transferred the entire consideration, however, Roadzen (DE) has exercised board control over Global Insurance Management from June 30, 2023. The financial results of Global Insurance Management have been included in the Company’s consolidated financial statements from June 30, 2023 as the Company has possessed the power to direct the relevant activities of Global Insurance Management from the share purchase agreement date.

The major classes of assets and liabilities to which we have allocated the purchase price were as follows:

Cash and cash equivalents	10,997,974
Acquired customer contract (Refer Note 9)	1,157,920
Other assets	7,157,343
Other liabilities	(15,947,363)
Net assets	3,365,874
Purchase consideration	3,998,000
Goodwill (Refer Note 19(d))	632,126

The excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired was recorded as goodwill and is primarily attributed to the synergies expected from marketing expertise and penetration which the acquiree possesses.

Following are details of the purchase price allocated to the intangible assets acquired:

	Amount	Weighted average life
Acquired customer contracts	1,157,920	3 years

b)
National Automobile Club

During the period ended June 30, 2023, Roadzen (DE) (on June 06, 2023) acquired 100% of the equity interests in National Automobile Club for a cash consideration of $2,100,000. National Automobile Club was incorporated in the state of California and is engaged in the business of roadside assistance services. As of December 31, 2023, Roadzen (DE) has transferred a consideration amounting to $1,750,000, however, Roadzen (DE) has exercised board control over National Automobile Club from June 06, 2023. The financial results of National Automobile Club have been included in the Company’s consolidated financial statements from June 06, 2023 as the Company has possessed the power to direct the relevant activities of National Automobile Club from the share purchase agreement date.

The major classes of assets and liabilities to which we have allocated the purchase price were as follows:

Cash and cash equivalents	182,713
Intangible assets	13,384
Acquired customer contract (Refer Note 9)	870,027
Other assets	1,947,606
Other liabilities	(1,215,247)
Net assets	1,798,483
Purchase consideration	2,100,000
Goodwill (Refer Note 19(d))	301,517

The excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired was recorded as goodwill and is primarily attributed to the synergies expected from marketing expertise and penetration which the acquiree possesses.

Following are details of the purchase price allocated to the intangible assets acquired:

	Amount	Weighted average life
Acquired customer contracts	870,027	3 years

c)
FA Premium Insurance Broking Private Limited

During the period ended September 30, 2023, Roadzen (DE) (on July 01, 2023) acquired 100% of the equity interests in FA Premium Insurance Broking Private Limited for a consideration of $1,279,820. FA Premium Insurance Broking Private Limited was incorporated in India and is engaged in the business of broking services. As of December 31, 2023, Roadzen (DE) has transferred a consideration amounting to $1,204, however, Roadzen (DE) exercises board control over FA Premium Insurance Broking Private Limited from July 01, 2023. The Share transfer is pending due approval of the Insurance Regulatory and Development Authority of India (the “IRDA”), which is an administrative process. Once the approval is received, share transfer will be affected. In the meantime, the Company has management control over the investee accordingly it has been consolidated with effect from July 01, 2023.

The major classes of assets and liabilities to which we have allocated the purchase price were as follows:

Cash and cash equivalents	72,430
Intangible assets	34,754
Acquired customer contract (Refer Note 9)	20,345
Acquired distribution network (Refer Note 9)	814,365
Other assets	670,182
Other liabilities	(736,298)
Net assets	875,778
Purchase consideration	1,279,820
Goodwill (Refer Note 19(d))	404,042

The excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired was recorded as goodwill and is primarily attributed to the synergies expected from marketing expertise and penetration which the acquiree possesses.

Following are details of the purchase price allocated to the intangible assets acquired:

	Amount	Weighted average life
Acquired distribution network	814,365	3 years
Acquired customer contracts	20,345	3 years

d)
Goodwill

	As of December 31, 2023	As of March 31, 2023
Opening balance	996,441	1,725,292
Goodwill relating to acquisitions consummated during the year (Refer Note 19 (a), (b) & (c))	1,337,685	—
Less: Impairment recognized on goodwill during the year	—	(664,903)
Effect of exchange rate changes	(191,348)	(63,948)
Closing balance	2,142,778	996,441

In the coming years, the Company has decided to shift its focus more on insurance distribution services rather than engaging into insurance support services. Due to the change in the business strategy, it is more likely than not that the carrying value of the distribution and marketing entities exceeded its fair value. As a result, the Company performed a goodwill impairment assessment during the year ended March 31, 2023, by comparing the fair value of the affected entities (FA Events and Media Private Limited, Peoplebay Consultancy Services Private Limited, Kintsugi Innovation Labs Private Limited) to its carrying value. Fair value was determined by using DCF (discounted cashflow method) which is a level 3 measurement. The carrying value of the affected entities exceeded its fair value and as a result, a goodwill impairment charge of $664,903 (including amount of $24,591 due to foreign exchange fluctuation) was recorded in consolidated statements of operations under the head “Impairment of goodwill and intangibles with definite life” during the year ended March 31, 2023.

The Company performed qualitative assessment for other entities and indicated that it is more likely than not that the fair value of the acquired entities exceeded its carrying value, therefore, the assessment did not result in an impairment.

20.
Financial instruments

The Company measures its convertible promissory notes and Forward Purchase Agreement asset at fair value. The Company’s convertible promissory notes are categorized as Level 1 because they are measured based on observable listed prices of such instruments. The Forward Purchase Agreement is categorized as Level 3 because of unobservable inputs and other estimation techniques due to the absence of quoted market prices, inherent lack of liquidity and the tenure of such financial instruments.

Financial instruments measured at fair value on a recurring basis

The following table represents the fair value hierarchy for the Company’s financial instruments measured at fair value on a recurring basis as of December 31, 2023:

	December 31, 2023
	Fair Value Measured using
Particulars	Level 1	Level 2	Level 3	Total
Financial liabilities:
Convertible promissory notes	1,029,374	—	—	1,029,374
	1,029,374	—	—	1,029,374

	December 31, 2023
	Fair Value Measured using
Particulars	Level 1	Level 2	Level 3	Total
Financial assets:
Forward purchase agreement	—	—	24,462,103	24,462,103
	—	—	24,462,103	24,462,103

The Company uses a third-party valuation specialist to assist management in its determination of the fair value of its Level 1 classified convertible promissory notes. The fair value of these financial instruments is based on the volatility of its ordinary share warrants, based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s Ordinary Share that matches the expected remaining life of the warrants. For key aspects of valuation refer note 13 (B) (3).

The Company uses a third party valuation specialist to assist management in its determination of the fair value of its Level 3 classified Forward Purchase Agreement. The instrument was fair valued using a Monte Carlo simulation model utilizing assumptions related to the contractual term of the instruments and current interest rates. For key aspect of the valuation inputs refer note 6 (c).

Assets measured at Fair Value on a non-recurring basis

The Company’s non-financial assets, such as goodwill, intangible assets and property and equipment are adjusted to fair value when an impairment charge is recognized. Such fair value measurements are based predominately on Level 3 inputs.

Non-Marketable Equity Securities

The Company measures its non-marketable equity securities that do not have readily determinable fair values under the measurement alternative at cost less impairment, adjusted by price changes from observable transactions recorded within “Other income/(expense) net” in the consolidated statements of operations. The Company’s non-marketable equity securities are investments in privately held companies without readily determinable fair values and primarily relate to its investment in Daokang and Moonshot. The Company did not record any realized gains or losses for the Company’s non-marketable equity securities during the period ended December 31, 2023 and the year ended March 31, 2023.

Management of risks

Interest rate risk - Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate due to change to market interest rates. The Company is exposed to interest rate risk for its long-term debts where the interest rates are variable according to the market conditions.

Foreign currency risk - The Company monitors its foreign currency exposures on a regular basis. The operations are primarily denominated in United States Dollars, Pounds Sterling, Indian Rupees and Euros. For the purpose of analyzing foreign currency exchange risk, the Company considered the historical trends in foreign currency exchange rates. Based on a sensitivity analysis the Company performed as of December 31, 2023, an adverse 10% foreign currency exchange rate change applied to total monetary assets and liabilities denominated in currencies other than the United States Dollar would not have a material effect on the Company’s financial statements.

21.
Sum due to insurer

Represents the net amounts of premium due to insurer based on the respective contract with each insurer. The net amount due is equal to the gross written premium less the Company’s commission for policies that have reached their effective date. Sum due to insurer includes $8,866,766 as of December 31, 2023, which represents funds from the insurer to meet working capital requirements/contingencies arising out of claim settlement.

22.
Investments

These balances include certain investments in mutual funds that are recorded at fair value. Any changes to the fair value are recorded in “Fair value gains/(losses) in financial instruments carried at fair value” due to the election of the fair value option of accounting for financial instruments.

23.
Commitments and contingencies
A.
Commitments

Dividend on preferred stock

As of December 31, 2023, no shares of convertible preferred stock were outstanding. In view of losses, cumulative dividend of $477,101 in respect of Preferred stock of Roadzen (DE) (Series A and A1 stock) was not provided as of March 31, 2023.

B.
Leases - Accounted as per ASC 842 for the Period Ended December 31, 2023

Operating leases

The Company leases office space under non-cancelable operating lease agreements, which expire on various dates through April 2031. Some property leases contain extension options exercisable by the Company. The lease agreements do not contain any material residual value guarantees or material restrictive covenants. Rent expenses for operating leases for the period ended December 31, 2023 was $69,489. The components of lease cost for the period ended December 31, 2023 are summarized below:

i)
The following tables presents the various components of lease costs:

Particulars	For the period ended December 31, 2023
Lease :
Operating lease cost	54,133
Short-term lease cost	15,356
Total lease cost	69,489

ii)
The following table presents supplemental information relating to the cash flow and non cash flows arising from lease transactions. Cash payments related to short-term leases are not included in the measurement of operating liabilities, and, as such, are excluded from the amounts below.

Particulars	For the period ended December 31, 2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	59,437
Right-of-use assets obtained in exchange for lease obligations:
Operating Assets	557,117

iii)
Balance sheet information related to leases is as follows:

Particulars	As of December 31, 2023
Operating Leases:
Operating Lease ROU Asset, net	868,391
—
Short term liabilities	423,710
Long term liabilities	246,743
Total operating lease liabilities	670,453

iv)
Weighted Average Remaining Lease Term (In years)

As of December 31, 2023
Operating leases	5.20

v)
Weighted Average Discount Rate

As of December 31, 2023
Operating leases	12.72%

vi)
Maturities of lease liabilities were as follows:

Particulars	Lease Liabilities (USD)*
For Period Ended December 31 2023
2024	436,030
2025	122,249
2026	124,193
2027	67,548
2028	12,472
Thereafter	33,577
Total Lease Payments	796,069
Less: Imputed Interest	(125,616)
Total	670,453

* The lease liabilities are translated into U.S. Dollars using the closing rate for the period ended December 31, 2023

C.
Litigation and loss contingencies

From time to time, the Company may be subject to other legal proceedings, claims, investigations, and government inquiries (collectively, “Legal Proceedings”) in the ordinary course of business. It may receive claims from third parties asserting, among other things, infringement of their intellectual property rights, defamation, labor and employment rights, privacy, and contractual rights. There are no currently pending Legal Proceedings that the Company believes will have a material adverse impact on the business or consolidated financial statements.

D.
Indemnifications

In the ordinary course of business, the Company enters into contractual arrangements under which the Company agrees to provide indemnification of varying scope and terms to customers, business partners, and other parties with respect to certain matters, including losses arising out of intellectual property infringement claims made by third parties, if the Company has violated applicable laws, if the Company is negligent or commits acts of willful misconduct, and other liabilities with respect to its products and services and its business. In these circumstances, payment is typically conditional on the other party making a claim pursuant to the procedures specified in the particular contract. To date, the Company has not incurred any material costs as a result of such indemnifications and has not accrued any liabilities related to such obligations in its consolidated financial statements.

24.
Net loss per share

Basic net loss per share attributable to ordinary shareholders is computed by dividing the net loss by the number of weighted-average outstanding Ordinary Shares. Diluted net loss per share attributable to ordinary shareholders is determined by giving effect to all potential common equivalents during the reporting period, unless including them yields an antidilutive result. The Company considers its preferred stocks, convertible notes and share warrants as potential common equivalents, but excluded them from the computation of diluted net loss per share attributable to ordinary shareholders in the periods presented, as their effect was antidilutive.

The following table sets forth the computation of basic net loss per share attributable to ordinary shareholders and preferred stock holders:

Particulars	For the three months ended December 31, 2023	For the three months ended December 31, 2022	For the nine months ended December 31, 2023	For the nine months ended December 31, 2022
Numerator:
Net loss	(30,569,619)	477,429	(65,690,663)	(9,529,872)
Less: dividend attributable to preferred stockholders for the current year	—	27,742	—	53,956
Net loss attributable to Roadzen Inc. ordinary shareholders	(30,569,619)	449,687	(65,690,663)	(9,583,828)
Denominator:
Weighted-average shares used in computing net loss per share attributable to Roadzen Inc. ordinary shareholders - basic and diluted	68,440,829	16,501,984	36,144,311	16,501,984
Net loss per share attributable to Roadzen Inc. ordinary shareholders - basic and diluted	(0.45)	0.03	(1.82)	(0.58)

The following table summarizes the number of potential Ordinary Shares equivalents that were excluded from the computation of diluted net loss per share attributable to ordinary shareholders for the periods presented:

Particulars	For the nine months ended December 31, 2023	For the nine months ended December 31, 2022
Share warrants	20,211,506	51,893
Restricted stock units	9,903,480	—
Convertible instruments	7,012	10,524,888
Preferred stock	—	28,468,541
Total	30,121,998	39,045,322

25.
Income taxes

The Company’s net loss before provision for income taxes for the three months and nine months periods ended December 31, 2023 and December 31, 2022 was as follows:

Particulars	For the three months ended December 31, 2023	For the three months ended December 31, 2022	For the nine months ended December 31, 2023	For the nine months ended December 31, 2022
Domestic	(28,679,087)	2,796,117	(61,637,236)	(5,806,071)
Foreign	(2,058,059)	(2,450,329)	(4,254,813)	(3,932,603)
Total	(30,737,146)	345,788	(65,892,049)	(9,738,674)

The components of the provision for income taxes for the three months and nine months periods ended December 31, 2023 and December 31, 2022 were as follows:

Particulars	For the three months ended December 31, 2023	For the three months ended December 31, 2022	For the nine months ended December 31, 2023	For the nine months ended December 31, 2022
Current:
Domestic	—	—	—	—
Foreign	(27,700)	17,214	44,377	22,115
	(27,700)	17,214	44,377	22,115
Deferred:
Domestic	—	—	—	—
Foreign	(99,032)	(65,933)	(137,759)	(68,826)
	(99,032)	(65,933)	(137,759)	(68,826)
Total provision for income taxes	(126,732)	(48,719)	(93,382)	(46,711)

The following is a reconciliation of the federal statutory income tax rate to the Company’s effective tax rate for the three months and nine months periods ended December 31, 2023 and December 31, 2022:

Particulars	For the three months ended December 31, 2023	For the three months ended December 31, 2022	For the nine months ended December 31, 2023	For the nine months ended December 31, 2022
Federal statutory income tax rate	21.00%	21.00%	21.00%	21.00%
Non deductible expenses	0.03%	26.80%	4.98%	(2.93)%
Valuation allowance	(20.51)%	0.82%	(25.73)%	(19.41)%
Foreign rate differential	(0.16)%	(27.81)%	(0.17)%	1.64%
Share warrants	0.00%	2.01%	0.00%	(0.07)%
Other	0.05%	(36.91)%	0.06%	0.25%
Total provision for income taxes	0.41%	(14.09)%	0.14%	0.48%

The components of the Company’s net deferred tax assets as of the nine months period ended December 31, 2023 and year ended March 31, 2023 were as follows:

Particulars	As of December 31, 2023	As of March 31, 2023
Deferred tax assets:
Net operating loss carry forwards	25,134,198	8,480,316
Unabsorbed depreciation carry forwards	107,160	54,438
Retirement benefits	74,587	56,603
Depreciation and amortization	124,269	50,918
Others	241,303	5,965
Total deferred tax assets	25,681,517	8,648,240
Less: valuation allowance	(25,521,208)	(8,565,895)
Deferred tax assets, net of valuation allowance	160,309	82,345
Deferred tax liabilities:
Intangibles on account of business combination	(523,462)	—
Net deferred tax assets/ (liabilities)	(363,153)	82,345

Movement in net deferred tax assets:

	As of March 31, 2023	Recognized/ reversed through statements of operations	Impact of currency translation and acquisitions	As of December 31, 2023
Deferred tax assets:
Net operating loss carry forwards	8,480,316	16,653,882	—	25,134,198
Unabsorbed depreciation carry forwards	54,438	52,722	—	107,160
Retirement benefits	56,603	17,984	—	74,587
Depreciation and amortization	50,918	73,351	—	124,269
Fair value changes on convertible notes	—	—	—	—
Others	5,965	235,338	—	241,303
Less: valuation allowance	(8,565,895)	(16,955,313)	—	(25,521,208)
Deferred tax liabilities:
Intangibles on account of business combination	—	(523,462)	—	(523,462)
Acquisitions	—	606,512	(606,512)	—
Currency translation	—	(23,255)	23,255	—
Net deferred tax assets/ (liabilities)	82,345	137,759	(583,257)	(363,153)

Particulars	As of March 31, 2022	Recognized/ reversed through statements of operations	Impact of currency translation and acquisitions	As of March 31, 2023
Deferred tax assets:
Net operating loss carry forwards	5,742,033	2,738,283	—	8,480,316
Unabsorbed depreciation carry forwards	9,174	45,264	—	54,438
Retirement benefits	53,656	2,947	—	56,603
Depreciation and amortization	25,232	25,686	—	50,918
Fair value changes on convertible notes	3,967	(3,967)	—	—
Others	288,348	(282,383)	—	5,965
Less: valuation allowance	(6,052,307)	(2,513,588)	—	(8,565,895)
Deferred tax liabilities:
Intangibles on account of business combination	(117,729)	117,729	—	—
Currency translation	—	(1,286)	1,286	—
	(47,626)	128,685	1,286	82,345

The Company regularly reviews its deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing taxable temporary differences and tax planning strategies. The Company’s judgement regarding future profitability may change due to many factors, including future market conditions and the ability to successfully execute the business plans and/or tax planning strategies. Should there be a change in the ability to recover deferred tax assets, the Company’s income tax provision would increase or decrease in the period in which the assessment is changed. The Company’s valuation allowance increased by $16,955,313 during the nine months ended December 31, 2023 and $2,515,200 during the year ended March 31, 2023.

The Company has not provided U.S. income taxes and foreign withholding taxes on undistributed earnings of foreign subsidiaries because the Company intends to permanently reinvest such earnings outside the U.S.

Net operating loss and credit carry forwards

As of December 31, 2023, the Company has U.S. federal net operating loss carry forwards of approximately $85,158,720, of which none are subject to limitation under Internal Revenue Code Section 382 (IRC Section 382). The federal net operating loss carry forwards that were generated prior to the 2018 tax year will begin to expire in 2030 if not utilized. For net operating loss carry forwards arising in tax years beginning after December 31, 2017, the tax act limits the Company’s ability to utilize carryforwards to 80% of taxable income, however, these operating losses may be carried forward indefinitely. The state (Delaware) net operating loss carry forwards will begin to expire in 2032 if not utilized. The Company has foreign tax credits which will expire at the end of 8 years from the end of the assessment year in which these tax credits were originated.

Utilization of the net operating loss carry forwards may be subject to a substantial annual limitation due to the ownership change provisions of IRC Section 382 and similar state provisions. The annual limitation may result in the inability to fully offset future annual taxable income and could result in the expiration of net operating loss carryforwards before utilization. The Company continually reviews the impact to net operating losses of any ownership changes.

Unrecognized tax benefits

The Company has adopted authoritative guidance which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in the Company’s income tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company did not have any unrecognized tax benefits with a significant impact on its financial statements as of December 31, 2023 and 2022.

The Company’s major tax jurisdictions are India, the United Kingdom and the U.S. The U.S. federal, state and foreign jurisdictions have statutes of limitations that generally range from three to six years. Due to the Company’s net losses, substantially all of its federal and state income tax returns are subject to examination for federal and state purposes.

26.
Segment reporting

Operating segments are defined as components of an entity where discrete financial information is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM reviews financial information presented on a consolidated basis for the purposes of making operating decisions, allocating resources and evaluating financial performance. Accordingly, the Company has determined that it operates in a single reporting segment.

27.
Going Concern

The Company has experienced operating losses in current and preceding years. In addition, as of December 31, 2023 and 2022, the Company had negative operating cash flows and negative working capital position. On the Closing Date, the Company received $46.2 million combined gross proceeds from the Business Combination and the FPA (See Note 3 for further information). Management believes that the funds available through the above mentioned arrangements will be sufficient to alleviate the substantial doubt about the Company’s ability to continue as a going concern for next 12 months from the date of authorization of these financial statements. These financial statements have been prepared on a going concern basis, which assumes that the Company will continue to operate for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. Further the Company is confident that they will be able to procure sufficient funds through its existing and potential investors to meet its financial commitments for the next 12 months.

28.
Stock based compensation

The share-based compensation awards issued under the Company’s 2023 Omnibus Incentive Plan to the Company’s employees, officers, directors, are all equity-classified instruments. Restricted stock units (“RSUs”) outstanding as of December 31, 2023 have service vesting conditions of one year. Compensation expenses are based on the grant-date fair value of the awards and recognized over the requisite service period using a straight-line method for stock options and a graded vesting method for RSUs. The Company has elected to account for forfeitures of employee stock awards as they occur.

Share-based compensation is in the form of restricted stock units (RSUs). The fair value per RSU is calculated using the Black-Scholes option valuation model.

Option value and assumption

As of December 31, 2023
Fair value per share (as of grant date)	$10.83
Exercise price	$—
Assumptions:
Volatility	30.82%
Expected dividends	0.00%
Expected term (in years)	1.5
Risk free rate	5.24%

Stock option activity	As of December 31, 2023
Opening unvested units
Granted	9,903,480
Exercised	—
Cancelled	—
Closing unvested units	9,903,480

Stock-based compensation expense related to RSUs granted to employees was $27,253,455 for three months ended December 31, 2023. As of December 31, 2023, the unrecognized compensation expense related to unvested RSUs was approximately $76,777,946 which is expected to be recognized over a weighted-average period of approximately 9 months.

Global Insurance Management Limited

Condensed Consolidated Balance Sheets

(Unaudited)

(All amounts are stated in United States Dollars, unless otherwise stated)

	As of
Particulars	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	16,664,663	17,270,108
Accounts receivables, net	1,680,161	3,786,232
Other current assets	242,170	199,110
Total current assets	18,586,994	21,255,450
Property and equipment, net	25,989	31,550
Operating lease right-of-use assets	242,234	252,196
Deferred tax asset, net	14,338	14,052
Total assets	18,869,555	21,553,248
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	1,612,178	1,420,822
Due to insurers	8,763,819	11,517,806
Income taxes	—	3,369
Short-term operating lease liabilities	13,828	26,963
Other current liabilities	3,265,844	3,244,158
Total current liabilities	13,655,669	16,213,118
Contract liabilities	752,863	831,048
Total liabilities	14,408,532	17,044,166
Stockholders’ equity
Common stock of Ordinary A and B shares, $1.326 (£1) par value per share, 250,000 shares authorized (1,400 Ordinary A shares and 248,600 Ordinary B shares); 250,000 shares (1,400 Ordinary A shares and 248,600 Ordinary B shares) issued and outstanding as of March 31, 2023 and December 31, 2022 respectively	331,500	331,500
Retained earnings	4,435,323	4,569,971
Accumulated other comprehensive loss	(305,800)	(392,389)
Total stockholders’ equity	4,461,023	4,509,082
Total liabilities and stockholders’ equity	18,869,555	21,553,248

The accompanying notes are an integral part of these condensed consolidated financial statements.

Global Insurance Management Limited

Condensed consolidated statements of operations and comprehensive income (loss)

(Unaudited)

(All amounts are stated in United States Dollars, unless otherwise stated)

	For the three month period ended
Particulars	March 31, 2023	March 31, 2022
Revenue	7,861,057	9,246,990
Costs and expenses:
Cost of services (excluding depreciation and amortization expense)	502,211	584,805
Sales and marketing expenses	6,740,189	8,164,080
General and administrative expenses	630,189	593,286
Depreciation and amortization expenses	7,739	7,872
Total costs and expenses	7,880,328	9,350,043
Loss from operations	(19,271)	(103,053)
Interest expense	699	8,192
Other expense	(114,676)	(159,372)
Loss before income tax expense	(134,646)	(270,617)
Income tax expense	—	—
Net loss attributable to stockholder	(134,646)	(270,617)
Other comprehensive income (loss), net of deferred income taxes:
Foreign currency translation adjustments	86,589	(199,945)
Total comprehensive income (loss)	86,589	(199,945)
Net loss	(48,057)	(470,562)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Global Insurance Management Limited

Condensed consolidated statements of stockholder’s equity

(Unaudited)

(All amounts are stated in United States Dollars, except number of shares or unless otherwise stated)

	Common stock		Retained	Accumulated other comprehensive	Total stockholder’s
	Shares	Amount	earnings	income/ (loss)	equity
Balance as of January 1, 2022	250,000	331,500	6,422,603	366,634	7,120,737
Adjustments:
Net loss	—	—	(270,617)	—	(270,617)
Foreign currency translation adjustments	—	—	—	(199,945)	(199,945)
Balance as of March 31, 2022	250,000	331,500	6,151,986	166,689	6,650,175
Balance as of January 1, 2023	250,000	331,500	4,569,971	(392,389)	4,509,082
Adjustments:
Net loss		—	(134,646)	—	(134,646)
Foreign currency translation adjustments	—	—	—	86,589	86,589
Balance as of March 31, 2023	250,000	331,500	4,435,325	(305,800)	4,461,025

The accompanying notes are an integral part of these condensed consolidated financial statements.

Global Insurance Management Limited

Condensed consolidated statements of cash flows

(Unaudited)

(All amounts are stated in United States Dollars, unless otherwise stated)

	For three months period ended
	March 31, 2023	March 31, 2022
Cash flows from operating activities
Net loss	(134,646)	(270,617)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,739	7,872
Foreign exchange (gain)/loss	(134,970)	318,699
Liabilities no longer required written back	—	159,295
Changes in assets and liabilities
Income taxes	(3,403)	(295)
Accounts receivables	2,144,764	(5,748,717)
Other current assets	(35,318)	(59,665)
Due to insurers	(2,942,413)	(243,756)
Accounts payable, accrued expenses and liabilities	32,087	3,118,083
Net cash used in operating activities	(1,066,160)	(2,719,101)
Cash flows from investing activities
Purchase of equipment	14,836	(3,364)
Net cash generated/ (used in) investing activities	14,836	(3,364)
Effect of exchange rate changes on cash and cash equivalents	445,879	(888,581)
Net change in cash and cash equivalents	(605,445)	(3,611,046)
Cash and cash equivalents at the beginning of the period	17,270,108	21,424,677
Cash and cash equivalents at the end of the period	16,664,663	17,813,631
Supplemental disclosure of cash flow information
Cash paid for interest; net of amounts capitalized	—	—
Cash paid for income taxes, net of refunds	—	—

The accompanying notes are an integral part of these condensed consolidated financial statements.

Global Insurance Management Limited

Notes to the condensed consolidated financial statements (in USD)

(Unaudited)

1.
Organization and nature of operations

Global Insurance Management Limited (Parent Company) and its subsidiary A1 Guarantee Limited (collectively, “Global”, or the “Company”) are incorporated in the United Kingdom. The Company is a wholly owned subsidiary of AXA Partners Holdings SA. The Company is engaged in providing insurance support services that includes underwriting, insurance distribution, claim handling and processing to insurance companies and original equipment manufacturers (“OEMs”). The condensed consolidated financial statements include the accounts of Global Insurance Management Limited and its subsidiary, A1 Guarantee Limited.

2.
Significant accounting policies
a)
Basis of presentation and consolidation

The accompanying condensed consolidated financial statements are prepared on the accrual basis of accounting in accordance with the accounting and reporting requirements of generally accepted accounting principles in the United States of America (“US GAAP”) to reflect the consolidated financial position, consolidated results of operations and comprehensive income/ (loss) and consolidated cash flows of the Company.

The accompanying condensed consolidated financial statements have been prepared on a consolidated basis and reflect the financial statements of the Parent Company and its subsidiary. All intercompany balances and transactions have been eliminated. The condensed consolidated financial statements are for the three months ended March 31, 2023 and 2022.

b)
Use of estimates

The preparation of the condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions, which affect the reported amounts in the financial statements and accompanying notes. Estimates are based on historical experience, where applicable, and other assumptions which management believes are reasonable under the circumstances. On an ongoing basis, the Company evaluates its estimates, including those related to the allowance for accounts receivables, fair values of financial instruments, impairment of non-financial assets, useful lives of property and equipment and intangible assets, income taxes, accounting for leases, certain deferred tax assets tax liabilities, other contingent liabilities, and revenue recognition. Although these estimates are inherently subject to judgment and actual results could differ from those estimates, management believes that the estimates used in the preparation of the condensed consolidated financial statements are reasonable.

Further, the management also considers the amount of trade payable to be written back based on historical experience, communication with vendors and the current aging, which are reviewed periodically and as needed. Trade payable balances are written back after the vendors have not demanded the payment for a period of more than 3 years and/or have confirmed that the amounts are no longer payable by the Company.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

c)
Revenue

Revenues consist primarily of revenue from:

•
Distribution fee from underwriting, pricing and distribution
•
Administration fee from insurance support services & service plan administration

The Company recognizes revenue at the time of transfer of promised services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services. Revenues cannot be recognized until the performance obligation(s) are satisfied and control is transferred to the customer.

Global Insurance Management Limited

Notes to the condensed consolidated financial statements (in USD)

(Unaudited)

Distribution fee from underwriting and pricing

The Company enters into contract with insurance companies for the purpose of underwriting insurance products for the automotive segment including its pricing on behalf of insurer. The risk of underwriting the insurance contract is covered by the insurer and thus the Company is considered as an agent for the purpose of recognizing revenue. The Company’s performance obligation under the contract is to underwrite and price the policies. The Company generates distribution fee termed as Managing General Agent fee (“MGA” fee) on provision of those services. The distribution fee is determined as a percentage of net insurance premium payable to the insurer (net of all commission, royalties and administration fees). Revenue from underwriting and pricing is recognized upfront based on point in time i.e., at the time the policy is issued to the customer.

Distribution fee from selling insurance policies

The Company enters into a contract with insurance companies to sell their insurance policies to the end customer/subscriber. The Company’s performance obligation is to identify the end customer and sell insurance policies as per the Financial Service Authority (“FSA”) rules and regulations for which the Company gets a distribution fee which is recognized upfront based on point in time i.e., at the time the policy is issued to the customer. (Refer to Note 14 for additional details)

Administration fee from Insurance support & Service plan administration

The Company enters into a contract with insurance companies to provide insurance support services which includes premium collection, policy administration, claims handling and processing, customer service, updating customer files etc. to the policyholders/subscribers. Revenue is recognized over time as the performance obligations are satisfied through effort expended to research, investigate, evaluate, document and process the claim and controlling the services transferred to customers. The Company’s obligation to manage and process the claims under insurance support services can range from one to seven years. The Company receives administration fees from its customers at inception of the contract prior to completion of transferring the services to the customer.

The Company’s performance obligation under these contracts is to provide the above services as a stand ready obligation. The obligation to provide insurance services lies with the insurer and the group has no interest other than the commission/management fee retained. The Company provides the above services on behalf of the insurance companies and accordingly is considered as an agent for the purpose of recognizing revenue.

The Company enters into a contract with OEMs primarily to administer the service plans/ extended warranty schemes launched by OEMs. The Company’s performance obligation under the contract is scheme administration. The Company acts on behalf of the OEMs and accordingly is considered as agent for the purpose of recognizing revenue as the primary obligation to fulfil the extended warranty schemes is of the OEMs. The administration fees received from provision of service plan administration is recorded ratably over the tenure of contract which usually ranges from one year to seven years.

d)
Contract liabilities

Contract liabilities consist of amounts paid by the Company’s customers for which the associated performance obligations have not been satisfied and revenue has not been recognized based on the Company’s revenue recognition criteria described above.

When the Company receives consideration from a customer prior to transferring services (insurance support services and service plan administration) to the customer, it records deferred revenue on the Company’s condensed consolidated balance sheets, which represents a contract liability. Contract liabilities are classified as current in the condensed consolidated balance sheet under other current liabilities when the revenue recognition associated with the related customer payments and invoicing is expected to occur within one year and as contract liabilities when the revenue recognition associated with the related customer payments and invoicing is expected to occur in more than one year from the balance sheet date.

e)
Cost of services

Company’s cost of services includes cost of employees, third party service costs and other direct expenses related to facilities.

Costs forming part of cost of services are recognized as incurred.

Global Insurance Management Limited

Notes to the condensed consolidated financial statements (in USD)

(Unaudited)

f)
Sales and marketing expenses

This function includes expenses incurred directly or indirectly by the marketing function of the business. The Company establishes arrangements through which insurance products are sold and marketed through dealer network in compliance with FSA rules and regulations. The costs related to dealer commission incurred by the Company directly is recognized as an expense as and when incurred on each contract separately since these costs are not expected to be recovered.

g)
Cash and cash equivalents

Cash and cash equivalents primarily represent cash balances in current bank accounts. The Company considers all short-term deposits with an original maturity of three months or less, when purchased, to be cash equivalents.

The Company collects funds as premium from insured customers and maintains those funds for the purpose of providing insurance support services.

h)
Accounts receivable, net

The Company classifies its right to consideration in exchange for deliverables as either accounts receivable or a contract asset. An account receivable is a right to consideration that is unconditional (i.e., only the passage of time is required before payment is due). The payment terms are generally 30 to 90 days from the invoice date Accounts receivables are stated net of allowance for doubtful accounts. Outstanding accounts receivables are reviewed periodically, and allowances are provided for the estimated number of receivables that may not be collected. Accounts receivable, less allowance for doubtful accounts, reflect the net realizable value of receivables and approximate fair value. In establishing the required allowance, management considers customers’ financial conditions, the amount of receivables in dispute, historical experience and the current receivables’ aging, which are reviewed periodically and as needed. Account balances are written off after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

i)
Property and equipment

Property and equipment represent the costs of furniture and fixtures, office and computer equipment. Cost also includes any costs necessarily incurred to bring an asset to the condition and location necessary for its intended use. Property and equipment are stated at cost, less accumulated depreciation and impairment losses. Depreciation is calculated using the straight-line method over the assets’ estimated useful lives as follows:

Assets	Useful life in years
Computers	3-5 years
Furniture and fixtures	3-5 years
Office equipment	3-5 years

The Company reviews the remaining estimated useful lives of its property and equipment on an ongoing basis. Management is required to use judgment in determining the estimated useful lives of such assets. Changes in circumstances such as technological advances, changes to the Company’s business model, changes in the Company’s business strategy, or changes in the planned use of property and equipment could result in the actual useful lives differing from the Company’s current estimates. In cases where the Company determines that the estimated useful life of property and equipment should be shortened or extended, the Company would apply the new estimated useful life prospectively.

The Company reviews property and equipment for impairment when events or circumstances indicate the carrying amount may not be recoverable.

Costs of maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred. Upon retirement or sale, the cost and related accumulated depreciation are removed from the condensed consolidated balance sheet and the resulting gain or loss is reflected in the condensed consolidated statements of operation and comprehensive income/loss.

Global Insurance Management Limited

Notes to the condensed consolidated financial statements (in USD)

(Unaudited)

j)
Intangibles, net

The Company capitalizes costs incurred on its internal-use software during the application development stage as intangibles under development. Costs related to preliminary project activities and post implementation activities are expensed as incurred. Once the developed software is available for intended use, capitalization ceases, and the Company estimates the useful life of the asset and begins amortization. Internal-use software is amortized on a straight-line basis over its estimated useful life-which is generally five to seven years.

The Company evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

k)
Impairment of long-lived assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Such assets are considered to be impaired if the carrying amount of the assets is higher than the future undiscounted net cash flows expected to be generated from the assets. The impairment amount to be recognized is measured by the amount by which the carrying value of the assets exceeds its fair value.

The estimated useful life of an identified long-lived asset is based on a number of factors including the effects of obsolescence, demand, competition, and other economic factors (such as the stability of the industry and known technological advances) and level of maintenance expenditures required to obtain the expected future cash flows from the asset.

l)
Concentration of credit risk

The Company maintains its cash balances at commercial banks in countries it operates. The balances in bank accounts at these institutions are insured up to a specified limit by the country’s central bank. The balances at these institutions fluctuate during the year, and at various times may have exceeded the FDIC limit, but the Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk. The credit risk for customer accounts is concentrated because the balances due from the Group’s largest customers comprise substantially all of the carrying amount. However, customer accounts typically are collected within a short period of time, and based on its assessment of current conditions. Management believes realization losses on amounts outstanding at March 31, 2023 will be immaterial, as they were in the previous year ending on December 31, 2022.

m)
Leases

The Company as a lessee—operating leases

Effective January 1, 2022, the Company has accounted for leases in accordance with Accounting Standards Codification (“ASC”) 842, Leases (“ASC 842”). The standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize an ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the condensed Consolidated Statements of Operations and Comprehensive loss.

The Company adopted ASC 842 using a modified retrospective transition approach as permitted by the amendments of ASU 2018-11 Leases (Topic 842): Target Improvements, which provides an alternative modified retrospective transition method. As a result, the Company is not required to adjust the comparative period financial information for effects of the standard or make the new required lease disclosures for periods before the date of adoption (i.e., January 1, 2022). The Company has elected to adopt the package of transition practical expedients and, therefore, has not reassessed (i) whether existing or expired contracts contain a lease, (ii) lease classification for existing or expired leases, or (iii) the accounting for initial direct costs that were previously capitalized. The Company does not recognize short term leases that have a term of twelve months or less as ROU assets or lease liabilities. The Company’s short-term leases are not material and do not have a material impact on its ROU assets or lease liabilities.

The Company determines if an arrangement is a lease at contract inception. A lease exists when a contract conveys to the customer the right to control the use of identified property or equipment for a period of time in exchange for consideration. The definition of a lease embodies two conditions: (i) there is an identified asset in the contract that is land or a depreciable asset, and (ii) the customer has a right to control the use of the identified asset. The Company entered into lease contracts for office

Global Insurance Management Limited

Notes to the condensed consolidated financial statements (in USD)

(Unaudited)

premises. Upon adoption, the Company recognized USD $13,029 of ROU assets and lease liabilities on the condensed consolidated Balance Sheets.

ROU assets are initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred, less any lease incentives received. The lease liabilities are initially measured at the present value of the unpaid lease payments at the lease commencement date. Lease expense for operating leases is recognized on a straight-line basis over the lease term.

The incremental borrowing rate is used as the discount rate to calculate present value of lease payments and determine lease assets and liabilities, as the rate implicit in the lease is not determinable. The incremental borrowing rate represents the rate of interest the Company would have to pay to borrow on a collateralized loan over a similar term an amount equal to the lease payments in a similar economic environment. The Company has adopted Government bond discount rate as its incremental borrowing rate. Operating lease assets also include prepaid lease payments and incentives received before lease commencement.

Leases with renewal options are included if deemed reasonably certain to be exercised. The exercise of renewal options for office space is at the Company’s discretion.

The Company does not currently maintain any finance lease arrangements.

n)
Fair value measurements and financial instruments

The Company holds financial instruments that are measured at fair value or fair value are used for disclosure purposes. Fair value is determined in accordance with a fair value hierarchy that prioritizes the inputs and assumptions used, and the valuation techniques used to measure fair value. The three levels of the fair value hierarchy are described as follows:

Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels. The Company establishes the fair value of its assets and liabilities using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and established a fair value hierarchy based on the inputs used to measure fair value. The recorded amounts of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses and other liabilities approximate fair value due to their relatively short maturities.

o)
Foreign currency
1.
Functional currency

The functional currency for the Company is the British Pound Sterling (GBP). All assets and liabilities denominated in foreign currency are translated using exchange rates in effect at the end of the period. Revenues and expenses are translated using the average exchange rate for the reporting period. The resulting cumulative translation adjustments are presented as a separate component of condensed consolidated stockholders’ equity as accumulated comprehensive income (loss).

2.
Functional currency translation

The condensed consolidated financial statements are reported in the United States Dollars (USD). All transactions in foreign currencies are translated to the respective functional currencies using the prevailing exchange rates on the date of such transactions. All monetary assets and liabilities denominated in foreign currencies are translated to the functional currency at the exchange rate at the reporting date. All nonmonetary assets and liabilities that are measured at fair value in a foreign currency

Global Insurance Management Limited

Notes to the condensed consolidated financial statements (in USD)

(Unaudited)

are translated to the functional currency at the exchange rate when the fair value was determined. All foreign currency differences are generally recognized in the condensed consolidated statement of operations, except for non-monetary items denominated in foreign currency and measured based on historical cost, as they are not translated.

p)
Employee defined contribution plan

The Company contributes to a defined contribution plan which is a pension plan under which fixed contributions are paid into a pension fund and the Company has no legal or constructive obligation to pay further contributions, even if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods. The contribution made in the defined contribution plan is charged in the Company’s condensed consolidated statements of (loss)/income in the period in which the services are rendered by the employees.

q)
Operating Segments

Operating segments are defined as components of an entity where discrete financial information is evaluated regularly by the chief operating decision marker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM reviews financial information presented on a consolidated basis for the purposes of making operating decisions, allocating resources and evaluating financial performance. Accordingly, the Company has determined that it operates in a single reporting segment.

r)
Income/(loss) per share attributable to common shareholders

Basic earnings per share (“EPS”) are computed by dividing Net income (loss) attributable to Global Insurance Management Ltd by the weighted-average number of shares of Ordinary A and Ordinary B common stock outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised, resulting in the issuance of shares of Ordinary A and Ordinary B Common Stock that would then share in the earnings of Global Insurance Management Ltd. In periods in which the Company reports a net loss available to stockholders, diluted net loss per share available to stockholders would be the same as basic net loss per share available to stockholders, since dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.

s)
Income taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s condensed consolidated financial statements. In estimating future tax consequences, generally all expected future events other than enactments or changes in the tax law or rates are considered.

The Company accounts for uncertainty in tax positions recognized in the consolidated financial statements by recognizing a tax benefit from an uncertain tax position when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized.

As of March 31, 2023, and December 31, 2022, the Company had no unrecognized tax benefits and does not anticipate any significant change to the unrecognized tax benefit balance.

Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the condensed consolidated financial statement carrying amounts of existing assets and liabilities and their tax bases and for all operating loss and tax credit carryforwards, if any. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax laws or rates is recognized in the condensed consolidated statement of (loss)/income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Future realization of deferred tax assets ultimately depends on the existence of sufficient taxable income of the appropriate character within the carryback or carryforward periods available under the applicable tax law.

Global Insurance Management Limited

Notes to the condensed consolidated financial statements (in USD)

(Unaudited)

The Company regularly reviews the deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies. The Company’s judgment regarding future profitability may change due to many factors, including future market conditions and the ability to successfully execute the business plans and/or tax planning strategies. Should there be a change in the ability to recover deferred tax assets, the Company’s income tax provision would increase or decrease in the period in which the assessment is changed.

t)
Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Contingent liabilities are not recognized but are disclosed in the notes to the condensed consolidated financial statements. Contingent assets are neither recognized nor disclosed in the condensed consolidated financial statements.

u)
Recently issued accounting pronouncements and not yet adopted
i.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets by requiring an allowance to be recorded as an offset to the amortized cost of such assets. ASU 2016-13 will become effective for the Company on April 1, 2023, and the modified retrospective approach is the only available option, with a cumulative effect adjustment recorded to accumulated earnings (deficit) as of the date of the adoption. The Company is evaluating the impact of adopting this standard on its consolidated financial statements.
ii.
In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires acquiring entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. ASU 2021-08 will become effective for public entities for fiscal years beginning after December 15, 2022, to be applied prospectively to business combinations occurring on or after the effective date of the ASU, with early adoption permitted. The adoption of this standard will have no impact to the Company’s historical consolidated financial statements.
3.
Cash and cash equivalents

	As of March 31, 2023	As of December 31, 2022
Balances with banks in current accounts	16,664,271	17,269,878
Cash in hand	392	230
Total	16,664,663	17,270,108

4.
Accounts receivables, net

	As of March 31, 2023	As of December 31, 2022
Accounts receivable	1,680,161	3,786,232
Less: allowance for doubtful accounts	—	—
Accounts receivables, net	1,680,161	3,786,232

Global Insurance Management Limited

Notes to the condensed consolidated financial statements (in USD)

(Unaudited)

5.
Other current assets

	As of March 31, 2023	As of December 31, 2022
Prepaid expenses	238,019	195,533
Balances with government authorities	3,788	—
Other advances	363	3,577
Total	242,170	199,110

6.
Property and equipment, net

The components of property and equipment, net was as follows:

	As of March 31, 2023	As of December 31, 2022
Computer	187,880	183,802
Furniture & Fixtures	104,532	102,449
Total	292,412	286,251
Less: Accumulated depreciation	(266,423)	(254,701)
Property and equipment, net	25,989	31,550

7.
Intangible assets, net

The components of intangible assets, net was as follows:

	As of March 31, 2023	As of December 31, 2022
Computer Software	247,432	240,542
Less: Accumulated amortization	(247,432)	(240,542)
Intangible assets, net	—	—

8.
Accounts payable and accrued expenses

	As of March 31, 2023	As of December 31, 2022
Accounts Payable	1,066,237	705,714
Accrued Expenses	545,941	715,108
Total	1,612,178	1,420,822

9.
Due to insurers

Due to insurer represents the net amounts of premium due to insurer based on the respective contract with each insurer. The net amount due is equal to the gross written premium less the Company’s commission for policies that have reached their effective date. Sum due to insurer includes $2,919,035 as at March 31, 2023 and $2,838,617 as at December 31, 2022, which represents funds from the insurer to meet working capital requirements/ contingencies arising out of claim settlement.

Global Insurance Management Limited

Notes to the condensed consolidated financial statements (in USD)

(Unaudited)

10.
Provision for income tax

	As of March 31, 2023	As of December 31, 2022
Provision for income tax	—	3,369
Total	—	3,369

11.
Other current liabilities

	As of March 31, 2023	As of December 31, 2022
Statutory liabilities	155,464	128,869
Dividend payable	1,971,102	1,931,821
Deferred revenue	1,139,278	1,183,468
Total	3,265,844	3,244,158

12.
Contract liabilities

	As of March 31, 2023	As of December 31, 2022
Deferred revenue—non current	752,863	831,048
Total	752,863	831,048

13.
Revenue

The following table summarizes revenue by the Company’s service offerings:

Revenue from services	For the period ended March 31, 2023	For the period ended March 31, 2022
Commission income from underwriting, pricing and distribution*	7,241,720	8,467,520
Administration Fee from insurance support services & service plan administration	619,337	779,470
Total	7,861,057	9,246,990

* During the year 2022, the Company has modified the existing arrangement with the insurer where the Company can distribute insurance products directly to customers or through wholesale insurance intermediaries. The Company acts as a principal in the new arrangement with the insurer and has the right to determine the commission payable to intermediaries within the permissible limits prescribed by the Financial Services Authority (“FSA”) rules and regulations. The distribution fee has been accounted as per the agreed contractual terms with the insurer.

Global Insurance Management Limited

Notes to the condensed consolidated financial statements (in USD)

(Unaudited)

Point in time and over time revenue recognition

The Company recognised its revenue for the periods ended March 31, 2023 and March 31, 2022 as follows:

	For the period ended March 31, 2023	For the period ended March 31, 2022
Commission income—Point in time	7,241,720	8,467,520
Administration Fee—Over time	619,337	779,470
Total	7,861,057	9,246,990

14.
Contract balances

The following table provides information about receivables and contract liabilities from contracts with customers

	As of March 31, 2023	As of December 31, 2022
Contract liabilities
Deferred revenue—current	1,139,278	1,183,468
Deferred revenue—non current	752,863	831,048
Total contract liabilities	1,892,141	2,014,516

The Company records deferred revenues when cash payments are received or due in advance of Company’s performance. Deferred revenues primarily relate to commission income and administration fee. The amount of revenue recognized in the period ended March 31, 2023 that was included in the deferred revenue balance as of December 31, 2022 was $370,196. The amount of revenue recognized in the year ended December 31, 2022 that was included in the deferred revenue balance as of December 31, 2021 was $478,428. The Company’s remaining performance obligations in contracts with customers will be completed within one to seven years from the reporting date.

15.
Interest expense

	For the period ended March 31, 2023	For the period ended March 31, 2022
Other interest costs	(699)	(8,192)
	(699)	(8,192)

16.
Other income/(expense) net

	For the period ended March 31, 2023	For the period ended March 31, 2022
Interest Income	—	32
Miscellaneous income*	—	159,295
Foreign exchange fluctuation gain/(loss)	(114,676)	(318,699)
Total	(114,676)	(159,372)

* Miscellaneous income for the period ended March 31, 2022 includes following –

Liabilities no longer required written back—In the jurisdiction that the entity operates in, it is customary for amounts to be settled to trade creditors/suppliers within a period of 6-12 months. Since the time period for the claim for certain trade payable balances has elapsed, and these amounts are not due to the suppliers due to non-receipt of supplier invoice or communication for payment, the entity has written back the amounts of USD $297,092 to the statement of operations.

Global Insurance Management Limited

Notes to the condensed consolidated financial statements (in USD)

(Unaudited)

Further, the disclosure represents amounts due from trade receivables/customers which are outstanding for more than 2 years that have not been collected in spite of repeated follow-ups and are hence considered uncollectible and have been approved for write off by management for USD $137,797 for the period ended March 31, 2022.

17.
Deferred Tax

The components of the Company’s net deferred tax assets as of March 31, 2023 and as of December 31, 2022 is as follows:

Particulars	As of March 31, 2023	As of December 31, 2022
Deferred tax assets:
Net operating loss carry forwards	100,950	73,565
Depreciation and amortization	31,073	31,129
Deferred revenue	(68,838)	(89,465)
Balances written back	345,855	338,962
Others	43,005	18,671
Total deferred tax assets	452,045	372,862
Less: valuation allowance	(437,707)	(358,810)
Deferred tax assets, net of valuation allowance	14,338	14,052

The Company regularly reviews its deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing taxable temporary differences and tax planning strategies. The Company’s judgment regarding future profitability may change due to many factors, including future market conditions and the ability to successfully execute the business plans and/or tax planning strategies. Should there be a change in the ability to recover deferred tax assets, the Company’s income tax provision would increase or decrease in the period in which the assessment is changed.

The Company has Net Operating Losses (NOL), carry forwards of USD $531,317 and USD $396,670 as of March 31, 2023, and December 31, 2022 respectively, which if unutilized, will expire based on various statutes.

18.
Commitments and contingencies

Operating leases

The Company leases parking spaces, buildings, telephone systems and cars under operating lease agreements. Certain lease agreements include options to renew or terminate the lease, which are not reasonably certain to be exercised and therefore are not factored into the determination of lease payments. The lease agreements do not contain any material residual value guarantees or material restrictive covenants. The components of lease cost for the period ended March 31, 2023 and the year ended December 31, 2022 are summarized below:

i)
The following table presents the various components of lease costs:

Particulars	Period Ended March 31, 2023 (USD)	Year Ended December 31, 2022 (USD)
Lease:
Operating lease cost	13,880	58,359
Short-term lease cost	2,514	10,536
Total lease cost	16,394	68,895

Global Insurance Management Limited

Notes to the condensed consolidated financial statements (in USD)

(Unaudited)

ii)
The following table presents supplemental information relating to the cash flow and non-cash flows arising from lease transactions. Cash payments related to short-term leases are not included in the measurement of operating liabilities, and, as such, are excluded from the amounts below.

Particulars	Period Ended March 31, 2023 (USD)	Year Ended December 31, 2022 (USD)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	13,749	57,668
Right-of-use assets obtained in exchange for lease obligations:
Operating Assets	26,309	88,588

iii)
Balance sheet information related to leases are as follows:

Particulars	Period Ended March 31, 2023 (USD)	Year Ended December 31, 2022 (USD)
Operating Leases:
Operating Lease ROU Asset, net	13,028	26,310
Leased Buildings	229,209	225,886
Total operating lease right-of-use assets	242,234	252,196
Other current liabilities	13,828	26,963
Operating Lease Liabilities	—	—
Total operating lease liabilities	13,828	26,963

iv)
Weighted Average Remaining Lease Term (In years)

	Period Ended March 31, 2023 (USD)	Year Ended December 31, 2022 (USD)
Operating Leases	0.23	0.48

v)
Weighted Average Discount Rate

	Period Ended March 31, 2023 (USD)	Year Ended December 31, 2022 (USD)
Operating Leases	4.25%	4.25%

vi)
Maturities of lease liabilities were as follows:

Particulars	Lease Liabilities (USD)
For Year Ended December 31:	Period Ended March 31, 2023 (USD)	Year Ended December 31, 2022 (USD)
2023	13,888	27,221
Thereafter	—	—
Total Lease Payments	13,888	27,221
Less: Imputed Interest	(60)	(258)
Total	13,828	26,963

* The lease liabilities are translated into USD using the closing rate for the period ended March 31, 2023 and December 31, 2022, respectively

Global Insurance Management Limited

Notes to the condensed consolidated financial statements (in USD)

(Unaudited)

19.
Related party transactions
1)
Related parties with whom transactions have taken place during the period:

Party name	Relationship

AXA Partners Holding SA	Parent company

AXA UK PLC	Affiliate of the entity

AXA France IARD	Affiliate of the entity

AXA Assistance Italy	Affiliate of the entity

AXA Assistance Singapore	Affiliate of the entity

AXA Assistance Russia	Affiliate of the entity

AXA General Insurance Hongkong Limited	Affiliate of the entity

AXA Assistance Turkey	Affiliate of the entity

AXA Assistance UK Limited	Affiliate of the entity

AXA France VIE	Affiliate of the entity

IPA Partner Assistance S.A	Affiliate of the entity

AXA Affin General Insurance Berhad	Affiliate of the entity

AXA SA	Ultimate parent company

2)
Summary of the transactions with related parties as follows:

	For the period ended March 31, 2023	For the period ended March 31, 2022
AXA Services
Expense incurred on behalf of the Company	(458)	1,501
AXA UK PLC
Expense incurred on behalf of the Company	587	—
Expense incurred on behalf of AXA UK PLC	—	27,538
Services rendered	—	33,350
AXA France
Services rendered	6,292	5,840
Commission income from underwriting, pricing, and distribution	384,572	303,440
AXA Assistance Italy
Services rendered	7,347	4,695
AXA Assistance Singapore
Services rendered	2,936	7,148
AXA Assistance Malaysia

Global Insurance Management Limited

Notes to the condensed consolidated financial statements (in USD)

(Unaudited)

3)
Balance at the period ended

	As of
	March 31, 2023	December 31, 2022
- in respect of transactions with related parties
AXA UK PLC
-(Payable) / Receivable, net	11,249	11,025
AXA Services
-(Payable) / Receivable, net	(926)	(5,081)
AXA France
-(Payable) / Receivable, net	22,785	20,061
-(Payable) / Receivable, net	202,367	39,503
-(Payable) / Receivable, net (covered in due to insurer)	(14,374,007)	(11,331,788)
AXA Assistance Malaysia
-(Payable) / Receivable, net	70,276	68,876
AXA Assistance Italy
-(Payable) / Receivable, net	7,422	1,877
AXA Assistance Singapore
-(Payable) / Receivable, net	1,729	1,694
AXA France VIE
-(Payable) / Receivable, net	770	755
IPA Belgium
-(Payable) / Receivable, net	(1,156)	(1,133)
AXA Assistance UK
-(Payable) / Receivable, net	—	(145)

20.
Litigation and loss contingencies

From time to time, the Company may be subject to other legal proceedings, claims, investigations, and government inquiries (collectively, Legal Proceedings) in the ordinary course of business. It may receive claims from third parties asserting, among other things, infringement of their intellectual property rights, defamation, labour and employment rights, privacy, and contractual rights. There are no currently pending Legal Proceedings that the Company believes will have a material adverse impact on the business or condensed consolidated financial statements.

21.
Indemnifications

In the ordinary course of business, the Company enters into contractual arrangements under which the Company agrees to provide indemnification of varying scope and terms to customers, business partners, and other parties with respect to certain matters, including losses arising out of intellectual property infringement claims made by third parties, if the Company has violated applicable laws, if the Company is negligent or commits acts of willful misconduct, and other liabilities with respect to its products and services and its business. In these circumstances, payment is typically conditional on the other party making a claim pursuant to the procedures specified in the particular contract. To date, the Company has not incurred any material costs as a result of such indemnifications and has not accrued any liabilities related to such obligations in its consolidated financial statements.

22.
Material events

During June 2022, the Company entered into a securities purchase agreement (“Purchase agreement”) with Roadzen, Inc. a Delaware corporation and stockholders’ of the Company, pursuant to which Roadzen, Inc. shall acquire all of the common stock of the Company from the existing stockholders’ for a total purchase price of USD $6,049,000, subject to adjustment as set forth in the Purchase agreement. The acquisition of the Company’s remains subject to the satisfaction of certain customary closing conditions and the Company anticipates the closing to occur in the second/third quarter of the calendar year 2023.

Global Insurance Management Limited

Notes to the condensed consolidated financial statements (in USD)

(Unaudited)

23.
Subsequent events

The Company evaluated all events and transactions that occurred after March 31, 2023, through the date the condensed consolidated financial statements were issued. Based on the evaluation, the Company is not aware of any other events or transactions that would require recognition or disclosure in the condensed consolidated financial statements.

To the Board of Directors and shareholders of

Global Insurance Management Limited

Opinion

We have audited the accompanying consolidated financial statements of Global Insurance Management Limited and its subsidiary (collectively ‘the Company’) which comprise the consolidated balance sheet as of December 31, 2022, and consolidated reinstated balance sheet as of December 31, 2021, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended and the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and December 31, 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s responsibilities for the audit of the consolidated financial statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of management for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve (12) months from the date the consolidated financial statements are issued.

Auditor’s responsibilities for the audit of the consolidated financial statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ KNAV P.A.

Atlanta, Georgia

April 24, 2023

Global Insurance Management Limited

Consolidated Balance Sheets

(All amounts are stated in United States Dollars, unless otherwise stated)

	As of
Particulars	December 31, 2022	December 31, 2021 (restated)
Assets
Current assets:
Cash and cash equivalents	17,270,108	21,424,677
Accounts receivable, net	3,786,232	6,819,792
Other current assets	199,110	206,612
Total current assets	21,255,450	28,451,081
Property and equipment, net	31,550	295,995
Operating lease right-of-use assets	252,196	—
Deferred tax asset, net	14,052	15,717
Other assets	—	3,654
Total assets	21,553,248	28,766,447
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	1,420,822	1,932,516
Due to insurers	11,517,806	16,306,256
Income taxes	3,369	4,459
Short-term operating lease liabilities	26,963	—
Other current liabilities	3,244,158	2,041,685
Total current liabilities	16,213,118	20,284,916
Contract liabilities	831,048	1,360,793
Total liabilities	17,044,166	21,645,709
Stockholders’ equity
Common stock of Ordinary A and B shares, $ 1.326 (£1) par value per share, 250,000 shares authorized (Ordinary A, 1,400 shares and Ordinary B, 248,600 shares) ; 250,000 shares (Ordinary A 1,400 shares and Ordinary B 248,600) issued and outstanding as of December 31, 2022 and December 31, 2021 respectively	331,500	331,500
Retained earnings	4,569,971	6,422,604
Accumulated other comprehensive income	(392,389)	366,634
Total stockholders’ equity	4,509,082	7,120,738
Total liabilities and stockholders’ equity	21,553,248	28,766,447

Commitments and Contingencies (refer note 18)

The accompanying notes are an integral part of these consolidated financial statements.

Global Insurance Management Limited

Consolidated Statements of Operations and Comprehensive loss

(All amounts are stated in United States Dollars, unless otherwise stated)

	For the year ended
Particulars	December 31, 2022	December 31, 2021
Revenue	32,683,052	4,896,121
Costs and expenses:
Cost of services (excluding depreciation and amortization expense)	1,855,878	1,438,575
Sales and marketing expenses	28,382,202	—
General and administrative expenses	3,379,709	4,221,685
Depreciation and amortization expenses	29,512	30,022
Total costs and expenses	33,647,301	5,690,282
Loss from operations	(964,904)	(794,161)
Finance expense	(17,623)	(5,721)
Other income/(expense) net	1,061,716	(42,639)
Profit/(loss) before income tax expense	79,844	(842,521)
Income tax expense	655	1,292
Net profit/(loss)	79,189	(843,813)
Other comprehensive income (loss), net of deferred income taxes:
Foreign currency translation adjustments	(759,023)	(79,704)
Total comprehensive loss	(679,834)	(923,517)

The accompanying notes are an integral part of these consolidated financial statements.

Global Insurance Management Limited

Consolidated Statements of Stockholders’ Equity

(All amounts are stated in United States Dollars, except number of shares or unless otherwise stated)

	Common stock		Retained	Accumulated other comprehensive	Total stockholders’
	Shares	Amount	earnings	income/ (loss)	equity
Balance as of January 1, 2021	250,000	331,500	7,594,821	446,338	8,372,659
Adjustments:
Net loss	—	—	(843,813)	—	(843,813)
Foreign currency translation adjustments	—	—	—	(79,704)	(79,704)
Balance as of December 31, 2021	250,000	331,500	6,751,008	366,634	7,449,142
Dividends declared:
Dividend declared during the year (refer note 23)	—	—	(328,405)	—	(328,405)
Restated balance as of December 31, 2021	250,000	331,500	6,422,603	366,634	7,120,737
Adjustments:
Net profit			79,189		79,189
Foreign currency translation adjustments				(759,023)	(759,023)
Dividends declared:
Dividend declared during the year			(1,931,821)		(1,931,821)
Balance as of December 31, 2022	250,000	331,500	4,569,971	(392,389)	4,509,082

The accompanying notes are an integral part of these consolidated financial statements.

Global Insurance Management Limited

Consolidated Statements of Cash Flows

(All amounts are stated in United States Dollars, unless otherwise stated)

	For the year ended December 31, 2022	For the year ended December 31, 2021
Cash flows from operating activities
Net profit /(loss) after tax	79,190	(843,813)
Adjustments to reconcile net profit/ (loss) to net (cash used)/ generated from operating activities:
Depreciation and amortization	29,512	30,022
Foreign exchange loss/(gains)	(1,116,808)	497,126
Liabilities no longer required written back	(153,026)	(636,584)
Changes in assets and liabilities
Income taxes	(655)	(49,400)
Accounts receivable	3,893,417	(2,848,500)
Other current assets	(83,792)	(29,401)
Due to insurers	(3,606,842)	10,153,973
Accounts payable and accrued expenses	(679,298)	(3,862,526)
Net cash (used in)/ generated from operating activities	(1,638,302)	2,410,897
Cash flows from investing activities
Purchase of equipment	(60,357)	(25,586)
Net cash used in investing activities	(60,357)	(25,586)
Cash flows from financing activities
Dividend paid	(309,404)	—
Net cash (used in)/ generated from financing activities	(309,404)	—
Effect of exchange rate changes on cash and cash equivalents	(2,146,506)	(124,193)
Net change in cash and cash equivalents	(4,154,569)	2,261,118
Cash and cash equivalents at the beginning of the year	21,424,677	19,163,559
Cash and cash equivalents at the end of the year	17,270,108	21,424,677
Supplemental disclosure of cash flow information
Cash paid for income taxes, net of refunds	655	—

The accompanying notes are an integral part of these consolidated financial statements.

Global Insurance Management Limited

Notes to the Consolidated Financial Statements (Amounts in USD)

1.
Organization and nature of operations

Global Insurance Management Limited and its subsidiary A1 Guarantee Limited (collectively, “Global”, or the “Company”) are incorporated in the United Kingdom. The Company is a wholly owned subsidiary of AXA Partners Holdings SA. The Company is engaged in providing insurance support services that includes underwriting, insurance distribution, claim handling and processing to insurance companies and original equipment manufacturers OEM’s.

2.
Significant accounting policies
a)
Basis of presentation and consolidation

The accompanying consolidated financial statements are prepared on the accrual basis of accounting in accordance with the accounting and reporting requirements of US GAAP to reflect the consolidated financial position, consolidated results of operations and consolidated cash flows of the Company. The consolidated financial statements include the accounts of Global Insurance Management Limited and its subsidiary, A1 Guarantee Limited. All intercompany balances and transactions have been eliminated. When the Company does not have a controlling interest in an investee but exerts significant influence over the investee, the Company applies the equity method of accounting. The consolidated financial statements are for the fiscal years ended December 31, 2022, and December 31, 2021.

b)
Use of estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions, which affect the reported amounts in the financial statements and accompanying notes. Estimates are based on historical experience, where applicable, and other assumptions which management believes are reasonable under the circumstances. On an ongoing basis, the Company evaluates its estimates, including those related to the allowance for accounts receivable, fair values of financial instruments, impairment of non-financial assets, incremental borrowing rate useful lives of property and equipment and intangible assets, income taxes, certain deferred tax assets and tax liabilities, other contingent liabilities and revenue recognition. Although these estimates are inherently subject to judgment and actual results could differ from those estimates, management believes that the estimates used in the preparation of the consolidated financial statements are reasonable.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

c)
Revenue

Revenues consist primarily of revenue from:

•
Distribution fee from underwriting, pricing and distribution
•
Administration fee from Insurance support services & Service plan administration

The Company recognizes revenue at the time of transfer of promised services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services. Revenues cannot be recognized until the performance obligation(s) are satisfied and control is transferred to the customer.

Distribution fee

Distribution fee from underwriting and pricing

The Company enters into contract with insurance companies for the purpose of underwriting insurance products for the automotive segment including its pricing on behalf of insurer. The risk of underwriting the insurance contract is covered by the insurer and thus the Company is considered as an agent for the purpose of recognizing revenue. The Company’s performance obligation under the contract is to underwrite and price the policies. The Company generates distribution fee termed as Managing General Agent fee (MGA fee) on provision of those services. The distribution fee is determined as a percentage of net insurance premium payable to the insurer, (net of all commission, royalties and administration fees).

Revenue from underwriting and pricing is recognized upfront based on point in time i.e., at the time the policy is issued to the customer.

Distribution fee from selling insurance policies

The Company enters into a contract with Insurance Companies to sell the insurance policies to the end customer/subscriber. The Company’s performance obligation is to identify the end customer and sell insurance policies as per the Financial Service Authority (FSA) rules and regulations for which the Company gets a distribution fee which is recognized upfront based on point in time i.e. at the time the policy is issued to the customer. (Refer to Note 13 for additional details)

Administration fee from Insurance support & Service plan administration

The Company enters into a contract with insurance companies to provide insurance support services which includes premium collection, policy administration, claims handling and processing, customer service, updating customer files etc. to the policyholders/subscribers. Revenue is recognized over time as the performance obligations are satisfied through effort expended to research, investigate, evaluate, document and processing the claim and control of these services transferred to customer. The Company’s obligation to manage and process the claims under insurance support services can range from one (1) to seven (7) years. The Company receives administration fees from its customers at inception of the contract prior to completion of transferring the services to the customer.

The Company’s performance obligation under these contracts is to provide the above services as a stand ready obligation. The obligation to provide insurance services lies with the insurer and the group has no interest other than the commission/ management fee retained. The Company provides the above services on behalf of the insurance companies and accordingly is considered as agent for the purpose of recognizing revenue.

The Company enters into a contract with Original Equipment Manufacturer (‘OEMs’) primarily to administer the service plans/ extended warranty schemes launched by OEM’s. The Company’s performance obligation under the contract is scheme administration. The Company acts on behalf of the OEM’s and accordingly is considered as agent for the purpose of recognizing revenue as the primary obligation to fulfil the extended warranty schemes is of the OEM’s. The administration fees received from provision of service plan administration is recorded ratably over the tenure of contract which usually ranges from one (1) year to seven (7) years.

d)
Contract liabilities

Contract liabilities consist of amounts paid by the Company’s customers for which the associated performance obligations have not been satisfied and revenue has not been recognized based on the Company’s revenue recognition criteria described above.

When the Company receives consideration from a customer prior to transferring services (insurance support services and service plan administration) to the customer, it records deferred revenue on the

Company’s consolidated balance sheets, which represents a contract liability. Contract liabilities are classified as current in the consolidated balance sheet under other current liabilities when the revenue recognition associated with the related customer payments and invoicing is expected to occur within one year and as contract liabilities when the revenue recognition associated with the related customer payments and invoicing is expected to occur in more than one year from the balance sheet date.

e)
Cost of services

Company’s cost of services includes cost of employees, third party service costs and other direct expenses related to facilities.

Costs forming part of cost of services are recognized as incurred.

f)
Sales and marketing expenses

This function includes expenses incurred directly or indirectly by the marketing function of the business. The Company establishes arrangements through which insurance products are sold and marketed through dealer network in compliance with FSA rules and regulations. The costs related to dealer commission incurred by the Company directly is recognized as customer acquisition cost in sales and marketing expenses as and when incurred on each contract separately since these costs are not expected to be recovered.

g)
Cash and cash equivalents

Cash and cash equivalents primarily represent cash balances in current bank accounts. The Company considers all short-term deposits with an original maturity of three (3) months or less, when purchased, to be cash equivalents.

The Company collects funds as premium from insured customers and maintains those funds for the purpose of providing insurance support services.

h)
Accounts receivable, net

The Company classifies its right to consideration in exchange for deliverables as either accounts receivable or a contract asset. An account receivable is a right to consideration that is unconditional (i.e., only the passage of time is required before payment is due). The payment terms are generally 30 to 90 days from the invoice date Accounts receivable are stated net of allowance for doubtful accounts. Outstanding accounts receivable are reviewed periodically, and allowances are provided for the estimated amount of receivables that may not be collected. Accounts receivable, less allowance for doubtful accounts, reflect the net realizable value of receivables and approximate fair value. In establishing the required allowance, management considers customers’ financial conditions, the amount of receivables in dispute, historical experience and the current receivables’ aging, which are reviewed periodically and as needed. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

i)
Property and equipment

Property and equipment represent the costs of, furniture and fixtures, office and computer equipment. Cost also includes any costs necessarily incurred to bring asset to the condition and location necessary for its intended use. Property and equipment are stated at cost, less accumulated depreciation and impairment losses. Depreciation is calculated using the straight-line method over the assets’ estimated useful lives as follows:

Assets	Useful life in years
Computers	3-5 years
Furniture and fixtures	3-5 years
Office equipment	3-5 years

The Company reviews the remaining estimated useful lives of its property and equipment on an ongoing basis. Management is required to use judgment in determining the estimated useful lives of such assets. Changes in circumstances such as technological advances, changes to the Company’s business model, changes in the Company’s business strategy, or changes in the planned use of property and equipment could result in the actual useful lives differing from the Company’s current estimates. In cases where the Company determines that the estimated useful life of property and equipment should be shortened or extended, the Company would apply the new estimated useful life prospectively.

The Company reviews property and equipment for impairment when events or circumstances indicate the carrying amount may not be recoverable.

Costs of maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred. Upon retirement or sale, the cost and related accumulated depreciation are removed from the consolidated balance sheet and the resulting gain or loss is reflected in Consolidated Statements of Operation and Comprehensive loss.

j)
Intangibles, net

The Company capitalizes costs incurred on its internal-use software during the application development stage as intangibles under development. Costs related to preliminary project activities and post implementation activities are expensed as incurred. Once the developed software is available for intended use, capitalization ceases, and the Company estimates the useful life of the asset and begins amortization. Internal-use software is amortized on a straight-line basis over its estimated useful life which is generally five (5) to seven (7) years.,

The Company evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

k)
Impairment of long-lived assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Such assets are considered to be impaired if the carrying amount of the assets is higher than the future undiscounted net cash flows expected to be generated from the assets. The impairment amount to be recognized is measured by the amount by which the carrying value of the assets exceeds its fair value.

The estimated useful life of an identified long-lived asset is based on a number of factors including the effects of obsolescence, demand, competition, and other economic factors (such as the stability of the industry and known technological advances) and level of maintenance expenditures required to obtain the expected future cash flows from the asset.

l)
Leases

The Company as a lessee—operating leases

Effective January 1, 2022, the Company has accounted for leases in accordance with Accounting Standards Codification (“ASC”) 842, Leases (“ASC 842”). The standard establishes a right-of-use (ROU) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the Consolidated Statements of Operations and Comprehensive loss.

The Company adopted ASC 842 using a modified retrospective transition approach as permitted by the amendments of ASU 2018-11 Leases (Topic 842): Target Improvements, which provides an alternative modified retrospective transition method. As a result, the Company is not required to adjust the comparative period financial information for effects of the standard or make the new required lease disclosures for periods before the date of adoption (i.e., January 1, 2022). The Company has elected to adopt the package of transition practical expedients and, therefore, has not reassessed (i) whether existing or expired contracts contain a lease, (ii) lease classification for existing or expired leases, or (iii) the accounting for initial direct costs that were previously capitalized. The Company does not recognize short term leases that have a term of twelve months or less as ROU assets or lease liabilities. The Company’s short-term leases are not material and do not have a material impact on its ROU assets or lease liabilities.

The Company determines if an arrangement is a lease at contract inception. A lease exists when a contract conveys to the customer the right to control the use of identified property, or equipment for a period of time in exchange for consideration. The definition of a lease embodies two conditions: (i) there is an identified asset in the contract that is land or a depreciable asset, and (ii) the customer has a right to control the use of the identified asset. The Company entered into lease contracts for office premises. Upon adoption, the Company recognized USD $88,588 of ROU assets and lease liabilities on the consolidated Balance Sheets. See Note 18 for additional disclosures related to leases.

ROU assets are initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred, less any lease incentives received. The lease liabilities are initially measured at the present value of the unpaid lease payments at the lease commencement date. Lease expense, for operating leases, is recognized on a straight-line basis over the lease term.

The incremental borrowing rate is used as the discount rate to calculate present value of lease payments and determine lease assets and liabilities, as the rate implicit in the lease is not determinable. The incremental borrowing rate represents the rate of interest the Company would have to pay to borrow on a collateralized loan over a similar term an amount equal to the lease payments in a similar economic environment. The Company has adopted Govt bond discount rate as its incremental borrowing rate. Operating lease assets also include prepaid lease payments and incentives received before lease commencement.

Leases with renewal options are included if deemed reasonably certain to be exercised. The exercise of renewal options for office space is at the Company’s discretion.

The Company does not currently maintain any finance lease arrangements.

m)
Fair value measurements and financial instruments

The Company holds financial instruments that are measured at fair value or fair value is used for disclosure purposes. Fair value is determined in accordance with a fair value hierarchy that prioritizes the inputs and assumptions used, and the valuation techniques used to measure fair value. The three levels of the fair value hierarchy are described as follows:

Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels. The Company establishes the fair value of its assets and liabilities using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and established a fair value hierarchy based on the inputs used to measure fair value. The recorded amounts of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses and other liabilities approximate fair value due to their relatively short maturities.

n)
Foreign currency

Functional currency

The functional currency for the Company is the British Pound Sterling (GBP). All assets and liabilities denominated in foreign currency are translated using exchange rates in effect at the end of the year. Revenues and expenses are translated using the average exchange rate for the reporting period. The resulting cumulative translation adjustments are presented as a separate component of consolidated stockholders’ equity as accumulated comprehensive income (loss).Functional currency translation.

The consolidated financial statements are reported in the United States Dollars (USD). All transactions in foreign currencies are translated to the respective functional currencies using the prevailing exchange rates on the date of such transactions. All monetary assets and liabilities denominated in foreign currencies are translated to the functional currency at the exchange rate at the reporting date. All nonmonetary assets and liabilities that are measured at fair value in a foreign currency are translated to the functional currency at the exchange rate when the fair value was determined. All foreign currency differences are generally recognized in the consolidated statement of operation and comprehensive loss, except for non-monetary items denominated in foreign currency and measured based on historical cost, as they are not translated.

o)
Employee defined contribution plan

The Company contributes to a defined contribution plan which is a pension plan under which fixed contributions are paid into a pension fund and the Company has no legal or constructive obligation to pay further contributions even if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods.

The contribution made in the defined contribution plan is charged in the Company’s consolidated statement of operation and comprehensive loss in the period in which the services are rendered by the employees.

p)
Operating Segments

Operating segments are defined as components of an entity where discrete financial information is evaluated regularly by the chief operating decision marker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM reviews financial information presented on a consolidated basis for the purposes of making operating decisions, allocating resources and evaluating financial performance. Accordingly, the Company has determined that it operates in a single reporting segment.

q)
Income/(loss) per share attributable to common shareholders

Basic earnings per share (“EPS”) is computed by dividing Net income (loss) attributable to Global Insurance Management Ltd by the weighted-average number of shares of Ordinary A and Ordinary B outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised, resulting in the issuance of shares of Ordinary A and Ordinary B Common Stock that would then share in the earnings of Global Insurance Management Ltd. In periods in which the Company reports a net loss available to stockholders, diluted net loss per share available to stockholders would be the same as basic net loss per share available to stockholders, since dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.

r)
Income taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements. In estimating future tax consequences, generally all expected future events other than enactments or changes in the tax law or rates are considered.

The Company accounts for uncertainty in tax positions recognized in the consolidated financial statements by recognizing a tax benefit from an uncertain tax position when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized.

As of the years ended December 31, 2022 and December 31, 2021, the Company had no unrecognized tax benefits and does not anticipate any significant change to the unrecognized tax benefit balance

Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their tax bases and for all operating loss and tax credit carryforwards, if any. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax laws or rates is recognized in the consolidated statement of operation and comprehensive loss in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Future realization of deferred tax assets ultimately depends on the existence of sufficient taxable income of the appropriate character within the carryback or carryforward periods available under the applicable tax law.

The Company regularly reviews the deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies. The Company’s judgment regarding future profitability may change due to many factors, including future market conditions and the ability to successfully execute the business plans and/or tax planning strategies. Should there be a change in the ability to recover deferred tax assets, the Company’s income tax provision would increase or decrease in the period in which the assessment is changed.

s)
Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Contingent liabilities are not recognized but are disclosed in the notes to the consolidated financial statements. Contingent assets are neither recognized nor disclosed in the consolidated financial statements.

t)
Recently issued accounting pronouncements and not yet adopted
i.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets by requiring an allowance to be recorded as an offset to the amortized cost of such assets. ASU 2016-13 will become effective for the Company on April 1, 2023, and the modified retrospective approach is the only available option, with a cumulative effect adjustment recorded to accumulated earnings (deficit) as of the date of the adoption. The Company is evaluating the impact of adopting this standard on its consolidated carve-out financial statements.
ii.
In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires acquiring entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. ASU 2021-08 will become effective for public entities for fiscal years beginning after December 15, 2022, to be applied prospectively to business combinations occurring on or after the effective date of the ASU, with early adoption permitted. The adoption of this standard will have no impact to the Company’s historical consolidated carve-out financial statements.
3.
Cash and cash equivalents

	As of December 31, 2022	As of December 31, 2021
Balances with banks in current accounts	17,269,878	21,424,342
Cash in hand	230	335
Total	17,270,108	21,424,677

4.
Accounts receivable, net

	As of December 31, 2022	As of December 31, 2021
Accounts receivable	3,786,232	6,819,792
Less: allowance for doubtful accounts	—	—
Accounts receivable, net	3,786,232	6,819,792

5.
Other current assets

	As of December 31, 2022	As of December 31, 2021
Prepaid expenses	195,533	167,490
Other advances	3,577	39,122
Total	199,110	206,612

6.
Property and equipment, net

The components of property and equipment, net was as follows:

	As of December 31, 2022	As of December 31, 2021
Computer	183,802	131,411
Leased building	—	279,183
Furniture & Fixtures	102,449	19,312
Total	286,251	429,906
Less: Accumulated depreciation	(254,701)	(133,911)
Property and equipment, net	31,550	295,995

7.
Intangible assets, net

The components of intangible assets, net was as follows:

	As of December 31, 2022	As of December 31, 2021
Computer Software	240,542	269,054
Less: Accumulated amortisation	(240,542)	(269,054)
Intangible assets, net	—	—

8.
Accounts payable and accrued expenses

	As of December 31, 2022	As of December 31, 2021
Accounts Payable	705,714	1,627,462
Accrued Expenses	715,108	305,054
Total	1,420,822	1,932,516

9.
Due to insurers

Due to insurer represents the net amounts of premium due to insurer based on the respective contract with each insurer. The net amount due is equal to the gross written premium less the Company’s distribution fee for policies that have reached their effective date. Sum due to insurer includes $2,838,617 and $3,175,083 in the year ended December 31, 2022 and 2021 respectively, which represents funds from the insurer to meet working capital requirements/ contingencies arising out of claim settlement.

10.
Provision for income tax

	As of December 31, 2022	As of December 31, 2021
Provision for income tax	3,369	4,459
Total	3,369	4,459

11.
Other current liabilities

	As of December 31, 2022	As of December 31, 2021
Statutory liabilities	128,869	159,081
Dividend Payable (restated)—refer note 23	1,931,821	326,715
Deferred revenue	1,183,468	1,555,889
Total	3,244,158	2,041,685

12.
Contract liabilities

	As of December 31, 2022	As of December 31, 2021
Deferred revenue—Non current	831,048	1,360,793
Total	831,048	1,360,793

13.
Revenue

The following table summarizes revenue by the Company’s service offerings:

Revenue from services	For the year ended December 31, 2022	For the year ended December 31, 2021
Distribution fee from underwriting, pricing and distribution*	29,327,067	1,556,155
Administration fee from Insurance support services & Service plan administration	3,355,985	3,339,966
Total	32,683,052	4,896,121

* During the current year, the Company has modified the existing arrangement with the insurer where the Company can distribute insurance products directly to customers or through wholesale insurance intermediaries. The Company acts as a principal in the new arrangement with the insurer and has the right to determine the commission payable to intermediaries within the permissible limits prescribed Financial Services Authority (FSA) rules and regulations. The distribution fee has been accounted as per the agreed contractual terms with the insurer.

Point in time and over time revenue recognition

The Company recognized its revenue for the periods ended December 31, 2022 and December 31, 2021 as follows:

	December 31, 2022	December 31, 2021
Distribution fee—Point in time	29,327,067	1,556,155
Administration fee—Over time	3,355,985	3,339,966
Total	32,683,052	4,896,121

14.
Contract balances

The following table provides information about receivables and contract liabilities from contracts with customers

	For the year ended December 31, 2022	For the year ended December 31, 2021
Contract liabilities
Deferred revenue—current	1,183,468	1,555,889
Deferred revenue—Non current	831,048	1,360,793
Total contract liabilities	2,014,516	2,916,682

The Company records deferred revenues when cash payments are received or due in advance of Company’s performance. Deferred revenues primarily relate to distribution fee and administration fee. The amount of revenue recognized in the year ended December 31, 2022 that was included in the deferred revenue balance as of December 31, 2021 was $1,473,449. The amount of revenue recognized in the year ended December 31, 2021 that was included in the deferred revenue balance as of December 31, 2020 was $1,375,933. The Company’s remaining performance obligations in contracts with customers will be completed within one (1) to seven (7) years from the reporting date.

15.
Other income/(expense) net

	For the year ended December 31, 2022	For the year ended December 31, 2021
Interest Income	62	150
Miscellaneous income*	153,026	636,584
Foreign exchange fluctuation gain/(loss)	908,628	(679,373)
Total	1,061,716	(42,639)

* (Miscellaneous income includes write back of trade payable balances $285,400 and $651,113 during the year December 2022 and December 2021 respectively which were outstanding for a longer period and trade receivable balance of $132,374 and $15,383 which were written off during the year December 2022 and December 2021 respectively.)

16.
Income taxes

The components of the provision for income taxes for the years ended December 31, 2022 and December 31, 2021 was as follows:

Particulars	For the year ended December 31, 2022	For the year ended December 31, 2021
Current taxes	655	—
Deferred taxes	—	1,292
Total provision for income taxes	655	1,292

17.
Deferred Tax

The components of the Company’s net deferred tax assets as of the years ended December 31, 2022, and December 31, 2021 was as follows:

Particulars	As of December 31, 2022	As of December 31, 2021
Deferred tax assets:
Net operating loss carry forwards	73,565	88,611
Depreciation and amortization	31,129	38,512
Deferred revenue	(89,465)	(195,248)
Balance written back	338,962	278,097
Others	18,671	17,224
Total deferred tax assets	372,862	227,196
Less: valuation allowance	(358,810)	(211,479)
Deferred tax assets, net of valuation allowance	14,052	15,717

The Company regularly reviews its deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing taxable temporary differences and tax planning strategies. The Company’s judgment regarding future profitability may change due to many factors, including future market conditions and the ability to successfully execute the business plans and/or tax planning strategies. Should there be a change in the ability to recover deferred tax assets, the Company’s income tax provision would increase or decrease in the period in which the assessment is changed.

The Company has Net Operating Losses (NOL), carry forwards of USD $387,185 and USD $466,375 as of December 31, 2022 and 2021 respectively, which if unutilized will expire based on various statutes.

The following is a reconciliation of the federal statutory income tax rate to the Company’s effective tax rate for the year ended December 31, 2022 and December 31, 2021 was as follows:

Particulars	For the period ended December 31, 2022	For the period ended December 31, 2021
Federal statutory income tax rate	19.00%	19.00%
Valuation allowance	184.52%	(2.36)%
Other	(202.70)%	(16.79)%
Total provision for income taxes	0.82%	(0.15)%

18.
Commitments and contingencies

Operating leases

The Company leases parking spaces, buildings, telephone systems and cars under operating lease agreements. Certain lease agreements include options to renew or terminate the lease, which are not reasonably certain to be exercised and therefore are not factored into the determination of lease payments. The lease agreements do not contain any material residual value guarantees or material restrictive covenants. The components of lease cost for the year ended December 31, 2022 is summarized below:

i) The following table presents the various components of lease costs:

Particulars	Year Ended 31 December 2022 (USD)
Lease:
Operating lease cost	58,359
Short-term lease cost	10,536
Total lease cost	68,895

ii) The following table presents supplemental information relating to the cash flow and non cash flows arising from lease transactions. Cash payments related to short-term leases are not included in the measurement of operating liabilities, and, as such, are excluded from the amounts below.

Particulars	Year Ended 31 December 2022 (USD)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	57,668
Right-of-use assets obtained in exchange for lease obligations:
Operating Assets	88,588

iii) Balance sheet information related to leases are as follows:

Particulars	Year Ended 31 December 2022 (USD)
Operating Leases:
Operating Lease ROU Asset, net	252,196
Other current liabilities	26,963
Operating Lease Liabilities*	—
Total operating lease liabilities	26,963

iv) Weighted Average Remaining Lease Term (In years)

Year Ended 31 December 2022
Operating Leases	0.48

v) Weighted Average Discount Rate

Year Ended 31 December 2022
Operating Leases	4.25%

vi) Maturities of lease liabilities were as follows:

Particulars	Lease Liabilities (USD)
For Year Ended 31st December:
2023	27,221
Thereafter	—
Total Lease Payments	27,221
Less: Imputed Interest	(258)
Total	26,963

* The lease liabilities are translated into USD using the closing rate for the year ended December 31, 2022

19.
Related party transactions
1)
Related parties with whom transactions have taken place during the year:

Party name	Relationship

AXA Partners Holding SA	Parent company

AXA Services Ltd	Affiliate of the entity

AXA UK Plc	Affiliate of the entity

AXA France IARD S.A	Affiliate of the entity

Inter Partner Assistance Company	Affiliate of the entity

AXA Insurance Pte Ltd	Affiliate of the entity

Societe Generale Insurance Russia	Affiliate of the entity

AXA General Insurance Hong Kong Limited	Affiliate of the entity

AXA Sigorta	Affiliate of the entity

AXA Affin General Insurance Berhad	Affiliate of the entity

IPA Partner Assistance S.A	Ultimate parent company

2)
Summary of the transactions with related parties as follows:

	For the year ended
Transactions during the year	December 31, 2022	December 31, 2021
AXA Services Ltd
Expense incurred on behalf of the Company	3,845	—
AXA UK PLC
Expense incurred on behalf of the Company	32,941	—
Services rendered	64,075	68,010
AXA Affin General Insurance Berhad
Services rendered	68,876	71,240
AXA France IARD SA
Services rendered	21,911	—
Distribution fee from underwriting, pricing and distribution	29,327,066	1,556,156
Services received during the year	—	350,962

3)
Balance at the year end

	As at
	December 31, 2022	December 31, 2021
- in respect of transactions with related parties
AXA Partners Holding SA
-(Payable) / Receivable, net	—	131,954
AXA Services Ltd
-(Payable) / Receivable, net	(5,081)	—
AXA France IARD SA
-(Payable) / Receivable, net	59,564	61,077
-(Payable) / Receivable, net (covered in due to insurer)	(11,331,788)	(17,154,996)
AXA Affin General Insurance Berhad
-(Payable) / Receivable, net	68,876	71,240
AXA Assistance UK Plc
-(Payable) / Receivable, net	(145)	—

20.
Litigation and loss contingencies

From time to time, the Company may be subject to other legal proceedings, claims, investigations, and government inquiries (collectively, Legal Proceedings) in the ordinary course of business. It may receive claims from third parties asserting, among other things, infringement of their intellectual property rights, defamation, labor and employment rights, privacy, and contractual rights. There are no currently pending Legal Proceedings that the Company believes will have a material adverse impact on the business or consolidated financial statements.

21.
Indemnifications

In the ordinary course of business, the Company enters into contractual arrangements under which the Company agrees to provide indemnification of varying scope and terms to customers, business partners, and other parties with respect to certain matters, including losses arising out of intellectual property infringement claims made by third parties, if the Company has violated applicable laws, if the Company is negligent or commits acts of willful misconduct, and other liabilities with respect to its products and services and its business. In these circumstances, payment is typically conditional on the other party making a claim pursuant to the procedures specified in the particular contract. To date, the Company has not incurred any material costs as a result of such indemnifications and has not accrued any liabilities related to such obligations in its consolidated financial statements.

22.
Material events

In June 2022, the Company entered into a securities purchase agreement (“Purchase agreement”) with Roadzen, Inc. a Delaware corporation and stockholders’ of the Company, pursuant to which Roadzen, Inc. shall acquire all of the common stock of the Company from the existing stockholders’ for a total purchase price of USD $6,049,000, subject to adjustment as set forth in the purchase agreement. The acquisition of the Company’s remains subject to the satisfaction of certain customary closing conditions and the Company anticipates the closing to occur in the second quarter of year 2023.

23.
Restatement of consolidated financial statements

During the year 2021, the board had declared an annual dividend of USD $328,405. The liability was not recorded in FY 2021 and the dividend was paid in the current FY ended December 2022. As a result, the previous period numbers have been restated in the current period consolidated financial statements and the change will have an impact on liability and consolidated Statement of Changes in Equity (SOCIE). The balance in SOCIE will be reduced from USD $6,751,008 to USD $6,422,603 as compared to the previously issued consolidated financial statements.

The following table summarises the impacts on the Group’s consolidated financial statements

Consolidated Balance Sheet

	Impact of correction of error
As at December 31, 2021 (In USD)	As previously reported	Adjustments	As restated
Total Assets	28,766,447	—	28,766,447
Accounts payable and accrued expenses	1,932,516	—	1,932,516
Due to insurers	16,306,256	—	16,306,256
Income taxes	4,459	—	4,459
Other current liabilities	1,714,970	326,715	2,041,685
Total current liabilities	19,958,201	326,715	20,284,916
Contract liabilities	1,360,793	—	1,360,793
Total liabilities	21,318,994	326,715	21,645,709
Common Stock	331,500	—	331,500
Retained earnings	6,751,009	(328,405)	6,422,604
Accumulated other comprehensive income	364,944	1,690	366,634
Total equity	7,447,453	—	7,120,738
Total liabilities and stockholders’ equity	28,766,447	326,715	28,766,447

24.
Subsequent events

The Company evaluated all events and transactions that occurred after December 31, 2022, through the date the consolidated financial statements were issued. Based on the evaluation, the Company is not aware of any other events or transactions that would require recognition or disclosure in the consolidated financial statements.

NATIONAL AUTOMOBILE CLUB

UNAUDITED BALANCE SHEETS

As of March 31, 2023 and December 31, 2022

ASSETS

	2023	2022
Current assets
Cash and cash equivalents	$372,727	$2,917,521
Investments	3,600,000	1,000,000
Accounts receivable, net of allowance for doubtful accounts of $37,917 and $32,122, respectively	1,607,385	1,449,318
Income taxes receivable	10,370	10,370
Other receivable	73,959	39,005
Prepaid expenses	9,207	21,291
Total current assets	5,673,648	5,437,505
Noncurrent assets
Software, net of accumulated amortization of $1,438,619 and $1,429,565, respectively	16,384	25,438
Right-of-use asset	18,081	44,904
Other assets	9,077	9,077
Total noncurrent assets	43,542	79,419
Total assets	$5,717,190	$5,516,924
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$289,028	$427,125
Accrued expenses and other liabilities	399,087	272,217
Lease liability	18,649	45,520
Deferred revenues	128,389	125,871
Total current liabilities	835,153	870,733
Stockholders’ equity
Common stock, no par value, 5,000 shares authorized, 4,509 shares issued and outstanding	123,500	123,500
Additional paid-in capital	446,104	389,683
Unearned ESOP shares (1,938 and 2,000 shares, respectively)	(57,274)	(57,274)
Retained earnings	4,369,707	4,190,282
Total stockholders’ equity	4,882,037	4,646,191
Total liabilities and stockholders’ equity	$5,717,190	$5,516,924

See notes to unaudited financial statements.

NATIONAL AUTOMOBILE CLUB

UNAUDITED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

Three Months Ended March 31, 2023 and 2022

	2023	2022
Operating revenue
Commercial revenue	$3,522,537	$2,308,127
Membership dues	57,293	63,639
Total operating revenue	3,579,830	2,371,766
Operating expenses
Cost of revenue	2,940,098	1,897,862
Sales and marketing	63,247	55,822
General and administrative	423,350	385,492
Total operating expenses	3,426,695	2,339,176
Income from operations	153,135	32,590
Financial income (expense)
Interest expense	—	(720)
Unrealized loss on investments	(21,724)	(197,080)
Loss on pension plan settlement	—	(910,753)
Investment income, net	50,729	9,894
Total financial income (expense), net	29,005	(1,098,659)
Income (loss) before income tax expense	182,140	(1,066,069)
Income tax expense	(2,715)	—
Net income (loss)	$179,425	$(1,066,069)
Net income (loss)	$179,425	$(1,066,069)
Other comprehensive income, net of tax:
Change in pension liability	—	554,343
Comprehensive income (loss)	$179,425	$(511,726)

See notes to unaudited financial statements.

NATIONAL AUTOMOBILE CLUB

UNAUDITED STATEMENTS OF STOCKHOLDERS’ EQUITY

Three Months Ended March 31, 2023 and 2022

	Common Stock	Additional Paid-In Capital	Unearned ESOP Shares	Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance, December 31, 2021	$123,500	$166,236	$(59,507)	$5,070,861	$(554,343)	$4,746,747
Net loss	—	—	—	(1,066,069)	—	(1,066,069)
Other comprehensive income	—	—	—	—	554,343	554,343
ESOP shares allocated	—	55,863	558	—	—	56,421
Balance, March 31, 2022	$123,500	$222,099	$(58,949)	$4,004,792	$—	$4,291,442

	Common Stock	Additional Paid-In Capital	Unearned ESOP Shares	Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance, December 31, 2022	$123,500	$389,683	$(57,274)	$4,190,282	$—	$4,646,191
Net income	—	—	—	179,425	—	179,425
ESOP shares allocated	—	55,863	558	—	—	56,421
Balance, March 31, 2023	$123,500	$445,546	$(56,716)	$4,369,707	$—	$4,882,037

See notes to unaudited financial statements.

NATIONAL AUTOMOBILE CLUB

UNAUDITED STATEMENTS OF CASH FLOWS

Three Months Ended March 31, 2023 and 2022

	2023	2022
Cash flows from operating activities
Net income (loss)	$179,425	$(1,066,069)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,054	16,287
Non-cash lease operating expense	27,184	27,184
Unrealized losses on investments, net	—	197,080
Provision for doubtful accounts	6,000	—
Allocation of ESOP shares	56,421	56,421
Noncash pension plan income	—	(6,544)
Loss on pension plan settlement	—	910,753
Changes in operating assets and liabilities:
Accounts receivable	(164,067)	(118,121)
Other receivable	(34,954)	—
Prepaid expenses	12,084	(24,014)
Accounts payable	(138,097)	40,736
Accrued expenses and other liabilities	126,870	20,685
Operating lease liabilities	(27,232)	(26,425)
Deferred revenues	2,518	5,723
Net cash provided by operating activities	55,206	33,696
Cash flows from investing activities
Purchases of investments	(2,600,000)	—
Net cash used in investing activities	(2,600,000)	—
Net (decrease) increase in cash and cash equivalents	(2,544,794)	33,696
Cash and cash equivalents, beginning	2,917,521	1,004,409
Cash and cash equivalents, ending	$372,727	$1,038,105

See notes to unaudited financial statements.

NATIONAL AUTOMOBILE CLUB

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

National Automobile Club (the “Company”) is a nationwide provider of roadside assistance programs to commercial and government enterprises, and a membership organization whose primary purpose is to provide emergency road services to resident motorists of the State of California. The Company is wholly owned by the National Automobile Club Employee Stock Ownership Trust.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying balance sheet as of March 31, 2023, the statements of income and other comprehensive income, stockholders’ equity and cash flows for the three months ended March 31, 2023 and 2022, are unaudited. These unaudited financial statements are presented in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and do not include all disclosures normally required in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

In management’s opinion, the unaudited financial statements have been prepared on the same basis as the annual financial statements and include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company’s financial position as of March 31, 2023, and the Company’s results of its operations and cash flows for the three months ended March 31, 2023 and 2022. The results of operations for the three months ended March 31, 2023, are not necessarily indicative of the results to be expected for the full fiscal year or any other future interim or annual periods. The information contained within the unaudited financial statements should be read in conjunction with the Company’s annual financial statements for the years ended December 31, 2022 and 2021.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual events and results could differ from those estimates. The Company’s most significant estimates and judgements relate to estimated roadside service accruals, allowance for doubtful accounts, useful lives of software, equipment, leasehold improvements, incremental borrowing rate used in calculating the lease obligation and right-of-use asset, and the fair value of the Company’s common stock.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash equivalents. As of March 31, 2023, and December 31, 2022, cash and cash equivalents consisted of cash deposited with banks, money market funds and investments in U.S. treasury bills.

Accounts Receivable

Accounts receivable are reported at the amount management expects to collect from outstanding balances, do not bear interest and are not secured. Differences between the amount due and the amount management expects to collect are recognized as bad debt expense in the year in which those differences are determined, with an offsetting entry to the valuation allowance for accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Revenue Recognition

The Company derives its revenues from membership and commercial revenues. The Company determines the amount of revenue to be recognized through the following steps:

•
Identification of the contract or contracts with a customer – For commercial revenue, the Company’s contracts with customers are based on roadside assistance plans with specified fees. For membership revenue, the Company’s contracts with customers are subscription-based contracts.

NATIONAL AUTOMOBILE CLUB

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

•
Identification of the performance obligations in the contract – For commercial revenue, the Company provides roadside assistance to customers. For membership revenue, the Company makes available defined limited road assistance services to its members for a specified contract period, generally one year.
•
Determination of the transaction price – For commercial revenue, the Company charges its customers for different types of roadside assistance. For membership revenue, the Company charges its members annual membership fees.
•
Allocation of the transaction price to the performance obligations in the contract – The Company’s commercial and membership revenues have one performance obligation. Accordingly, there is no allocation required.
•
Recognition of revenue when or as the Company satisfies the performance obligation – For commercial revenue, the Company recognizes revenue when services have been provided to its customers. For membership revenue, the Company recognizes membership fees ratably over the membership period and unearned membership fees are deferred on the balance sheet.

Point in time and over time revenue recognition

The Company recognized its revenue for the three months ended March 31, as follows:

	2023	2022
Commercial revenue – point in time	$3,522,537	$2,308,127
Membership revenue – over time	57,293	63,639
	$3,579,830	$2,371,766

Payment terms on invoiced amounts are typically 30 days. In instances where the timing of revenue recognition differs from the timing of the right to invoice, the Company has determined that a significant financing component generally does not exist. The primary purpose of the Company’s invoicing terms is to provide customers with simplified and predictable ways of purchasing services and not to receive financing from or provide financing to the customer.

The Company excludes from revenue sales taxes and other government-assessed and imposed taxes on revenue generating activities that are invoiced to customers.

As of January 1, 2022, the Company’s accounts receivable and deferred revenue amounted to $869,539 and $134,847, respectively.

Investments

The Company’s investments consisted of equity securities and mutual funds (see Note 4), which are reported at estimated fair value.

Quoted market prices in active markets for identical assets are available for these investments, therefore, according to U.S. GAAP, these investments are classified as Level 1 (as defined below). For the periods ended March 31, 2023 and 2022, realized gains or losses are included in investment (loss) income in the accompanying Statements of Operations and Comprehensive (Loss) Income. The cost of investments sold is determined using the specific identification method.

Equipment and Leasehold Improvements

Equipment is stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful life of the assets, generally three to five years.

Leasehold improvements are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the lesser of the remaining term of the applicable lease or the estimated useful life of the assets, generally three to five years. Depreciation expense amounted to $0 and $1,505 for the three months ended March 31, 2023 and 2022, respectively.

NATIONAL AUTOMOBILE CLUB

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Software

Software is stated at cost, less accumulated amortization. Amortization is calculated using the straight-line method over the estimated useful life of the assets, generally three to five years. Amortization expense amounted to $9,055 and $14,782 for the three months ended March 31, 2023 and 2022, respectively.

Impairment of Long-lived Assets

Management reviews long-lived assets for impairments whenever changes in events or circumstances indicate the assets may be impaired. An impairment loss is recorded when the net book value of the asset exceeds its fair value. If the asset is determined to be impaired, the asset is written down to its realizable value, and the loss is recognized in income from operations in the period when such determination is made. No impairment charges were recorded during the year ended December 31, 2022, or the three months ended March 31, 2023.

PPP Loan

Loans obtained under the Payroll Protection Program of the CARES Act (the “PPP loan”) were accounted for in accordance with ASC Topic 470, Debt. The Company classified the PPP loan as a current liability as of December 31, 2021, as it was forgiven in December 2022 (see Note 6). The accrued interest was immaterial as of December 31, 2021.

The Company derecognized the PPP loan only when the loan was formally forgiven by the U.S. Small Business Administration and recognized a gain from the forgiveness of this loan. The resulting gain from the forgiveness of the loan was measured based on the total loan balance plus any accrued interest at the PPP loan derecognition date.

Leases

The Company determines if an arrangement is or contains a lease at inception, which is the date on which the terms of the contract are agreed to, and the agreement creates enforceable rights and obligations. A contract is or contains a lease when (i) explicitly or implicitly identified assets have been deployed in the contract and (ii) the customer obtains substantially all of the economic benefits from the use of that underlying asset and directs how and for what purpose the asset is used during the term of the contract. The Company also considers whether its service arrangements include the right to control the use of an asset.

The Company recognizes most leases on its balance sheets as a right-of-use (“ROU”) asset representing the right to use an underlying asset and a lease liability representing the obligation to make lease payments over the lease term, measured on a discounted basis. Leases are classified as either finance leases or operating leases based on certain criteria. Classification of the lease affects the pattern of expense recognition in the income statement.

The Company made an accounting policy election not to recognize ROU assets and lease liabilities for leases with a term of 12 months or less. For all other leases, ROU assets and lease liabilities are measured based on the present value of future lease payments over the lease term at the commencement date of the lease or January 1, 2022, for existing leases upon the adoption of ASC Topic 842, Leases. The ROU assets also include any initial direct costs incurred and lease payments made at or before the commencement date and are reduced by any lease incentives received. To determine the present value of lease payments, the Company made an accounting policy election available to non-public companies to utilize a risk-free borrowing rate, which is aligned with the lease term at the lease commencement date or remaining term for leases existing upon the adoption of ASC Topic 842.

The Company has made an accounting policy election to not reassess whether any expired or existing contracts are/or contain leases, not reassess the lease classification for any expired or existing leases, and not reassess initial direct costs for any existing leases.

Fair Value Measurements

U.S. GAAP clarifies fair value as an exit price, establishes a hierarchal disclosure framework for measuring fair value, and requires extended disclosures about fair value measurements. The provisions of U.S. GAAP apply to all financial assets and liabilities measured at fair value.

NATIONAL AUTOMOBILE CLUB

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value Measurements (Continued)

As defined in U.S. GAAP, fair value represents the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a result, fair value is a market-based approach that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

As a basis for considering these assumptions, U.S. GAAP defines a three-tier value hierarchy that prioritizes the inputs used in the valuation methodologies in measuring fair value.

Level 1 –	Quoted prices in active markets for identical assets or liabilities.

Level 2 –

Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 –	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of assets or liabilities.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Advertising Costs

The Company expenses advertising costs as incurred. The advertising expenses charged to operations for the three months ended March 31, 2023 and 2022, were $5,928 and $6,513, respectively.

Income Taxes

The Company, with the consent of its stockholders, has elected to be taxed under sections of federal and state income tax law, which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company’s items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements.

U.S. GAAP requires management to evaluate tax positions taken by the Company and recognize a tax liability if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by taxing authorities. Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance.

Under California law, an S corporation is subject to a 1.5% tax on its taxable income. The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of March 31, 2023, and December 31, 2022, the Company has not identified any significant unrecognized tax benefits or uncertain tax positions.

Recent Accounting Pronouncements

In June 2022, the FASB issued ASU 2022-03, Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions, which clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. ASU 2022-03 also clarifies that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restrictions. In addition, ASU 2022-03 requires additional disclosures for equity securities subject to contractual restrictions. This guidance is effective for years beginning after December 15, 2023, and interim periods within those years. The Company is currently evaluating the impact of this new guidance on its financial statements.

Changes in Accounting Principles

Effective January 1, 2022, the Company adopted Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), using the modified retrospective method. The adoption of ASC Topic 842 did not have any impact on the Company’s opening retained earnings as of January 1, 2022. The adoption of ASC Topic 842 primarily resulted in the recognition of operating lease liability

NATIONAL AUTOMOBILE CLUB

NOTES TO UNAUDITED FINANCIAL STATEMENTS

and a right of use asset totaling $148,745 as of January 1, 2022, based upon the present value of the remaining minimum rental payments using discount rates as of the adoption date. See Note 8 for additional discussion related to leases.

NATIONAL AUTOMOBILE CLUB

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Changes in Accounting Principles (Continued)

Upon adoption, the Company elected the following accounting policies or practical expedients related to ASC Topic 842. The Company elected to:

•
not reassess whether any expired or existing contracts are/or contain leases, not reassess the lease classification for any expired or existing leases, and not reassess initial direct costs for any existing leases;
•
apply exemption for short-term leases with lease term of less than 12 months. Short-term leases are not recorded in the balance sheet, and related lease expense are recognized on a straight-line basis over the lease term.

In August 2018, the FASB issued ASU 2018-14, Compensation—Retirement Benefits—Defined Benefit Plans—General (Subtopic 715-20): Disclosure Framework—Changes to the Disclosure Requirements for Defined Benefit Plans, which modifies the disclosure requirements for defined benefit pension plans and other post-retirement plans. This ASU became effective for the Company beginning on January 1, 2022. The adoption of the new standard did not result in a material impact on the Company’s financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which creates a new credit impairment standard for financial assets measured at amortized cost and available-for-sale debt securities. The ASU requires financial assets measured at amortized cost (including loans, trade receivables and held-to-maturity debt securities) to be presented at the net amount expected to be collected, through an allowance for credit losses that are expected to occur over the remaining life of the asset, rather than incurred losses. The ASU requires that credit losses on available-for-sale debt securities be presented as an allowance rather than as a direct write-down. The measurement of credit losses for newly recognized financial assets (other than certain purchased assets) and subsequent changes in the allowance for credit losses are recorded in the statement of operations as the amounts expected to be collected change. The ASU is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. ASU 2016-13 is effective for the Company as of January 1, 2023. The adoption of the new standard did not result in a material impact on the Company’s financial statements.

NOTE 3 – RISKS AND UNCERTAINTIES

Cash

The Company maintains its cash in bank deposit accounts, which, at times, may exceed insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Customers

There were three customers that represented approximately 28%, 26% and 24% of total accounts receivable at March 31, 2023. There were three customers that represented approximately 28%, 30%, and 21% of total accounts receivable at December 31, 2022.

During the three months ended March 31, 2023, three customers represented approximately 31%, 24% and 19% of total operating revenues. During the three months ended March 31, 2022, two customers represented approximately 45% and 31% of total operating revenues.

NOTE 4 – INVESTMENTS

Cost and fair value of investments of mutual funds at March 31, 2023, and December 31, 2022, are as follows:

	Gross Unrealized				Estimated
	Cost	Gains	Losses	Net	Fair Value
March 31, 2023
Mutual funds	$3,600,000	$—	$—	$—	$3,600,000

NATIONAL AUTOMOBILE CLUB

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 4 – INVESTMENTS (Continued)

	Gross Unrealized				Estimated
	Cost	Gains	Losses	Net	Fair Value
December 31, 2022
Mutual funds	$1,000,000	$—	$—	$—	$1,000,000

Net realized gains of $21,724 and $0 were recognized on sales of investments during the three months ended March 31, 2023 and 2022, respectively, and are included in investment (loss) income in the statements of operations and comprehensive (loss) income. Net dividend and interest income of $31,130 and $9,174 were recognized during the periods ended March 31, 2023 and 2022, respectively, and are included in investment (loss) income in the statements of operations and comprehensive (loss) income.

NOTE 5 – DEFINED BENEFIT PENSION PLAN

The Company had a defined benefit pension plan (the “Plan”) covering substantially all full-time employees hired before December 31, 2005. Benefits were based on age at retirement, years of credited service and average compensation prior to retirement. The Plan was frozen as of December 31, 2005.

In June 2022, the Company entered into a withdrawal agreement with the Plan to withdraw from the Plan with a zero payment effective March 31, 2022. Accordingly, this resulted in the derecognition of all pension assets and liabilities, and recognition of a loss on pension plan settlement of $910,753.

The following tables set forth the funded status of the plan and amounts recognized in the financial statements as of December 31, 2022.

Projected benefit obligation at beginning of year	$2,644,220
Interest cost	16,222
Actuarial loss (gain)	118,156
Benefits paid	(73,320)
Settlements	(2,705,278)
Projected benefit obligation at the end of the year	$—
Fair value of plan assets at beginning of year	$2,994,086
Employer contributions	—
Actual return on plan assets	(215,488)
Benefits paid	(73,320)
Settlements	(2,705,278)
Fair value of plan assets at the end of the year	$—
Funded status	$—
Unrecognized net actuarial loss	—
Net prior service cost	—
Prepaid benefit cost	$—

Amounts recognized on the balance sheet:
Prepaid benefit cost	$—
Accumulated other comprehensive (income) loss	—
Prepaid asset	$—
Reconciliation of prepaid benefit cost
Prepaid benefit cost, beginning of year	$904,209
Employer contributions	—
Pension expense	6,544
Loss on pension plan settlement	(910,753)
Prepaid benefit cost, end of year	$—

NATIONAL AUTOMOBILE CLUB

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 5 – DEFINED BENEFIT PENSION PLAN (Continued)

Net pension income included as part of general and administrative expense in the statements of operations and comprehensive income for the three months ended March 31, 2022, are as follows:

Interest cost	$16,222
Expected return on assets	(31,523)
Amortization of prior service cost	146
Amortization of actuarial loss	8,611
Net pension income	$(6,544)

NOTE 6 – NOTE PAYABLE

In April 2021, the Company obtained a PPP loan in the amount of $284,995. In December 2022, this PPP loan of $284,995 and the related accrued interest was fully forgiven by the SBA.

NOTE 7 – EMPLOYEE SAVINGS PLAN

The Company has an employee savings plan under Internal Revenue Code Section §401(k) for all employees after one year of service and completing 1,000 hours of service. The Company provides a safe harbor match contribution (a matching contribution of 100% dollar for dollar up to the first 3% of compensation contributed, plus 50% of compensation contributed in excess of 3% but not to exceed 5% of compensation). Under the safe harbor rules the Company’s match is fully vested. Contributions to the plan were $8,102 and $8,675 for the three months ended March 31, 2023 and 2022, respectively.

NOTE 8 – LEASE COMMITMENTS

Short-term leases

In August 2019, the Company signed a noncancelable facilities operating lease agreement with a term from September 2019 through September 2022. This agreement called for monthly rental payments of $1,934 starting October 1, 2019. Upon the lease expiration, the Company did not exercise the option to extend the lease, which expired in September 2022. The Company also leases various office equipment under noncancelable lease agreements expiring at various times through November 2020, with automatic renewal clauses at the end of the term. These leases have terms at the date of adoption of less than 12 months. Since these leases have terms at the date of adoption of less than 12 months, the Company treated these as short-term leases, and accordingly, did not recognize the related lease assets and liabilities in the balance sheet.

For the three months ended March 31, 2022 and 2021, total rent expense associated with these leases was $3,056 and $9,706, respectively.

Long-term lease

In February 2019, the Company signed a noncancelable facilities operating lease agreement with a term from April 2019 through May 2023. This agreement calls for monthly rental payments of $8,296 starting June 1, 2019. Since this lease has term at the date of adoption in excess of 12 months, the Company recognized the related lease assets and liabilities in the balance sheet.

The lease term and estimated discount rate for this operating lease were as follows:

Remaining lease term	1.42 years
Discount rate	5.25%

For the three months ended March 31, 2023 and 2022, total rent expense associated with this lease was $27,184 for each period.

In May 2023, the Company agreed to extend this lease through June 30, 2026, with one month of free rent, and monthly rental payments ranging from $8,906 to $9,736 starting in July 2023.

NATIONAL AUTOMOBILE CLUB

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 8 – LEASE COMMITMENTS (Continued)

Long-term lease (Continued)

The following is a schedule by years of undiscounted future minimum lease payments as of March 31, 2023:

Period from December 31, 2022 to May 31, 2023	$18,690
Less interest	(41)
Lease liability	$18,649

NOTE 9 – ESOP RETIREMENT PLAN

Employee Stock Ownership Plan

The Company sponsored the establishment of a leveraged Employee Stock Ownership Plan and Trust (the “ESOP”) that covers all employees with at least one year of service (defined as 1,000 hours in a year). Benefits are vested over five years and service prior to January 1, 2013, was grandfathered for vesting purposes. The ESOP’s plan year end coincides with the Company’s year end (December 31) and the ESOP’s start date was established retroactive to January 1, 2013.

Prior to the purchase of the shares by the ESOP, the Company redeemed all of its outstanding stock for the amount of $3,000,000. The Company then loaned $123,500 to the ESOP to provide the ESOP with the financing necessary to purchase 100% of the Company’s common stock. The valuation of the shares purchased was determined by an independent valuation study acceptable to the trustee in accordance with ERISA regulations. The Company makes annual contributions in amounts at least equal to any ESOP debt service and amounts necessary to fund obligations to retired and any terminated employees. Unallocated shares are allocated based upon the principal and interest method, related to the annual loan repayments made to the Company by the ESOP. The term of the loan is twenty years.

The ESOP shares were as follows as of March 31, 2023 and December 31, 2022, respectively:

	March 31, 2023	December 31, 2022
Suspense (unallocated) shares	1,938	2,000
Allocated shares	2,471	2,509
Total ESOP shares	4,509	4,509

Compensation expense related to the ESOP for the three months ended March 31, 2023 and 2022, was $56,421 for each period.

The fair value of unearned ESOP shares (based on the last available appraisal of $902.72 per share as of March 31, 2023) is estimated to be $1,794,471, as of March 31, 2023.

The fair value of unearned ESOP shares (based on the last available appraisal of $902.72 per share as of December 31, 2022) is estimated to be $1,805,440, as of December 31, 2022.

NATIONAL AUTOMOBILE CLUB

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 10 – SECURITIES PURCHASE AGREEMENT

On August 5, 2022, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Roadzen, Inc. (“Roadzen”), a Delaware corporation, and National Automobile Club Employee Stock Ownership Trust (the “NAC ESOP”), pursuant to which Roadzen shall acquire all of the capital stock of the Company from the NAC ESOP for a total purchase price of $1,750,000, subject to adjustment as set forth in the Purchase Agreement. Roadzen closed the acquisition of the Company on June 6, 2023. In 2022, the Company initially advanced certain reimbursable costs related to this acquisition. As of March 31, 2023, and December 31, 2022, the Company’s receivable from Roadzen amounted to $73,959 and $39,005, respectively.

In 2022, the Company entered into call center services agreement with the Roadzen Assistance India Pvt. Ltd, a subsidiary of Roadzen, Inc. for manpower services to the Company. For the three months ended March 31, 2023 and 2022, total expense related to this agreement totaled $33,840 and $0, respectively, and is reported as part of cost of revenue in the statements of operations and comprehensive income. As of March 31, 2023, and December 31, 2022, the Company’s payable to Roadzen amounted to $57,440 and $23,600, respectively.

NOTE 11 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 2, 2023, the date on which the financial statements were available to be issued.

Roadzen closed the acquisition of the Company on June 6, 2023.

INDEPENDENT AUDITOR’S REPORT

Board of Directors

National Automobile Club

Opinion

We have audited the financial statements of National Automobile Club (the “Company”), which comprise the balance sheets as of December 31, 2022 and 2021, the related statements of operations and other comprehensive (loss) income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audits.

SingerLewak LLP

San Jose, California

April 19, 2023

NATIONAL AUTOMOBILE CLUB

BALANCE SHEETS

December 31, 2022 and 2021

ASSETS

	2022	2021
Current assets
Cash and cash equivalents	$2,917,521	$1,004,409
Investments	1,000,000	3,407,847
Accounts receivable, net of allowance for doubtful accounts of $32,122 and $29,608, respectively	1,449,318	869,539
Income taxes receivable	10,370	—
Other receivable	39,005	—
Prepaid expenses	21,291	27,398
Total current assets	5,437,505	5,309,193
Noncurrent assets
Equipment and leasehold improvements, net of accumulated depreciation of $41,214 and $75,295, respectively	—	2,491
Software, net of accumulated amortization of $1,429,565 and $1,382,848, respectively	25,438	77,082
Pension asset	—	349,866
Right-of-use asset	44,904	—
Other assets	9,077	12,744
Total assets	$5,516,924	$5,751,376
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable	$—	$284,995
Accounts payable	427,125	291,963
Accrued expenses and other liabilities	272,217	292,824
Lease liability	45,520	—
Deferred revenues	125,871	134,847
Total current liabilities	870,733	1,004,629
Stockholders’ equity
Common stock, no par value, 5,000 shares authorized, 4,509 shares issued and outstanding	123,500	123,500
Additional paid-in capital	389,683	166,236
Unearned ESOP shares (2,000 and 2,250 shares, respectively)	(57,274)	(59,507)
Retained earnings	4,190,282	5,070,861
Accumulated other comprehensive loss	—	(554,343)
Total stockholders’ equity	4,646,191	4,746,747
Total liabilities and stockholders’ equity	$5,516,924	$5,751,376

NATIONAL AUTOMOBILE CLUB

STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE (LOSS) INCOME

Years Ended December 31, 2022 and 2021

	2022	2021
Operating revenue:
Commercial revenue	$12,108,791	$8,300,739
Membership dues	244,816	272,439
	12,353,607	8,573,178
Operating expenses:
Cost of revenue	9,832,498	6,682,997
Sales and marketing	350,310	230,498
General and administrative	1,899,795	1,390,929
	12,082,603	8,304,424
Operating income	271,004	268,754
Financial income (expense):
Interest income (expense)	2,030	(154)
Unrealized loss on investments	(458,277)	(37,325)
Forgiveness of PPP loan	284,995	284,997
Loss on pension plan settlement	(910,753)	—
Investment (loss) income, net	(68,139)	585,410
	(1,150,144)	832,928
(Loss) Income before income tax expense	(879,140)	1,101,682
Income tax expense	(1,439)	(8,906)
Net (loss) income	$(880,579)	$1,092,776
Net (loss) income	$(880,579)	$1,092,776
Other comprehensive income, net of tax:
Change in pension liability	554,343	102,611
Comprehensive (loss) income	$(326,236)	$1,195,387

NATIONAL AUTOMOBILE CLUB

STATEMENTS OF STOCKHOLDERS’ EQUITY

Years Ended December 31, 2022 and 2021

	Common Stock	Additional Paid-In Capital	Unearned ESOP Shares	Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance—January 1, 2021	$123,500	$94,487	$(74,100)	$3,978,085	$(656,954)	$3,465,018
Net income	—	—	—	1,092,776	—	1,092,776
Other comprehensive income	—	—	—	—	102,611	102,611
ESOP shares allocated	—	71,749	14,593	—	—	86,342
Balance—December 31, 2021	123,500	166,236	(59,507)	5,070,861	(554,343)	4,746,747
Net loss	—	—	—	(880,579)	—	(880,579)
Other comprehensive income	—	—	—	—	554,343	554,343
ESOP shares allocated	—	223,447	2,233	—	—	225,680
Balance—December 31, 2022	$123,500	$389,683	$(57,274)	$4,190,282	$—	$4,646,191

NATIONAL AUTOMOBILE CLUB

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2022 and 2021

	2022	2021
Cash flows from operating activities
Net (loss) income	$(880,579)	$1,092,776
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Bad debt expense	43,000	—
Depreciation and amortization	54,135	101,530
Non-cash lease operating expense	108,733	—
Unrealized loss on investments, net	458,277	37,325
Realized loss (gain) on investments, net	114,844	(543,305)
Gains from PPP loan forgiveness	(284,995)	(284,997)
Allocation of ESOP shares	225,680	86,342
Noncash pension plan benefit	(6,544)	(40,881)
Loss on pension plan settlement	910,753	—
Changes in operating assets and liabilities:
Accounts receivable	(622,779)	(373,797)
Income tax receivable	(10,370)	—
Other receivable	(39,005)	—
Prepaid expenses	6,107	5,137
Other assets	3,667	—
Accounts payable	135,162	11,017
Accrued expenses and other liabilities	(20,607)	82,694
Operating lease liabilities	(108,117)	—
Deferred revenues	(8,976)	(17,890)
Net cash provided by operating activities	78,386	155,951
Cash flows from investing activities
Proceeds from sales of investments	2,834,726	2,027,431
Purchases of investments	(1,000,000)	(2,313,650)
Net cash provided by (used in) investing activities	1,834,726	(286,219)
Cash flows from financing activities
Proceeds from notes payable	—	284,995
Net cash provided by financing activities	—	284,995
Net increase in cash and cash equivalents	1,913,112	154,727
Cash and cash equivalents:
Beginning	1,004,409	849,682
Ending	$2,917,521	$1,004,409
Supplemental Disclosure of Cash Flow Information
Cash payments for income taxes	$22,486	$800

NATIONAL AUTOMOBILE CLUB

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

National Automobile Club (the “Company”) is a nationwide provider of roadside assistance programs to commercial and government enterprises, and a membership organization whose primary purpose is to provide emergency road services to resident motorists of the State of California. The Company is wholly owned by the National Automobile Club Employee Stock Ownership Trust.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual events and results could differ from those estimates. The Company’s most significant estimates and judgements relate to estimated roadside service accruals, allowance for doubtful accounts, useful lives of software, equipment, leasehold improvements, incremental borrowing rate used in calculating the lease obligation and right-of-use asset, and the fair value of the Company’s common stock.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity from the date of purchase of three (3) months or less to be cash equivalents. As of December 31, 2022 and December 31, 2021, cash and cash equivalents consisted of cash deposited with banks, money market funds and investments in United States treasury bills.

Accounts Receivable

Accounts receivable are reported at the amount management expects to collect from outstanding balances. Differences between the amount due and the amount management expects to collect are recognized as bad debt expense in the year in which those differences are determined, with an offsetting entry to the valuation allowance for accounts receivable. Balances that are still outstanding after management has made reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Revenue Recognition

The Company derives its revenues from membership and commercial revenues. The Company determines the amount of revenue to be recognized through the following steps:

•
Identification of the contract(s) with a customer – For commercial revenue, the Company’s contracts with customers are based on roadside assistance plans with specified fees. For membership revenue, the Company’s contracts with customers are subscription-based contracts.
•
Identification of the performance obligations in the contract – For commercial revenue, the Company provides roadside assistance to customers. For membership revenue, the Company makes available defined limited road assistance services to its members for a specified contract period, generally one year.
•
Determination of the transaction price – For commercial revenue, the Company charges its customers for different types of roadside assistance. For membership revenue, the Company charges its members annual membership fees.
•
Allocation of the transaction price to the performance obligations in the contract – The Company’s commercial and membership revenues, respectively, have one performance obligation; accordingly, no allocation is required.

NATIONAL AUTOMOBILE CLUB

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

•
Recognition of revenue when or as the Company satisfies the performance obligation – For commercial revenue, the Company recognizes revenue when services have been provided to its customers. For membership revenue, the Company recognizes membership fees ratably over the membership period and unearned membership fees are deferred on the balance sheet.

Point in time and over time revenue recognition

The Company recognized its revenue for the years ended December 31, as follows:

	2022	2021
Commercial revenue – point in time	$12,108,791	$8,300,739
Membership revenue – over time	244,816	272,439
	$12,353,607	$8,573,178

Payment terms on invoiced amounts are typically 30 days. In instances where the timing of revenue recognition differs from the timing of the right to invoice, the Company has determined that a significant financing component generally does not exist. The primary purpose of the Company’s invoicing terms is to provide customers with simplified and predictable ways of purchasing services and not to receive financing from or provide financing to the customer.

The Company excludes from revenue sales taxes and other government-assessed and imposed taxes on revenue generating activities that are invoiced to customers.

As of January 1, 2021, the Company’s accounts receivable and deferred revenue amounted to $495,742 and $152,737, respectively.

Investments

The Company’s investments consisted of equity securities and mutual funds (see Note 4), which are reported at estimated fair value.

Quoted market prices in active markets for identical assets are available for these investments, therefore, according to U.S. GAAP, these investments are classified as Level 1 (as defined below). For the years ended December 31, 2022 and 2021, realized gains or losses are included in investment (loss) income in the accompanying Statements of Operations and Comprehensive (Loss) Income. The cost of investments sold is determined using the specific identification method.

Equipment and Leasehold Improvements

Equipment is stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful life of the assets, generally three to five years.

Leasehold improvements are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the lesser of the remaining term of the applicable lease or the estimated useful life of the assets, generally three to five years. Depreciation expense amounted to $2,492 and $6,622 for the years ended December 31, 2022 and 2021, respectively.

Software

Software is stated at cost, less accumulated amortization. Amortization is calculated using the straight-line method over the estimated useful life of the assets, generally three to five years. Amortization expense amounted to $51,644 and $94,909 for the years ended December 31, 2022 and 2021, respectively.

NATIONAL AUTOMOBILE CLUB

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-lived Assets

Management reviews long-lived assets for impairments whenever changes in events or circumstances indicate that the assets may be impaired. An impairment loss is recorded when the net book value of the asset exceeds its fair value. If the asset is determined to be impaired, the asset is written down to its realizable value, and the loss is recognized in income from operations in the period when such determination is made. No impairment charges were recorded during the years ended December 31, 2022 and 2021.

PPP Loan

Loans obtained under the Payroll Protection Program of the CARES Act (the “PPP loan”) were accounted for in accordance with ASC Topic 470, Debt. The Company classified the PPP loan as a current liability as of December 31, 2021, as it was forgiven in December 2022 (see Note 6). The accrued interest was immaterial as of December 31, 2021.

The Company derecognized the PPP loan only when the PPP loan was formally forgiven by the Small Business Administration, and recognized a gain from the forgiveness of the PPP loan. The resulting gain from the forgiveness of the loan was measured based on the total loan balance plus any accrued interest at the PPP loan derecognition date.

Fair Value Measurements

U.S. GAAP clarifies fair value as an exit price, establishes a hierarchal disclosure framework for measuring fair value, and requires extended disclosures about fair value measurements. The provisions of U.S. GAAP apply to all financial assets and liabilities measured at fair value.

As defined in U.S. GAAP, fair value represents the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a result, fair value is a market-based approach that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

As a basis for considering these assumptions, U.S. GAAP defines a three-tier value hierarchy that prioritizes the inputs used in the valuation methodologies in measuring fair value.

Level 1 –	Quoted prices in active markets for identical assets or liabilities.

Level 2 –

Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 –	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Advertising Costs

The Company expenses advertising costs as they are incurred. The advertising expenses charged to operations for the years ended December 31, 2022 and 2021, were $21,201 and $22,500, respectively.

Income Taxes

The Company, with the consent of its stockholders, has elected to be taxed under sections of federal and state income tax law, which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company’s items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements.

U.S. GAAP requires management to evaluate tax positions taken by the Company and recognize a tax liability if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by taxing authorities.

NATIONAL AUTOMOBILE CLUB

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance.

Under California law, an S-corporation is subject to a 1.5% tax on its taxable income. The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2022 and 2021, the Company has not identified any unrecognized tax benefits or uncertain tax positions.

Recent Accounting Pronouncements

In June 2022, the FASB issued ASU 2022-03, Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions, which clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. ASU 2022-03 also clarifies that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. In addition, ASU 2022-03 requires additional disclosures for equity securities subject to contractual restrictions. This guidance is effective for years beginning after December 15, 2023, and interim periods within those years. The Company is currently evaluating the impact of this new guidance on its financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which creates a new credit impairment standard for financial assets measured at amortized cost and available-for-sale debt securities. The ASU requires financial assets measured at amortized cost (including loans, trade receivables and held-to-maturity debt securities) to be presented at the net amount expected to be collected, through an allowance for credit losses that are expected to occur over the remaining life of the asset, rather than incurred losses. The ASU requires that credit losses on available-for-sale debt securities be presented as an allowance rather than as a direct write-down. The measurement of credit losses for newly recognized financial assets (other than certain purchased assets) and subsequent changes in the allowance for credit losses are recorded in the statement of operations as the amounts expected to be collected change. The ASU is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. ASU 2016-13 is effective for the Company as of January 1, 2023. The Company is currently evaluating the impact of this new guidance on its financial statements.

Change in Accounting Principles

Effective January 1, 2022, the Company adopted Accounting Standards Update (ASU) 2016-02, Leases (Topic 842), using the modified retrospective method. The adoption of ASC Topic 842 did not have any impact on the Company’s opening retained earnings as of January 1, 2022. The adoption of ASC Topic 842 primarily resulted in the recognition of operating lease liability and a right of use asset totaling $148,745 as of January 1, 2022, based upon the present value of the remaining minimum rental payments using discount rates as of the adoption date. See Note 8 for additional discussion related to leases.

Upon adoption, the Company elected the following accounting policies or practical expedients related to ASC Topic 842. The Company elected to:

•
not reassess whether any expired or existing contracts are/or contain leases, not reassess the lease classification for any expired or existing leases, and not reassess initial direct costs for any existing leases;
•
apply exemption for short-term leases with lease terms of less than 12 months. Short-term leases are not recorded in the balance sheet, and related lease expense are recognized on a straight-line basis over the lease term.

In August 2018, the FASB issued ASU 2018-14, Compensation—Retirement Benefits—Defined Benefit Plans—General (Subtopic 715-20): Disclosure Framework—Changes to the Disclosure Requirements for Defined Benefit Plans, which modifies the disclosure requirements for defined benefit pension plans and other post-retirement plans. This ASU became effective for the Company beginning on January 1, 2022. The adoption of the new standard did not result in a material impact on the Company’s financial statements.

NATIONAL AUTOMOBILE CLUB

NOTES TO FINANCIAL STATEMENTS

NOTE 3 – RISKS AND UNCERTAINTIES

Concentrations

The Company maintains its cash in bank deposit accounts, which, at times, may exceed insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

During the year ended December 31, 2022, three customers represented approximately 26%, 36%, and 14%, respectively, of total operating revenues. There were three customers that represented approximately 28%, 30%, and 21% of total accounts receivable at December 31, 2022.

During the year ended December 31, 2021, three customers represented approximately 32%, 31%, and 14% of total operating revenues. There were two customers that represented approximately 34% and 43% of total accounts receivable at December 31, 2021.

NOTE 4 – INVESTMENTS

Cost and fair value of investments in equity securities and mutual funds at December 31, 2022 and 2021, are as follows:

	Gross Unrealized
	Cost	Gains	Losses	Net	Estimated Fair Value
December 31, 2022
Mutual funds	$1,000,000	$—	$—	$—	$1,000,000
	Gross Unrealized
	Cost	Gains	Losses	Net	Estimated Fair Value
December 31, 2021
Equity securities	$2,949,609	$474,945	$(16,707)	$458,238	$3,407,847

Realized gains of $145,154 and $545,476 and realized losses of $259,998 and $2,171 were recognized on sales of investments during the years ended December 31, 2022 and 2021, respectively, and are included in investment (loss) income in the statements of operations and comprehensive (loss) income. Net dividend and interest income of $28,521 and $50,605 were recognized during the years ended December 31, 2022 and 2021, respectively, and are included in investment (loss) income in the statements of operations and comprehensive (loss) income.

NOTE 5 – DEFINED BENEFIT PENSION PLAN

The Company had a defined benefit pension plan (the “Plan”) covering substantially all full-time employees hired before December 31, 2005. Benefits were based on age at retirement, years of credited service and average compensation prior to retirement. The Plan was frozen as of December 31, 2005.

In June 2022, the Company entered into a withdrawal agreement with the Plan to withdraw from the Plan with a zero payment effective March 31, 2022. Accordingly, this resulted in the derecognition of all pension assets and liabilities and recognition of a loss on pension plan settlement of $910,753.

NATIONAL AUTOMOBILE CLUB

NOTES TO FINANCIAL STATEMENTS

NOTE 5 – DEFINED BENEFIT PENSION PLAN (Continued)

The following tables set forth the funded status of the plan and amounts recognized in the financial statements as of December 31, 2022 and 2021.

	December 31, 2022	December 31, 2021
Projected benefit obligation at beginning of year	$2,644,220	$2,918,666
Interest cost	16,222	56,535
Actuarial loss (gain)	118,156	(30,123)
Benefits paid	(73,320)	(300,858)
Settlements	(2,705,278)	—
Projected benefit obligation	$—	$2,644,220
Fair value of plan assets at beginning of year	$2,994,086	$3,125,040
Employer contributions	—	—
Actual return on plan assets	(215,488)	169,904
Benefits paid	(73,320)	(300,858)
Settlements	(2,705,278)	—
Fair value of plan assets	$—	$2,994,086
Funded status	$—	$349,866
Unrecognized net actuarial loss	—	542,652
Net prior service cost	—	11,691
Prepaid benefit cost	$—	$904,209
Amounts recognized on the balance sheet:
Prepaid benefit cost	$—	$904,209
Accumulated other comprehensive (income) loss	—	(554,343)
Prepaid asset	$—	$349,866
Reconciliation of prepaid benefit cost
Prepaid benefit cost, beginning of year	$904,209	$863,329
Employer contributions	—	—
Pension expense	6,544	40,880
Loss on pension plan settlement	(910,753)	—
Prepaid benefit cost	$—	$904,209
Weighted average assumptions as of December 31, 2021:
Discount rate		2.00%
Long-term rate of return on assets		4.50%
Average rate of compensation increases	N/A

The expected long-term rate of return on assets assumption for 2021 was 4.50%. This assumption represents the rate of return on plan assets reflecting the average rate of earnings expected on the funds invested or to be invested to provide for the benefits included in the benefit obligation. The assumption has been determined by reflecting expectations regarding future rates of return for the investment portfolio, with consideration given to the distribution of investments by asset class and historical rates of return for each individual asset class.

Percentage of plan assets as of December 31, 2021:

Equity securities	37.0%
Debt securities	57.0%
Real estate	5.2%
Cash	0.8%
Total	100.0%

NATIONAL AUTOMOBILE CLUB

NOTES TO FINANCIAL STATEMENTS

NOTE 5 – DEFINED BENEFIT PENSION PLAN (Continued)

Net pension cost (income) included as part of general and administrative expense in the statements of operations and comprehensive (loss) income are as follows:

	December 31, 2022	December 31, 2021
Interest cost	$16,222	$56,535
Expected return on assets	(31,523)	(133,745)
Amortization of prior service cost	146	582
Amortization of actuarial loss	8,611	35,747
Net pension income	$(6,544)	$(40,881)

NOTE 6 – NOTE PAYABLE

In May 2020, the Small Business Administration (“SBA”) approved the Company’s application for the Payroll Protection Program of the CARES Act and the Company received a loan of $284,997. In December 2021, the PPP loan of $284,997 and the related accrued interest was fully forgiven by the SBA.

In April 2021, the Company obtained another PPP loan in the amount of $284,995. In December 2022, this second PPP loan of $284,995 and the related accrued interest was fully forgiven by the SBA.

NOTE 7 – EMPLOYEE SAVINGS PLAN

The Company has an employee savings plan under Internal Revenue Code Section §401(k) for all employees after one year of service and completing 1,000 hours of service. The Company provides a safe harbor match contribution (a matching contribution of 100% dollar for dollar up to the first 3% of compensation contributed, plus 50% of compensation contributed in excess of 3% but not to exceed 5% of compensation). Under the safe harbor rules the Company’s match is fully vested. Contributions to the plan were $37,058 and $36,343 for the years ended December 31, 2022 and 2021, respectively.

NOTE 8 – LEASE COMMITMENTS

Short-term leases

In August 2019, the Company signed a noncancelable facilities operating lease agreement with a term from September 2019 through September 2022. This agreement calls for monthly rental payments of $1,934 starting October 1, 2019. Upon the lease expiration, the Company did not exercise the option to extend the lease, which expired in September 2022. The Company also leases various office equipment under noncancelable lease agreements expiring at various times through November 2020, with automatic renewal clauses at the end of the term. These leases have terms at the date of adoption of less than 12 months. Since these leases have terms at the date of adoption of less than 12 months, the Company treated these as short-term leases and, accordingly, did not recognize the related lease assets and liabilities in the balance sheet.

For the years ended December 31, 2022 and 2021, total rent expense associated with these leases was $30,661 and $39,347, respectively.

Long-term lease

In February 2019, the Company signed a noncancelable facilities operating lease agreement with a term from April 2019 through May 2023. This agreement calls for monthly rental payments of $8,296 starting June 1, 2019. Since this lease has term at the date of adoption in excess of 12 months, the Company recognized the related lease assets and liabilities in the balance sheet.

The lease term and estimated discount rate for this operating lease were as follows:

Remaining lease term	1.42 years
Discount rate	5.25%

NATIONAL AUTOMOBILE CLUB

NOTES TO FINANCIAL STATEMENTS

NOTE 8 – LEASE COMMITMENTS (Continued)

Long-term lease (Continued)

For the years ended December 31, 2022 and 2021, total rent expense associated with this lease was $108,616 and $103,812, respectively.

The following is a schedule by years of undiscounted future minimum lease payments as of December 31, 2022:

Period from December 31, 2022 to May 31, 2023	$45,921
Less interest	(402)
Lease liability	$45,519

NOTE 9 – ESOP RETIREMENT PLAN

Employee Stock Ownership Plan

The Company sponsored the establishment of a leveraged Employee Stock Ownership Plan and Trust (the “ESOP”) that covers all employees with at least one year of service (defined as 1,000 hours in a year). Benefits are vested over five years and service prior to January 1, 2013 was grandfathered for vesting purposes. The ESOP’s plan year-end coincides with the Company’s year-end (December 31) and the ESOP’s start date was established retroactively to January 1, 2013.

Prior to the purchase of the shares by the ESOP, the Company redeemed all of its outstanding stock for the amount of $3,000,000. The Company then loaned $123,500 to the ESOP to provide the ESOP with the financing necessary to purchase 100% of the Company’s common stock. The valuation of the shares purchased was determined by an independent valuation study acceptable to the trustee in accordance with ERISA regulations. The Company makes annual contributions in amounts at least equal to any ESOP debt service and any amounts necessary to fund obligations to retired and terminated employees. Unallocated shares are allocated based upon the principal and interest method, related to the annual loan repayments made to the Company by the ESOP. The term of the loan is twenty years.

The ESOP shares were as follows as of December 31, 2022 and 2021, respectively:

	December 31, 2022	December 31, 2021
Suspense (unallocated) shares	2,000	2,250
Allocated shares	2,509	2,259
Total ESOP shares	4,509	4,509

Compensation expense related to the ESOP for the years ended December 31, 2022 and 2021 was $225,680 and $86,343, respectively.

The fair value of unearned ESOP shares (based on the last available appraisal of $902.72 per share as of December 31, 2022) is estimated to be $1,805,440.

The fair value of unearned ESOP shares (based on the last available appraisal of $666.43 per share as of December 31, 2021) is estimated to be $1,499,468.

NOTE 10 – SECURITIES PURCHASE AGREEMENT

On August 5, 2022, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Roadzen, Inc. (“Roadzen”), a Delaware corporation, and National Automobile Club Employee Stock Ownership Trust (the “ESOP”), pursuant to which Roadzen shall acquire all of the capital stock of the Company from the ESOP for a total purchase price of $1,750,000, subject to adjustment as set forth in the Purchase Agreement. The acquisition of the Company remains subject to the satisfaction of certain customary closing conditions, and the Company anticipates the closing to occur in early 2023. In 2022, the Company initially advanced certain reimbursable costs related to this acquisition. As of December 31, 2022, the Company’s receivable from Roadzen amounted to $39,005.

NATIONAL AUTOMOBILE CLUB

NOTES TO FINANCIAL STATEMENTS

NOTE 10 – SECURITIES PURCHASE AGREEMENT (Continued)

In 2022, the Company entered into call center services agreement with Roadzen for which Roadzen, Inc. provides manpower services to the Company. Total expense related to this amounted $23,600, reported as part of cost of revenue in the statements of operations and comprehensive income. As of December 31, 2022, the Company’s payable to Roadzen amounted to $23,600.

NOTE 11 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 19, 2023, the date on which the financial statements were available to be issued.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2023

(in thousands)

Roadzen (Historical)
ASSETS
Current assets:
Cash and cash equivalents	$9,407
Investments	502
Accounts receivable	7,143
Inventory	29
Prepaid expenses and other current assets	35,847
Total current assets	52,928
Non-current assets:
Restricted cash and cash equivalents	428
Non marketable securities	4,910
Operating lease - right of use asset	868
Intangible assets	4,498
Goodwill	2,143
Other long term assets	336
Property and equipment, net	524
Total non-current assets	13,707
TOTAL ASSETS	66,635
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	30,583
Sum due to insurer	8,867
Current portion of long-term borrowings	2,393
Short term borrowings	15,166
Short term lease liabilities	424
Other current liabilities	8,737
Total current liabilities	66,170
Non-current liabilities:
Long term borrowings	608
Long-term operating lease liabilities	247
Other long term liabilities	923
Total non-current liabilities	1,778
Total liabilities	67,948
COMMITMENTS AND CONTINGENCIES
Temporary equity:
Ordinary shares subject to possible redemption
Series A and A1 Preferred shares and additional paid in capital	—
Shareholders’ equity (deficit):
Ordinary shares	84,980
Additional paid-in capital	—
Preferred shares
Accumulated deficit	(117,035)
Accumulated other comprehensive loss	44
Other components of equity	31,042
Total shareholders’ deficit before non controling interest	(968)
Non controlling interest	(345)
Total shareholders’ equity (deficit)	(1,313)
TOTAL LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ DEFICIT	66,635

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2023

(in thousands, except share and per share data)

	Roadzen including deSPAC	GIM pre acquisition	NAC pre acquisition	Transactions Adjustments of GIM and NAC		Pro Forma Combined Roadzen, GIM, NAC
	(Historical)	(Historical)	(Historical)
Revenues	$36,723	9,084	2,376			48,183
Operating costs and expenses:
Administration fee - related party	—	—	—	—		—
Selling, general and administrative expenses	79,470	9,470	2,459	94	GG	91,540
				48	GG
Total operating costs and expenses	79,470	9,470	2,459	142		91,540
Loss from operations	(42,747)	(386)	(83)	(142)		(43,358)
Other income/ (expense):
Interest expense	(1,559)	(3)	—	(170)	II	(1,792)
				(60)	II
Realized and unrealized gains on investments in the Trust account	—	—	—	—		—
Fair value changes in financial instruments carried at fair value	(22,370)	—	—	—		(22,370)
Other income /(expense)	783	1	(1,727)	—		(942)
Total other income/ (expense)	(23,145)	(1)	(1,727)	(230)		(25,103)
Net income (loss) before income tax provision	(65,892)	(387)	(1,810)	(372)		(68,461)
Income tax provision	93	—	(1)	(20)	GG	62
				(10)	GG
Net income (loss)	(65,798)	(387)	(1,812)	(402)		(68,399)
Less: net loss attributable to non-controlling interest, net of tax	(108)	—	—	—		(108)
Net loss attributable to stockholders	(65,690)	(387)	(1,812)	(402)		(68,291)

GG Represents the amortisation charge of $ 0.094 million and $ 0.048 million on customer contracts acquired as part of the GIM and NAC acquisitions respectively, and resultant deferred tax impact thereof ($0.02 million - GIM; $ 0.01 million - NAC).

II 8% interest on additional debt as a result of the acquisition of GIM and NAC. 8% is management’s current estimate of the market rate for the Company’s debt.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2023

(in thousands, except share and per share data)

	Roadzen	GIM	NAC	Transactions Adjustments of GIM and NAC		Pro Forma Combined Roadzen, GIM and NAC
	(Historical)	(Historical)	(Historical)
Revenues	$13,560	32,683	12,354			58,597
Operating costs and expenses:
Administration fee - related party	—	—	—	—		—
Selling, general and administrative expenses	25,092	33,648	12,083	876	BB	71,308
				163	BB
				(554)	FF
Total operating costs and expenses	25,092	33,648	12,083	485		71,308
Loss from operations	(11,532)	(965)	271	(485)		(12,711)
Other income/ (expense):
Interest expense	(776)	(17)	—	(646)	EE	(1,594)
				(155)	EE
Realized and unrealized gains on investments in the Trust account	—	—	—	—		—
Fair value changes in financial instruments carried at fair value	(1,009)	—	—	—		(1,009)
Impairment of goodwill and intangibles with definite life	(920)			—		(920)
Other income /(expense)	(6)	1,061	(1,150)	—		(95)
Total other income/ (expense)	(2,711)	1,044	(1,150)	(801)		(3,618)
Net income (loss) before income tax provision	(14,243)	79	(879)	(1,286)		(16,329)
Income tax provision	42	—	(1)	(184)	BB	(177)
				(34)	BB
Net income (loss)	(14,201)	79	(880)	(1,504)		(16,506)
Less: net loss attributable to non-controlling interest, net of tax	(177)	—	—	—		(177)
Net loss attributable to stockholders	(14,024)	79	(880)	(1,504)		(16,329)
Preferred stock dividends	—	—	—	—		—
Net loss attributable to stockholders	(14,024.00)	79.00	(880.00)	(1,504.00)		(16,329.00)

BB Represents the amortisation charge of $ 0.876 million and $ 0.163 million on customer contracts acquired as part of the GIM and NAC acquisitions respectively, and resultant deferred tax impact thereof ($0.184 million - GIM; $ 0.34 million - NAC).

EE 8% interest on additional debt as a result of the acquisition of GIM and NAC. 8% is management’s current estimate of the market rate for the Company’s debt.

FF Accounting policy adjustment to record actuarial gains/losses on pension liability in the statement of operations instead of other comprehensive income.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2023

(in thousands)

	Roadzen	GIM	NAC	Transactions Adjustments of GIM and NAC	Pro Forma Combined Roadzen, GIM, NAC
	(Historical)	(Historical)	(Historical)
ASSETS
Current assets:
Cash and cash equivalents	$589	16,665	373	(2,301) D	15,253
				(73) D
Investments	—	—	3,600	(3,600) D	—
Accounts receivable	1,536	1,680	1,608	—	4,824
Inventory	60	—	—	—	60
Prepaid expenses and other current assets	3,182	242	93	—	3,517
Total current assets	5,367	18,587	5,674	(5,974)	23,654
Non-current assets:
Restricted cash and cash equivalents	543	—	—	—	543
Non marketable securities	4,910	—	—	—	4,910
Cash and marketable securities held in Trust Account		—	—	—	—
Operating lease - right of use asset	546	242	18	—	806
Intangible assets	2,469	—	16	2,805 E	5,798
				508 E
Goodwill	996	—	—	3,396 E	5,697
				1,305 E
Other long term assets	117	14	9		140
Property and equipment, net	232	26			258
Total non-current assets	9,813	282	43	8,014	18,152
TOTAL ASSETS	15,180	18,869	5,717	2,040	41,806
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	6,241	1,612	688	—	8,541
Sum due to insurer	—	8,764		—	8,764
Preferred share warrants	—			—	—
Current portion of long-term borrowings	2,852			—	2,852
Short term borrowings	4,876			—	4,876
Short term lease liabilities	209	14	18	—	241
Other current liabilities	2,503	3,266	128	—	5,897
Total current liabilities	16,681	13,656	834	—	31,171
Non-current liabilities:
Long term borrowings	653	—	—	7,772 E	11,341
				2,916 E
Deferred underwriting fee		—	—		—
Long-term operating lease liabilities	360	—	—		360
Other long term liabilities	294	753	—	589 E	1,743
				107 E
Total non-current liabilities	1,307	753	—	11,384	13,444
Total liabilities	17,988	14,409	834	11,384	44,615
COMMITMENTS AND CONTINGENCIES
Temporary equity:
Ordinary shares subject to possible redemption		—	—	—	—
Series A and A1 Preferred shares and additional paid in capital	48,274	—	—	—	48,274
Shareholders’ equity (deficit):
Ordinary shares		—	—	—	—
Additional paid-in capital	303	331	513	(331) E	303
				(513) E
Preferred shares					—
Accumulated deficit	(51,448)	4,435	4,370	(2,135) E	(51,449)
				(697) E
				(2,301) D
				(3,673) D
Accumulated other comprehensive loss	(67)	(306)		306 E	(67)
Other components of equity	367			—	367
Total shareholders’ deficit before non controlling interest	(50,845)	4,460	4,883	(9,344)	(50,846)
Non controlling interest	(237)				(237)
Total shareholders’ equity (deficit)	(51,082)	4,460	4,883	(9,344)	(51,083)
TOTAL LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ DEFICIT	15,180	18,869	5,717	2,040	41,806

D As per share purchase agreement between Roadzen, Inc. and AXA Partners Holding S.A. dated June 8, 2022, GIM is permitted to distribute cash amounting to $ 2.3 million at the time of Closing to the Seller. Also, as per the share purchase agreement between Roadzen, Inc. and National Automobile Club Employee Stock Ownership Trust dated 5 August 2022, NAC is required to distribute the cash and investments of $ 3.67 million at the time of Closing to the Seller.

E Reflects the fair value adjustment for the purchases of GIM and NAC.

GIM
	Historical carrying amount	Fair value adjustment	Fair value
Assets acquired
Cash and cash equivalents*	14,364	—	14,364
Accounts Receivables, net	1,680	—	1,680
Property and equipment, net	242	—	242
Intangibles	—	2,805	2,805
Other assets	282	—	282
Total assets acquired	16,568	2,805	19,373
Liabilities assumed
Deferred tax liability	—	589	589
Other liabilities	14,409	—	14,409
Total liabilities assumed	14,409	589	14,998
Net assets acquired	2,159	2,217	4,376
Represented by:
Common stock	331
Retained earnings*	2,134
Accumulated other comprehensive income	(306)
	2,159
Purchase consideration**	7,772
Net assets acquired	4,376
Goodwill	3,396

NAC
	Historical carrying amount	Fair value adjustment	Fair value
Assets acquired
Cash and cash equivalents*	300	—	300
Accounts Receivables, net	1,608	—	1,608
Property and equipment, net	—	—	—
Intangibles	—	508	508
Other assets	137	—	137
Total assets acquired	2,045	508	2,553
Liabilities assumed
Deferred tax liability	—	107	107
Current liabilities	834	—	834
Total liabilities assumed	834	107	941
Net assets acquired	1,211	401	1,611
Represented by:
Common stock	513
Retained earnings*	697
	1,210
Purchase consideration**	2,916
Net assets acquired	1,611
Goodwill	1,305

* Represents historical amounts adjusted for distributions referred to in D above.

** Purchase consideration for acquisition for GIM and NAC will be discharged through funds raised from external borrowings.

J Reflects the conversion of Roadzen’s preferred stock $ 48.3 million to common stock which is expected to take place concurrent with the merger and the issuance of 68.3 million shares of the Company’s common stock to Roadzen equity holders as consideration for the reverse recapitalization.

Up to Ordinary Shares

ROADZEN INC.

PROSPECTUS

, 2024

Maxim Group LLC

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than the placement agent fees and estimated offering expenses payable by us, payable by the registrant in connection with the sale of ordinary shares being registered. All amounts are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority, or FINRA, filing fee.

	Item	Amount to be paid
SEC registration fee		$2,952
FINRA filing fee
Printing fees and expenses
Legal fees and expenses
Accounting fees and expenses
Placement agent's expenses
Transfer agent’s fees and expenses
Miscellaneous fees and expenses
Total		$2,952

Item 14. Indemnification of Directors and Officers

Subject to the provisions of the BVI Companies Act, the Memorandum Articles of Association provide that Roadzen may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of Roadzen; or

(b) is or was, at the request of Roadzen, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Pursuant to the BVI Companies Act, the indemnity applies only to a person who has acted honestly and in good faith and in what he believed to be the best interests of Roadzen and, in the case of criminal proceedings, provided the person had no reasonable cause to believe that his conduct was unlawful. Roadzen shall not indemnify a person who has not so acted, and any indemnity given to such a person is void and of no effect.

The termination of any proceedings by any judgement, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of Roadzen or that the person had reasonable cause to believe that his conduct was unlawful.

Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by Roadzen in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by Roadzen in accordance with the Memorandum and Articles of Association.

Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by Roadzen in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by Roadzen in accordance with the Memorandum and Articles of Association and upon such other terms and conditions, if any, as Roadzen deems appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Memorandum and Articles of Association is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of Roadzen.

Roadzen may purchase and maintain insurance in relation to any person who is or was a director of Roadzen, or who at the request of Roadzen is or was serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not Roadzen has or would have had the power to indemnify the person against the liability under the Memorandum and Articles of Association.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 15. Recent Sales of Unregistered Securities

The following list sets forth information as to all of our securities sold in the last three years that were not registered under the Securities Act.:

On August 25, 2023, Vahanna entered into the Forward Purchase Agreement with Seller as defined therein. Pursuant to the Forward Purchase Agreement, Seller agreed to subscribe for and purchase, and Vahanna agreed to issue and sell to Seller, on the date of Closing of the Business Combination, an aggregate of up to 5,000,000 Class A ordinary shares, par value $0.0001 per share, of Vahanna (the "Vahanna Shares"), less the number of Vahanna Shares purchased by Seller separately from third parties through a broker in the open market in connection with the Forward Purchase Agreement, at a price equal to $10.00 per share. On September 20, 2023, Seller was issued 702,255 Roadzen ordinary shares pursuant to the Forward Purchase Agreement.

On January 19, 2024, Roadzen issued the VedBrat Debenture to Supurna VedBrat, a director of the Company, for a purchase price equal to the principal amount of the VedBrat Debenture. The VedBrat Debenture was issued pursuant to the terms of the Convertible SPA, dated as of December 15, 2023, among the Company and the Investors. Also on January 19, 2024, Ms. VedBrat became a party to the Convertible SPA and entered into the Letter Agreement with respect to her investment in the Company pursuant to the VedBrat Debenture.

Pursuant to the terms of the Convertible SPA, the Company may issue and sell an aggregate of up to $50 million in principal amount of the Debentures, in the Private Placement. The Company held an initial closing of the Private Placement, at which it received $400,000 in proceeds, on December 15, 2023, and may sell additional Debentures at additional closings from time to time. The Company expects to use the net proceeds from the Private Placement for working capital and general corporate purposes. The Convertible SPA contains certain representations and warranties customary for similar transactions. In addition, the Company has agreed to file, within 30 days of closing, a registration statement with the Securities Exchange Commission to register for resale the Ordinary Shares, issuable upon conversion of the Debentures, subject to certain conditions.

The Debentures issued pursuant to the Convertible SPA bear interest, in arrears, at a rate of 13% per annum, payable semi-annually commencing on June 15, 2024, and matures on December 15, 2025. Interest is payable in kind, subject to the right of the Company to make any interest payments in cash. The Debentures are convertible into the Company’s Ordinary Shares, at the election of the holder at any time at the Conversion Price. The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. In addition, if the average volume weighted average price of the Common Stock for the 30 trading days immediately preceding December 15, 2024 (the “Average VWAP”) is less than the Conversion Price then in effect, the Conversion Price will be adjusted to an amount equal to such Average VWAP, subject to a floor of 85% of the Conversion Price then in effect. The Company has the right to require the Debentures to be converted into Ordinary Shares if the closing price of the Common Stock exceeds 130% of the then-applicable Conversion Price for any 20 trading days within a consecutive 30 trading day-period. Holders of the Debentures have the right to require the Company to repurchase the Debentures for a price equal to 101% of the outstanding principal amount of the Debentures, plus any accrued but unpaid interest, in the event of a “Fundamental Change” (as defined in the Debentures).

The indebtedness evidenced by the Debentures is subordinate to all other indebtedness of the Company. The Company has agreed in the Debentures that it will not, while the Debentures remain outstanding, incur additional indebtedness other than indebtedness (i) evidenced by other Debentures, (ii) senior to the Debentures in an aggregate principal amount of no more than $50 million and (iii) pari passu or junior to the Debentures in an aggregate principal amount of no more than $50 million. The Debentures contain customary events of default, including defaults in payment or performance that remain uncured after specified cure periods and certain events of bankruptcy.

Pursuant to the terms of the Letter Agreement, the Company has (i) granted Ms. VedBrat certain most favored nations rights with respect to future issuances of securities while the VedBrat Debenture is outstanding and (ii) agreed to issue to Ms. VedBrat, within 90 days of funding of the VedBrat Debenture, warrants to purchase a number of Ordinary Shares equal in value as of December 15, 2023 to ten percent (10%) of the original principal balance of the VedBrat Debenture, at an exercise price of $8.50 per share. The Company entered into a substantially similar letter agreement with the Investor that purchased Debentures at the initial closing under the March 2024 SPA.

On March 28, 2024, Roadzen entered into the March 2024 SPA with Supurna VedBrat and Krishnan-Shah Family Partners, LP (together, the “2024 Purchasers”). Ms. VedBrat is a director of the Company. Ajay Shah, another director of the Company, and his wife, are trustees of the general partner of the Krishnan-Shah Family Partners, LP. Pursuant to the terms of the March 2024 SPA, the Company agreed to issue and sell to the 2024 Purchasers, and the 2024 Purchasers agreed to purchase from the Company, an aggregate of up to $2 million in principal amount of the Notes, for a purchase price equal to the principal amount of the Notes. Each of the 2024 Purchasers purchased $500,000 in principal amount of Notes on the date of the March 2024 SPA, and each may become obligated to purchase an additional $500,000 in principal amount of Notes on the earlier of April 30, 2024 or completion of the Agreed Upon Reporting Requirements (as defined in the March 2024 SPA) to the satisfaction of the 2024 Purchasers, subject to the satisfaction (or waiver) of certain specified conditions.

Pursuant to the terms of the March 2024 SPA, the Company may issue and sell up to an additional $2 million in aggregate principal amount of Notes to one or more other purchasers (who would become “2024 Purchasers” under the March 2024 SPA). The March 2024 SPA contains certain representations and warranties customary for similar transactions. In addition, the March 2024 SPA contains covenants by the Company, including requirements to cause each of its subsidiaries (other than certain excluded subsidiaries) to guaranty the Company’s obligations under the Notes, to comply with the Agreed Upon Reporting Requirements, and to take certain actions required to grant the 2024 Purchasers perfected security interests in the assets of the Company and its subsidiaries (subject to the existing liens of Mizuho Securities USA LLC (“Mizuho”)). Pursuant to the terms of the March 2024 SPA, the Company and the 2024 Purchasers will enter into a security and pledge agreement in form and substance reasonably acceptable to each Purchaser and approved by Mizuho, as well as other security documents and agreements (collectively, the “Buyer Security Documents”).

The Notes bear interest at a rate of 17.5% per annum and mature on the Initial Rate Adjustment Date. Interest is payable in cash or in kind, at the option of the Company, on each three-month anniversary of funding through the Initial Rate Adjustment Date (after which date all interest is payable in cash unless the parties agree to payment in kind). The Company’s failure to repay all principal and accrued interest by the Initial Rate Adjustment Date would not constitute an event of default under the applicable Note, however, the interest rate payable under such Notes would increase on such date to 19.5% per annum going forward, and thereafter would increase by an additional 200 basis points on each monthly anniversary of the Initial Rate Adjustment Date until each of the Notes is paid in full, subject to a maximum interest rate of 29.5% per annum. Following the Initial Rate Adjustment Date, all unpaid principal and accrued interest would be payable within five business days of the holder’s written demand. If any interest under the Notes is paid in kind, such payment would be made through the issuance of that number of the Company’s Ordinary Shares, $0.0001 par value per share, calculated by dividing the amount payable by the lowest of (i) $8.00, (ii) the VWAP of the Ordinary Shares over the 60 trading days ending three trading days prior to the interest payment date, (iii) the opening price per share of the Ordinary Shares in any public offering of Ordinary Shares after the issuance of the Notes, and (iv) the price per Ordinary Share after market close on the first day of trading following any such public offering of Ordinary Shares.

The indebtedness evidenced by the Notes is intended to rank senior to all outstanding and future indebtedness of the Company, other than the Company’s outstanding indebtedness to Mizuho, and is to be secured pursuant to the Buyer Security Documents. The Notes contain covenants of the Company that, among other things, prohibit the Company from incurring additional indebtedness or liens, subject to certain exceptions, for so long as the Notes are outstanding. The Notes contain customary events of default, including certain defaults in payment or performance and certain events of bankruptcy.

Also pursuant to the terms of the March 2024 SPA, the Company agreed to issue to each Purchaser the Warrants to purchase, for each $10,000 in original principal amount of Notes purchased, 1,000 Ordinary Shares. Each Warrant will be exercisable at any time during the period commencing on the Vesting Date through March 28, 2031 (or until the dissolution, liquidation or winding up of the Company, if earlier). The exercise price of the Warrants is equal to 80% of the lower of (i) the VWAP of the Company’s Ordinary Shares (RZDN), as reported on the relevant market or exchange, over the 60 trading days subsequent to the first loan funding, (ii) the opening price of any public offering of straight equity securities of the Company occurring within six months after the issue date of the Warrants and (iii) the VWAP of the Ordinary Shares over the 60 trading days immediately prior to the Vesting Date. The Warrants have customary anti-dilution protections in the event the Company declares dividends or distributions on the Ordinary Shares or subdivides, combines or reclassifies its outstanding Ordinary Shares. Pursuant to the terms of the Warrants the Company has agreed that it will, within 30 days of the date of the March 2024 SPA, enter into a registration rights agreement with respect to the Ordinary Shares issuable upon conversion of the Warrants.

The offers, sales, and issuances of the securities described above were deemed to be exempt from registration under Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. All recipients had adequate access, through employment, business, or other relationships, to information about us.

Item 16. Exhibits and financial statement schedules

(a) Exhibits

Exhibit	Description

1.1*	Form of Placement Agency Agreement

3.1

Amended and Restated Memorandum and Articles of Association of Roadzen Inc. (incorporated by reference to Exhibit 3.1 of Roadzen Inc.’s Current Report on Form 8-K (File No. 001-40194), filed with the Securities and Exchange Commission on September 26, 2023)

4.1

Form of Specimen Ordinary Shares Certificate of Roadzen Inc. (incorporated by reference to Exhibit 3.1 of Roadzen Inc.’s Current Report on Form 8-K (File No. 001-40194), filed with the Securities and Exchange Commission on September 26, 2023)

4.2

Form of Warrant Certificate of Roadzen Inc. (incorporated by reference to Exhibit 3.1 of Roadzen Inc.’s Current Report on Form 8-K (File No. 001-40194), filed with the Securities and Exchange Commission on September 26, 2023)

4.3

Warrant Agreement, dated November 22, 2021 (incorporated by reference to Exhibit 4.1 to Vahanna Tech Edge Acquisition I Corp.’s Current Report on Form 8-K (File No. 001-41094), filed with the Securities and Exchange Commission on November 29, 2021).

Exhibit	Description

4.4

Form of convertible debenture (incorporated by reference to Exhibit 4.1 of Roadzen Inc.’s Current Report on Form 8-K (File No. 001-41094), filed with the Securities and Exchange Commission on January 24, 2024).

4.5

Form of Senior Secured Notes (incorporated by reference to Exhibit 4.1 of Roadzen's Current Report on Form 8-K (File No. 001-41094), filed with the Securities and Exchange Commission on April 4, 2024).

5.1*	Opinion of Maples & Calder, British Virgin Islands counsel to the Registrant.

10.1

Securities Purchase Agreement by and among Roadzen, Inc., National Automobile Club and National Automobile Club Employee Stock Ownership Trust, dated as of August 4, 2022 (incorporated by reference to Exhibit 2.2 of Vahanna Tech Edge Acquisition I Corp.’s Amendment No. 4 to Form S-4 Registration Statement (File No. 333-269747), filed with the Securities and Exchange Commission on August 14, 2023).

10.2

Share Purchase Agreement between AXA Partners Holdings S.A. and Roadzen Inc. dated as of June 8,2022 (incorporated by reference to Exhibit 2.3 of Vahanna Tech Edge Acquisition I Corp.’s Amendment No. 4 to Registration Statement (File No. 333-269747), filed with the Securities and Exchange Commission on August 14, 2023).

10.3 †

Forward Purchase Agreement, dated August 25, 2023 (incorporated by reference to Exhibit 10.1 of Vahanna Tech Edge Acquisition I Corp.’s Current Report on Form 8-K (File No. 001-40194), filed with the Securities and Exchange Commission on August 25, 2023).

10.4 †

Subscription Agreement, dated August 25, 2023 (incorporated by reference to Exhibit 10.2 of Vahanna Tech Edge Acquisition I Corp.’s Current Report on Form 8-K (File No. 001-40194), filed with the Securities and Exchange Commission on August 25, 2023).

10.5 †

Registration Rights Agreement, dated as of November 22, 2021, by and among Vahanna Tech Edge Acquisition I Corp., Vahanna LLC and Mizuho Securities USA LLC (incorporated by reference to Exhibit 10.3 to Vahanna Tech Edge Acquisition I Corp.’s Current Report on Form 8-K (File No. 001-41094), filed with the Securities and Exchange Commission on November 29, 2021)

10.6 †

Form of Lock-up Agreement (incorporated by reference to Exhibit 10.8 to Vahanna Tech Edge Acquisition I Corp.’s Amendment No.4 to Form S-4 Registration Statement (File No. 333-269747), filed with the Securities and Exchange Commission on August 14, 2023).

10.7

Note Purchase Agreement, dated June 30, 2023, by and among Roadzen, Inc., Mizuho Securities USA LLC and other parties named thereto (incorporated by reference to Exhibit 10.11 to Vahanna Tech Edge Acquisition I Corp.’s Registration Statement on Form S-4 (File No. 333-269747), filed with the Securities and Exchange Commission on June 30, 2023).

10.8

Form of Indemnification Agreement. (incorporated by reference to Exhibit 10.7 of Roadzen Inc.’s Current Report on Form 8-K (File No. 001-40194), filed with the Securities and Exchange Commission on September 26, 2023)

10.9 †

Roadzen Inc. 2023 Omnibus Incentive Plan. (incorporated by reference to Exhibit 10.8 of Roadzen Inc.’s Current Report on Form 8-K (File No. 001-40194), filed with the Securities and Exchange Commission on September 26, 2023)

10.10 †

Roadzen Inc. 2023 Employee Stock Purchase Plan. (incorporated by reference to Exhibit 10.9 of Roadzen Inc.’s Current Report on Form 8-K (File No. 001-40194), filed with the Securities and Exchange Commission on September 26, 2023)

10.11

Note Purchase Agreement, dated June 30, 2023, by and among Roadzen, Inc., Mizuho Securities USA LLC and other parties named thereto. (incorporated by reference to Exhibit 10.11 of Vahanna Tech Edge Acquisition I Corp.’s Amendment No. 4 to Form S-4 Registration Statement (File No. 333-269747), filed with the Securities and Exchange Commission on August 14, 2023)

10.12

Forward Purchase Agreement Confirmation Amendment dated as of January 30, 2024. (incorporated by reference to Exhibit 10.1 of Roadzen Inc.’s Current Report on Form 8-K (File No. 001-41094), filed with the Securities and Exchange Commission on February 5, 2024).

Exhibit	Description

10.13

Securities Purchase Agreement, dated as of December 15, 2023, between Roadzen Inc. and the investors party thereto from time to time (incorporated by reference to Exhibit 10.1 of Roadzen Inc.’s Current Report on Form 8-K (File No. 001-41094), filed with the Securities and Exchange Commission on January 24, 2024).

10.14

Letter agreement, dated as of January 19, 2024, between Roadzen Inc. and Supurna VedBrat. (incorporated by reference to Exhibit 10.2 of Roadzen Inc.’s Current Report on Form 8-K (File No. 001-41094), filed with the Securities and Exchange Commission on January 24, 2024).

10.15

Employment Agreement dated January 4, 2024 between Roadzen Inc. and Jean-Noël Gallardo (incorporated by reference to Exhibit 10.1 of Roadzen Inc.’s Current Report on Form 8-K (File No. 001-41094), filed with the Securities and Exchange Commission on January 8, 2024).

10.16

Securities Purchase Agreement, dated as of March 28, 2024 (incorporated by reference to Exhibit 10.1 of Roadzen Inc.’s Current Report on Form 8-K (File No. 001-41094), filed with the Securities and Exchange Commission on April 4, 2024).

10.17*	Form of Securities Purchase Agreement
10.18*	Form of Lock-Up Agreement
14.1

Code of Business Conduct (incorporated by reference to Exhibit 14.1 of Roadzen Inc.’s Current Report on Form 8-K (File No. 001-41094), filed with the Securities and Exchange Commission on September 26, 2023).

21.1

List of Subsidiaries. (incorporated by reference to Exhibit 21.1 of Roadzen Inc.’s Current Report on Form 8-K (File No. 001-40194), filed with the Securities and Exchange Commission on September 26, 2023)

23.1**	Consent of ASA & Associates LLP.

23.2**	Consent of KNAV P.A.

23.3**	Consent of SingerLewak LLP.

23.4*	Consent of Maples & Calder (included in Exhibit 5.1 hereto).

24.1	Power of Attorney. (see page II-8 to this registration statement)

99.1

Press Release entitled “Roadzen Appoints Jean-Noël Gallardo as Global Chief Financial Officer” issued on January 8, 2024 (incorporated by reference to Exhibit 4.1 of Roadzen Inc.’s Current Report on Form 8-K (File No. 001-41094), filed with the Securities and Exchange Commission on January 8, 2024).

101.INS**	Inline XBRL Instance Document–the instance document does not appear in the Interactive Data File as its XBRL tags are embedded within the Inline XBRL document

101.SCH**	Inline XBRL Taxonomy Extension Schema With Embedded Linkbase Documents

104**	Cover Page Interactive Data File (embedded within the Inline XBRL document).

107**	Filing Fee Table.

* To be filed by amendment.

** Filed herewith.

† Management contract or compensatory plan or arrangement.

Item 17. Undertakings

(a)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities

Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(c)
The undersigned Registrant hereby undertakes that:
(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the British Virgin Islands, on April 15, 2024.

Roadzen Inc.

By:	/s/ Rohan Malhotra
Name: Rohan Malhotra Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rohan Malhotra and Jean-Noël Gallardo his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre-or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date

/s/ Rohan Malhotra	Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2024
Rohan Malhotra

/s/ Jean-Noël Gallardo	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 15, 2024
Jean-Noël Gallardo

/s/ Steven Carlson Steven Carlson	Chairman and Director	April 15, 2024

/s/ Saurav Adhikari	Director	April 15, 2024
Saurav Adhikari

/s/ Ajay Shah	Director	April 15, 2024
Ajay Shah

/s/ Supurna VedBrat	Director	April 15, 2024
Supurna VedBrat

/s/ Zoe Ashcroft	Director	April 15, 2024
Zoe Ashcroft

/s/ Diane B. Glossman	Director	April 15, 2024
Diane B. Glossman